     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2004

                                                     REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                        VALOR COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ---------------------

             DELAWARE                             4813                            20-0792300
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                    201 E. JOHN CARPENTER FREEWAY, SUITE 200
                              IRVING, TEXAS 75062
                                 (972) 373-1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          WILLIAM M. OJILE, JR., ESQ.
                             SENIOR VICE PRESIDENT,
                        CHIEF LEGAL OFFICER & SECRETARY
                        VALOR COMMUNICATIONS GROUP, INC.
                    201 E. JOHN CARPENTER FREEWAY, SUITE 200
                              IRVING, TEXAS 75062
                                 (972) 373-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

              JOSHUA N. KORFF, ESQ.                             DAVID J. GOLDSCHMIDT, ESQ.
               KIRKLAND & ELLIS LLP                              RICHARD L. MUGLIA, ESQ.
                 CITIGROUP CENTER                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
               153 EAST 53RD STREET                                 FOUR TIMES SQUARE
             NEW YORK, NEW YORK 10022                            NEW YORK, NEW YORK 10036
                  (212) 446-4800                                      (212) 735-3000

                             ---------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                                                        (continued on next page)
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM
                    TITLE OF EACH CLASS                       AGGREGATE OFFERING       AMOUNT OF
               OF SECURITIES TO BE REGISTERED                      PRICE(1)       REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------
Income Deposit Securities (IDSs)(2).........................
------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share(3)..........
------------------------------------------------------------------------------------------------------
    % Senior Subordinated Notes due 2014(4).................
------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of % Senior Subordinated Notes due
  2014(5)...................................................
------------------------------------------------------------------------------------------------------
Total.......................................................     $875,000,000           $110,863
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(2) The IDSs represent         underlying shares of the Class A common stock and
    $    aggregate principal amount of underlying    % senior subordinated notes
    of Valor Communications Group, Inc. ("Valor"). Includes         IDSs subject
    to the underwriters' over-allotment option and an indeterminate number of IDSs of the same series which may be received by holders of IDSs in the future on one or more occasions in replacement of the IDSs being offered hereby in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional notes as discussed in note (4) below.

(3) Represents         shares of Valor's Class A common stock included in the
    IDSs described above.

(4) Includes $    million aggregate principal amount of Valor's    % senior
    subordinated notes included in the IDSs described above and $    million
    principal amount of senior subordinated notes of the same series that will be issued separately (not in the form of IDSs). Also includes an indeterminate principal amount of notes of the same series as the senior subordinated notes, which will be received by holders of senior subordinated notes in the future on one or more occasions in the event of a subsequent issuance of IDSs, upon an automatic exchange of portions of the senior subordinated notes for identical portions of such additional notes.

(5) Each of the subsidiary guarantors listed in the Table of Additional Registrants on the next page will guarantee the senior subordinated notes represented by the IDSs and the senior subordinated notes of the same series that will be issued separately from the IDSs. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

(continued from previous page)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                                    ADDRESS INCLUDING ZIP CODE,
                                               STATE OR OTHER                             TELEPHONE NUMBER
                                              JURISDICTION OF    I.R.S. EMPLOYER       INCLUDING AREA CODE OF
EXACT NAME OF REGISTRANT GUARANTOR AS         INCORPORATION OR   IDENTIFICATION        REGISTRANT GUARANTOR'S
SPECIFIED IN ITS CHARTER                        ORGANIZATION         NUMBER         PRINCIPAL EXECUTIVE OFFICES
-------------------------------------         ----------------   ---------------   ------------------------------
Valor Telecommunications, LLC...............      Delaware         52-2171586      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications of Texas, LP.......         Texas         52-2194219      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Equipment, LP......         Texas         75-2884400      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Services, LP.......         Texas         75-2884846      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Investments, LLC...      Delaware         47-0902124      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Enterprises, LLC...      Delaware         75-2884398      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications LD, LP.............      Delaware         75-2884847      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Southwest Enhanced Network Services, LP.....      Delaware         75-2885419      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Western Access Services, LLC................      Delaware         20-0081823      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Western Access Services of Arizona, LLC.....      Delaware         20-0081863      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Western Access Services of Arkansas, LLC....      Delaware         20-0081902      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000

                                                                                    ADDRESS INCLUDING ZIP CODE,
                                               STATE OR OTHER                             TELEPHONE NUMBER
                                              JURISDICTION OF    I.R.S. EMPLOYER       INCLUDING AREA CODE OF
EXACT NAME OF REGISTRANT GUARANTOR AS         INCORPORATION OR   IDENTIFICATION        REGISTRANT GUARANTOR'S
SPECIFIED IN ITS CHARTER                        ORGANIZATION         NUMBER         PRINCIPAL EXECUTIVE OFFICES
-------------------------------------         ----------------   ---------------   ------------------------------
Western Access Services of Colorado, LLC....      Delaware         20-0081934      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Western Access Services of Oklahoma, LLC....      Delaware         20-0081944      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Western Access Services of New Mexico,
  LLC.......................................      Delaware         20-0081922      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Western Access Services of Texas, LP........      Delaware         20-0081952      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Corporate Group,
  LP........................................         Texas         75-2895493      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Southwest II,
  LLC.......................................      Delaware         75-2950066      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Valor Telecommunications Enterprises II,
  LLC.......................................      Delaware         75-2950064      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Communications Corporation........         Texas         74-2197091      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Communications Management, LLC....      Delaware         30-0135974      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Communications Enterprises, LLC...      Delaware         32-0047694      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Advanced Tel-Com Systems, LP................         Texas         74-2228603      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Telephone, LP.....................         Texas         74-0724580      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000

                                                                                    ADDRESS INCLUDING ZIP CODE,
                                               STATE OR OTHER                             TELEPHONE NUMBER
                                              JURISDICTION OF    I.R.S. EMPLOYER       INCLUDING AREA CODE OF
EXACT NAME OF REGISTRANT GUARANTOR AS         INCORPORATION OR   IDENTIFICATION        REGISTRANT GUARANTOR'S
SPECIFIED IN ITS CHARTER                        ORGANIZATION         NUMBER         PRINCIPAL EXECUTIVE OFFICES
-------------------------------------         ----------------   ---------------   ------------------------------
Kerrville Cellular, LP......................         Texas         74-2513782      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
KCC TelCom, LP..............................         Texas         74-2955898      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Cellular Management, LLC..........      Delaware         51-0411886      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Cellular Holdings, LLC............      Delaware         51-0411889      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Mobile Holdings, Inc..............         Texas         74-3008924      201 E. John Carpenter Freeway,
                                                                                   Suite 200
                                                                                   Irving, TX 75062
                                                                                   (972) 373-1000
Kerrville Wireless Holdings, LP.............         Texas         74-3012850      201 E. John Carpenter Freeway,
                                                                                   Suite 200 Irving, TX 75062
                                                                                   (972) 373-1000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 7, 2004

                        INCOME DEPOSIT SECURITIES (IDSS)
              $               % SENIOR SUBORDINATED NOTES DUE 2014
                        VALOR COMMUNICATIONS GROUP, INC.

We are selling          IDSs in the United States and Canada representing
         shares of our Class A common stock and $    million aggregate principal
amount of our   % senior subordinated notes due 2014. Each IDS initially
represents:
  - one share of our Class A common stock; and
  - a   % senior subordinated note with a $         principal amount.
We are also selling $      aggregate principal amount of our    % senior
subordinated notes separately (not in the form of IDSs). The completion of the offering of separate senior subordinated notes is a condition to our sale of IDSs. In addition, as part of our reorganization described elsewhere in this
prospectus, we are issuing          IDSs representing          shares of our
Class A common stock and $    million aggregate principal amount of our   %
senior subordinated notes to our existing equity holders, including management, in exchange for the interests they hold in our subsidiaries, see "Detailed Transaction Steps" on page 86.
This is the initial public offering of our IDSs and senior subordinated notes. We anticipate that the public offering price of the IDSs will be between
$         and $         per IDS and the public offering price of the senior
subordinated notes will be    % of their stated principal amount.
Holders of IDSs will have the right to separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control. Similarly, except as described below, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs. Separation of all of the IDSs will occur automatically upon the continuance of a payment default on the senior subordinated notes for 90 days, upon the occurrence of any redemption of the senior subordinated notes or upon the maturity of the senior subordinated notes. Following any such automatic separation, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.
Our senior subordinated notes mature on          , 2014 subject to our right to
extend their maturity for two additional successive five-year terms under specified circumstances. We will be permitted to defer interest payments on our senior subordinated notes subject to the limitations described in "Description of Senior Subordinated Notes--Terms of the Notes--Interest Deferral" on page 98. Deferred interest on our senior subordinated notes will bear interest quarterly at a rate equal to the stated annual rate of interest on the notes divided by four. Our obligations under the senior subordinated notes will be guaranteed by each of our direct and indirect wholly-owned domestic subsidiaries.
UPON A SUBSEQUENT ISSUANCE BY US OF IDSS OR SENIOR SUBORDINATED NOTES OF THE SAME SERIES (NOT IN THE FORM OF IDSS), A PORTION OF YOUR SENIOR SUBORDINATED NOTES MAY BE AUTOMATICALLY EXCHANGED FOR AN IDENTICAL PRINCIPAL AMOUNT OF THE SENIOR SUBORDINATED NOTES ISSUED IN SUCH SUBSEQUENT ISSUANCE, AND IN THAT EVENT YOUR IDSS WILL BE REPLACED WITH NEW IDSS. IN ADDITION TO THE SENIOR SUBORDINATED NOTES OFFERED HEREBY, THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART ALSO REGISTERS THE SENIOR SUBORDINATED NOTES AND NEW IDSS TO BE ISSUED UPON ANY SUCH SUBSEQUENT ISSUANCE. FOR MORE INFORMATION REGARDING THESE AUTOMATIC EXCHANGES AND THE EFFECT THEY MAY HAVE ON YOUR INVESTMENT, SEE "DESCRIPTION OF SENIOR SUBORDINATED NOTES--COVENANTS RELATING TO IDSS--PROCEDURES RELATING TO SUBSEQUENT ISSUANCE" ON PAGE 103 AND "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--UNITED STATES HOLDERS--SENIOR SUBORDINATED NOTES--ADDITIONAL ISSUANCES" ON PAGE 140.
We will apply to list the IDSs on the            under the trading symbol "  ."
We will apply to list the IDSs on the Toronto Stock Exchange under the trading symbol " " and our shares of Class A common stock under the symbol " ." INVESTING IN OUR IDSS (INCLUDING THE SHARES OF OUR CLASS A COMMON STOCK AND SENIOR SUBORDINATED NOTES REPRESENTED THEREBY) AND IN OUR SENIOR SUBORDINATED NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 21.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                          PER
                                                          IDS        TOTAL      PER NOTE      TOTAL
                                                        -------   -----------   --------   -----------
Public offering price(1)..............................  $         $                   %    $
Underwriting discount.................................  $         $                   %    $
Proceeds to Valor Communications Group, Inc. (before
  expenses)(2)........................................  $         $                   %    $

---------------------------

(1) The offering price in Canada is payable in Canadian dollars and is the approximate equivalent of the U.S. dollar offering price based on the noon buying rate on the date of this prospectus as quoted by the Federal Reserve Bank of New York.
(2) Approximately $    million of these proceeds will be paid to our existing
    equity holders. The table above does not reflect         IDSs being issued
    to our existing equity holders in exchange for their interests in our subsidiaries.

Certain holders of IDSs have granted the underwriters an option to purchase up
to          additional IDSs to cover over-allotments.
The underwriters expect to deliver the IDSs and the senior subordinated notes in book-entry form only through the facilities of The Depository Trust Company to
purchasers on or about          , 2004.

                        Joint Book-Running Lead Managers
CIBC WORLD MARKETS              MERRILL LYNCH & CO.              LEHMAN BROTHERS
              BANC OF AMERICA SECURITIES LLC              JPMORGAN

                                          , 2004

         NOTICE TO PURCHASERS OF SEPARATE SENIOR SUBORDINATED NOTES AND
                      ACKNOWLEDGEMENT OF PURCHASER INTENT
     None of the separate senior subordinated notes purchased in connection with this offering may be purchased, directly or indirectly, by persons who are also
(1) purchasing IDSs in this offering or (2) otherwise receiving IDSs or shares of Class B common stock in connection with the reorganization. ACCORDINGLY, EACH INVESTOR PURCHASING THE SEPARATE SENIOR SUBORDINATED NOTES IN THIS OFFERING MUST NOT PURCHASE IDSS IN THIS OFFERING AND MUST NOT CONCURRENTLY ENTER INTO ANY PLAN OR PRE-ARRANGEMENT WHEREBY IT WOULD ACQUIRE ANY IDSS OR OUR COMPANY EQUITY (AS DEFINED BELOW) OR TRANSFER THE SEPARATE SENIOR SUBORDINATED NOTES TO ANY HOLDER OF IDSS OR OUR COMPANY EQUITY. IN ADDITION, EACH PERSON RECEIVING IDSS OR SHARES OF CLASS B COMMON STOCK IN CONNECTION WITH THE REORGANIZATION MUST NOT PURCHASE SEPARATE SENIOR SUBORDINATED NOTES IN THIS OFFERING.
     EACH INVESTOR IN THIS OFFERING ASSUMES SOLE RESPONSIBILITY FOR ENSURING THAT IT COMPLIES WITH THE RESTRICTIONS ABOVE. NEITHER WE NOR THE UNDERWRITERS WILL ASSUME ANY RESPONSIBILITY TO ENSURE THAT ANY INVESTOR COMPLIES WITH THESE RESTRICTIONS. If you are unsure whether the restrictions above would prohibit you from purchasing the separate senior subordinated notes or our IDSs in this offering, you should consult your own legal advisor with regard to the application of these restrictions to your individual circumstances.
     Furthermore, each person purchasing separate senior subordinated notes in this offering, by acquiring the separate senior subordinated notes, thereby represents to us and the underwriters that:
     (a) neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control is purchasing IDSs in this offering;
     (b) neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control owns, or has the contractual right to acquire, our equity securities (including securities which are convertible, exchangeable or exercisable into or for our equity or our equity-linked securities, which we refer to collectively as our Company equity); and
     (c) such purchaser is not party to any plan or pre-arrangement whereby it would (1) acquire any IDSs or our Company equity or (2) transfer the separate senior subordinated notes to any holder of IDSs or our Company equity.
     For purposes of these representations, the "purchaser" shall be deemed to be (1) the person who initially purchases the separate senior subordinated notes from the underwriters in this offering and (2) the person(s), if any, pursuant to whose instructions such purchase was made.

                               TABLE OF CONTENTS

Summary.....................................................    1
Risk Factors................................................   21
Cautionary Statement Regarding Forward-Looking Statements...   34
Use of Proceeds.............................................   35
Dividend Policy.............................................   36
Capitalization..............................................   38
Dilution....................................................   39
Selected Historical Financial Information...................   40
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   42
Business....................................................   60
Regulation..................................................   69
Management..................................................   75
Principal Stockholders......................................   83
Related Party Transactions..................................   84
Detailed Transaction Steps..................................   86
Description of Certain Indebtedness.........................   87
Description of IDSs.........................................   88
Description of Capital Stock................................   93
Description of Senior Subordinated Notes....................   97
IDSs Eligible For Future Sale...............................  135
Material United States Federal Income Tax Consequences......  136
Certain ERISA Considerations................................  145
Underwriting................................................  147
Legal Matters...............................................  151
Experts.....................................................  152
Where Can You Find More Information.........................  152
Index to Financial Statements...............................  F-1

                                    SUMMARY

The following is a summary of the principal features of this offering of IDSs and senior subordinated notes and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

Throughout this prospectus, we refer to Valor Communications Group, Inc., a Delaware corporation, as "Valor," and, together with its consolidated operations, as "we," "our," and "us," unless otherwise indicated. Valor is a holding company and has no direct operations. Valor's principal assets are the direct and indirect equity interests of its subsidiaries, all of which will be pledged to the creditors under the new credit facility, as described more fully below.

                                  OUR COMPANY

OVERVIEW

We are one of the largest providers of telecommunications services in rural communities in the southwestern United States and the seventh largest independent local telephone company in the country. We operate approximately 550,000 telephone access lines in primarily rural areas of Texas, Oklahoma, New Mexico and Arkansas. We believe that in many of our markets we are the only service provider that offers customers an integrated package of local and long distance voice, high-speed data and Internet access, and enhanced services such as voicemail and caller identification. For the year ended December 31, 2003, we generated revenues of $497.3 million.

We formed our company in 2000 in connection with the acquisition of select telephone assets from GTE Southwest Corporation, which is now part of Verizon, and have since acquired the local telephone company serving Kerrville, Texas. The rural telephone businesses that we own have been operating in the markets we serve for over 75 years. Since our inception, we have invested substantial resources to improve and expand our network infrastructure to provide high quality telecommunications services and superior customer care. This capital investment, in combination with a focused selling effort, has contributed to an increase in our revenue of $72.4 million, or 17.0%, from 2001 to 2003. We believe that we are well positioned for future revenue and cash flow growth through both expanded service offerings and acquisitions.

We operate our business through telephone company subsidiaries that qualify as rural local exchange carriers, or RLECs, under the Telecommunications Act of 1996. Like many RLECs, our business is characterized by stable operating results, revenue and cash flow and a relatively favorable regulatory environment. We have historically experienced less competition than regional Bell operating companies because of the low customer density and high residential component of our customer base. Since our customer base is located in areas that are generally less densely populated than areas served by other RLECs, we believe that we are more insulated from competitive pressures than many other local telecommunications providers.

OUR STRENGTHS

Ability to Generate Consistent Cash Flows. We have increased our operating cash flow in each year since our inception. We have accomplished this by growing revenues through providing additional services to our customers, reducing expenses by improving operating efficiencies and negotiating favorable terms with our suppliers and contractors, and optimizing our capital expenditures. In addition, RLECs in general have been able to attain predictable and stable cash flow from operations due to a steady demand for telecommunications services in rural areas and public policies that support universal, affordable local telephone service.

Leading Market Position. In the markets we serve, we are the leading provider of telecommunications services. We generally face less competition from wireless providers, cable television operators and other local exchange carriers than other industry participants because competitive entry into our markets is less attractive due to the low population density and primarily residential customer base. We reinforce our market position by providing reliable customer service, offering a full range of voice and data services and maintaining a strong local presence in the communities we serve.

Scalable, State-of-the-Art Network Infrastructure. We invested more than $300 million since our inception in 2000 to improve and expand our network infrastructure. These initiatives have enabled us to provide additional services to our customers and improve the overall quality of our network, as demonstrated by our surpassing all applicable statewide regulatory service quality measures in 2003. We believe that our prior capital investment in our network, combined with our focus on the quality of our service, leaves us well positioned for future cash flow growth.

Wide Array of Integrated Services. We believe that we are the only telecommunications service provider in many of the markets we serve that has the ability to provide an integrated package of local, long distance, high-speed data and Internet access as well as a variety of enhanced services such as voicemail and caller identification. By offering a bundled package of services, we have improved our long distance and enhanced services penetration, resulting in increased revenue and higher margins.

Experienced and Proven Management Team. We have a highly experienced senior management team that has an average of over 20 years of experience in the local telecommunications industry. Our senior executives have a solid track record of managing the expansion of public telecommunications companies through both internal growth and integration of acquisitions. Upon completion of this offering, our management team will hold a significant investment in IDSs.

BUSINESS STRATEGY

Increase Penetration of Higher Margin Services. We intend to capitalize on our ability to offer higher margin enhanced voice and data services as a bundled package. We have been aggressively marketing enhanced services, and we have witnessed an increasing demand for data services, including broadband services. We believe that a significant opportunity exists for us to continue to increase our revenue per customer by cross-selling enhanced voice and data services as part of a bundled package.

Provide Superior Service and Customer Care. We seek to build long-term customer relationships by offering a wide range of telecommunications services and consistent customer support. We currently provide personalized customer care through three call centers that support our business and residential customers. We have automated many of our customer service functions and expanded our customers' ability to interact with our company 24 hours a day, 365 days a year.

Improve Operating Efficiency and Profitability. We strive for greater efficiencies and improved profit margins by consolidating corporate functions, negotiating favorable terms with our suppliers and contractors and focusing capital expenditures on projects that exceed our internal rate of return thresholds. Our investment in customer service and focus on automation has substantially reduced the number of customer service calls that we receive since 2001, with a resulting reduction in related cash operating costs. These initiatives have led to increases in our profitability.

Pursue Selective Strategic Acquisitions. Our management team has a solid track record of evaluating, acquiring and successfully integrating RLEC assets. We believe that our network infrastructure and labor force can support significant growth through strategic acquisitions. We believe that there are numerous opportunities to acquire telecommunications assets that are accretive.

                              NEW CREDIT FACILITY

Concurrently with the closing of this offering, we will enter into a $     new
senior secured credit facility with a syndicate of financial institutions, including Banc of America Securities LLC and CIBC World Markets Corp., as joint lead arrangers and joint book-managers. CIBC is also acting as a joint book-running lead manager of this offering. Throughout this prospectus, we refer to this credit facility as the "new credit facility." We expect that the new credit facility will be comprised of a senior secured revolving credit facility
in a total principal amount of up to $     million, which we refer to as the
"new revolver," and a senior secured term loan facility in an aggregate
principal amount of $     million, which we refer to as the "new term loan." We
expect that the new revolving credit facility and the new term loan will each have an approximately five-year maturity with no amortization of principal prior to maturity. The closing of this offering is conditioned upon the closing of the new credit facility. See "Description of Certain Indebtedness--New Credit Facility."

                               OUR REORGANIZATION

All the equity interests in Valor Telecommunications, LLC, or VTC, Valor Telecommunications Southwest, LLC, or VTS, and Valor Telecommunications Southwest II, LLC, or VTS II, are currently held by affiliates of Welsh, Carson Anderson & Stowe, affiliates of Vestar Capital Partners, and affiliates of Citicorp Venture Capital, to whom we refer to collectively as our "equity sponsors," our management and employees, and a group of individuals. We refer to these persons and entities collectively throughout this prospectus as our "existing equity holders."

As discussed in "Detailed Transactions Steps" on page 86, immediately prior to and in connection with this offering we will consummate a reorganization pursuant to which our existing equity holders will contribute all their equity
interests in VTC, VTS and VTS II to Valor in exchange for           IDSs,
          shares of Class B common stock and $     in cash in the aggregate.
Following our reorganization, each of VTC, VTS and VTS II will be either a direct or an indirect wholly-owned subsidiary of Valor. In addition, following our reorganization our management will collectively hold an aggregate of
IDSs and will be eligible to receive an aggregate of        over time under an
incentive compensation plan.

                                USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of
approximately $     million after deducting underwriting discounts and
commissions and other estimated offering expenses payable by us. We will use
these net proceeds, together with $     million of borrowings under our new
credit facility as follows:

   --  $     million to repay all outstanding amounts owed under our existing senior credit facilities; and

   --  $     million to repurchase all our outstanding 10% senior subordinated notes held primarily by our equity sponsors.

All remaining proceeds will be paid to the existing equity holders as part of the consideration for their contribution to us of their equity interests in our subsidiaries.

Of the           IDSs offered by this prospectus,           IDSs in the
aggregate, having an aggregate implied value of $     million based on an
assumed initial public offering price of $     , will be issued to our existing
equity holders as part of the consideration for their contribution to us of their equity interests in our subsidiaries. This amount is not included in our net proceeds from this offering described above.

If the underwriters exercise their over-allotment option in full, the
underwriters will purchase an aggregate of           IDSs from our existing
equity holders for resale to the public. We will not receive any of the proceeds from the sale of IDSs by our existing equity holders.

                  OUR CORPORATE STRUCTURE AFTER THIS OFFERING

The following chart reflects our capital structure immediately after the offering:

                                  [FLOW CHART]

---------------
(1) Certain Valor Operating Entities and Kerville Operating Entities will also be borrowers under our new credit facility. We, Valor Telecommunications, LLC and certain of our operating subsidiaries will guarantee the obligations of these borrowers under the new credit facility.

We incorporated in Delaware in March 2004. Our principal executive offices are located at 201 E. John Carpenter Freeway, Suite 200, Irving, Texas 75062 and our telephone number is (972) 373-1000. Our website address is www.valortelecom.com. Information included or referred to on our website is not a part of this prospectus.

                                  THE OFFERING

We are offering           IDSs at an assumed initial public offering price of
$     per IDS, which represents the midpoint of the range set forth on the cover
page of this prospectus. We are also offering $          aggregate principal
amount of our      % senior subordinated notes separately (not in the form of
IDSs). Our sale of IDSs will be conditioned upon the consummation of our separate offering of senior subordinated notes. In addition, no purchaser, including our existing equity investors, or any affiliate of such purchaser, is entitled to purchase both IDSs and senior subordinated notes in the offering. In addition, as part of our reorganization described elsewhere in this prospectus,
we are issuing           IDSs to our existing equity holders, including
management, in exchange for the interests they hold in our subsidiaries, see "Detailed Transaction Steps" on page 86.

SUMMARY OF THE IDSS

  What are IDSs?

IDSs are securities comprised of Class A common stock and senior subordinated notes.

Each IDS initially represents:

   --  one share of our Class A common stock; and

   --  a   % senior subordinated note with a $     principal amount.

The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. For example, if we effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of senior subordinated notes as it previously represented. Likewise, if we effect a recombination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a recombined or reclassified basis, as applicable, and the same principal amount of senior subordinated notes as it previously represented.

  What payments can I expect to receive as a holder of IDSs?

Assuming we make our scheduled interest payments on the senior subordinated notes and pay dividends in the amount contemplated by our anticipated dividend
policy, you will receive in the aggregate approximately $     per year in
interest on the senior subordinated notes and dividends on the Class A common stock represented by each IDS. We expect to make interest and dividend payments on the last day of each fiscal quarter to holders of record on the twentieth day, or, if such day is not a business day, the last business day immediately preceding such twentieth day, of the last month of such quarter.

You will be entitled to receive quarterly interest payments at an annual rate of
  % of the aggregate principal amount of senior subordinated notes represented
by your IDSs or approximately $     per IDS per year, subject to our right under
certain circumstances specified in the indenture governing the senior subordinated notes to defer interest payments on our senior subordinated notes. For a detailed description of these circumstances, see "Description of Senior Subordinated Notes--Interest Deferral."

You will also receive quarterly dividends on the shares of our Class A common stock represented by your IDSs, if and to the extent dividends are declared by our board of directors and permitted by applicable law and the terms of the new credit facility, the indenture governing our senior subordinated notes and any of our other then outstanding indebtedness. Specifically, the indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as described under "Dividend Policy." In addition, the new credit facility restricts our ability to declare and pay dividends on our common stock as described under "Dividend Policy" and "Description of Certain Indebtedness--New Credit Facility." Upon the closing of this offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends will be approximately
$     per share of our Class A common stock. However, our board of directors may, in its discretion, modify or repeal this dividend policy. We cannot assure you that we will pay dividends at this level in the future or at all.

  Will my rights as a holder of IDSs be any different than the rights of a beneficial owner of separately held Class A common stock and senior subordinated notes?

No. As a holder of IDSs you are the beneficial owner of the Class A common stock and senior subordinated notes represented by your IDSs. As such, through your broker or other financial institution and The Depository Trust Company, or DTC, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a beneficial owner of separately held Class A common stock and senior subordinated notes, as applicable, would have through its broker or other financial institution and DTC.

  Will the IDSs be listed on an exchange?

We will apply to list the IDSs for trading on the           under the trading
symbol " ." We will apply to list the IDSs on the Toronto Stock Exchange under the trading symbol " " and our shares of Class A common stock under the symbol " ."

  Will the terms of the notes represented by IDSs be the same as the notes sold separately (not in the form of IDSs)?

Yes. The terms of the notes sold separately (not in the form of IDSs) will be identical in all respects to the notes represented by IDSs and will be part of the same series of notes issued under the same indenture. Accordingly, holders of notes sold separately and holders of notes represented by IDSs will vote together as a single class, in proportion to the aggregate principal amount of notes they hold, on all matters on which they were eligible to vote under the indenture.

  Will the shares of our Class A common stock and senior subordinated notes represented by the IDSs be separately listed on an exchange?

We will apply to list the shares of our Class A common stock on the Toronto
Stock Exchange under the trading symbol   . We cannot assure you that our Class
A common stock will trade on the Toronto Stock Exchange or any other exchange or that our senior subordinated notes will trade separately from the IDSs on any exchange. We currently do not expect an active trading market for our Class A common stock or senior subordinated notes to develop. However, we will use reasonable efforts to list our Class A common stock for separate trading on the if a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the for at least 30 consecutive trading days. The shares of Class A common stock and senior subordinated notes offered hereby will be freely tradable without restriction or further registration under the Securities Act of 1933, unless they are held by "affiliates" as that term is defined in Rule 144 under the Securities Act.

  In what form will IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs be issued?

The IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs will be issued in book-entry form only. This means that you will not be a registered holder of IDSs or the securities represented by the IDSs and you will not receive a certificate for your IDSs or the securities represented by your IDSs. You must rely on your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs.

  Can I separate my IDSs into shares of Class A common stock and senior subordinated notes or recombine shares of Class A common stock and senior subordinated notes to form IDSs?

Yes. Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series, may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes. Separation and recombination of IDSs may involve transaction fees charged by your broker and/or financial intermediary. See "Description of IDSs--Book-Entry Settlement and Clearance--Separation and Combination."

  Will my IDSs automatically separate into shares of Class A common stock and senior subordinated notes upon the occurrence of certain events?

Yes. Separation of all of the IDSs will occur automatically upon the continuance of a payment default on the senior subordinated notes for 90 days, upon the occurrence of any redemption, whether in whole or in part, of the senior subordinated notes or upon the maturity of the senior subordinated notes. Following any such automatic separation, shares of Class A common stock and senior subordinated notes may be no longer be combined to form IDSs.

  What will happen if we issue additional IDSs of the same series in the future?

We may conduct future financings by selling additional IDSs of the same series, which will have terms that are identical to those of the IDSs being sold in this offering and will represent the same proportion of Class A common stock and senior subordinated notes as is represented by the then outstanding IDSs. In addition, we may in the future issue IDSs in exchange for shares of Class B common stock, see "Related Party Transactions--Equity Sponsors--Investor Rights Agreement." Although the senior subordinated notes represented by such IDSs will have terms that are identical (except for the issuance date) to the senior subordinated notes being sold in this offering and will be part of the same series of senior subordinated notes for all purposes under the indenture, it is possible that the new senior subordinated notes will be sold or issued with original issue discount, or OID, for United States federal income tax purposes. If such senior subordinated notes are issued with OID, all IDSs of the same series (including the IDSs being offered hereby) and all senior subordinated notes, whether held directly or in the form of IDSs, will be automatically exchanged for IDSs and senior subordinated notes, respectively, with new CUSIP numbers. As a result of such exchanges, the OID associated with the sale of the new senior subordinated notes effectively will be spread among all holders of senior subordinated notes on a pro rata basis, which may adversely affect your tax treatment.

  What will be the United States federal income tax consequences of an investment in the IDSs?

The United States federal income tax consequences of the purchase, ownership and disposition of IDSs or senior subordinated notes in this offering are not entirely clear.

Treatment of Purchase of IDSs. The purchase of IDSs in this offering should be treated for United States federal tax purposes as the purchase of shares of our Class A common stock and senior subordinated notes, rather than as the purchase of a single integrated security, and, by purchasing IDSs, you will agree to such treatment. You must allocate the purchase price of the IDSs between those shares of Class A common stock and senior subordinated notes in proportion to their respective initial fair market values, which will establish your initial tax basis in each component of the IDSs. The value attributed to the shares of Class A common stock and senior subordinated notes represented by the IDSs have been established based on the fair market value of such shares of Class A common stock and senior subordinated notes. We will report the initial fair market
value of each share of Class A common stock as $     and the initial fair market
value of each $     principal amount of senior subordinated notes as $     , and
by purchasing IDSs, you will agree to such allocation.

Treatment of Senior Subordinated Notes. The senior subordinated notes should be treated as debt for United States federal income tax purposes. If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then the stated interest on the senior subordinated notes could be treated as a dividend, and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes, which could significantly reduce our future cash flow. In addition, payments on the senior subordinated notes to foreign holders would be subject to United States federal withholding tax at rates up to 30%. Payments to foreign holders would not be grossed-up on account of any such taxes.

  What will be the United States federal income tax consequences of a subsequent issuance of senior subordinated notes?

The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are not entirely clear.

Exchange of Senior Subordinated Notes. The indenture governing the senior subordinated notes will provide that, in the event that there is a subsequent issuance of senior subordinated notes with a new CUSIP number having terms that are otherwise identical (other than the issuance date) in all material respects to the senior subordinated notes represented by the IDSs, including an issuance of senior subordinated notes upon an exchange of shares of Class B common stock, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder's senior subordinated notes will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following such subsequent issuance, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes, held either as part of IDSs or separately, will own an inseparable unit composed of a proportionate percentage of both the old senior subordinated notes and the newly issued senior subordinated notes. The aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Because a subsequent issuance will affect the senior subordinated notes in the same manner, regardless of whether these senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

It is unclear whether the exchange of senior subordinated notes for subsequently issued senior subordinated notes will result in a taxable exchange for United States federal income tax purposes, and it is possible that the Internal Revenue Service, or IRS, might successfully assert that such an exchange should be treated as a taxable exchange. In such case, a holder would recognize any gain realized on such exchange, but a loss realized might be disallowed. If the exchange of senior subordinated notes is treated as a taxable exchange, then your initial tax basis in the senior subordinated notes deemed to have been received in the exchange would be the fair market value of such senior subordinated notes on the date of the deemed exchange (adjusted to reflect any disallowed loss), and your holding period for such senior subordinated notes would begin on the day after the deemed exchange.

Reporting of OID. Regardless of whether the exchange of senior subordinated notes is treated as a taxable event, such exchange could result in holders having to include OID in taxable income prior to the receipt of cash. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued senior subordinated notes ratably among all holders of IDSs and separately held senior subordinated notes, and each holder of IDSs and separately held senior subordinated notes will, by purchasing IDSs or senior subordinated notes, agree to report OID in a manner consistent with this approach. However, we cannot assure you that the IRS will not assert that any OID should be reported only by the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees) and they may challenge a holder's reporting of OID on its tax returns.

Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the IDSs or instruments similar to the IDSs, we urge you to consult your own tax advisor concerning the tax consequences of an investment in the IDSs. For additional information, see "Material United States Federal Income Tax Consequences."

                          SUMMARY OF THE CAPITAL STOCK

Issuer.....................  Valor Communications Group, Inc.

Common stock...............  We have      shares of authorized Class A common
                             stock, par value $0.01 per share,      shares of
                             authorized Class B common stock, par value $0.01
                             per share, and      shares of authorized Class C
                             common stock, par value $0.01 per share. Class A common stock, Class B common stock and Class C common stock are identical in all respects, except that only Class A common stock is eligible to be included in IDSs and each class carries different dividend rights, as more fully described in "Dividend Policy" and "Description of Capital
                             Stock--Common Stock--Dividends." In addition, we have entered into an agreement with our equity sponsors that provides that following the second anniversary of the consummation of this offering, at the option of our equity sponsors, upon any subsequent sale of any shares of Class B common stock, we will automatically exchange with the purchasers of such shares, one IDS for each share of Class B common stock, subject to compliance with law and applicable agreements more fully described in "Related Party Transactions--Equity
                             Sponsors--Investor Rights Agreement." Furthermore, our bylaws provide that we may only issue additional shares of Class A common stock and IDSs pursuant to a registration statement that has been declared effective by the Securities and Exchange
                             Commission. Unless the context otherwise requires, references to our "common stock" throughout this prospectus refer to our Class A common stock, Class
                             B common stock and Class C common stock.

Shares of Class A common
stock represented by IDSs
being offered to the
public:

  by Valor.................            shares.

  by our existing equity
holders....................            shares if the underwriters'
                             over-allotment option is exercised in full (which shares shall be offered from the shares of Class A common stock represented by IDSs that we are issuing to our existing equity holders in this offering).

Shares of Class A common
stock represented by IDSs
being issued to our
existing equity holders....            shares.

Shares of common stock to
be outstanding following
the offering...............            shares of Class A common stock and
                             shares of Class B common stock. No shares of Class C common stock will be outstanding following the consummation of this offering.

Voting rights..............  Each outstanding share of our common stock will carry one vote per share and all classes of common stock will vote as a single class on all matters presented to the stockholders for a vote.

Dividends..................  You will receive dividends on the shares of our common stock if and to the extent dividends are declared by our board of directors and permitted by applicable law and the terms of our then outstanding indebtedness. Specifically, the senior subordinated notes indenture and the new credit facility both restrict our ability to declare and pay dividends on our common stock, as described in detail under

                             "Dividend Policy." Upon the closing of this
                             offering, our board of directors is expected to adopt a dividend policy which contemplates that, subject to applicable law and the terms of our then existing indebtedness, initial annual dividends
                             will be approximately $     per share of our Class
                             A common stock. Our amended and restated
                             certificate of incorporation contains dividend provisions with respect to our Class B common stock that are intended to replicate the yield on our IDS units. Any time a dividend is paid to holders of Class A common stock, holders of Class B common stock will be paid a dividend equal to the amount per share paid to holders of Class A common stock. In addition to any such dividend, shares of our Class B common stock accrue dividends at a rate of
                                  % per annum on a deemed issuance price of
                             $          per share, as more fully described in
                             "Description of Capital Stock -- Common
                             Stock -- Dividends." Following the consummation of this offering, no shares of Class C common stock will be outstanding and we do not anticipate that we will issue any shares of Class C common stock or declare dividends thereon in the near future. Our board of directors may, in its discretion, modify or repeal this dividend policy. We cannot assure that we will pay dividends at this level or at all in the future.

Dividend payment dates.....  If declared, dividends on our Class A common stock and Class B common stock will be paid quarterly on the last day of each fiscal quarter to holders of record on the twentieth day, or, if such day is not a business day, the business day immediately preceding such twentieth day, of the last month of such quarter. To the extent not previously paid,
                             the      % dividend that accrues on shares of Class
                             B common stock will be paid at such time when such shares of Class B common stock are exchanged for IDSs.

Listing....................  We will apply to list the IDSs on the under the trading symbol
                             "       ." We will apply to list the IDSs on the
                             Toronto Stock Exchange under the trading symbol
                             "       " and our shares of Class A common stock
                             under the symbol "       ." We cannot assure you
                             that our Class A common stock will trade separately from the IDSs on the Toronto Stock Exchange or any other exchange and we currently do not expect an active trading market for our Class A common stock to develop. However, we will use reasonable efforts to list our Class A common stock for separate
                             trading on the                         if a
                             sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the for at least 30 consecutive
                             trading days. Our Class A common stock will be freely tradable without restriction or further registration under the Securities Act, unless held by "affiliates" as that term is defined in Rule 144 under the Securities Act.

                    SUMMARY OF THE SENIOR SUBORDINATED NOTES

Issuer.....................  Valor Communications Group, Inc.

Senior subordinated notes
represented by IDSs being
offered to the public:

  by Valor.................  $     million aggregate principal amount of      %
                             senior subordinated notes.

  by our existing equity
holders....................  $     million aggregate principal amount of      %
                             senior subordinated notes if the underwriters' over-allotment option to purchase IDSs is exercised in full (which notes shall be offered from the notes represented by IDSs that we are issuing to our existing equity holders in this offering).

Senior subordinated notes
represented by IDSs being
issued to our existing
equity holders.............  $     million aggregate principal amount of      %
                             senior subordinated notes.

Senior subordinated notes
being offered to the public
separately (and not in the
form of IDSs)..............  $     million aggregate principal amount of      %
                             senior subordinated notes.

Senior subordinated notes
to be outstanding following
the offering...............  $     million aggregate principal amount of      %
                             senior subordinated notes.

Interest rate..............       % per year.

Interest payment dates.....  Interest will be paid quarterly in arrears on the
                             last day of each quarter, commencing           ,
                             2004, to holders of record on the twentieth day, or, if such day is not a business day, the last business day immediately preceding such twentieth day, of the last month of such quarter.

Interest deferral..........  Prior to           , 2009, we may, subject to
                             certain restrictions, defer interest payments on
                             our senior subordinated notes on one or more
                             occasions for up to an aggregate period of eight
                             quarters. In addition, after           , 2009 but
                             before           , 2014, and during the term of
                             each additional five-year term of the senior
                             subordinated notes, if any, we may, subject to
                             certain restrictions, defer interest payments on
                             our senior subordinated notes on two occasions for
                             up to an aggregate period of two quarters; provided
                             that at the end of any interest deferral period
                             following           , 2009, we may not defer
                             interest unless and until all deferred interest is paid in full.

                             During any interest deferral period and so long as any deferred interest or interest on deferred interest remains outstanding, we will not be permitted to declare or pay dividends on the common stock.

                             For a detailed description of the interest deferral provisions of the indenture, see "Description of Senior Subordinated Notes--Interest Deferral."

                             In the event that interest payments on the senior subordinated notes are deferred, you would be required to continue to include the yield on the senior subordinated notes in your income for United States federal income tax purposes as it accrues, even if you do not receive any cash interest payments.

Maturity date..............  The senior subordinated notes will mature on
                                       , 2014. We may extend the maturity of the
                             senior subordinated notes for two additional successive five-year terms if the following conditions are satisfied:

                                -- during the twelve month period ending on the last day of the most recent fiscal quarter ending at least 45 days before the end of the then-current term, our leverage ratio as calculated in accordance with the indenture
                                    is less than           to 1.0;

                                --  no event of default, including certain
                                    events of bankruptcy, insolvency or
                                    reorganization of us or our subsidiaries, under the indenture has occurred and is continuing;

                                --  no event of default has occurred and is
                                    continuing with respect to any of our other
                                    indebtedness having a principal amount of
                                    $     million or more outstanding or would
                                    occur as a result of the extension; and

                                -- there are no overdue payments of interest on our senior subordinated notes or any of our other outstanding indebtedness.

Optional redemption........  We may, at our option, redeem the senior subordinated notes on the terms set forth in the indenture governing the senior subordinated notes. If the senior subordinated notes are redeemed in whole or in part, the senior subordinated notes and Class A common stock represented by each IDS will be automatically separated. See "Description of Senior Subordinated Notes -- Optional Redemption."

Change of control..........  Upon the occurrence of a change of control, as defined under "Description of Senior Subordinated Notes--Change of Control," each holder of senior subordinated notes will have the right to require us to repurchase that holder's senior subordinated notes at a price equal to 101% of the principal amount of the senior subordinated notes being repurchased, plus any accrued but unpaid interest to but not including the repurchase date. If senior subordinated notes are held in the form of IDSs, in order to exercise that right, a holder of IDSs must separate its IDSs into the shares of Class A common stock and senior subordinated notes represented thereby and hold the senior subordinated notes separately.

Guarantees of senior
subordinated notes.........  The senior subordinated notes will be fully and unconditionally guaranteed, on an unsecured senior subordinated basis, by each of our direct and indirect wholly-owned domestic subsidiaries existing on the closing of this offering and each of our future wholly-owned domestic restricted subsidiaries that has total assets of more than $500,000. The guarantees will be subordinated to the guarantees issued by the subsidiary guarantors under the new credit facility.

Subsequent issuances may
affect tax treatment.......  The indenture governing the senior subordinated notes will provide that in the event we issue additional senior subordinated notes with a new CUSIP number having terms that are otherwise identical to the senior subordinated notes (except for the issuance date), including any issuance of IDSs in exchange for shares of Class B common stock, each holder of IDSs or separately held senior subordinated notes, as the case may be, agrees that a portion of such holder's senior subordinated notes, whether held as part of IDSs or separately, will be exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes, and our records of any record holders of senior subordinated notes will be revised to reflect such exchanges. Consequently, following each such subsequent issuance and exchange, each holder of IDSs or separately held senior subordinated notes, as the case may be, will own senior subordinated notes of each separate issuance in the same proportion as each other holder. However, the aggregate principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. Any subsequent issuance of senior subordinated notes by us may affect the tax treatment of the IDSs and senior subordinated notes. See "Material United States Federal Income Tax Consequences--United States Holders--Senior Subordinated Notes--Additional Issuances."

Ranking of senior
subordinated notes and
guarantees.................  Valor is a holding company and derives all of its operating income and cash flow from its
                             subsidiaries. The senior subordinated notes will be our and any guarantor's unsecured senior subordinated indebtedness, will be subordinated in right of payment to all our and any guarantor's existing and future senior indebtedness, including our borrowings and all guarantees of the subsidiary guarantors under the new credit facility. The senior subordinated notes and guarantees will rank pari passu in right of payment with all of our and any guarantor's existing and future senior subordinated indebtedness. The senior subordinated notes will also be effectively subordinated to any of our and any guarantor's secured indebtedness to the extent of the value of the assets securing the indebtedness.

                             The indenture governing the senior subordinated notes will permit Valor and the subsidiary guarantors to incur additional indebtedness, including senior indebtedness, subject to specified limitations. On a pro forma basis as of December 31, 2003:

                                -- Valor would have had no senior or pari passu indebtedness outstanding except for its guarantee under the new credit facility, as described below; and

                                --  VTC would have had $     million aggregate
                                    principal amount of senior secured
                                    indebtedness outstanding under the new
                                    credit facility plus approximately $
                                    million of letters of credit, which would
                                    have been guaranteed on a senior secured
                                    basis by the subsidiary guarantors, and
                                    approximately $     million of capital
                                    leases.

Restrictive covenants......  The indenture governing the senior subordinated notes will contain covenants with respect to us and our restricted subsidiaries that will restrict:

                                -- the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

                                -- the payment of dividends on, and redemption of, capital stock;

                                --  a number of other restricted payments,
                                    including investments;

                                --  specified sales of assets;

                                --  specified transactions with affiliates;

                                --  the creation of a number of liens; and

                                -- consolidations, mergers and transfers of all or substantially all of our assets.

                             The indenture will also prohibit certain restrictions on distributions from our restricted subsidiaries. There will be no restriction in the indenture, however, on our ability to incur indebtedness in connection with the issuance of additional IDSs so long as the ratio of the aggregate principal amount of the additional senior subordinated notes to the number of the additional shares of Class A common stock will not exceed the equivalent ratio represented by the then existing IDSs. In addition, all the limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under "Description of Senior Subordinated Notes--Certain Covenants."

Listing....................  We do not anticipate that our senior subordinated notes will be listed separately on any exchange.

                                  RISK FACTORS

You should carefully consider the information under the heading "Risk Factors" and all other information in this prospectus before investing in the IDSs (including the shares of our Class A common stock and senior subordinated notes represented by the IDSs) or in our senior subordinated notes.

                   GENERAL INFORMATION ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise noted, we have assumed:

   --  that our reorganization will be consummated;

   --  no exercise of the underwriters' over-allotment option;

   --  a   % annual interest rate on the senior subordinated notes, which is subject to change depending on market conditions prior to the pricing date;

   --  an initial public offering price of $     per IDS, the midpoint of the
       range set forth on the cover page of this prospectus, comprised of $
       allocated to one share of Class A common stock and $     allocated to the
       $     senior subordinated note included in each IDS, which equals 100% of the principal amount thereof; and

   --  an initial public offering price of the senior subordinated notes that
       are being offered separately and not in the form of IDSs, of      % of
       their stated principal amount.

Unless the context otherwise requires, references in this prospectus to the "offering" refer collectively to the offering of:

   --  an aggregate of      IDSs to the public;

   --  an aggregate of      IDSs to our existing equity holders; and

   --  $     aggregate principal amount of senior subordinated notes to the public separately (not in the form of IDSs).

Furthermore, unless the context otherwise requires, references in this prospectus to "senior subordinated notes" refer to both senior subordinated notes underlying IDSs as well as senior subordinated notes issued separately (not in the form of IDSs).

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

Valor is a holding company and has no direct operations. Valor was formed for the sole purpose of reorganizing our corporate structure and consummating this offering. Valor's principle assets are the direct and indirect equity interests of its subsidiaries. As a result, we have not provided separate historical financial results for Valor and present only the historical consolidated financial results of Valor Telecommunications, LLC. The following table sets forth our summary consolidated financial information derived from our audited consolidated financial statements for each of the years ended December 31, 2001 through December 31, 2003.

The information in the table below is only a summary and should be read together with our audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003 and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all as included elsewhere in this prospectus.

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                             2001        2002(1)       2003
                                                           ---------    ---------    --------
                                                                 (Dollars in thousands)
   STATEMENT OF OPERATIONS DATA:
   Operating revenues....................................  $ 424,916    $ 479,883    $497,334
   Operating income......................................    103,298      159,251     182,273
   Net (loss) income(2)..................................    (53,355)      16,302      58,233
   CASH FLOW DATA FROM CONTINUING OPERATIONS:
   Net cash provided by operating activities.............  $ 100,301    $ 150,383    $166,065
   Net cash used in investing activities.................   (106,614)    (216,773)    (66,299)
   Net cash provided by (used in) financing activities...      8,117       71,015     (99,465)
   OTHER DATA:
   Capital expenditures..................................  $ 107,869    $  89,527    $ 69,850
   Acquisition of Kerrville Communications
     Corporation(3)......................................  $       -    $ 128,135    $      -
   Depreciation and amortization(4)......................  $ 110,843    $  73,273    $ 81,638
   Adjusted EBITDA(5)....................................  $ 215,141    $ 240,595    $262,707
   Ratio of earnings to fixed charges(6).................          -         1.1x        1.5x
   Total access lines(7).................................    551,599      571,308     556,745

                                                                    DECEMBER 31, 2003
                                                       -------------------------------------------
                                                                                      PRO FORMA
                                                         ACTUAL      ADJUSTMENTS    AS ADJUSTED(8)
                                                       ----------    -----------    --------------
                                                                 (Dollars in thousands)
   BALANCE SHEET DATA:
   Cash and cash equivalents.........................  $    1,414        $               $
   Net property, plant and equipment.................  $  769,570        $               $
   Total assets......................................  $2,039,043        $               $
   Long-term debt (including current maturities).....  $1,463,973        $               $
   Redeemable preferred interests....................  $  370,231        $               $
   Total common owners' equity.......................  $   49,862        $               $

---------------------------
(1) We acquired all the outstanding common stock, preferred stock and common stock equivalents of Kerrville Communications Corporation ("KCC") on January 31, 2002 and have included the assets, liabilities and results of operations of KCC from that date.
(2) Net (loss) income reported on the table above is after the effect of minority interest of $(3,595), $615 and $3,568 in 2001, 2002 and 2003,
     respectively, relating to individual investors' interests in our subsidiaries.
(3) Reflects the purchase price for our acquisition of KCC, net of cash acquired.

(4) In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, we discontinued the amortization of goodwill. Amortization expense associated with goodwill was $53,900 for the year ended December 31, 2001.
(5) Adjusted EBITDA, as defined in the indenture governing our senior subordinated notes, is calculated as net (loss) income, as adjusted for the following items:

     - Income tax expense;
     - Interest expense;
     - Depreciation and amortization;
     - Minority interest;
     - Loss on interest rate hedging arrangements;
     - Earnings from unconsolidated cellular partnerships;
     - Other income and expense, net;
     - Loss on discontinued operations;
     - Cumulative effect of change in accounting principle;
     - Management fees paid to equity sponsors; and
     - Other non-recurring items, as defined in the indenture.

     We consider Adjusted EBITDA an important indicator to investors in IDSs because it provides information related to our ability to provide cash flows to service debt, pay dividends and fund capital expenditures. We present this discussion of Adjusted EBITDA because covenants in the indenture governing our senior subordinated notes contain ratios based on this measure. As such, the summary historical financial information presented above includes our historical Adjusted EBITDA. For example, our ability to incur additional debt and make restricted payments requires a
     ratio of total leverage to Adjusted EBITDA of     to     , except that we
     may incur certain debt and make certain restricted payments without regard to the ratio, including our ability to incur an unlimited amount of indebtedness in connection with the issuance of additional IDSs so long as the ratio of the aggregate principal amount of the additional subordinated notes to the number of the additional shares of our common stock will not exceed the equivalent ratio represented by the then existing IDSs. Adjusted EBITDA is not a measure in accordance with GAAP, and should not be considered a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be used as a substitute for the Company's various cash flow measures (e.g., operating, investing and financing cash flows), which are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   CALCULATION OF ADJUSTED EBITDA:
   Net (loss) income.......................................  $(53,355)   $ 16,302    $ 58,233
   Adjustments:
     Income tax expense(a).................................         -       1,649       2,478
     Interest expense......................................   133,156     127,365     119,185
     Depreciation and amortization.........................   110,843      73,273      81,638
     Minority interest.....................................    (3,595)        615       3,568
     Loss on interest rate hedging arrangements............    14,292      12,348       2,113
     Earnings from unconsolidated cellular partnerships....         -      (2,757)     (3,258)
     Other income and expense, net.........................      (358)        268          62
     Loss (income) on discontinued operations..............     8,443       3,461        (108)
     Cumulative effect of change in accounting principle...     4,715           -           -
     Management fees paid to equity sponsors...............     1,000       1,000       1,000
                                                             --------    --------    --------
   Total adjustments.......................................   268,496     217,222     206,678
                                                             --------    --------    --------
   Other non-recurring items, as defined in the indenture:
     Termination benefits associated with workforce
        reduction..........................................         -       1,768           -
     MCI bankruptcy........................................         -       4,998      (3,386)
     Transaction fees for acquisitions not consummated.....         -         305       1,182
                                                             --------    --------    --------
   Total other non-recurring items, as defined in the
     indenture.............................................         -       7,071      (2,204)
                                                             --------    --------    --------
   ADJUSTED EBITDA.........................................  $215,141    $240,595    $262,707
                                                             ========    ========    ========

         (a) Relates to the federal income tax expense of Valor Telecommunications Southwest II, LLC, the holding company of the operating entities relating to our KCC business, which has elected to be taxed as a corporation.

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001      2002(1)       2003
                                                             --------    --------    --------
                                                                  (DOLLARS IN THOUSANDS)
   RECONCILIATION OF NET CASH PROVIDED BY OPERATING
     ACTIVITIES TO ADJUSTED EBITDA:
   Net cash provided by operating activities...............  $100,301    $150,383    $166,065
   Adjustments:
     Interest expense......................................   133,156     127,365     119,185
     Amortization of debt issuance costs...................    (5,735)     (6,801)     (8,105)
     Non-cash interest expense.............................   (29,025)    (32,612)    (17,788)
     Provision for doubtful accounts receivable............   (11,378)    (11,393)     (3,298)
     Changes in working capital............................    29,923      (3,291)        (33)
     Other, net............................................    (2,743)      7,049       5,795
     Income tax expense....................................         -       1,649       2,478
     Deferred income taxes.................................         -         (93)       (450)
     Other income and expense, net.........................      (358)        268          62
     Management fees paid to equity sponsors...............     1,000       1,000       1,000
   Other non-recurring items, as defined in the indenture:
     Termination benefits associated with workforce
        reduction..........................................         -       1,768           -
     MCI bankruptcy........................................         -       4,998      (3,386)
     Transaction fees for acquisitions not consummated.....         -         305       1,182
                                                             --------    --------    --------
   ADJUSTED EBITDA.........................................  $215,141    $240,595    $262,707
                                                             ========    ========    ========

---------------------------
(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations before adjustment for minority interest, less earnings from unconsolidated cellular partnerships and interest capitalized plus fixed charges, amortization of capitalized interest and distributed income from unconsolidated cellular partnerships. Fixed charges include interest costs, both expensed and capitalized, on all indebtedness, amortization of deferred financing costs and one-third of the rental expense on operating leases, representing the portion of rental expense we consider to be attributable to interest. In 2001, earnings were insufficient to cover fixed charges by $47.0 million.
(7) We calculate our access lines in service by counting the number of working communication facilities that provide local service that terminate in a central office or to a customers premise. Non-revenue producing lines provisioned for company official use and for test purposes are included in our total access line counts. There were 11,305, 11,258 and 11,703 non-revenue producing lines included in our total access line count at December 31, 2001, 2002 and 2003 which represented 2.1%, 2.0% and 2.0% of our total access line counts, respectively.
(8) The pro forma as adjusted balance sheet data have been prepared assuming the closing of this offering, the repurchase of 100% of our senior subordinated notes and completion of the bank refinancing, including payment of related fees and expenses. The pro forma as adjusted balance sheet data give effect to those transactions as if they had occurred on December 31, 2003. As described in "Risk Factors" and further described in "Material United States Federal Income Tax Consequences," we plan to account for the issuance of the IDSs as representing shares of common stock and senior subordinated notes. We will deduct the interest expense on the senior subordinated notes from taxable income for income tax purposes and report the full benefit of the income tax deduction in our consolidated financial statements. We cannot assure you that the Internal Revenue Service will not seek to challenge the treatment of these senior subordinated notes as debt and the amount of interest expense deducted. If the Internal Revenue Service were to challenge this treatment successfully, we would have to provide an additional liability for the previously recorded benefit for the interest deductions.

                 INTEREST AND DIVIDEND PAYMENTS TO IDS HOLDERS

The table below shows certain information relating to our available cash for the year ended December 31, 2003 on a pro forma basis to give effect to this offering, including the use of proceeds from this offering, our reorganization, and to give effect to our new credit facility. For purposes of this presentation, we have assumed that our reorganization has been consummated.

The information in the table below assumes that these transactions occurred on January 1, 2003.

                                                                   PRO FORMA
                                                                 --------------
                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      2003
                                                                 --------------
                                                                 (In Thousands)
   Adjusted EBITDA (actual)(1).................................     $262,707
   Deductions:
     Capital expenditures(2)...................................       69,850
     Interest expense on new credit facility(3)................
     Interest expense on senior subordinated notes(4)..........
     State and federal income tax expense(5)...................        2,478
     Estimated additional public company administrative
        expense(6).............................................        2,500
                                                                    --------
     Increase in available cash before dividend payments.......     $
                                                                    --------
   Dividends on shares of common stock.........................
                                                                    --------
     Net change in available cash..............................     $
                                                                    ========

---------------------------

(1) Adjusted EBITDA excludes (a) $ in compensation expense associated with management's exchange of all of their outstanding stock options and phantom
    stock units for   IDSs; (b) $  in expense from the writeoff of deferred
    financing costs associated with the existing indebtedness; (c) $ in expense from the excess of the fair value of the IDSs, Class B common stock and cash received over the carrying amount of the redeemable preferred interests contributed by our existing equity holders to Valor as part of our reorganization; and (d) $ in expenses associated with our reorganization, redemption of existing indebtedness and other professional fees.

(2) Represents our capital expenditures for the year ended December 31, 2003. We estimate that we will have capital expenditure requirements of approximately $68.8 million in each of 2004 and 2005.

(3) Assumes interest at current rates, estimated as     % average interest, on
    $    million outstanding borrowings under the new term loan and a     %
    commitment fee on the average unused balance of         million under the
    new revolver.

(4) Assumes     % interest on $    million of senior subordinated notes
    represented by the IDSs and $    million of senior subordinated notes issued
    separately (not in the form of IDSs).

(5) Represents our income tax expense for the year ended December 31, 2003. This does not reflect the impact of our reorganization and we expect that our
    income tax expense will be $    in 2004.

(6) Consists of estimated incremental accounting and audit fees, director and officer liability insurance, expenses relating to the annual stockholders meeting, printing expenses, investor relations expenses, additional filing fees, additional trustee fees, registrar and transfer agent expenses, directors fees, additional legal fees, listing fees and miscellaneous fees.

Under the dividend policy we expect to establish upon consummation of this offering with respect to shares of Class A common stock underlying IDSs, the pro forma use of the available cash before additional public company administrative expenses, and dividend payments shown in the above table is as follows:

Dividend payments are discretionary. See "Dividend Policy."

Interest payments on the senior subordinated notes may be deferred for up to
eight quarters in the aggregate prior to           , 2009 and may be deferred at
our option for not more than two quarters between           , 2009 and
          , 2014, or any additional five-year term.

Based on the foregoing, aggregate payments to IDS holders and holders of separate senior subordinated notes for the year ended December 31, 2003 would have been as follows:

                                                               AGGREGATE   PER IDS    PER NOTE
                                                               ---------   --------   --------
                                                                       (In Thousands)
   Interest on senior subordinated notes.....................  $           $          $
   Dividends on shares of Class A common stock represented by
     IDSs....................................................
                                                               --------    --------   --------
        Total................................................  $           $          $
                                                               ========    ========   ========

                                  RISK FACTORS

Before you invest in the IDSs (including the shares of our Class A common stock and our senior subordinated notes represented by the IDSs) or the senior subordinated notes, you should carefully consider the various risks of the investment, including those described below, together with all of the other information included in this prospectus. If any of these risks actually occur, our business, financial condition or operating results could be adversely affected. In that case, the trading price of the IDSs and the senior subordinated notes could decline and you could lose all or part of your investment.

RISKS RELATING TO THE IDSS, THE SHARES OF CLASS A COMMON STOCK AND SENIOR SUBORDINATED NOTES REPRESENTED BY THE IDSS, THE SENIOR SUBORDINATED NOTES OFFERED SEPARATELY (NOT IN THE FORM OF IDSS), AND OUR NEW CREDIT FACILITY

WE HAVE SUBSTANTIAL INDEBTEDNESS THAT COULD RESTRICT OUR ABILITY TO PAY INTEREST AND PRINCIPAL ON THE SENIOR SUBORDINATED NOTES AND TO PAY DIVIDENDS WITH RESPECT TO SHARES OF OUR CLASS A COMMON STOCK REPRESENTED BY THE IDSS AND IMPACT OUR FINANCING OPTIONS AND LIQUIDITY POSITION.

Our ability to make distributions, pay dividends or make other payments will be subject to applicable law and contractual restrictions contained in the instruments governing our indebtedness, including the new credit facility which we guarantee on a senior secured basis. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the IDSs and of separate senior subordinated notes, including:

   -- our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions may be limited;

   -- we may be unable to refinance our indebtedness on terms acceptable to us or at all;

   -- a significant portion of our cash flow from operations is likely to be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for other corporate purposes; and

   -- our substantial indebtedness may make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

Although our new credit facility will contain total leverage, senior leverage and interest coverage covenants that will restrict our ability to incur debt as described under "Description of Certain Indebtedness--New Credit Facility," the indenture governing the senior subordinated notes allows us to issue an unlimited amount of senior subordinated notes so long as we issue additional shares of Class A common stock in the appropriate proportionate amounts to represent additional IDSs.

WE MAY AMEND THE TERMS OF OUR NEW CREDIT FACILITY OR WE MAY ENTER INTO NEW AGREEMENTS THAT GOVERN OUR SENIOR INDEBTEDNESS AND THE AMENDED OR NEW TERMS MAY SIGNIFICANTLY AFFECT OUR ABILITY TO PAY INTEREST ON OUR SENIOR SUBORDINATED NOTES AND DIVIDENDS ON SHARES OF OUR COMMON STOCK.

Our new credit facility contains significant restrictions on our ability to pay interest on the senior subordinated notes and dividends on shares of common stock based on meeting our interest coverage ratio and senior leverage ratio and compliance with other conditions (including timely delivery of applicable financial statements). As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our new credit facility, at or prior to maturity, or enter into additional agreements for senior indebtedness. Regardless of any protection you have in the indenture governing the senior subordinated notes, any such amendment, refinancing or additional indebtedness may contain covenants that could limit in a significant manner our ability to make interest payments and pay dividends to you.

WE ARE SUBJECT TO RESTRICTIVE DEBT COVENANTS THAT LIMIT OUR BUSINESS FLEXIBILITY BY IMPOSING OPERATING AND FINANCIAL RESTRICTIONS ON OUR OPERATIONS.

The agreements governing our indebtedness impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

   -- the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

   -- a number of other restricted payments, including investments and acquisitions;

   --  specified sales of assets;

   --  specified transactions with affiliates;

   --  the creation of a number of liens;

   -- consolidations, mergers and transfers of all or substantially all of our assets; and

   --  our ability to change the nature of our business.

The terms of the new credit facility include other and more restrictive covenants and prohibit us from prepaying our other indebtedness, including the senior subordinated notes, while indebtedness under the new credit facility is outstanding. The new credit facility also requires us to maintain certain specified financial ratios and satisfy financial condition tests, including, without limitation, a maximum total leverage ratio, maximum senior leverage ratio and a minimum interest coverage ratio. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

A breach of any of these covenants, ratios or tests could result in a default under the new credit facility and/or the indenture. Events of default under the new credit facility would prohibit us from making payments on the senior subordinated notes in cash, including payment of interest when due. In addition, upon the occurrence of an event of default under the new credit facility, the lenders could elect to declare all amounts outstanding under the new credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the senior subordinated notes.

WE ARE A HOLDING COMPANY AND RELY ON DIVIDENDS AND OTHER PAYMENTS, ADVANCES AND TRANSFERS OF FUNDS FROM OUR SUBSIDIARIES TO MEET OUR DEBT SERVICE AND OTHER OBLIGATIONS.

We are a holding company and conduct all of our operations through our subsidiaries. We currently have no significant assets other than equity interests in our subsidiaries which will be pledged to the creditors under the new credit facility which we guarantee. As a result, we will rely on dividends and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay dividends. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of the new credit facility and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

SUBJECT TO RESTRICTIONS SET FORTH IN THE INDENTURE, WE MAY DEFER THE PAYMENT OF INTEREST TO YOU FOR A SIGNIFICANT PERIOD OF TIME.

Prior to           , 2009, we may, subject to restrictions set forth in the
indenture, defer interest payments on our senior subordinated notes on one or more occasions for up to an aggregate period of eight quarters.

In addition, after           , 2009 but before           , 2014, and during any
additional five-year term of the senior subordinated notes, if any, we may, subject to certain restrictions, defer interest payments on our senior subordinated notes on two occasions for up to an aggregate period of two consecutive quarters. Deferred interest will bear interest at the same rate as the senior subordinated notes. For any interest deferred during the first five
years, we are not obligated to pay any deferred interest until           , so
you may be owed a substantial amount of deferred interest that will not be due
and payable until such date. For any interest deferred after           , we are
not obligated to pay all of the deferred interest until           so you may be
owed a substantial amount of deferred interest that will not be due and payable until such date.

YOU MAY NOT RECEIVE THE LEVEL OF DIVIDENDS PROVIDED FOR IN THE DIVIDEND POLICY OUR BOARD OF DIRECTORS IS EXPECTED TO ADOPT UPON THE CLOSING OF THIS OFFERING OR ANY DIVIDENDS AT ALL.

Our board of directors may, in its discretion, amend or repeal the dividend policy it is expected to adopt upon the closing of this offering. Our board of directors may decrease the level of dividends provided for in this dividend policy or entirely discontinue the payment of dividends. Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, business opportunities, provisions of applicable law and other factors that our board of directors may deem relevant. The indenture governing our senior subordinated notes and the new credit facility contain significant restrictions on our ability to make dividend payments, including, if we defer interest on the senior subordinated notes under the indenture, restrictions on the payment of dividends until we have paid all deferred interest.

In addition, our after-tax cash flow available for dividend and interest payments would be reduced if the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes. In that event, the stated interest on the senior subordinated notes could be treated as a dividend and interest on the senior subordinated notes would not be deductible by us for United States federal income tax purposes. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal and applicable state income tax liability.

YOU WILL BE IMMEDIATELY DILUTED BY $     PER SHARE OF CLASS A COMMON STOCK IF
YOU PURCHASE IDSS IN THIS OFFERING.

If you purchase IDSs in this offering, based on the book value of the assets and liabilities reflected on our balance sheet, you will experience an immediate
dilution of $     per share of Class A common stock represented by the IDSs
which exceeds the entire price allocated to each share of Class A common stock represented by the IDSs in this offering because there will be a net tangible book deficit for each share of Class A common stock outstanding immediately after this offering. Our net tangible book value as of December 31, 2003, after
giving effect to this offering, was approximately $     million, or $     per
share of Class A common stock.

OUR INTEREST EXPENSE MAY INCREASE SIGNIFICANTLY AND COULD CAUSE OUR NET INCOME AND DISTRIBUTABLE CASH TO DECLINE SIGNIFICANTLY.

The new credit facility will be subject to periodic renewal or must otherwise be refinanced. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms. Borrowings under the revolving facility will be made at a floating rate of interest. In the event of an increase in the base reference interest rates, our interest expense will increase and could have a material adverse effect on our ability to make cash dividend payments to our shareholders. Our ability to continue to expand our business will, to a large extent, be dependent upon our ability to borrow funds under our new credit facility and to obtain other third party financing, including through the sale of IDSs or other securities. We cannot assure you that such financing will be available to us on favorable terms or at all.

WE MAY NOT GENERATE SUFFICIENT FUNDS FROM OPERATIONS TO PAY OUR INDEBTEDNESS AT MATURITY OR UPON THE EXERCISE BY HOLDERS OF THEIR RIGHTS UPON A CHANGE OF CONTROL.

A significant portion of our cash flow from operations will be dedicated to servicing our debt requirements and making capital expenditures to maintain the quality of our physical plant. In addition, we currently expect to distribute a significant portion of any remaining cash earnings to our stockholders in the form of quarterly dividends. Moreover, prior to the maturity of our senior subordinated notes, we will not be required to make any payments of principal on our senior subordinated notes. We may not generate sufficient funds from operations to repay the principal amount of our indebtedness at maturity or in case you exercise your right to require us to purchase your notes upon a change of control. We may, therefore, need to refinance our debt or raise additional capital. These alternatives may not be available to us when needed or on satisfactory terms due to prevailing market conditions, a decline in our business or restrictions contained in our senior debt obligations.

OUR NEW CREDIT FACILITY AND THE INDENTURE GOVERNING OUR SENIOR SUBORDINATED NOTES PERMIT US TO PAY A SIGNIFICANT PORTION OF OUR FREE CASH FLOW TO STOCKHOLDERS IN THE FORM OF DIVIDENDS.

Although our new credit facility and the indenture governing our senior subordinated notes have some limitations on our payment of dividends, they permit us to pay a significant portion of our free cash flow to stockholders in the form of dividends. Following completion of this offering, we intend to pay quarterly dividends. Specifically, the indenture governing our senior subordinated notes permits us to pay up to the quarterly base dividend level in
any fiscal quarter, which equals   % of our excess cash (which is Adjusted
EBITDA, as defined in the indenture, minus the sum of cash interest expense, cash income tax expense and capital expenditures) for the 12 fiscal month period divided by four, as more fully described in "Description of Senior Subordinated Notes--Certain Covenants." In addition, if the actual dividends paid in any fiscal quarter are less than the quarterly base dividend level, the indenture permits us to use the difference between the aggregate amounts of dividends actually paid and the quarterly base dividend level for such quarter for the payment of dividends at a later date. The new credit facility permits us to use
up to   % of the distributable cash, as defined in the new credit facility, plus certain other amounts under certain limited circumstances, to fund dividends on our shares of common stock. Any amounts paid by us in the form of dividends will not be available in the future to satisfy our obligations under the senior subordinated notes.

THE REALIZABLE VALUE OF OUR ASSETS UPON LIQUIDATION MAY BE INSUFFICIENT TO SATISFY CLAIMS.

At December 31, 2003, our assets included goodwill of $1,057 million and deferred financing costs of $54 million. Combined, these items represent approximately 54.5% of our total consolidated assets. The value of these assets will continue to depend significantly upon the success of our business as a going concern and the growth in cash flows. As a result, in the event of a default under our new credit facility or on our senior subordinated notes or any bankruptcy or dissolution of our company, the realizable value of these assets may be substantially lower and may be insufficient to satisfy the claims of our creditors.

DEFERRAL OF INTEREST PAYMENTS WOULD HAVE ADVERSE TAX CONSEQUENCES FOR YOU AND MAY ADVERSELY AFFECT THE TRADING PRICE OF THE SENIOR SUBORDINATED NOTES.

If we defer interest payments on the senior subordinated notes, you will be required to recognize interest income for United States federal income tax purposes in respect of the senior subordinated notes before you receive any cash payment of this interest. In addition, we will not pay you this cash if you sell the IDSs or the senior subordinated notes, as the case may be, before the end of any deferral period or before the record date relating to interest payments that are to be paid.

The IDSs or the senior subordinated notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the senior subordinated notes if we defer interest payments. In addition, the requirement that we defer payments of interest on the senior subordinated notes under certain circumstances may mean that the market price for the IDSs or the senior subordinated notes may be more volatile than other securities that do not have this requirement.

BECAUSE OF THE SUBORDINATED NATURE OF THE NOTES, HOLDERS OF OUR SENIOR SUBORDINATED NOTES MAY NOT BE ENTITLED TO BE PAID IN FULL, IF AT ALL, IN A BANKRUPTCY, LIQUIDATION OR REORGANIZATION OR SIMILAR PROCEEDING.

As a result of the subordinated nature of our notes and related guarantees, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior indebtedness and senior indebtedness of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to our senior subordinated notes or the subsidiary guarantees.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of our senior subordinated notes will participate with all other holders of unsecured indebtedness of ours or the subsidiary guarantors that are similarly subordinated in the assets remaining after we and the subsidiary guarantors have paid all senior indebtedness. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors. Holders of our senior subordinated notes may, therefore, receive less, ratably, than the holders of our senior indebtedness.

On a pro forma basis as of December 31, 2003, our senior subordinated notes and the associated subsidiary guarantees would have ranked junior, on a consolidated
basis, to $     million of outstanding senior secured indebtedness plus
approximately $100,000 of letters of credit and the subsidiary guarantees would have ranked junior to no senior unsecured debt and pari passu with approximately
$     million of outstanding indebtedness of ours and the subsidiary guarantors.
In addition, as of December 31, 2003, on a pro forma basis, we would have had
the ability to borrow up to an additional amount of $     million under the new
credit facility (less amounts reserved for letters of credit), which would have ranked senior in right of payment to our senior subordinated notes.

Holders of our senior subordinated notes will be structurally subordinated to the debt of our non-guarantor subsidiaries. Our partially owned domestic subsidiaries will not be guarantors of our senior subordinated notes. As a result, no payments are required to be made to us from the assets of these subsidiaries.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, would generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us for payment to you.

IN THE EVENT OF BANKRUPTCY OR INSOLVENCY, THE NOTES COULD BE EQUITABLY SUBORDINATED OR RECHARACTERIZED AS EQUITY.

In the event of bankruptcy or insolvency, a party in interest may seek to subordinate the notes under principles of equitable subordination or to recharacterize the subordinated notes as equity. While we believe that any such attempt should fail, there can be no assurance as to the outcome of such proceedings. In the event a court subordinates the notes or recharacterizes them as equity, we cannot assure you that you would recover any amounts owed on the notes and you may be required to return any payments made to you on account of the notes, potentially for up to six years prior to our bankruptcy. In addition, should the court recharacterize the notes as equity you may not be able to enforce the guaranties.

THE GUARANTEES OF THE SENIOR SUBORDINATED NOTES BY OUR SUBSIDIARIES MAY BE UNENFORCEABLE.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debt of the guarantor, if, among other things, the guarantor, at the time that it assumed the guarantee:

   -- issued the guarantee to delay, hinder or defraud present or future creditors;

   -- received less than reasonably equivalent value or fair consideration for issuing the guarantee and, at the time it issued the guarantee;

   -- was insolvent or rendered insolvent by reason of issuing the guarantee and the application of the proceeds of the guarantee;

   -- was engaged or about to engage in a business or a transaction for which the guarantor's remaining assets available to carry on its business constituted unreasonably small capital;

   -- intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature; or

   -- was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

In addition, any payment by the guarantor under its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor or the guarantee could be subordinated to other debt of the guarantor. What constitutes insolvency for the purposes of fraudulent transfer laws varies depending upon the law applied in any proceeding to determine if a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

   -- the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

   -- the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

   --  it could not pay its debts as they become due.

We believe that immediately after the issuance of the senior subordinated notes and the guarantees, we and each of the guarantors will be solvent, have sufficient capital to carry on our respective businesses and be able to pay our respective debts as they mature. We cannot be sure, however, as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. Regardless of the standard that the court uses, we cannot be sure that the issuance by the subsidiary guarantors of the subsidiary guarantees would not be voided or the subsidiary guarantees would not be subordinated to their other debt.

The guarantee of our senior subordinated notes by any subsidiary guarantor could be subject to the claim that since the guarantee was incurred for the benefit of Valor and only indirectly for the benefit of the subsidiary guarantor, the obligations of the subsidiary guarantor were incurred for less than fair consideration. If such a claim were successful and it was proven that the subsidiary guarantor was insolvent at the time the guarantee was issued, a court could void the obligations of the subsidiary guarantor under the guarantee or subordinate these obligations to the subsidiary guarantor's other debt or take action detrimental to holders of the subordinated notes. If the guarantee of any subsidiary guarantor were voided, our senior subordinated notes would be effectively subordinated to the indebtedness and other credit obligations of that subsidiary guarantor.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF IDSS AND SENIOR SUBORDINATED NOTES ARE UNCLEAR.

No statutory, judicial or administrative authority directly addresses the treatment of the IDSs or the senior subordinated notes, or instruments similar to the IDSs or the senior subordinated notes, for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of IDSs and senior subordinated notes are unclear. We believe that an IDS should be treated as a unit representing a share of common stock and senior subordinated notes, and that the senior subordinated notes should be classified as debt for United States federal income tax purposes. However, the IRS or the courts may take the position that the IDSs are a single security classified as equity, or that the senior subordinated notes are properly classified as equity for United States federal income tax purposes, which could adversely affect the amount, timing and character of income, gain or loss in respect of your investment in IDSs or senior subordinated notes, and materially increase our taxable income and, thus, our United States federal and applicable state income tax liability. This would reduce our after-tax cash flow and materially and adversely impact our ability to make interest and dividend payments on the senior subordinated notes and the common stock. Foreign holders could be subject to withholding or estate taxes with regard to the senior subordinated notes in the same manner as they will be with regard to the common stock. Payments to foreign holders would not be grossed-up for any such taxes. For discussion of these tax-related risks, see "Material United States Federal Income Tax Consequences."

THE ALLOCATION OF THE PURCHASE PRICE OF THE IDSS MAY NOT BE RESPECTED.

The purchase price of each IDS must be allocated for tax purposes between the share of common stock and senior subordinated notes comprising the IDS in proportion to their respective fair market values at the time of purchase. If our allocation is not respected (because, for example, the separately issued senior subordinated notes are sold to the public for a price that differs materially from our allocation), then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount, or OID (if the allocation to the senior subordinated notes were determined to be too high), or amortizable bond premium (if the allocation to the senior subordinated notes were determined to be too low). You generally would be required to include OID in income in advance of the receipt of cash attributable to that income and would be able to elect to amortize bond premium over the term of the senior subordinated notes.

THE IRS MAY NOT VIEW THE INTEREST RATE ON THE SENIOR SUBORDINATED NOTES AS AN ARM'S LENGTH RATE.

We plan to deduct the interest expense on the senior subordinated notes from taxable income for income tax purposes and to report the full benefit of the income tax deductions in our consolidated financial statements. If the IRS were to determine that the interest rate on the senior subordinated notes did not represent an arm's length rate, then any excess of the amount paid on the senior subordinated notes over the arm's length rate would not be deductible and could be recharacterized as a dividend payment instead of an interest payment. In addition, the reclassification of interest payments as dividend payments may give rise to an event of default under our new credit facility. In such case, our taxable income and thus, our United States federal income tax liability could be materially increased and we would have to provide an additional liability in our consolidated financial statements for the previously recorded benefit for the interest deductions. In addition, foreign holders could be subject to withholding taxes with regard to the recharacterized amounts in the same manner as they will be with regard to dividends paid on the common stock. If the interest rate on the senior subordinated notes were determined to be less than an arm's length rate, the senior subordinated notes could be treated as issued with OID, which you would be required to include in income over the term of the senior subordinated notes in advance of the receipt of cash attributable to that income.

BECAUSE OF THE DEFERRAL OF INTEREST PROVISIONS, THE SENIOR SUBORDINATED NOTES MAY BE TREATED AS ISSUED WITH OID.

Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid is disregarded in determining whether a debt instrument is issued with OID. Although there is no authority directly on point, based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is remote within the meaning of the Treasury regulations. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, the senior subordinated notes should not be considered to be issued with OID at the time of their original issuance. If deferral of any payment of interest were determined not to be "remote," then the senior subordinated notes would be treated as issued with OID at the time of issuance. In such case, all stated interest on the senior subordinated notes would be treated as OID, with the consequence that all holders would be required to include the yield on the senior subordinated notes in income as it accrued on a constant yield basis, possibly in advance of their receipt of the associated cash and regardless of their method of tax accounting.

SUBSEQUENT ISSUANCES OF SENIOR SUBORDINATED NOTES MAY CAUSE YOU TO RECOGNIZE TAXABLE GAIN AND/OR ORIGINAL ISSUE DISCOUNT AND MAY REDUCE YOUR RECOVERY IN THE EVENT OF BANKRUPTCY.

The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear. In the future, we may issue senior subordinated notes underlying IDSs in exchange for shares of our Class B common stock. The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes having terms substantially identical to the senior subordinated notes offered hereby, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder's senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes.

The aggregate stated principal amount of senior subordinated notes owned by you and each other holder will not change as a result of such subsequent issuance and exchange. However, under applicable law, it is possible that the holders of subsequently issued senior subordinated notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy proceeding occurring prior to the maturity of the senior subordinated notes. Whether the receipt of subsequently issued senior subordinated notes in exchange for previously issued senior subordinated notes in this automatic exchange constitutes a taxable exchange for United States federal income tax purposes depends on whether the subsequently issued senior subordinated notes are viewed as differing materially from the senior subordinated notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued senior subordinated notes would be viewed as differing materially from the previously issued senior subordinated notes for this purpose. Consequently, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes results in a taxable exchange for United States federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. In such case, you would recognize any gain realized on the exchange, but a loss realized might be disallowed.

Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to senior subordinated notes. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs, and each holder of senior subordinated notes and IDSs will, by purchasing senior subordinated notes or IDSs, as the case may be, agree to report OID in a manner consistent with this approach. Consequently, you may be required to report OID as a result of a subsequent issuance (even though you purchased senior subordinated notes having no OID). This will generally result in you reporting more interest income over the term of the senior subordinated notes than you would have reported had no such subsequent issuance and exchange occurred. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees). In such case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes.

IF WE SUBSEQUENTLY ISSUE SENIOR SUBORDINATED NOTES WITH SIGNIFICANT OID, THEN WE MAY BE UNABLE TO DEDUCT ALL THE INTEREST ON THE SENIOR SUBORDINATED NOTES.

It is possible that the senior subordinated notes that we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have "significant OID" and thus be classified as "applicable high yield discount obligations." If any such senior subordinated notes were so treated, then a portion of the OID on such notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our shareholders.

BEFORE THIS OFFERING, THERE HAS NOT BEEN A PUBLIC MARKET FOR OUR IDSS, SHARES OF OUR CLASS A COMMON STOCK OR SENIOR SUBORDINATED NOTES. THE PRICE OF THE IDSS MAY FLUCTUATE SUBSTANTIALLY, WHICH COULD NEGATIVELY AFFECT IDS HOLDERS.

None of the IDSs, the shares of our Class A common stock or the senior subordinated notes has a public market history. In addition, there has not been an established market in the United States or in Canada for securities similar to the IDSs. We cannot assure you that an active trading market for the IDSs will develop in the future, and we currently do not expect that an active trading market for the shares of our Class A common stock will develop until the senior subordinated notes are redeemed or mature. If the senior subordinated notes represented by your IDSs are redeemed or mature, the IDSs will automatically separate and you will then hold the shares of our Class A common stock. We do not intend to list our senior subordinated notes on any securities exchange.

The initial public offering price of the IDSs has been determined by negotiations among us, the existing equity holders and the representatives of the underwriters and may not be indicative of the market price of the IDSs after the offering. Factors such as quarterly variations in our financial results, announcements by us or others, developments affecting us, our clients and our suppliers, general interest rate levels and general market volatility could cause the market price of the IDSs to fluctuate significantly.

FUTURE SALES OR THE POSSIBILITY OF FUTURE SALES OF A SUBSTANTIAL AMOUNT OF IDSS, SHARES OF OUR COMMON STOCK OR OUR SENIOR SUBORDINATED NOTES MAY DEPRESS THE PRICE OF THE IDSS AND THE SHARES OF OUR COMMON STOCK AND OUR SENIOR SUBORDINATED NOTES.

Future sales or the availability for sale of substantial amounts of IDSs or shares of our common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect the prevailing market price of the IDSs and the shares of our common stock and senior subordinated notes and could impair our ability to raise capital through future sales of our securities.

We may issue shares of our common stock and senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock and the aggregate principal amount of senior subordinated notes, which may be in the form of IDSs, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those IDSs, shares of our common stock, senior subordinated notes or other securities in connection with any such acquisitions and investments.

REGULATORY RISKS

REGULATORY DEVELOPMENTS REGARDING THE TEXAS AND FEDERAL UNIVERSAL SERVICE FUND COULD CURTAIL OUR PROFITABILITY.

We receive Texas and federal Universal Service Fund, or USF, revenues to support the high cost of providing affordable telecommunications services in rural markets. Such support payments represented 24.1% of our revenues for the year ended December 31, 2003, of which $103.1 million, or 20.7% of our revenues, was received from the Texas USF. In addition, we are required to make contributions to the Texas USF and federal USF each year. Current regulations allow us to recover these costs by including a surcharge on our customers' bills. We incur no incremental costs associated with the support payments we receive or the contributions we are required to make, and therefore if we were unable to receive support, if such support was reduced, or if we are unable to recover the amounts we contribute to the Texas USF and federal USF from our customers, our earnings would be directly and adversely affected.

Our receipt of USF support and the manner in which we may recover our costs of contributing to the Texas USF and federal USF is governed by rules established by the Public Utility Commission of Texas, or TPUC, and the Federal Communications Commission, or FCC, respectively. The rules governing USF could be altered or amended as a result of regulatory, legislative or judicial action and impact the amount of USF support that we receive and our ability to recover our USF contributions by assessing surcharges on our customers' bills. It is not possible to predict at this time whether state or federal regulators or legislatures will order modification to those rules or statutes, or the ultimate impact any such modification might have on us.

Since the payments we receive from the Texas USF constitute a significant portion of our revenues, reductions in the amount of USF support that we receive from Texas could have a material impact on our revenues and earnings. The enabling statute for the Texas USF will become subject to review and renewal in late 2005. In addition, the Texas USF rules provide that the TPUC must open an investigation within 90 days after any changes are made to the federal USF. Therefore, changes to the federal USF may prompt similar or conforming changes to the Texas USF. The outcome of any of these legislative or regulatory changes could affect the amount of Texas USF support that we receive, and could have an adverse effect on our business, revenue or profitability.

FCC regulations can also affect the amount of USF support that we receive. We received $16.7 million, or 3.4% of our revenues, from the federal USF for the year ended December 31, 2003. Presently, there are many issues before the FCC that could affect the amount of federal USF that we collect. If the FCC resolves any of these issues in a way that reduces the amount of federal USF support that we collect, our revenue and profitability could be adversely impacted.

REDUCTIONS IN THE AMOUNT OF NETWORK ACCESS REVENUE THAT WE RECEIVE COULD NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS.

In the year ended December 31, 2003, we derived $132.0 million, or 26.6% of our revenues from network access charges. Our network access revenue consists of (1) usage sensitive fees we charge to long distance companies for access to our network in connection with the completion of interstate and intrastate long distance calls, (2) fees charged for use of dedicated circuits and (3) end user fees, which are monthly flat-rate charges assessed on access lines. Federal and state regulatory commissions set these access charges, and they could change the amount of the charges or the manner in which they are charged at any time. Also, as people in our markets decide to use Internet, wireless or cable television providers for their local or long distance calling needs, rather than using our wireline network, the reduction in the number of access lines or minutes of use over our network could reduce the amount of access revenue we collect. As penetration rates for these technologies increase in rural markets, our revenues could decline. In addition, if our customers take advantage of favorable calling plans offered by wireless carriers for their long distance calling needs, it could reduce the number of long distance calls made over our network, thereby decreasing our access revenue. Furthermore, disputes are pending as to whether providers of Voice over Internet Protocol, or VoIP services, which allow customers to make voice calls over the Internet or using Internet Protocol, are subject to FCC or state regulations that would require them to pay network access charges. With the emergence of VoIP technology, the FCC and state commissions are considering the status of VoIP and other Internet services and there can be no assurance that the FCC and state regulators will require such providers to pay access charges. Any reduction in the amount of access revenue that we receive could negatively impact our revenues and profitability.

REGULATORY CHANGES COULD IMPACT THE NUMBER OF AND TYPE OF COMPETITORS WE FACE WHICH COULD IMPACT OUR RESULTS OF OPERATIONS.

Changes in regulations that open our markets to more competitors offering substitute services could impact our profitability because of increases in the costs of attracting and retaining customers and decreases in revenues due to lost customers and the need to offer competitive prices. We face competition from current and potential market entrants, including:

   -- domestic and international long distance providers seeking to enter, reenter or expand entry into the local telecommunications marketplace;

   -- other domestic and international competitive telecommunications providers, wireless carriers, resellers, cable television companies and electric utilities; and

   --  providers of broadband and Internet services.

Regulatory requirements designed to facilitate the introduction of competition, the applicability of different regulatory requirements among our competitors and us, or decisions by legislators or regulators to exempt certain providers or technologies from the same level of regulation that we face, could adversely impact our market position and our ability to offer competitive alternatives. In November 2003, the FCC ordered us to adopt wireline-to-wireless local number portability. This may help wireless carriers compete against us because if customers switch from traditional local telephone service to wireless service, they now have the ability to transfer their local telephone number to their wireless provider. In addition, federal and state regulators and courts are addressing many aspects of our obligations to provide unbundled network elements and discounted wholesale rates to competitors. The introduction of new competitors or the better positioning of existing competitors due to regulatory changes could cause us to lose customers and impede our ability to attract new customers.

NEW REGULATIONS AND CHANGES IN EXISTING REGULATIONS MAY FORCE US TO INCUR SIGNIFICANT EXPENSES.

Our business also may be impacted by legislation and regulation imposing new or greater obligations related to assisting law enforcement, bolstering homeland security, minimizing environmental impacts, or addressing other issues that impact our business. For example, existing provisions of the Communications Assistance for Law Enforcement Act, or CALEA, and FCC regulations implementing CALEA require telecommunications carriers to ensure that their equipment, facilities, and services are able to facilitate authorized electronic surveillance. We cannot predict whether and when the FCC might modify its CALEA rules or any other rules or what compliance with new rules might cost. Similarly, we cannot predict whether or when federal or state legislators or regulators might impose new security, environmental or other obligations on our business.

For a more thorough discussion of the regulation of our company and how that regulation may affect our business, see "Regulation."

RISKS RELATING TO OUR BUSINESS

WE MAY CONTINUE TO LOSE ACCESS LINES.

Our business generates revenue by delivering voice and data services over access lines. We have experienced net access line loss over the past few years, and during the year ended December 31, 2003, the number of access lines we serve declined by 2.6% due to challenging economic conditions and increased competition. We may continue to experience net access line loss in our markets for an unforeseen period of time. Our inability to retain access lines could adversely affect our revenue and earnings.

RAPID AND SIGNIFICANT CHANGES IN TECHNOLOGY IN THE TELECOMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE EFFECTIVELY IN THE MARKETS IN WHICH WE OPERATE.

The rapid introduction and development of enhanced or alternative services that are more cost effective, more efficient or more technologically advanced than the services we offer is a significant source of potential competition in the telecommunications industry. Technological developments may reduce the competitiveness of our networks, make our service offerings less attractive or require expensive and time-consuming capital improvements. If we fail to adapt successfully to technological changes or fail to obtain timely access to important new technologies, we could lose customers and have difficulty attracting new customers or selling new services to our existing customers.

We cannot predict the impact of technological changes on our competitive position, profitability or industry. Wireless and cable technologies that have emerged in recent years provide certain advantages over traditional wireline voice and data services. The mobility afforded by wireless voice services and its competitive pricing appeal to many customers. The ability of cable television providers to offer voice, video and data services as an integrated package provides an attractive alternative to traditional voice services from local exchange carriers. In addition, as the emerging VoIP services develop, some customers may be able to bypass network access charges. Increased penetration rates for these technologies in our markets could cause our revenues to decline.

THE COMPETITIVE NATURE OF THE TELECOMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT OUR REVENUES, RESULTS OF OPERATIONS AND PROFITABILITY.

The telecommunications industry is very competitive. Increased competition could lead to price reductions, declining sales volumes, loss of market share, higher marketing costs and reduced operating margins. Significant and potentially larger competitors could enter our markets at any time, including local service providers, cable television companies and wireless telecommunications providers.

For a more thorough discussion of the competition that may affect our business, see "Business--Competition."

WEAK ECONOMIC CONDITIONS MAY DECREASE DEMAND FOR OUR SERVICES.

We are sensitive to economic conditions and downturns in the economy. Downturns in the economies in the markets we serve could cause our existing customers to reduce their purchases of our basic and enhanced services and make it difficult for us to obtain new customers.

WE DEPEND ON A FEW KEY VENDORS AND SUPPLIERS TO CONDUCT OUR BUSINESS.

We rely on vendors and suppliers to support many of our administrative functions and to enable us to provide long distance services. For example, we currently outsource much of our operational support services to ALLTEL, including our billing and customer care services. Transitioning these support services to another provider could take a significant period of time and involve substantial costs. In addition, we have resale agreements with MCI and Sprint to provide our long distance transmission services. Replacing these resale agreements could be difficult as there are a limited number of national long distance providers. Any disruptions in our relationship with these third party providers could have an adverse effect on our business and operations.

RECENT DIFFICULTIES IN THE TELECOMMUNICATIONS INDUSTRY COULD NEGATIVELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

We originate and terminate long distance phone calls on our networks for other interexchange carriers, some of which are our largest customers in terms of revenues. In the year ended December 31, 2003, we generated 17.5% of our total revenues from originating and terminating phone calls for interexchange carriers. Several of these interexchange carriers have declared bankruptcy during the past two years or are experiencing substantial financial difficulties. MCI WorldCom (now MCI), which declared bankruptcy in 2002, is one of the major interexchange carriers with which we conduct business. We recorded a net $1.6 million charge due to MCI's failure to pay amounts owed to us. Further bankruptcies or disruptions in the businesses of these interexchange carriers could have an adverse effect on our financial results and cash flows.

OUR EQUITY SPONSORS OWN A SUBSTANTIAL INTEREST IN OUR VOTING SECURITIES AND THEIR INTERESTS MAY DIVERGE FROM THE INTERESTS OF THE HOLDERS OF THE IDSS.

Following the consummation of this offering, affiliates of Welsh, Carson, Anderson & Stowe, or WCAS, affiliates of Vestar Capital Partners, or Vestar, and
affiliates of Citicorp Venture Capital, or CVC, will beneficially own    %,    %
and    %, respectively, of our outstanding shares of Class A common stock as
part of the IDSs, and    %,    % and    %, respectively, of our outstanding
shares of Class B common stock. As a result, WCAS, Vestar and CVC collectively exercise substantial influence over matters requiring stockholder approval, including decisions about our capital structure. In addition, WCAS has two designees and Vestar has one designee serving on our board of directors. The interests of our equity sponsors may conflict with your interests as a holder of the IDSs.

OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS AND SEVERAL OTHER FACTORS COULD LIMIT ANOTHER PARTY'S ABILITY TO ACQUIRE US AND DEPRIVE OUR INVESTORS OF THE OPPORTUNITY TO OBTAIN A TAKEOVER PREMIUM FOR THEIR SECURITIES.

A number of provisions in our amended and restated certificate of incorporation and by-laws will make it difficult for another company to acquire us and for you to receive any related takeover premium on our securities. For example, our amended and restated certificate of incorporation provides that stockholders may not act by written consent and that only our board of directors may call a special meeting. In addition, stockholders are required to provide us with advance notice if they wish to nominate any persons for election to our board of directors or if they intend to propose any matters for consideration at an annual stockholders meeting. Our amended and restated certificate of incorporation authorizes the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulation" and elsewhere in this prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. Statements which include the words "may," "will," "should," "could," "would," "predicts," "potential," "continue," "future," "estimates," "expect," "intend," "plan," "believe," "project," "anticipate" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include the following:

   --  our high degree of leverage and significant debt service obligations;

   -- our ability to amend our new credit facility in ways that restrict our right to pay dividends on our common stock and interest on our senior subordinated notes;

   --  any adverse changes in government regulation;

   -- the risk that we may not be able to retain existing customers or obtain new customers;

   -- the risk of technological innovations outpacing our ability to adapt or replace our equipment to offer comparable services;

   --  the risk of increased competition in the markets we serve; and

   --  the risk of weaker economic conditions within the United States.

We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                USE OF PROCEEDS

The table below sets forth our estimate of the sources and uses of funds required to effect the transactions contemplated hereby. See "Detailed Transaction Steps." The estimated sources and uses are based on an assumed
initial public offering price of $     per IDS and      % of the stated
principal amount of the senior subordinated notes being sold separately (not in the form of IDSs). Actual amounts will vary from the amounts shown below.

   SOURCES                                       USES
   -------                                       ----
   New credit facility(1)...........   $         Repayment of existing
                                                   indebtedness(2)................   $
   IDSs sold hereby.................             Fees and expenses(3).............
   Senior subordinated notes sold                Proceeds to existing equity
     separately hereby..............             holders(4)
     Total sources of funds.........  $            Total uses of funds............  $
                                                                                    ========
                                      ========

(1)  Represents a $        term loan. No amounts will be drawn on the new
     revolver in connection with the contemplated transactions.

(2) Includes $ million of outstanding principal and unpaid interest on our existing credit facilities and $ million aggregate principal amount of our outstanding senior subordinated notes due August 31, 2010 and accrued and unpaid interest thereunder. In connection with the repayment of existing indebtedness, we will be required to write-off approximately $ in deferred financing costs.

(3)  Includes an estimated $    million payable to the underwriters of our IDS
     offering, approximately $    million payable to the lenders under our new
     credit facility, approximately $    million in the aggregate payable to
     affiliates of Welsh, Carson, Anderson & Stowe and affiliates of Vestar Capital Partners for transaction fees in respect of our reorganization and
     this offering, and approximately $    million in other professional fees
     and expenses associated with our redemption of existing indebtedness.

(4) The proceeds to our existing equity holders shown on the table above does not include IDSs that we are issuing to them in this offering in connection
     with our reorganization. These IDSs have an aggregate value of $    million
     based on an assumed initial public offering price of $    . In addition, if
     the underwriters' over-allotment option is exercised in full, existing
     equity holders will offer an aggregate of         IDSs to the public and
     will receive all proceeds from the sale thereof, less any underwriters' discount and commissions.

As indicated in the table above, we expect to repay all amounts outstanding under both the revolving facility and term loan facility under our existing senior credit facility for Valor Telecommunications Southwest, LLC and our existing senior credit facility for Valor Telecommunications Southwest II, LLC. The term loans under both the Valor Telecommunications Southwest, LLC and Valor Telecommunications Southwest II, LLC senior credit facilities are comprised of tranches that have maturity dates ranging from June 30, 2007 through October 31, 2013. Amounts outstanding under the revolvers under the Valor Telecommunications Southwest, LLC and the Valor Telecommunications Southwest II, LLC senior credit facilities will mature on June 30, 2007 and July 31, 2010, respectively. As of December 31, 2003, amounts outstanding under the revolver and the term loan bore interest at a weighted average annual rate of 6.2%.

We also expect to use the net proceeds of this offering to repay all amounts payable pursuant to our outstanding senior subordinated notes. These subordinated notes have a stated interest rate of 10.0% per annum. The maturity date of these subordinated notes is August 31, 2010.

                                DIVIDEND POLICY

Upon the closing of this offering, our board of directors is expected to adopt a dividend policy with respect to our shares of Class A common stock pursuant to which, in the event and to the extent we have any available cash for distribution to the holders of shares of our Class A common stock as of the twentieth day, or the business day immediately preceding such twentieth day, of the last month of any calendar quarter, and subject to applicable law, as described below, and the terms of the new credit facility, the indenture governing our senior subordinated notes and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our Class A common stock. The initial dividend rate is expected to be equal to
$     per share of Class A common stock per annum, subject to adjustment. We will pay those dividends on or about the last day of each quarter.

Our amended and restated certificate of incorporation contains dividend provisions with respect to our shares of Class B common stock which are intended to replicate the yield on our IDS units. Any time a dividend is paid to holders of Class A common stock, holders of Class B common stock will be paid a dividend equal to the amount per share paid to holders of Class A common stock. In addition to any such dividend, shares of our Class B common stock will accrue
dividends at a rate of      % per annum on the deemed issuance price of $
per share; provided that during the continuation of any event of default under the indenture governing the senior subordinated notes, dividends will accrue at
a rate of      % per annum. Such dividends will accrue, and to the extent not paid, accumulate, whether or not declared and whether or not we have funds legally available for the payment of dividends. Such dividends will be paid, if declared by the board, on the last day of each fiscal quarter, or, to the extent not previously paid, at such time as such shares of Class B common stock are exchanged for IDSs; provided, that such dividends may only be paid to the extent allowable under applicable law, the terms of our new credit facility and the indenture governing our senior subordinated notes.

Upon the closing of the offering no shares of our Class C common stock will be outstanding and we do not anticipate that we will issue shares of Class C common stock or declare dividends thereon in the near future.

If we have any remaining cash after the payment of dividends as contemplated above, our board of directors will, in its sole discretion, decide to use that cash to fund capital expenditures or acquisitions, repay indebtedness, pay additional dividends in equal amounts per share to holders of the shares of Class A and Class B common stock or for general corporate purposes.

If we do not have enough available cash in any quarter to pay the amount of dividends to the holders of the shares of Class A and Class B common stock as contemplated above, we will first pay any unpaid dividends that have been accruing on the shares of Class B common stock and then pay any additional amounts in equal amounts per share to holders of the shares of Class A and Class B common stock.

The indenture governing our senior subordinated notes restricts our ability to declare and pay dividends on our common stock as follows:

   -- we may not pay dividends if such payment will exceed the quarterly base dividend level in any fiscal quarter; provided that if such payment is
       less than the quarterly base dividend level in any fiscal quarter,   % of
       the difference between the aggregate amount of dividends actually paid and the quarterly base dividend level for such quarter will be available for the payment of dividends at a later date. The quarterly base dividend
       level for any given fiscal quarter shall equal   % of our excess cash (as
       defined below) for the 12 month period ending on the last day of our then most recently ended fiscal quarter for which internal financial statements are available at the time such dividend is declared and paid divided by four (4). "Excess cash" shall mean with respect to any period, Adjusted EBITDA, as defined in the indenture, minus the sum of (i) cash interest expense, (ii) capital expenditures and (iii) cash income tax expense, in each case, for such period;

   -- we may not pay any dividends if not permitted under any of our senior indebtedness;

   -- we may not pay any dividends while interest on the senior subordinated notes is being deferred or, after the end of any interest deferral, so long as any deferred interest has not been paid in full; and

   -- we may not pay any dividends if a default or event of default under the indenture has occurred and is continuing.

The new credit facility restricts our ability to declare and pay dividends on our common stock if and for so long as we do not meet the interest coverage ratio and senior leverage ratio tests specified in the new credit facility. If we fail to achieve any of these ratios for any quarter but resume compliance in a subsequent quarter and satisfy the other conditions specified in the new credit facility (including timely delivery of applicable financial statements), we may resume the payment of dividends. The new credit facility permits us to use up to 100% of the distributable cash, as defined in the new credit facility to fund dividends on our shares of common stock.

Our board of directors may, in its discretion, amend or repeal this dividend policy. Our board of directors may decrease the level of dividends provided for in this dividend policy or discontinue entirely the payment of dividends. We have not paid dividends in the past.

Future dividends with respect to shares of our capital stock, if any, will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors may deem relevant. Under Delaware law, our board of directors may declare dividends only to the extent of our "surplus" (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years.

                                 CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2003:

   --  on an actual basis; and

   -- on a pro forma as adjusted basis as if this offering, including the use of proceeds from this offering, the repayment of all outstanding borrowings under our existing credit facilities and our reorganization had occurred on that date and that we had entered into the new credit facility on that date.

                                                                   AS OF DECEMBER 31, 2003
                                                            --------------------------------------
                                                                                        PRO FORMA
                                                              ACTUAL     ADJUSTMENTS   AS ADJUSTED
                                                            ----------   -----------   -----------
                                                                        (In thousands)
   Cash and cash equivalents..............................  $    1,414
                                                            ==========
   Long-term debt, including current portion
     Current maturities of long-term debt(1)..............      37,318
     Existing credit facilities (long-term portion)(1)....   1,108,065
     Existing senior subordinated notes...................     314,257
     Capital leases.......................................       4,333
     New credit facility..................................           -
        % senior subordinated notes.......................           -
                                                            ----------
        Total long-term debt..............................   1,463,973
                                                            ----------
   Redeemable preferred interests(2)......................     370,231
   Class B common stock, $0.01 par value per share(3).....          --
                                                            ----------
   Stockholders' equity
     Class A common interests, no par or stated value.....      64,633
     Class B common interests, no par or stated value.....           -
     Class C interests, no par or stated value............      46,000
     Class A common stock, $0.01 par value per share......           -
     Class B common stock, $0.01 par value per share......           -
     Class C common stock, $0.01 par value per share......           -
     Additional paid-in capital...........................           -
     Accumulated deficit(4)...............................     (53,366)
     Accumulated other comprehensive loss.................      (7,371)
     Treasury stock.......................................         (34)
                                                            ----------
        Total common owners' equity.......................      49,862
                                                            ----------
          Total capitalization............................  $1,885,480
                                                            ==========

---------------------------
(1) In connection with the repayment of existing indebtedness, we will be
    required to write-off approximately $      in deferred financing costs.

(2) As a result of our existing equity holders' contribution of their redeemable preferred interests in VTC, VTS and VTS II to Valor, we will record an
    expense of approximately $      resulting from the excess of the fair value
    of the IDSs, Class B common stock and cash received over the carrying amount of the redeemable preferred interests.

(3) Each share of Class B common stock is convertible into one IDS (as may be adjusted for stock splits, dividends, combinations or reclassifications) following the second anniversary of the consummation of this offering, at the option of the holder of such shares. Accordingly, the portion of the Class B common stock convertible into senior subordinated debt has been classified as mezzanine equity.

(4) In connection with the reorganization, management will receive         IDSs
    in exchange for their outstanding stock options and phantom stock units
    resulting in compensation expense to us of approximately $        .

                                    DILUTION

Dilution is the amount by which the portion of the offering price paid by the purchasers of the IDSs to be sold in the offering that is allocated to our shares of Class A common stock represented by the IDSs exceeds the net tangible book value or deficiency per share of our Class A common stock after the offering. Net tangible book value or deficiency per share of our Class A common stock is determined at any date by subtracting our total liabilities from our total assets less our intangible assets and dividing the difference by the number of shares of Class A common stock deemed to be outstanding at that date.

Our net tangible book value as of December 31, 2003 was approximately $
million, or $     per share of Class A common stock. After giving effect to our
receipt and intended use of approximately $     million of estimated net
proceeds (after deducting estimated underwriting discounts and commissions and offering expenses) from our sale of IDSs and separate senior subordinated notes
in this offering based on an assumed initial public offering price of $     per
IDS (the midpoint of the range set forth on the cover page of this prospectus)
and      % of the stated principal amount of the senior subordinated notes being sold separately, our pro forma as adjusted net tangible book value as of
December 31, 2003 would have been approximately $     million, or $     per
share of Class A common stock. This represents an immediate increase in net
tangible book value of $     per share of our Class A common stock to existing
stockholders and an immediate dilution of $     per share of our Class A common
stock to new investors purchasing IDSs in this offering.

The following table illustrates this substantial and immediate dilution to new investors:

                                                                 PER SHARE OF
                                                                 COMMON STOCK
                                                                 ------------
   Portion of the assumed initial public price of $     per IDS
     allocated to one share of Class A common stock............    $
   Net tangible book value per share as of December 31, 2003...
   Increase per share attributable to cash payments made by
     investors in this offering................................
                                                                   --------
   Pro forma as adjusted net tangible book value after this
     offering..................................................    $
                                                                   --------
   Dilution in net tangible book value per share to new
     investors.................................................    $
                                                                   ========

The following table sets forth on a pro forma basis as of December 31, 2003, assuming no exercise of the over-allotment option:

   -- the total number of shares of our Class A common stock to be owned by the existing equity holders and to be owned by the new investors, as represented by the IDSs to be sold in this offering;

   -- the total consideration to be paid by the existing equity holders and to be paid by the new investors purchasing IDSs in this offering; and

   -- the average price per share of Class A common stock to be paid by existing equity holders (cash and stock) and to be paid by new investors purchasing IDSs in this offering:

                                                                                           AVERAGE
                                              SHARES OF CLASS A                           PRICE PER
                                                 COMMON STOCK                             SHARE OF
                                                  PURCHASED        TOTAL CONSIDERATION     CLASS A
                                              ------------------   --------------------    COMMON
                                               NUMBER    PERCENT    AMOUNT     PERCENT      STOCK
                                              --------   -------   ---------   --------   ---------
   Existing equity holders..................                   %   $                 %    $
   New investors............................                   %                     %
                                              --------    -----    --------     -----
     Total..................................              100.0%   $            100.0%
                                              ========    =====    ========     =====

                   SELECTED HISTORICAL FINANCIAL INFORMATION

Valor is a holding company and has no direct operations. Valor was formed for the sole purpose of reorganizing our corporate structure and consummating this offering. Valor's principle assets are the direct and indirect equity interests of its subsidiaries. As a result, we have not provided separate historical financial results for Valor and present only the historical consolidated financial results of Valor Telecommunications, LLC. The selected historical consolidated financial information set forth below as of and for the period ended December 31, 2000, as well as the selected historical consolidated financial information as of and for the year ended December 31, 2001, 2002 and 2003, have been derived from our audited consolidated financial statements. In addition, as described in more detail in "Business," we acquired, at the time of our formation, select telephone assets from GTE Southwest Corporation. We refer to these properties as the "Acquired Businesses" and we believe the Acquired Businesses to be the predecessor of our company, prior to formation in 2000. This is because the Acquired Businesses, with the exception of our Kerrville business that was acquired by us in 2002, effectively include nearly all the businesses currently operated by us, and do not include any businesses that have been discontinued or sold. Accordingly, the selected historical financial information below includes the combined accounts of the Acquired Businesses as of and for the year ended December 31, 1999, as well as the combined accounts as of and for the period ended August 31, 2000. The combined accounts do not include any purchase accounting adjustments that occurred as a result of our acquisition of the Acquired Businesses in 2000.

The information in the following table should be read together with our audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003 and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," all as included elsewhere in this prospectus.

                                        PREDECESSOR COMPANY(1)
                                      ---------------------------
                                                        PERIOD         PERIOD
                                       YEAR ENDED       ENDED          ENDED             YEAR ENDED DECEMBER 31,
                                      DECEMBER 31,    AUGUST 31,    DECEMBER 31,   ------------------------------------
                                          1999           2000         2000(2)         2001       2002(3)        2003
                                      ------------   ------------   ------------   ----------   ----------   ----------
                                        (DOLLARS IN THOUSANDS,
                                      EXCEPT PER OWNER UNIT DATA)   (DOLLARS IN THOUSANDS, EXCEPT PER OWNER UNIT DATA)
   STATEMENT OF OPERATIONS DATA:
   Operating revenues...............    $367,724       $260,933     $   148,784    $  424,916   $  479,883   $  497,334
   Operating expenses...............     282,719        178,948         164,172       321,618      320,632      315,061
   Operating income (loss)..........      85,005         81,985         (15,388)      103,298      159,251      182,273
   EARNINGS PER OWNERS' UNIT:
   Basic and diluted (loss) income
     from continuing operations:(4)
     Class A and B common
       interests....................         n/a            n/a     $     (1.05)   $    (0.58)  $     0.22   $     0.73
     Class C interests..............         n/a            n/a     $        --    $       --   $     0.09   $     0.15
   Basic and diluted net (loss)
     income:
     Class A and B common
       interests....................         n/a            n/a     $     (1.05)   $    (0.77)  $     0.17   $     0.73
     Class C interests..............         n/a            n/a     $        --    $       --   $     0.09   $     0.15
   CASH FLOW DATA:
   Net cash provided by operating
     activities.....................    $154,279       $119,557     $    16,197    $  100,301   $  150,383   $  166,065
   Net cash used in investing
     activities.....................    $(85,109)      $(56,018)    $(1,821,699)   $ (106,614)  $ (216,773)  $  (66,299)
   Net cash provided by (used in)
     financing activities...........    $(69,170)      $(63,539)    $ 1,811,613    $    8,117   $   71,015   $  (99,465)

                                  PREDECESSOR COMPANY(1)
                                ---------------------------
                                                  PERIOD         PERIOD
                                 YEAR ENDED       ENDED          ENDED             YEAR ENDED DECEMBER 31,
                                DECEMBER 31,    AUGUST 31,    DECEMBER 31,   ------------------------------------
                                    1999           2000         2000(2)         2001       2002(3)        2003
                                ------------   ------------   ------------   ----------   ----------   ----------
                                  (DOLLARS IN THOUSANDS)                    (DOLLARS IN THOUSANDS)
   OTHER DATA:
   Capital expenditures.......    $ 85,109       $ 56,018     $    36,918    $  107,869   $   89,527   $   69,850
   Acquisition of Kerrville
     Communications
     Corporation(5)...........           -              -               -             -   $  128,135            -
   Depreciation and
     amortization(6)..........    $ 97,111       $ 64,103     $    40,327    $  110,843   $   73,273   $   81,638
   BALANCE SHEET DATA:
   Total assets...............    $573,681       $567,073     $ 1,935,695    $1,913,057   $2,062,404   $2,039,043
   Long-term debt (including
     current maturities)......    $      -       $      -     $ 1,440,643    $1,469,420   $1,544,285   $1,463,973
   Redeemable preferred
     interests................    $      -       $      -     $   370,231    $  370,231   $  370,231   $  370,231

---------------------------

(1) The selected historical financial information presented for the Predecessor Company above was derived from unaudited financial statements prepared on a carve-out basis by GTE Southwest Corporation (the "Carve-Out Financial Statements"). This information reflects the results of operations and financial position of the Acquired Businesses for the year ended December 31, 1999 and for the period beginning January 1, 2000 through our acquisition date of these businesses. We acquired GTE's business in Oklahoma on July 1, 2000 and GTE's businesses in Texas, New Mexico and Arkansas on September 1, 2000.

(2) Our consolidated financial statements for the period ended December 31, 2000 include the results of operations for the businesses we acquired from GTE in Texas, Oklahoma, New Mexico and Arkansas beginning on the date of acquisition, as well as certain start-up costs that we incurred prior to commencing operations.

(3) We acquired all the outstanding common stock, preferred stock and common stock equivalents of Kerrville Communications Corporation ("KCC") on January 31, 2002 and have included the assets, liabilities and results of operations of KCC from that date.

(4) Per unit data is not applicable with respect to periods covered by our Predecessor's Carve-Out Financial Statements.

(5) Reflects the purchase price for our acquisition of KCC, net of cash acquired. Excludes $1,724,119 we paid to purchase predecessor businesses in 2000.

(6) In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002, we discontinued the amortization of goodwill. Amortization expense associated with goodwill was $20,529 for the period ended December 31, 2000 and $53,900 for the year ended December 31, 2001.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this prospectus. It contains forward-looking statements that involve risks and uncertainties. Please see "Cautionary Statement Regarding Forward-Looking Statements" for more information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

OVERVIEW

We are one of the largest providers of telecommunications services in rural communities in the southwestern United States and the seventh largest independent telephone company in the country. We operate approximately 550,000 telephone access lines in primarily rural areas of Texas, Oklahoma, New Mexico and Arkansas. We believe that in many of our markets we are the only service provider that offers customers an integrated package of local and long distance voice, high-speed data and Internet access as well as a variety of enhanced services such as voicemail and caller identification. For the year ended December 31, 2003, we generated revenues of $497.3 million.

We formed our company in connection with the acquisition in 2000 of select telephone assets from GTE Southwest Corporation, which is now part of Verizon. Our formation was orchestrated by our equity sponsors Welsh, Carson, Anderson & Stowe, or WCAS, Vestar Capital Partners and Citicorp Venture Capital, Anne K. Bingaman and our management. Ms. Bingaman, along with Bob Mathew and Michael Page, formed a predecessor to our company and later joined with our equity sponsors, led by WCAS, to negotiate and finance the acquisition of the telephone assets from GTE. Ms. Bingaman, Mr. Mathew, Mr. Page and WCAS were assisted in these efforts by twelve prominent business persons from the Southwestern United States who have local, statewide and national public service experience and decades of successful private business experience. They are Toney Anaya, Ernesto
M. Chavarria, John C. Corella, William E. Garcia, Edward J. Lujan, Manuel Lujan, Jr., Ronald E. Montoya, M. Ann Padilla, Andrew Ramirez, Henry M. Rivera, Edward
L. Romero and J. Ben Trujillo. Ms. Bingaman served as our Chairman since 1999 and was our first Chief Executive Officer. Once the negotiation of the terms of the acquisition from GTE was completed, Ms. Bingaman and WCAS recruited our management team, including Kenneth R. Cole, our first chief operating officer. Together, these groups and individuals were instrumental in helping us complete the transactions with GTE and successfully launch our initial operations.

The rural telephone businesses that we own have been operating in the markets we serve for over 75 years. Since our inception, we have acquired the local telephone company serving Kerrville, Texas and we have invested substantial resources to improve and expand our network infrastructure to provide high quality telecommunications services and superior customer care. We believe that we are well positioned for future revenue and cash flow growth through both expanded service offerings and acquisitions.

Access lines are an important element of our business. Historically, rural local telephone companies, or RLECs, experienced consistent growth in access lines because of positive demographic trends, insulated rural local economies and little competition. Recently, however, many RLECs have experienced a loss of access lines due to challenging economic conditions, increased competition from wireless providers, competitive local exchange carriers, or CLECs, and in some cases, cable television operators. We have not been immune to these conditions. We have experienced modest net losses in access lines due primarily to poor economic conditions and increased competition. Access line losses may also increase if cable television operators begin to offer telephony service in our markets.

Despite our net losses of access lines, we have generated growth in our revenues each year since our inception in 2000. We have accomplished this by providing our customers with services not previously available in most of our markets such as enhanced voice services and data services, including digital subscriber lines, or DSL, and through acquisitions. We are continuing to add access lines through plant improvements, bundling services, win-back programs, increased community involvement and a variety of other programs.

We are subject to regulation primarily by federal and state government agencies. At the federal level, the Federal Communications Commission, or FCC, has jurisdiction over interstate and international telecommunications services. State telecommunications regulators exercise jurisdiction over intrastate telecommunications services. We operate under price cap regulation at the federal level and at the state level in Texas and New Mexico. We are regulated on a rate of return basis in Oklahoma and Arkansas. For a more extensive discussion of regulatory matters, see "Risk Factors--Regulatory Matters" and "Regulation."

REORGANIZATION

Immediately prior to and in connection with the consummation of this offering, we will reorganize our corporate structure. Our existing equity holders currently own equity interests in Valor Telecommunications, LLC, or VTC, Valor Telecommunications Southwest, LLC, or VTS, and Valor Telecommunications Southwest II, LLC, or VTS II. As part of this reorganization, our existing equity holders will contribute their equity interests in VTC, VTS and VTS II to
us in exchange for           IDSs,           shares of Class B common stock and
$     in cash from the proceeds of this offering. As a result of this reorganization, each of VTC, VTS and VTS II will be either a direct or indirect wholly-owned subsidiary of Valor Communications Group, Inc. See "Detailed Transaction Steps" on page 86.

REGULATORY MATTERS

We operate in a regulated industry, and the majority of our revenues comes from the provision of regulated telecommunications services, including state and federal support for the provision of telephone services in high-cost rural areas. To further the public policy of providing universal and comparable telecommunications services throughout the United States, state and federal regulatory bodies have historically given support to RLECs to offset the high costs of providing telecommunications services in rural areas. Operating in this regulated industry means that we are also generally subject to certification, service quality, rate regulation, tariff filing and other ongoing regulatory requirements by state and federal regulators.

State Regulation. We operate in Texas, Oklahoma, New Mexico and Arkansas and each state has its own regulatory framework for intrastate services.

In Texas, most of our operations are subject to price caps on our basic telecommunications services, while we maintain pricing flexibility on some non-basic services. While the Texas regulatory structure under which we operate will become subject to review and renewal in late 2005, we do not expect a material change in the benefits we have under current regulation. In addition, we currently have a petition pending in Texas that requests the implementation of a surcharge for expanded local calling that would compensate us for our costs and lost revenues associated with replacing long distance routes between selected towns with flat rated local service. If granted, the petition would generate additional revenues and increased earnings.

In New Mexico, we operate under an Alternative Form of Regulation Plan that is specific to our company. The Plan was adopted in 2000 and will expire on March 31, 2006. During its term, the Plan provides for a freeze on the prices of our intrastate telecommunications services, requires us to invest $83 million in capital in New Mexico, provides for a streamlined tariff approval process and prescribes quality of service standards, including penalties for failure to meet certain service levels. Under the Plan, we will be able to increase our prices for optional services by 10% if we meet the quality service standards in 2005.

Recently enacted legislation mandates that the New Mexico Public Regulation Commission adopt rules tailored to the size and market demographics of local exchange carriers like our company that have between 50,000 and 375,000 access lines and flexible rules that allow pricing freedoms on retail services. It also mandates the streamlining of rules governing the introduction and withdrawal of tariffs and the packaging and bundling of services. Therefore, we will not have to renegotiate and renew our current Plan.

In Oklahoma, we operate under rate of return regulation in the provision of intrastate telecommunications services. Pending legislation in Oklahoma would allow us significant pricing freedom for our basic services and reduce our costs of regulation. The governor of Oklahoma, however, vetoed similar legislation last year. Also pending is legislation that would eliminate most of Oklahoma's retail pricing regulation. We would also significantly benefit from the enactment of this legislation.

We also operate under rate of return regulation in the provision of intrastate telecommunications services in Arkansas. We operate approximately 17,000 access lines in Texarkana, Arkansas, which is our only market in Arkansas. Pursuant to an agreement with the Arkansas Public Service Commission, our Arkansas tariffs mirror the prices charged in our Texas tariffs.

Federal Regulation. Most of our interstate access revenues are regulated pursuant to the FCC's price cap rules. Generally, these rules establish an upper limit for access prices, but allow annual formula-based adjustments and limited pricing flexibility. In 2000, the FCC adopted the Coalition for Affordable Local and Long Distance Service, or CALLS plan, an integrated interstate access reform and universal service framework for price cap local exchange carriers. The CALLS plan allowed subscriber line charges billed to end users to rise, but forced substantial decreases in access charges billed to long distance carriers. The CALLS plan will expire in mid-2005, unless extended by the FCC. The FCC is currently considering whether to make substantial changes in the manner in which local exchange carriers can charge for access to their networks. It has proposed that current intercarrier compensation for all types of telecommunications traffic be collected only from the end user customers of the carriers. We do not know whether the FCC will adopt this proposal or what impact its adoption would have on our business.

UNIVERSAL SERVICE FUND

In furtherance of public policy, we receive Universal Service Fund, or USF, revenues from the State of Texas and the federal government to support the high cost of providing telecommunications services in rural markets.

Texas Universal Service Fund. The Texas Universal Service Fund, or Texas USF, supports eligible telecommunications providers that serve high cost markets. We received $103.1 million from the Texas USF in 2003, representing 20.7% of total revenues for that year. Texas USF is promulgated under a statute that will become subject to review and renewal in late 2005. We expect that the Texas Legislature will renew the statute or replace it with a similar regulation that will not materially change the benefits we receive under the current regulatory structure.

Federal Universal Service Fund. The federal USF revenue we receive helps to offset interstate access charges, defrays the high fixed switching costs in areas with fewer than 50,000 access lines and provides support where our average cost per line exceeds 115% of the national average cost per line. In 2003, we received $16.7 million, or 3.4% of our total revenues, in federal USF support. Currently, significant policy debate is occurring at the FCC and in Congress over whether universal service support should be available as a means to foster competitive entry in rural telecommunications markets, rather than its historic purpose to offset the high cost to serve the country's rural areas. Several parties have raised objections to the size of the universal service fund and the types of services eligible for support and the sources of contribution to the USF. The outcome of any of these proceedings or other legislative or regulatory changes could affect the amount of federal universal service support that we receive, and could have an adverse effect on our business, revenue or profitability.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management continually evaluates its estimates and judgments including those related to revenue recognition, allowance for doubtful accounts, pension and postretirement benefits, accounting for goodwill and intangible assets, and estimated useful lives of property, plant and equipment. Actual results may differ from these estimates. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and complexity (See Note 2 to the consolidated financial statements for a complete discussion of our significant accounting policies.):

Revenue Recognition. Revenue is recognized when evidence of an arrangement between our customer and us exists, the earnings process is complete and collectibility is reasonably assured. The prices for most services are filed in tariffs with the appropriate regulatory bodies that exercise jurisdiction over the various services.

Basic local services, enhanced calling features such as caller identification, special access circuits, long distance flat rate calling plans, and most data services are billed one month in advance. Revenue for these services is recognized in the month services are rendered. The portion of advance-billed revenue associated with services that will be delivered in a subsequent period is deferred and recorded as a current liability under "Advance billings and customer deposits" in the Consolidated Balance Sheets.

Amounts billed to customers for activating service are deferred and recognized over the average life of the customer. The costs associated with activating such services are deferred and are recognized as an operating expense over the same period. Costs in excess of revenues are recognized as an operating expense in the period of activation.

Revenues for providing usage based services, such as per-minute long distance service and access charges billed to long distance companies for originating and terminating long distance calls on our network, are billed in arrears. Revenues for these services are recognized in the month services are rendered.

Universal Service revenues are government-sponsored support received in association with providing service in mostly rural, high-cost areas. These revenues are typically based on information provided by us and are calculated by the government agency responsible for administering the support program and are recognized in the month the service is performed.

Allowance for doubtful accounts. In evaluating the collectibility of accounts receivable, we assess a number of factors, including a specific customer's or carrier's ability to meet its financial obligations, the length of time the receivable has been past due and historical collection experience. Based on these assessments, we record both specific and general reserves for uncollectible accounts receivable to the amount we ultimately expect to collect from customers and carriers. If circumstances change or economic conditions worsen such that our past collection experience is no longer relevant, our estimate of the recoverability of accounts receivable could be further reduced from the levels reflected in the accompanying consolidated balance sheet.

Pension and postretirement benefits. The amounts recognized in the financial statements related to pension and postretirement benefits are determined on an actuarial basis utilizing several critical assumptions.

A significant assumption used in determining our pension and postretirement benefit expense is the expected long-term rate of return on plan assets. In 2003, we used an expected long-term rate of return of 8.5%. We continue to believe that 8.5% is an appropriate rate of return for our plan assets given our investment strategy and will continue to use this assumption for 2004. The projected portfolio mix of the plan assets is developed in consideration of the expected duration of related plan obligations and as such is more heavily weighted toward equity investments, including public and private equity positions. Our investment policy is to invest 55-75% of the pension assets in equity funds with the remainder being invested in fixed income funds and cash equivalents. The expected return on plan assets is determined by applying the expected long-term rate of return to the market-related value of plan assets. The actual return on our equity portfolio has been significantly below expected return levels due to overall equity market conditions in 2001 and 2002.

Another significant estimate is the discount rate used in the annual actuarial valuation of pension and postretirement benefit plan obligations. In determining the appropriate discount rate at year-end, we considered the current yields on high quality corporate fixed-income investments with maturities corresponding to the expected duration of the benefit obligations. As of December 31, 2003, we reduced the discount rate by 45 basis points to 6.05%.

We expect to contribute $4.7 million to our pension plan and $0.6 million to our other postretirement benefits plan in 2004.

Goodwill and Intangible Assets. During 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," or SFAS 142, which requires that effective January 1, 2002, goodwill recorded in business combinations cease amortizing. SFAS 142 requires that goodwill be reviewed for impairment using fair value measurement techniques. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of the reporting unit to its carrying value, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the fair value of the reporting unit is less than the carrying value, the second step of the goodwill impairment test calculation is performed to measure the amount of the impairment charge. The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with its carrying value. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit. If the implied fair value of goodwill is less than its carrying value, goodwill must be written down to its implied fair value.

Determining the fair value of a reporting unit under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a reporting unit (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. We perform internal valuation analyses and consider other market information that is publicly available. Estimates of fair value are primarily determined using discounted cash flows. This approach uses significant estimates and assumptions including projected future cash flows (including timing) and the selection of a discount rate that reflects the risk inherent in future cash flows.

Upon completion of our initial assessment in May 2002, and our annual assessments in the third quarters of 2002 and 2003, we determined that no write-down in the carrying value of goodwill was required.

Useful Life of Property, Plant and Equipment. We estimate the useful lives of property, plant and equipment in order to determine the amount of depreciation expense to be recorded during any reporting period. The majority of our telecommunications plant, property and equipment is depreciated using the group method, which develops a depreciation rate based on the average useful life of a specific group of assets, rather than the individual asset as would be utilized under the unit method. The estimated life of the group is based on historical experience with similar assets as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation expense in future periods. Likewise, if the anticipated technological or other changes occur more slowly than anticipated, the life of the group could be extended based on the life assigned to new assets added to the group. This could result in a reduction of depreciation expense in future periods. We review these types of assets for impairment when events or circumstances indicate that the carrying amount may not be recoverable over the remaining lives of the assets. In assessing impairment, we follow the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," or SFAS 144, utilizing cash flows which take into account management's estimates of future operations.

Redeemable Preferred Interests and Phantom Stock Units. We are required to make an estimate of the fair value of our Redeemable Preferred Interests in order to determine the carrying value of the liability at the balance sheet date. In addition, we are required to make an estimate of the fair value of our Phantom Stock Units in order to determine the appropriate related compensation expense. We estimate the fair value of these items by initially determining an overall enterprise value and allocating the enterprise value to the various preferred and common equity components that impact the determination of the fair value of the Redeemable Preferred Interests and the Phantom Stock Units. The enterprise value is estimated through a combination of a discounted cash flow analysis and an enterprise comparability analysis to publicly traded companies in the same industry classification. We expect that after the reorganization of our corporate structure, we will not be required to make an estimate of fair value of these items because both the Redeemable Preferred Interests and the Phantom Stock Units will be exchanged for IDSs and Class B common stock.

Income Taxes. We intend to account for our issuance of the IDS units in this offering as representing shares of Class A common stock and senior subordinated notes by allocating the proceeds for each IDS unit to the underlying Class A common stock or senior subordinated note based upon the relative fair values of each. Accordingly, we will account for the portion of the aggregate IDSs outstanding that represent senior subordinated notes as long-term debt bearing a
stated interest rate of      % maturing on 2014. We have concluded that it is
appropriate and we intend to annually deduct interest expense of approximately
$          on the senior subordinated notes from taxable income for U.S. federal and state income tax purposes. There can be no assurance that the Internal Revenue Service or the courts will not seek to challenge the treatment of these senior subordinated notes as debt or the amount of interest expense deducted, although to date we have not been notified that the senior subordinated notes should be treated as equity rather than debt for U.S. federal and state income tax purposes. If the senior subordinated notes were required to be treated as equity for income tax purposes, the cumulative interest expense associated with the senior subordinated notes would not be deductible from taxable income and we would be required to recognize additional tax expense and establish a related income tax liability. In addition, to the extent any portion of the interest expense is determined not to be deductible, we would be required to recognize additional tax expense and establish a related income tax liability. The additional tax due to the federal and state authorities would be based on our taxable income or loss for each of the years that we take the interest expense deduction and would materially reduce our after tax cash flow and materially affect our ability to make interest or dividend payments on the IDS units. We do not currently intend to record a liability for a potential disallowance of this interest expense deduction. In addition, non U.S. holders could be subject to withholding taxes on the payment of interest which could subject the Company to additional liability for the withholding taxes that we do not intend to collect on payments of such interest.

The determination of whether the IDSs constitute investment units where the senior subordinated notes are instruments separate and distinct from the common stock portion of the IDS Units and appropriately classified as debt or equity for U.S. federal income tax purposes is based on the Company's facts and circumstances. There is no statutory definition of indebtedness for U.S. federal and state income tax purposes and its characterization is governed by principles developed in case law, which analyzes numerous factors that are intended to identify the economic substance of the investor's interest in the Company. While the IRS has not published an exhaustive list of relevant items, principal factors often cited include the intent of the parties, whether the instrument in question is an unconditional obligation to pay a sum certain at a maturity date that is not unduly far in the future and whether the instrument has significant equity-like characteristics (e.g., convertibility into the stock of the corporation, participation rights, voting power, subordination to other creditors).

Additionally, the IRS may challenge the determination that the fixed interest rate on the senior subordinated notes represents an arm's length rate and, if successful, any excess amount over the arm's length rate could be characterized as a non-deductible payment (dividend) instead of an interest payment for U.S. federal and state income tax purposes, which could materially increase our taxable income and, thus our income tax liability. The Company intends to determine, upon consummation of this offering, the appropriate arm's length interest rate on the senior subordinated notes through the utilization of a third party valuation firm and through the sale of the separate senior subordinated notes with the same terms that are part of this offering.

Nevertheless, weighing all of the factors and based in part on the foregoing determination from independent financial advisors and advice they have received from outside legal counsel, our U.S. tax counsel believe that the senior subordinated notes, one of the securities comprising an IDS Unit, should be characterized as debt and the interest paid on the senior subordinated notes should be deductible for U.S.

federal income tax purposes. We intend to take such position. However, there can be no assurance that this position would be sustained if challenged by the IRS.

IDSs and Class B common stock. Our IDS units include common stock, senior subordinated debt and three embedded derivate features that may require bifurcation under FASB 133. The embedded derivative features include a call option, a change-of-control put option, and a term-extending option on the senior subordinated debt. Upon completion of this offering, proceeds from the issuance of the IDSs will be allocated, based upon relative fair value, to Class A common stock and the senior subordinated notes. If it is determined at the time of issuance that any of the embedded derivatives are required to be bifurcated and separately accounted for, a portion of the proceeds from the original issuance will also be allocated to these derivatives equal to the combined fair value of the embedded derivatives that require bifurcation. If a portion of the initial proceeds is allocated to any of the derivatives, the senior subordinated notes will initially be recorded at a discount and accreted to their redemption value as a component of interest expense using the effective interest method. Any such allocation will not effect the tax treatment of the IDSs.

The Class A common stock portion of the IDS unit will be included in stockholders' equity, net of related transaction costs, and dividends paid on the Class A common stock will be recorded as a reduction to retained earnings when declared by us. The senior subordinated debt portion of the IDS unit will be included in long-term debt, and the related transaction costs will be capitalized as deferred financing costs and amortized to interest expense using the effective interest method. Interest on the senior subordinated notes will be charged to expense as accrued by us. The bifurcated derivatives will be recorded as a liability and will be marked to market with changes in fair value being recorded in earnings. We intend to determine the fair value of the Class A common stock, the senior subordinated debt and embedded derivatives through the utilization of a third party valuation firm and the sale of the separate senior subordinated notes with the same terms that are part of this offering.

In connection with the reorganization, we will issue shares of Class B common stock to certain current equity holders, which may, subject to certain conditions, be exchanged for IDSs. The Class B common stock contains dividend features which are intended to replicate the yield on the IDS units. Any time a dividend is paid to the holders of Class A common stock, holders of the Class B common stock will be paid a dividend equal to the same amount per share as paid to the holders of the Class A common stock. In addition to any such dividend, holders of the Class B common stock will accrue dividends at a rate that will replicate the interest payable on the senior subordinated note component of the of IDS unit.

Following the second anniversary of the consummation of this offering, at the option of the holder of the shares, a share of Class B common stock may be exchanged for one IDS (as may be adjusted for stock splits, dividends, combinations or reclassifications), in connection with the sale of shares of Class B common stock. Accordingly, at the date of issuance, based on relative fair values, a pro rata portion of the Class B common stock exchangeable for senior subordinated debt will be classified as mezzanine equity and pro rata portion exchangeable for Class A common stock will be classified as permanent equity. If it is determined at the time of issuance the embedded exchange option is required to be bifurcated and separately accounted for, a portion of the proceeds from the original issuance of the Class B common stock will also be allocated to this derivative. If a portion of the initial proceeds is allocated to the derivative, the amount recorded in mezzanine equity will initially be recorded at a discount and accreted to the redemption value using the effective interest method. The bifurcated derivatives will be recorded as liabilities and will be marked to market with changes in fair value being recorded as a component of interest expense.

The dividends paid on the Class B common stock will be deducted from net income in the determination of net income available to Class A common stockholders for determination of earnings per share. At the time the holder exercises its exchange right, the portion of the Class B common stock included in mezzanine equity will be reclassified to debt and the associated interest payments will be included in interest expense.

In connection with the reorganization, management will receive IDSs in exchange for their outstanding stock options and phantom stock units. The resulting compensation expense will be based upon fair value of the IDSs received by management at the date of exchange.

CONSOLIDATED RESULTS OF OPERATIONS

  Operating Revenues

The following table sets forth our total average revenue per access line:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
   Total revenue (in thousands)............................  $424,916    $479,883    $497,334
   Average access lines....................................   552,316     574,922     564,027
   Average revenue per access line per month...............  $  64.11    $  69.56    $  73.48

Local Service--Revenues are derived from providing local exchange telephone services to both residential and business customers, including monthly recurring charges from basic service such as local dial-tone and enhanced services such as caller identification, voicemail and call waiting and non-recurring charges for service activation and reconnection of service.

Data Services--Revenues are derived from monthly recurring charges for DSL, private lines, Internet and other data related services.

Long Distance Services--Revenues are derived from usage charges assessed on long distance and local toll calls and from revenue on flat rate calling plans.

Access Services--Network access revenues include switched access, special access, and end user charges. Switched access represents use sensitive charges to long distance companies for access to our network in connection with the completion of interstate and intrastate long-distance calls. Special access represents dedicated circuits, which are typically purchased by long distance companies. End user charges are monthly flat-rate charges assessed on access lines.

Universal Service Fund, or USF--We receive monthly payments from state and federal government-sponsored support associated with providing basic telephone services generally in rural, high cost areas.

Other Services--Other revenues primarily represent sales of customer premise equipment, or CPE, directory advertising, unbundled network elements, or UNE, and billing and collection fees.

The following table sets forth our revenues for the periods shown:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Local service...........................................  $132,514    $147,130    $156,369
   Data services...........................................    17,927      20,741      20,990
   Long distance services..................................    14,652      22,961      30,816
   Access services.........................................   119,421     133,037     132,047
   Universal service fund..................................   116,305     121,607     119,727
   Other services..........................................    24,097      34,407      37,385
                                                             --------    --------    --------
                                                             $424,916    $479,883    $497,334
                                                             ========    ========    ========

The following table sets forth several key metrics:

                                                                    AS OF DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
   Total access lines......................................   551,599     571,308     556,745
   Long distance subscribers...............................    62,234     130,622     188,526
     Penetration rate of total access lines................        11%         23%         34%
   DSL subscribers.........................................       511       3,510       8,779
     Penetration rate of total access lines................         0%          1%          2%

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Local Service Revenues. Local service revenue increased $9.3 million, or 6%, to $156.4 million in 2003 from $147.1 million in 2002, despite declining access lines during the period. Revenue from the provision of basic service decreased $2.3 million primarily as a result of access line loss. This access line related loss was more than offset by an increase of $9.0 million in enhanced services, primarily resulting from our bundle strategy. The remainder of the increase was from activation and reconnection charges.

Data Services Revenues. Data services revenues improved 1% in 2003 to $21.0 million from $20.7 million in 2002. DSL revenues increased $1.8 million and other data revenue increased $1.7 million. The number of DSL subscribers grew by 5,269 during the year. The increase in the number of DSL subscribers represents a 150% increase from 2002. We have been able to grow our data services revenue despite the loss of substantially all the revenue from one of our large Internet service provider customers. The loss of this customer represented a $3.2 million decrease in revenue during 2003.

Long Distance Services Revenues. Long distance services revenue increased $7.8 million, or 34%, to $30.8 million in 2003 from $23.0 million in 2002. Our flat rate plans and direct-dialed long-distance products increased $10.1 million. This increase was partially offset by a reduction in local toll revenue of $2.3 million, or 37%, compared to the previous year. This results primarily from customers switching to one of our new plans offering toll-free local calling or switching to alternate lower cost service providers.

Access Services Revenues. Access services revenues declined $1.0 million to $132.0 million in 2003 from $133.0 million in 2002. Switched access revenue decreased approximately $4.8 million, which was primarily attributable to lower access rates. Lower switched access revenue was partially offset by higher special access and end user revenues. Special access revenues increased by $1.6 million as the demand for special circuits ordered by interexchange carriers to transport their customers' voice and data traffic continue to improve. End user revenues increased by $2.2 million, of which $3.8 million was due to an increase in rates, offset by a $1.6 million reduction resulting from a loss in access lines.

USF Revenues. USF revenues declined $1.9 million, or 2%, to $119.7 million in 2003 from $121.6 million in 2002. Texas State USF declined $1.1 million in 2003 compared to 2002 as a result of a loss in access lines.

Other Services Revenues. Other services revenue increased $3.0 million, or 9%, to $37.4 million. $2.4 million of this increase was related to CLECs leasing additional facilities to service their customers in our markets. The remaining $0.6 million increase was due primarily to higher directory advertising and other miscellaneous items.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Local Service Revenues. Local service revenue increased $14.6 million, or 11%, to $147.1 million in 2002 from $132.5 million in 2001. Comparing access lines at December 31, 2002 to December 31, 2001, access lines increased 19,709. $4.9 million of the revenue increase and 27,537 of the access line increase was related to our acquisition of Kerrville Communications Corporation, or KCC, in 2002.

Excluding the effects of the KCC acquisition, access lines declined 7,828, or 1.4%, most of which occurred near the end of the year. As a result, this decline had a minimal effect on our 2002 revenues. Revenues excluding the acquisition of KCC increased $9.7 million, or 7.3%. $4.2 million of this increase was related to sales of enhanced services, primarily as a result of our bundled products which we began marketing during 2002. Other increases to local service revenues include $3.4 million in activation and reconnection charges and $2.1 million of other miscellaneous increases.

Data Services Revenues. Data services revenues increased $2.8 million, or 16%, to $20.7 million in 2002 from $17.9 million in 2001. $2.5 million of the increase was related to our acquisition of KCC in 2002. The remaining increase was due substantially to our efforts to increase the number of DSL subscribers in our markets and sales of other data products.

Long Distance Services Revenues. Long distance services revenue increased $8.3 million, or 57%, to $23.0 million in 2002 from $14.7 million in 2001. $1.7 million of the revenue increase and approximately 8,400 of the long distance subscriber increase was related to our acquisition of KCC in 2002.

Excluding the effects of the KCC acquisition, revenue from our flat rate plans and direct-dialed long-distance products increased $8.7 million as a result of the number of long distance subscribers increasing by 96% to 122,257 from 62,234 at the end of 2001. This increase was partially offset by a reduction in local toll revenue of $2.1 million. This reduction in local toll results primarily from customers switching to one of our new plans offering toll-free local calling or switching to alternate lower cost service providers.

Access Services Revenues. Access services revenues increased $13.6 million, or 11%, to $133.0 million from $119.4 million for 2002 and 2001, respectively. $8.3 million of the revenue increase was attributable to the acquisition of KCC.

Excluding the effects of the KCC acquisition, access services revenues increased $5.3 million in 2002 as compared to 2001. Higher special access revenues contributed $7.9 million of the increase as inter-exchange carriers purchased special circuits to transport their customers' voice and data traffic and from fulfilling pent-up demand for circuits in our exchanges. Adding to the increases in access services revenue in 2002 were higher subscriber line charges of $3.6 million. These increases were offset by lower switched access revenue. Switched access revenue declined by $6.2 million, or 10%, compared to the previous year.

USF Revenues. USF revenues increased $5.3 million, or 5%, to $121.6 million in 2002 from $116.3 million in 2001. $4.1 million of the increase was related to our acquisition of KCC in 2002. The remaining $1.2 million increase was due primarily to higher net federal USF support, partially offset by lower Texas state USF as a result of our declining access lines in Texas.

Other Services Revenues. Other services revenue increased $10.3 million, or 43%, to $34.4 million in 2002 from $24.1 million in 2001. $4.0 million of the increase was related to our acquisition of KCC in 2002. Equipment sales increased $4.0 million from a mix of sales of large systems to business customers, sales of individual phone sets, and other small items. Other miscellaneous items contributed the remaining increase of $2.3 million.

  Operating Expenses

Cost of Service. Cost of service includes operational costs of owning and operating our facilities, cost of leasing other facilities to interconnect our network, access charges paid to third parties to transport and terminate toll calls, and the cost of sales of customer premise equipment.

Selling, General and Administrative. Selling, general and administrative expenses represent the cost of billing our customers, operating our call centers, performing sales and marketing activities in support of our efforts to grow revenues, and other general corporate support activities.

Depreciation and Amortization. Depreciation and amortization includes depreciation of our communications network and equipment and amortization of goodwill through December 31, 2001. The following table sets forth operating expenses for the periods shown:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Cost of service.........................................  $105,357    $113,891    $106,527
   Selling, general and administrative.....................   105,418     133,468     126,896
   Depreciation and amortization...........................   110,843      73,273      81,638
                                                             --------    --------    --------
                                                             $321,618    $320,632    $315,061
                                                             ========    ========    ========

  Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Cost of Service. Cost of service decreased $7.4 million, or 6%, to $106.5 million from $113.9 million. Costs for external circuits and network capacity declined $5.4 million as a result of efficiencies gained from upgrades we made to our network. Costs to maintain and operate our network declined $6.6 million as a result of the investment we made in our telecommunications infrastructure. Additionally, cost of goods sold for customer premise equipment decreased $2.1 million as sales for this equipment slowed during 2003. These decreases were partially offset by higher access charges of $7.4 million paid to third parties related to the increase in usage from our increasing long distance subscriber base. Other miscellaneous items contributed the remaining decrease of $0.7 million.

Selling, General and Administrative. Selling, general and administrative expenses decreased $6.6 million, or 5%, to $126.9 million in 2003 from $133.5 million in 2002. We recorded a $5 million charge during 2002 as a result of one of our largest customers, MCI, declaring bankruptcy. In 2003, we sold the receivables related to the charge and negotiated setoff of amounts owed by us to MCI against amounts owed by MCI to us, recovering approximately $3.4 million. The effect of these transactions decreased our expense in 2003 as compared to 2002 by $8.4 million. Offsetting this reduction in expense was an increase of $1.8 million of various other miscellaneous expenses.

Depreciation and Amortization. Depreciation and amortization expense increased by $8.4 million, or 11%, to $81.6 million during 2003 as compared to 2002. Higher depreciation expense resulted from our spending on capital projects to improve our network infrastructure.

  Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Cost of Service. Cost of service increased $8.5 million, or 8%, to $113.9 million in 2002 from $105.4 million in 2001. $5.8 million of the increase was related to our acquisition of KCC in 2002. Of the remaining $2.7 million increase, higher access charges of $4.3 million were paid to third parties related to the increased usage from our increasing long distance subscriber base, and higher cost of goods sold for $2.0 million primarily resulted from large equipment system sales in late 2002. These increases were offset by a reduction of $3.6 million, primarily from lower costs for external circuits and network capacity as a result of efficiencies gained from upgrades we made to our network.

Selling, General and Administrative. Selling, general and administrative expenses increased $28.1 million, or 27%, to $133.5 million in 2002 from $105.4 million in 2001. $7.1 million of the increase was from our 2002 acquisition of KCC. Of the remaining $21.0 million, $5.3 million was due principally to headcount increases in our call centers. This was done to eventually shift reliance away from third parties to generate sales and to increase the overall effectiveness of our customer service function. Sales and marketing expense increased $6.4 million as a result of efforts to generate sales of bundle products and long distance. We wrote off approximately $5.0 million of receivables when one of our largest customers, MCI, declared bankruptcy in 2002. Of the remaining $4.3 million increase, $1.4 million was due to a restructuring charge taken in the fourth quarter of 2002 for elimination of 81 positions and $2.9 million was from various other miscellaneous increases.

Depreciation and Amortization. Depreciation and amortization expense decreased $37.5 million to $73.3 million in 2002 from $110.8 million in 2001. $53.9 million of this decrease resulted from our adoption of SFAS 142, which required that goodwill no longer be amortized. Excluding the effects of SFAS 142, depreciation and amortization expense increased $16.4 million. $4.1 million of the increase was related to our acquisition of KCC in 2002. The remaining $12.3 million increase in depreciation expense results from our spending on capital projects to improve our network infrastructure.

INTEREST EXPENSE

The following table sets forth interest expense:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Interest expense........................................  $133,156    $127,365    $119,185

Interest expense decreased $8.2 million to $119.2 million in 2003 from $127.4 million in 2002, due to lower average principal outstanding on our senior debt.

Excluding the effects of the borrowings for the KCC acquisition, our interest expense decreased $10.9 million to $122.3 million in 2002 from $133.2 million in 2001, as a result of our paying down debt. This decrease was partially offset by an increase of deferred interest on our subordinated notes and lower capitalized interest as spending for projects declined in 2002 compared to 2001.

LOSS ON INTEREST RATE HEDGING ARRANGEMENTS

The following table sets forth our loss on interest rate hedging arrangements:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Loss on interest rate hedging arrangements..............  $(14,292)   $(12,348)    $(2,113)

The adjustment to mark our hedging arrangements to market value resulted in non-cash income of $8.5 million during 2003 and non-cash expense of $2.7 million in 2002 and $9.9 million in 2001. The remaining loss relates to cash settlements during the periods. These hedging arrangements will be terminated and replaced in connection with our reorganization.

EARNINGS FROM UNCONSOLIDATED CELLULAR PARTNERSHIPS AND OTHER INCOME AND EXPENSE

The following table sets forth other income and expense for the periods shown:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Earnings from unconsolidated cellular partnerships......      $  -      $2,757      $3,258
   Other income and (expense)..............................      $358      $ (268)      $ (62)

Earnings from unconsolidated cellular partnerships are our share of the earnings in the equity interest of the two cellular partnerships acquired in 2002 as part of the KCC acquisition. In 2002 and 2003, we recorded $2.8 million and $3.3 million, respectively, for these equity earnings. Other income and (expense) represents various other miscellaneous income and expense items, including interest income on our cash balances held at financial institutions.

INCOME TAXES

The following table sets forth income taxes for the periods shown:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Income taxes............................................        $0      $1,649      $2,478

The income taxes represent those of Valor Telecommunications Southwest II, LLC, which has elected to be taxed as a corporation for federal income tax purposes. (See Note 2, "Summary of Significant Accounting Policies" and Note 10, "Income Taxes" of our consolidated financial statements for an expanded discussion of income taxes.)

MINORITY INTEREST

The following table sets forth the minority interest for the periods shown:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Minority interest.......................................    $3,595       $(615)    $(3,568)

Minority interest reflects the share of income and loss of minority shareholders in Valor Telecommunications Southwest, LLC and Valor Telecommunications Southwest II, LLC.

DISCONTINUED OPERATIONS

The following table sets forth discontinued operations for the periods shown:

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             --------    --------    --------
                                                                  (Dollars in thousands)
   Discontinued operations.................................   $(8,443)    $(3,461)       $108

We sold our competitive local exchange carrier, or CLEC, in Texas during April 2002 to NTS Communications for $0.2 million. In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which was effective for us on January 1, 2002, the revenue, costs and expenses and cash flows of our competitive local exchange business have been excluded from the respective captions in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows, and have been reported through their respective dates of separation as "Net income (loss) from discontinued operations" and as "Net cash used in discontinued operations."

In connection with the sale, we recorded a liability of approximately $2.0 million related to certain employee termination benefits and other exit costs such as non-cancelable leases. As of December 31, 2003 and 2002, approximately $0.1 million and $0.4 million of the $2.0 million had not been paid. These amounts have been classified as current liabilities in the Consolidated Balance Sheets. Income from discontinued operations of $0.1 million in 2003 represents a revision to the estimates we made in 2002 for recording certain employee termination benefits and other exit costs.

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," or SFAS 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," and by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which became effective for our company on January 1, 2001, established accounting and reporting standards that required every derivative instrument be recorded in the balance sheet as either an asset or liability measured at fair value, with changes in fair value reflected in the statement of operations.

We entered into interest rate hedge contracts to adjust the interest rate profile of our debt obligations (see "Interest Rate Risk" below). In addition, our credit arrangements include provisions that require interest rate protection (hedge agreements) for a portion of our variable debt. We entered into interest rate hedging agreements with certain financial institutions to reduce the financial impact of changes in interest rates on our debt. Our interest rate swap and collar agreements do not qualify for hedge accounting under SFAS 133 and therefore are carried at fair market value and included in "Deferred credits and other liabilities" in the Consolidated Balance Sheets. The transitional unrealized loss on the interest rate hedging arrangements at January 1, 2001 is reflected as the "Cumulative effect of change in accounting principle" on the Consolidated Statements of Operations. Changes in the fair market value and settlements are recorded as "Loss on hedging arrangements" each quarter.

FINANCIAL CONDITION AND LIQUIDITY

Current Financial Condition. At December 31, 2003, we had net debt of $1,469.2 million, defined as total debt less cash and equivalents, and $49.9 million of common owners' equity, compared to net debt of $1,544.2 million and $5.6 million of common owners' deficit at December 31, 2002.

As discussed in more detail below, our management believes that our operating cash flows, cash and cash equivalents, and borrowing capacity under our new credit facility will be sufficient to fund our capital and liquidity needs for the foreseeable future.

  Cash Flows

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2002        2003
                                                             ---------   ---------   --------
                                                                  (Dollars in thousands)
   Net cash provided by operating activities...............  $ 100,301   $ 150,383   $166,065
   Net cash used in investing activities...................   (106,614)   (216,773)   (66,299)
   Net cash provided by (used in) financing activities.....      8,117      71,015    (99,465)
   Net cash used in discontinued operations................     (8,373)     (3,662)      (176)
                                                             ---------   ---------   --------
   Net (decrease) increase in cash and cash equivalents....  $  (6,569)  $     963   $    125
                                                             =========   =========   ========

Net cash provided by continuing operations of $166.1 million in 2003, was generated primarily by $58.1 million of income from continuing operations, adjusted to exclude non-cash items of $102.7 million. The most significant non-cash items were depreciation and amortization expense of $81.6 million and non-cash interest expense related items of $17.4 million, which includes amortization of debt issuance costs, unrealized gain on hedging arrangements, and non-cash interest expense on our senior subordinated debt. We began making cash payments related to our 10% senior subordinated notes in 2003, which is discussed in "Outstanding Senior Subordinated Notes" below.

Net cash provided by continuing operations of $150.4 million in 2002, was generated primarily by $19.8 million of income from continuing operations, adjusted to exclude non-cash items of $124.8 million. The most significant non-cash items were depreciation and amortization expense of $73.3 million, non-cash interest expense related items of $42.2 million, and $11.4 million of bad debt expense. Cash flows from continuing operations were also favorably impacted by working capital improvements of $3.3 million. The growth in cash flows from continuing operations from 2001 to 2002 relates primarily to the acquisition of KCC in 2002, as well as the unfavorable working capital requirements in 2001.

Net cash provided by continuing operations of $100.3 million in 2001, resulted from a $44.9 million of net loss from continuing operations, adjusted to exclude non-cash items of $168.0 million and working capital requirements of $29.9 million. The most significant non-cash items were depreciation and amortization expense of $110.8 million, non-cash interest expense related items of $49.4 million, and $11.4 million of bad debt expense.

Cash used in investing activities was $66.3 million in 2003, compared to $216.8 million in 2002, and $106.6 million in 2001. The investing activities during 2002 include the cash paid of $128.1 million to acquire all the outstanding common stock, preferred stock and common stock equivalents of KCC. Our investing activities consisted primarily of capital expenditures for property, plant and equipment. We fund capital expenditures to deploy new network services, modernize our property, plant and equipment, position our network infrastructure for future growth, and to meet regulatory obligations.

Capital expenditures for the years ended 2001, 2002 and 2003 were $107.9 million, $89.5 million and $69.9 million, respectively. The decreases in capital spending from 2002 to 2003 and from 2001 to 2002 reflect the completion of certain switch upgrades in 2002, as well as continued improvement in the overall plant condition. For the period from January 1, 2004 to December 31, 2004, we expect capital expenditures to be approximately $68.8 million, and we anticipate that future capital expenditures will be at, or slightly below, current levels. Cash used for capital expenditures was partially offset by distributions of $3.5 million in 2003, and $1.9 million in 2002, received from our equity investment in two wireless partnerships. Future cash distributions from these equity investments are uncertain.

Cash used by financing activities was $99.5 million in 2003, compared to cash provided by financing activities of $71.0 million in 2002, and $8.1 million in 2001. These changes are principally due to the net incremental repayments of long-term debt of $100.0 million in 2003, and net incremental borrowings of $39.2 million in 2002, and net incremental repayments of $2.2 million in 2001, respectively. Cash provided by financing activities in 2002 includes the proceeds from partner capital contribution of $46.1 million, which together with the additional borrowings of $82.0 million, was used primarily to acquire all the outstanding common stock, preferred stock and common stock equivalents of KCC.

Historically, we have managed our cash on hand through the use of revolving credit facilities to maximize the amount of debt repayment. Of the total net debt repayments of $100.0 million in 2003, $58.9 million were required principal payments and $41.1 million were optional principal payments.

OUTSTANDING DEBT AND EXISTING FINANCING ARRANGEMENTS

At December 31, 2003 we had various financing arrangements outstanding with a total borrowing capacity of $1,621.6 million. Of this total borrowing capacity, $150.9 million was available to fund future contractual obligations and $1,470.7 million was outstanding as debt (refer to Note 8 to the consolidated financial statements for more details on outstanding debt):

                                                        TOTAL BORROWING     UNUSED      OUTSTANDING
                                                           CAPACITY       CAPACITY(1)      DEBT
                                                        ---------------   -----------   -----------
                                                                  (Dollars in thousands)
   Senior credit facilities
     Revolver.........................................    $  264,900       $150,900     $  114,000
     Bank term loans..................................       444,822              -        444,822
     Rural Telephone Finance Cooperative, or RTFC,
        term loans....................................       591,561              -        591,561
   10.0% Senior Subordinated Notes....................       314,257              -        314,257
   Capitalized leases and other.......................         6,020              -          6,020
                                                          ----------       --------     ----------
                                                          $1,621,560       $150,900     $1,470,660
                                                          ==========       ========     ==========

---------------

(1) Unused capacity is reduced by an outstanding letter of credit in the amount of $0.1 million.

The agreements for the senior credit facilities limit, among other things, additional borrowings, transactions with affiliates, capital expenditures and the payment of dividends and require us to maintain certain financial ratios including debt to cash flow ratios, interest coverage and fixed charge coverage. We expect to replace these facilities with a new senior credit facility that contains substantially similar covenants.

OUTSTANDING SENIOR SUBORDINATED NOTES

As of December 31, 2003, Valor Telecommunications Southwest, LLC had $314.3 million aggregate principal amount of 10% Senior Subordinated Notes due 2010 outstanding. Until our pro forma fixed charge coverage equals or exceeds one to one, our 10% Senior Subordinated Notes do not pay cash interest, but accrue interest at 12.0% and is converted into additional note principal. During the years ended December 31, 2002 and 2003, we converted $32.6 million and $17.8 million, respectively, of interest into additional note principal. During 2003, we began making cash interest payments on our 10% Senior Subordinated Notes.

All our outstanding senior subordinated notes are held by our equity sponsors, and we will repay all our outstanding senior subordinated notes as part of our reorganization. We will repay the equity sponsors for our outstanding senior subordinated notes in cash with the proceeds of this offering and borrowings under our new credit facility.

NEW CREDIT FACILITY

We intend to enter into a $     new senior secured credit facility with a
syndicate of financial institutions. We expect that the new credit facility will be comprised of a senior secured revolving credit facility of up to $
million, which we refer to as the "new revolver," and a senior secured term loan
facility in an aggregate principal amount of $     million, which we refer to as
the "new term loan." We expect that the new revolver and the new term loan will each have an approximately five-year maturity with no amortization of principal prior to maturity. We expect that the new credit facility will have several provisions similar to credit facilities of this nature, including but not limited to: interest rate and fees, mandatory prepayments, voluntary prepayments, affirmative and negative covenants, restrictions on collateral and events of default. See "Description of Certain Indebtedness--New Credit Facility".

CONTRACTUAL AND OTHER OBLIGATIONS

In addition to the above financing arrangements, we have commitments under certain contractual arrangements to make future payments for goods and services. These commitments secure the future rights to various assets and services to be used in the normal course of operations. For example, we are contractually committed to make certain minimum lease payments for the use of property under operating lease agreements. In accordance with current accounting rules, the future rights and obligations pertaining to such firm commitments are not reflected as assets or liabilities on the consolidated balance sheet. The following table summarizes our contractual and other obligations at December 31, 2003, and the effect such obligations are expected to have on liquidity and cash flow in future periods:

                           PAYMENTS DUE BY PERIOD(1)

                                          2004     2005-2006   2007-2008   THEREAFTER     TOTAL
                                        --------   ---------   ---------   ----------   ----------
                                                          (Dollars in thousands)
   Contractual obligations(2).........  $ 50,786   $ 72,204    $    713     $      -    $  123,703
   Long-term debt obligations(3)......  $154,074   $306,511    $686,909     $867,307    $2,014,801
   Capital lease obligations(4).......  $  1,777   $  2,551    $    397     $      -    $    4,725
   Operating lease obligations(5).....  $  2,257   $  4,400    $  3,644     $  2,873    $   13,174
                                        --------   --------    --------     --------    ----------
   Total contractual cash
     obligations......................  $208,894   $385,666    $691,663     $870,180    $2,156,403
                                        --------   --------    --------     --------    ----------

---------------------------
(1) The table above does not include an estimate for income taxes, obligations to preferred equity holders, cash contributions to our pension plan and cash contributions to our post-retirement medical plan which we are required to make but not required to include above.
(2) Our contractual obligations represent our required capital investment in New Mexico, officers' salaries under employment agreements, capital expenditure commitments and payments to third party service providers.
(3) The long-term debt obligations represent our cash debt service obligations, including both principal and interest.
(4) The capital lease obligations represent our future rental payments for vehicles leased under five year terms.
(5) Operating lease obligations represent the future minimum rental payments required under the operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2003.

OFF-BALANCE SHEET ARRANGEMENTS

Except as noted in the table above under Contractual obligations and Operating lease obligations, we have no material off-balance sheet obligations.

RISK MANAGEMENT

Interest Rate Risk. We are exposed to market risk from changes in interest rates on our long-term debt obligations. To manage our interest rate risk exposure and fulfill a requirement of our credit facility, we entered into two agreements with investment grade financial institutions in 2000, an interest rate swap and an interest rate collar. Each of these agreements covered a notional amount of $100 million. As a further hedge against interest rate exposure, we elected a fixed rate option for some of our senior debt during the year ended December 31, 2003.

The fair value of our fixed-rate long-term debt is sensitive to changes in interest rates. Interest rate changes would result in gains or losses in the market value of the debt due to differences between the market interest rates and rates at the incurrence of the obligation.

Inflation. Historically, we have mitigated the effects of increased costs by recovering certain costs applicable to our regulated telephone operations through the ratemaking process over time. Possible future regulatory changes may alter our ability to recover increased costs in our regulated operations. As inflation raises the operating expenses in our non-regulated lines of business, we will attempt to recover rising costs by raising prices for our services.

Derivatives. Except for the interest rate swap and interest rate collar agreements described above, we generally do not use derivative financial instruments.

Following our reorganization and the consummation of this offering, we anticipate that we will employ similar methods to reduce our exposure to interest rate fluctuations and inflation.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. We adopted this statement on January 1, 2003. The adoption of this standard did not have a material impact on our financial position or the results of operations.

Financial Accounting Standards Board Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others--an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FIN No. 34" was issued in November 2002 and became effective for disclosures made in December 31, 2002 financial statements. The interpretation requires expanded disclosures of guarantees. In addition, the interpretation requires recording the fair value of guarantees upon issuance or modification after January 1, 2003. While we have various guarantees included in contracts in the normal course of business, these guarantees do not represent significant commitments or contingent liabilities related to the indebtedness of others.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (ARB 51)", which clarifies the consolidation accounting guidance in ARB 51, "Consolidated Financial Statements," as it applies to certain entities in which equity investors who do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entities to finance their activities without additional subordinated financial support from other parties. Such entities are known as variable interest entities (VIEs). FIN No. 46 requires that the primary beneficiary of a VIE consolidates the VIE. FIN No. 46 also requires new disclosures for significant relationships with VIEs, whether or not consolidation accounting is used or anticipated. In December 2003, the FASB revised and re-released FIN No. 46 as "FIN No. 46(R)." The provisions of FIN No. 46(R) are effective for periods ending after March 15, 2004. However, we have elected to adopt FIN No. 46(R) as of December 31, 2003. The adoption of FIN No. 46(R) did not have a material impact on our financial position or the results of operations.

In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. This Statement is effective for periods beginning after June 15, 2003. We have included the redeemable preferred interests as part of total liabilities as of December 31, 2002 and 2003.

In January 2004, FASB Staff Position (FSP) No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" was issued. FSP No. 106-1 permits the deferral of recognizing the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) in the accounting for post-retirement health care plan under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and in providing disclosures related to the plan required by SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits." The deferral of the accounting for the Act continues to apply until authoritative guidance is issued on the accounting for the federal subsidy provided by the Act or until certain other events requiring plan remeasurement. We have elected the deferral provided by this FSP and are evaluating the magnitude of the potential favorable impact of this FSP on our results of operations and financial position. See Note 11 to our financial statements included elsewhere in this prospectus for further discussion of postretirement benefits.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk from changes in interest rates on our long-term debt obligations. We estimate our market risk using sensitivity analysis. Market risk is defined as the potential change in the fair value of a fixed-rate debt obligation due to a hypothetical adverse change in interest rates and the potential change in interest expense on variable rate long-term debt obligations due to changes in market interest rates. Fair value on long-term debt obligations is determined based on a discounted cash flow analysis, using the rates and maturities of these obligations compared to terms and rates currently available in the long-term markets. The potential change in interest expense is determined by calculating the effect of the hypothetical rate increase on our variable rate debt for the year and does not assume changes in our financial structure.

The results of the sensitivity analysis used to estimate market risk are presented below, although the actual results may differ from these estimates.

At December 31, 2003, the fair value of our fixed rate long-term debt was estimated to be $700.1 million based on the overall weighted average rate of our fixed rate long-term debt of 7.7% and an overall weighted maturity of 5.8 years, compared to terms and rates currently available in long-term financing markets. Market risk is estimated as the potential loss in fair value of our long-term debt resulting from a hypothetical increase of 10% in interest rates. Such an increase in interest rates would result in approximately $18.3 million decrease in the fair value of our long-term debt. At December 31, 2003, we had approximately $564.8 million of variable rate debt. If market interest rates increase 100 basis points in 2004 over the rates in effect at December 31, 2003, interest expense would increase $4.9 million.

To manage our interest rate risk exposure and fulfill a requirement of our credit facility, we entered into two agreements with investment grade financial institutions in 2000, an interest rate swap and an interest rate collar. Each of these agreements covers a notional amount of $100 million and effectively converts this portion of our variable rate debt to fixed rate debt. Our interest rate swap and collar agreements do not qualify for hedge accounting under SFAS No. 133; therefore, they are carried at fair market value and are included in "Deferred credits and other liabilities" on the Consolidated Balance Sheets. We do not hold or issue derivative financial instruments for trading or speculative purposes.

With respect to these hedges, market risk is estimated as the potential loss in the fair value of the hedge resulting from a hypothetical 10% change in the forward rates used to determine the fair value. A hypothetical 10% decrease in the forward rates would result in a $0.1 million decrease in the fair value of our swap agreement. A hypothetical 10% decrease in the forward rates would result in a $0.1 million decrease in the fair value of our collar agreement.

                                    BUSINESS

OVERVIEW

We are one of the largest providers of telecommunications services in rural communities in the southwestern United States and the seventh largest independent local telephone company in the country. We operate approximately 550,000 telephone access lines in primarily rural areas of Texas, Oklahoma, New Mexico and Arkansas. The geographic concentration of our assets has enabled us to create operational efficiencies. We believe that in many of our markets we are the only service provider that offers customers an integrated package of local and long distance voice, high-speed data and Internet access, and enhanced services such as voicemail, call waiting, caller identification and call forwarding. For the year ended December 31, 2003, we generated revenues of $497.3 million.

We formed our company in 2000 in connection with the acquisition of select telephone assets from GTE Southwest Corporation, which is now part of Verizon. In January 2002, we acquired the local telephone company serving Kerrville, Texas from BA Capital Company and individual shareholders. The rural telephone businesses that we own have been operating in the markets we serve for over 75 years.

Since our inception, we have invested substantial resources to improve and expand our network infrastructure to provide high quality telecommunications services and superior customer care. This capital investment, in combination with a focused selling effort, has contributed to an increase in our revenue of $72.4 million, or 17% from 2001 through 2003. We believe that we are well positioned for future revenue and cash flow growth through both expanded service offerings and acquisitions.

We operate our business through telephone company subsidiaries that qualify as rural local exchange carriers, or RLECs, under the Telecommunications Act of 1996. Like many RLECs, our business is characterized by stable operating results, revenue and cash flow and a relatively favorable regulatory environment. In addition, we are entitled to exemptions from certain interconnection regulatory requirements. We have historically experienced less competition than regional Bell operating companies because of the low customer density and high residential component of our customer base. In Texas, where our largest customer base is located, we serve an average of 9.23 access lines per square mile, which is approximately half the national average of access lines per square mile served by other RLECs. Since a majority of our customer base is located in areas that are less densely populated than areas served by other RLECs, we believe that we are more insulated from competitive pressures than many other local telecommunications providers.

Our company culture values and promotes diversity among our employees and in our supplier base. We have made a strong commitment to ensuring inclusion of minority, women-owned, veteran-owned and disabled-owned enterprises in our contracts as an intelligent business strategy in view of the markets we serve. We believe that this commitment to diversity has created value for our company by increasing customer loyalty, enhancing recruitment and promotion of highly qualified employees, and helping to grow our revenue base.

OUR STRENGTHS

We believe that our key strengths will enable us to continue to experience stable and growing streams of revenue and cash flows. Our principal strengths include:

Ability to Generate Consistent Cash Flows. We have increased our operating cash flow in each year since our inception. We have accomplished this by growing revenues through providing additional services to our customers, reducing expenses by improving operating efficiencies and negotiating favorable terms with our suppliers and contractors and optimizing our capital expenditures. Historically, we have been able to increase our cash flow by using excess cash to repay outstanding indebtedness and reduce our interest expense. Furthermore, RLECs in general have been able to attain predictable and stable cash flow from operations due to a steady demand for telecommunications services in rural areas and public policies that support universal, affordable local telephone service.

Leading Market Position. In the markets we serve, we are the leading provider of telecommunications services. We generally face less competition from wireless providers, cable television operators and other local exchange carriers than other industry participants because competitive entry into our markets is less attractive due to the generally lower population density and primarily residential customer base. In addition, access line loss has generally been less for RLECs than other industry participants due to several reasons, including fewer competitive alternatives and incomplete wireless coverage. With a lower rate of line loss, we are not required to expend as much to replace customers as some other industry participants. Furthermore, our customer base is located in areas that are generally less densely populated than areas served by other RLECs, which helps insulate us from competitive pressures. These factors allow us to focus on offering additional services and provide opportunities to increase revenue per customer. We reinforce our market position by providing reliable customer service, offering a full range of voice and data services and maintaining a strong local presence in the communities we serve.

Scalable, State-of-the-Art Network Infrastructure. We invested more than $300 million since our inception in 2000 to improve and expand our network infrastructure. These initiatives have enabled us to provide additional services to our customers and improve the overall quality of our network, as demonstrated by reductions in trouble reports and service outages and our surpassing all applicable statewide regulatory service quality measures in 2003. In all our markets we have implemented a technologically advanced switching network that has the capacity to accommodate future technologies. While our competitors do offer some voice and data services in some of our markets, many providers of potentially competing platforms in our markets operate on older analog equipment and are less able to provide a reliable, high grade of voice and data services to our customers. The rural nature of our markets creates substantial costs to transport voice and Internet connectivity to central network connection points. By implementing our state-of-the-art networks, we have been able to minimize these costs and service our markets in a cost effective manner. We believe that our prior capital investment in our network, combined with our focus on the quality of our service, leaves us well positioned for future cash flow growth.

Wide Array of Integrated Services. We believe that we are the only telecommunications service provider in many of the markets we serve that has the ability to provide an integrated package of local, long distance, high-speed data and Internet access as well as a variety of enhanced services such as voicemail and caller identification. By offering a bundled package of services we have improved our long distance and enhanced services penetration, resulting in increased revenue and higher margins.

Experienced and proven management team. We have a highly experienced senior management team that has an average of over 20 years of experience in the local telecommunications industry. Our senior executives have a solid track record of managing the expansion of public telecommunications companies through both internal growth and integration of acquisitions. Our operating results demonstrate that our management team can successfully generate revenue and decrease costs while integrating and consolidating an expanding business in an evolving, regulated and increasingly competitive industry. Our management team has instilled a corporate culture that focuses on revenue opportunities, reducing costs and providing quality service. We reinforce this culture and these objectives through specifically targeted incentive bonus and employee recognition programs that motivate our employees to seek opportunities to expand our customer base, augment subscriptions for services and reduce costs. In addition, we measure performance at all levels for the purposes of these incentive programs by employing a wide range of performance tracking metrics. Upon completion of this offering, our management team will hold a significant investment in IDSs.

BUSINESS STRATEGY

Our business strategy is to be the leading provider of telecommunications services to the rural communities that we serve. We strive to grow our revenues, control our expenses and deploy our capital in a manner that maximizes our earnings and free cash flow. In order to achieve this goal, we have formulated the following strategy:

Increase Penetration of Higher Margin Services. We intend to capitalize on our ability to offer higher margin enhanced calling and data services as a bundled package. We have been aggressively marketing enhanced services to our customers, and we have witnessed an increasing demand for data services. The wide array of enhanced services such as voicemail and caller identification, generally produce higher margins than basic telephone service. We also offer dial-up Internet access and DSL broadband services, as well as satellite television services through a resale arrangement with a satellite operator. We believe there is significant opportunity to continue to increase our revenue per customer by cross-selling data services and enhanced services as a bundled package.

Provide Superior Service and Customer Care. We seek to build long-term customer relationships by offering a wide range of telecommunications services and consistent customer support. We believe that our service-driven customer relationship strategy leads to high levels of customer satisfaction and will lead to an increase in demand for enhanced and ancillary services. We currently provide personalized customer care through three call centers that support our business and residential customers. These call centers are located in the rural areas we serve and are staffed with customer representatives with knowledge of our local markets. We recently installed an interactive voice response system that has automated many of our customer service functions and expanded our customers' ability to interact with our company 24 hours a day, 365 days a year. Customers can now receive answers to many frequently asked questions without having to speak with a customer care representative. In addition, in 2003 we surpassed all applicable statewide service quality standards imposed by the regulators in all of the states in which we operate. In each year since 2001, we have experienced a substantial year-over-year improvement in our service quality.

Improve Operating Efficiency and Profitability. We strive for greater efficiencies and improved profit margins by consolidating corporate functions, negotiating favorable terms with our suppliers and contractors and focusing capital expenditures on projects that exceed our internal rate of return thresholds. Our investment in customer service and focus on implementing a high level of customer support has substantially reduced the number of customer service calls that we receive since 2001, with a resulting reduction in related cash operating costs. These initiatives have led to increases in our profitability. In addition, our capital investments have provided us with a state-of-the-art scalable network that has resulted in a significantly decreased number of service outages and significantly reduced the number of overtime calls that our service technicians had to make since 2001.

Pursue Selective Strategic Acquisitions. We believe that a key to the long-term growth of our business will be the successful acquisition of telecommunications assets to increase the size of our business and capitalize on the state-of-the-art network that we have built. We believe that our network infrastructure and labor force can support significant growth through strategic acquisitions. Selective acquisitions can drive growth by increasing revenue and improving profit margins through cost synergies and by expanding service offerings. Our management team has a solid track record of evaluating, purchasing and successfully integrating RLEC assets. We seek to acquire companies that could generate significant internal rates of return on investment and will be accretive to cash flows, as well as increase penetration, broaden our target areas and add to our offering of services.

INDUSTRY OVERVIEW

The U.S. local telephone industry is composed of a few large, well-known companies, including the regional Bell operating companies, or RBOCs, and numerous small and mid-sized independent telephone companies. RLECs are independent telephone companies that typically operate in sparsely populated rural areas where competition has been limited due to the generally unfavorable economics of constructing and operating such competitive systems. To ensure that affordable universal telephone service is available in these remote areas, RLECs typically benefit from various support mechanisms provided by both state and federal government regulation.

Federal and state regulations promoting the widespread availability of telephone service have allowed rural telephone companies to invest in their networks while keeping prices affordable for customers. This policy commitment was reaffirmed and expanded by the universal service provisions of the federal Telecommunications Act of 1996. In light of the high cost per access line of installing lines and switches and providing telephone service in sparsely populated areas, a system of cost recovery mechanisms has been established to, among other things, keep customer telephone charges at a reasonable level and yet allow owners of such telephone companies to earn a fair return on their investment. These cost recovery mechanisms, which are less available to larger telephone companies, have resulted in robust telecommunications networks in many rural areas.

The passage of the Telecommunications Act of 1996 substantially changed the regulatory structure applicable to the telecommunications industry, with a stated goal of stimulating competition for telecommunications services, including local telephone service, long distance service and enhanced services. In recent years, the telecommunications industry has undergone significant structural change. Many of the largest service providers have achieved growth through acquisitions and mergers while an increasing number of competitive providers have restructured or entered bankruptcy to obtain protection from their creditors. Since 2001, capital in the form of public financing was generally difficult to obtain for new entrants and competitive providers. Capital constraints have caused a number of competitive providers to change their business plans, resulting in consolidation. Despite these changes, the demand for all types of telecommunications services, particularly data services, has not diminished, and companies increasingly bundle services and provide integrated offerings for end-user customers.

Families or small groups of individuals own many RLECs. We believe that the owners of many of these RLECs may be interested in selling such companies as the growing technical, administrative and regulatory complexities of the local telephone business challenge the capabilities of the existing management. In addition, a number of large telephone companies are selling many of their rural telephone assets to focus their attention on their major metropolitan operations that generate the bulk of their revenue. As a result, we believe that we may have opportunities to acquire additional rural telephone assets.

OUR SERVICES

We offer a wide range of high quality telecommunications and related services to residential, business and government customers and transport services to end users and other data and voice carriers. We locally manage our service offerings to serve the needs of each community effectively and efficiently. We are committed to a high standard of service and have dedicated sales and customer service representatives with local market knowledge positioned in each of the states in which we operate. Based on our understanding of our local customers' needs, we offer bundled services that are designed to simplify the customer's selection and use of our services. Offering bundled services allows us to capitalize on our network infrastructure by offering a full suite of integrated communications services in voice, high-speed data, fiber transport, Internet access and long distance services, as well as enhanced services, such as voicemail and caller identification, all on one bill.

We also generate revenue through the provision of network access to interexchange carriers for origination and termination of interstate and intrastate long distance phone calls, the receipt of government-sponsored universal service fund support, and from the sale of other services, such as customer premise equipment and directory advertising.

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The following chart summarizes each component of our revenue sources for the year ended December 31, 2003:

                             PERCENT OF
   REVENUE SOURCE             REVENUE                          DESCRIPTION
   --------------            ----------                        -----------
   Local Services..........    31.4%      We derive revenue from providing local exchange
                                          telephone services to both residential and business
                                          customers, including monthly recurring charges from
                                          basic services such as local dial tone and enhanced
                                          services such as caller identification, voicemail and
                                          call waiting.
   Data Services...........     4.2%      We receive revenues from monthly recurring charges for
                                          services, including DSL, special access, private
                                          lines, Internet and other data related services.
   Long Distance                6.2%      We receive revenues for intrastate and interstate long
     Services..............               distance services provided to our retail users by
                                          reselling the services of wholesale long distance
                                          carriers.
   Access Services.........    26.6%      We receive network access charges from inter-exchange
                                          carriers in connection with the completion of
                                          interstate and intrastate long-distance calls and for
                                          special access services, including dedicated circuits
                                          purchased by long distance telephone companies.
   Universal Service                      We receive Universal Service Fund, or USF, payments
     Fund:.................               from
     Texas.................    20.7%      the State of Texas and from the federal government to
                                          support
     Federal...............     3.4%      the high cost of providing local telephone service in
                                          rural locations. The funds are allocated and
                                          distributed to us from pools of funds generated by
                                          surcharges on telecommunications services.
   Other Services..........     7.5%      We generate revenues from selling telecommunications
                                          equipment, selling advertisements in directories and
                                          for billing and collecting long distance fees for
                                          other carriers, and other miscellaneous services.

You should refer to the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information.

Local Calling Services. Local calling services include basic local lines, private lines and switched data services as well as enhanced services such as voicemail and caller identification. We provide local calling services to residential, business and government customers, generally for a fixed monthly charge. In the markets we serve, the amount that we can charge a customer for local service is determined by the appropriate state regulatory authorities pursuant to the laws and regulations of the particular state. We also generate revenue from non-recurring services, such as service activation and reconnection of service.

Data Services. We provide Internet access services to approximately 13,600 dial-up Internet subscribers. Our dial-up Internet service provides customers, primarily residential customers, with a local dial-up number they can use to establish a connection to the Internet over their existing phone lines for a flat, monthly fee. We also provide high speed Internet access with our DSL products to approximately 8,779 customers for a monthly fee. Currently, our network is capable of providing DSL service to 35% of our customers at downstream speeds of up to 1.5 MB per second. Our Internet access services also enable customers to establish an email account and to send and receive email.

Long Distance Services. We generate revenue from the provision of long distance calling services either based on usage or pursuant to flat-rate calling plans. These services include traditional switched and dedicated long distance, toll free calling, international, calling card and operator services.

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

Access Services. Long distance carriers pay us network access charges when our local customers make or receive long distance telephone calls. Since toll calls are generally billed to the customer originating the call, a mechanism is required to compensate each RLEC, RBOC or long distance carrier providing services relating to the call. Services include switched access, charges that depend on call volume, and special access, involving dedicated circuits for which long distance telephone companies pay a flat fee. We bill access charges to long distance companies and other customers for the use of our facilities to access the customer, as described below. In addition, end users are charged a monthly flat-rate fee assessed on access lines.

     Intrastate Access. We generate intrastate access revenue when an intrastate long distance call involving a long distance carrier is originated by or terminated with a customer in our exchange to or from a customer in another exchange in the same state. The long distance carrier pays us an intrastate access payment for either terminating or originating the call. We record the details of the call through our carrier access billing system and receive the access payment from the long distance carrier. When one of our customers originates the call, we typically provide billing and collection for the long distance carrier through a billing and collection agreement. The access charge for our intrastate service is regulated and approved by the state regulatory authority.

     Interstate Access. We generate interstate access revenue when an interstate long distance call is originated by or terminated with a customer in our exchange to or from a customer in another state. We bill interstate access charges in the same manner as we bill intrastate access charges, however, the interstate access charge is regulated and approved by the FCC instead of the state regulatory authority.

  Universal Service Fund

     Texas USF. The Texas Universal Service Fund commenced payments in January 2000, pursuant to rules enacted by the Public Utility Commission of Texas, or TPUC, in 1998. It was designed to offer competitively neutral assistance so that telecommunications companies could provide basic local telecommunications services at affordable rates to customers in high cost-rural areas and to qualifying low-income and disabled customers. By order of the TPUC, the Texas USF pays eligible carriers servicing areas identified as high cost, on a per-line basis. Customers of telecommunications services in Texas fund the Texas USF through monthly surcharges on their bills.

We receive disbursements from the Texas USF in the amounts specified in the order establishing the fund payments to our predecessor, GTE Southwest, Inc. In 2003, we received $103.1 million from the Texas USF, representing 20.7% of total revenues for that year. The receipt of funds is dependent on the number of eligible access lines served by the company, and therefore is impacted by economic and competitive factors. If a line is removed from service, state universal service funding for that line is discontinued.

The TPUC's rules provide for a review of the Texas USF every three years. The TPUC recently completed this review, the first since the fund was established. The TPUC received comments from interested parties regarding changes to the fund, and upon review, the TPUC staff has recommended no changes to the fund at this time. The TPUC will undertake its next review in late 2005. The regulation under which the Texas USF is promulgated will become subject to review and renewal in late 2005. We expect that the Texas Legislature will renew the regulation or replace it with a regulation that does not materially change the benefits we receive under the current regulatory structure.

     Federal USF Revenue. The federal USF supplements the amount of local service revenue that we receive to ensure that basic local service rates for customers in high cost rural areas are comparable to rates charged in lower cost urban and suburban areas. The federal USF, which is funded by monthly fees paid by long distance carriers and LECs, distributes funds to us on a monthly basis based upon our embedded costs for providing local service. Federal USF payments represented approximately 3.4% of our revenues for the year ended December 31, 2003. This mostly reflects the changes in the universal service support as a result of the CALLS plan that moved the implicit support from access charges and made it explicit. See "Regulation--Promotion of Universal Service."

Other Services. Our other services consist primarily of the sale of customer premises equipment, directory advertising, unbundled network elements, billing and collection fees, and other ancillary services.

SALES AND MARKETING

Our marketing approach emphasizes customer-oriented sales, marketing and service with a local presence. We market our products primarily through our customer service representatives, direct sales representatives, local retail stores and outsourced telemarketing supported by direct mail, bill inserts, newspaper advertising, website promotions, public relations activities and sponsorship of community events. We have established relationships with local government officials and business leaders, and we offer to deploy DSL service if a community can guarantee that a minimum number of customers will use our services for one year. In our largest operating areas, we maintain retail business offices that allow our customers the opportunity to pay their bills directly or meet personally with our customer service and sales representatives to purchase additional services or, in some locations, customer premise equipment. Our customer service and sales representatives are well trained and earn incentive compensation to promote sales of services that meet the unique needs of our customers.

We, or our predecessors, have been serving our established markets for over 75 years. Our sales force makes direct calls to prospective and existing business customers and conducts analyses of business customers' usage histories and service needs, and demonstrates how our service package will improve a customer's communications capabilities and costs. Our network engineers work closely with our various sales groups to design service products and applications, such as high-speed data and wholesale transport services, for our customers. Our technicians survey customer premises to assess building entry, power and space requirements and coordinate delivery, installation and testing of equipment.

To foster long-term relationships with our subscribers, we have undertaken many initiatives to provide superior customer service to our subscribers. We operate three call centers located in the rural areas that we serve with customer service representatives who are knowledgeable about the local market. In addition, we have automated many of our customer service functions so our customers can receive answers to many frequently asked questions regarding their telecommunications services 24 hours a day without speaking to a customer service representative.

NETWORK ARCHITECTURE AND TECHNOLOGY

Our network consists of central office hosts and remote sites with advanced digital switches, primarily manufactured by Nortel, Lucent and Siemens, generally operating with the most current software. The outside plant consists of transport and distribution delivery networks connecting our host central office with remote central offices and ultimately with our customers. As of December 31, 2003, we maintained over 46,000 route miles of copper plant. Our network also includes approximately 3,700 route miles of local and long-haul fiber optic cable predominantly based in the four state area we serve. We own fiber optic cable, which has been deployed throughout our current network and is the primary transport technology between our host and remote central offices and interconnection points with other incumbent carriers. We also lease fiber optic capacity from other major carriers.

In our markets, DSL-enabled integrated access technology is being deployed to provide significant broadband capacity to our customers. We continue to remove any network impediments to ensure we can offer DSL service to as many customers as possible, however, we only equip central offices with DSL enabling equipment to the extent a demonstrated customer demand exists. As of December 31, 2003, we had invested approximately $4.5 million to deploy DSL technology, reaching over 196,000 potential broadband customers.

Rapid and significant changes in technology are expected in the communications industry. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes. We believe that our network architecture enables us to respond efficiently to these technological changes.

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

We offer facilities-based services in each of our markets. Our fully integrated telecommunications network is comprised primarily of asynchronous transport mode, or ATM, core switches, capable of handling both voice and data, and time division modulation, or TDM, digital central office switches in our four regions of operation. We currently own or lease all of our network facilities and have not booked any revenues from swaps of indefeasible rights to use, or IRUs.

Our network operations center located in Texarkana, Texas monitors all our networks, transport and ATM elements, digital switching systems and Internet services infrastructure devices 24 hours a day, seven days a week.

INFORMATION TECHNOLOGY AND SUPPORT SYSTEMS

We have a full suite of proven operational support systems, or OSS, and customer care/billing systems that allow us to meet or exceed our customers' expectations. Our OSS and billing systems include automated provisioning and service activation systems, mechanized line record and trouble reporting systems, inter-company provisioning and trading partner electronic data exchange systems. The bulk of these OSS and billing services are provided through the use of systems contracted or leased from ALLTEL. We employ an Internet service provider provisioning system and helpdesk database software to assist new data customers and to communicate with them when necessary. Our approach to OSS and billing systems focuses on implementing best-of-class applications that allow consistent communication and coordination throughout our entire organization. Our objective is to improve profitability by reducing individual company costs through the sharing of best practices, centralization or standardization of functions and processes, and deployment of technologies and systems that provide for greater efficiencies and profitability.

COMPETITION

While the telecommunications industry as a whole is extremely competitive, competition has been comparatively limited for RLECs because RLECs have historically operated in markets with:

   --  low population densities;

   --  significant distance to competitive urban areas;

   --  relatively low business customer base;

   --  limited competitive commercially viable substitution alternatives; and

   -- reduced interconnection, resell or unbundled network element platform requirements.

These factors render uneconomic most business plans for developing a facilities-based network to compete against an RLEC. Nonetheless, we have experienced moderate competition from rural telephone cooperatives, edging out from the territories where they are incumbent carriers, as well as from wireless providers and other intermodal competitors, including cable television operators. In Broken Arrow, Oklahoma, where we operate approximately 64,000 access lines, Cox Communications, or Cox, a cable television operator, has requested interconnection with our network. Cox has requested to adopt an existing Valor interconnection agreement which may indicate that Cox, which currently provides broadband services in Broken Arrow, may intend to enter into this market and offer voice telecommunications services. In addition, future technological changes could negatively impact our competitive position. For example, as Voice over Internet Protocol, or VoIP, develops, some wholesale customers may be able to bypass network access charges.

PROPERTIES

Our corporate headquarters are located in Irving, Texas. We lease over 67,000 square feet of office space for our headquarters in Irving pursuant to a lease that will expire in August 2010. In addition, we lease an aggregate of over 100,000 square feet with respect to three call centers in New Mexico and Texas pursuant
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

to leases that expire at various times between June 2005 and April 2010. We own all of the other properties that are material to our business. Our other properties include maintenance facilities, rolling stock, central office and remote switching platforms and transport and distribution network facilities in the states in which we operate our business. Our administrative and maintenance facilities are generally located in or near the rural communities we serve and our central offices are often within the administrative building and outlying customer service centers. Auxiliary battery or other non-utility power sources are at each central office to provide uninterrupted service in the event of an electrical power failure. Mobile generators are located near our central offices in the event of a major power outage that continues for a long period of time. Transport and distribution network facilities include fiber optic backbone and copper wire distribution facilities, which connect customers to remote switch locations or to the central office and to points of presence or interconnection with the incumbent long distance carrier. These facilities are located on land pursuant to permits, easements, rights of way or other agreements.

EMPLOYEES

As of December 31, 2003, our work force consisted of 1,559 full time employees. Approximately 1,050 of our employees are subject to collective bargaining agreements with the Communications Workers of America, or CWA. Most of our union employees work in our call centers and in technical positions related to the operation of our network and provision of service to our customers. Our labor agreement with the CWA, which covers our non-Kerrville employees, was renegotiated during 2002 for a three-year period that ends in February 2005. Our labor agreement with the CWA relating to employees of our Kerrville operations was renegotiated in 2003 and will expire in 2006. We believe that our relations with our employees are good.

LEGAL PROCEEDINGS

We are involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of our business. In the opinion of our management, the resolution of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

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

                                   REGULATION

The following summary of the regulatory environment in which our business operates does not describe all present and proposed federal, state and local legislation and regulations affecting the telecommunications industry. Some legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals that could change the manner in which this industry operates. We cannot predict the outcome of any of these matters or their potential impact on our business. Regulation in the telecommunications industry is subject to rapid change, and any such change may have an adverse effect on us in the future. See "Risk Factors--"Regulatory Risks" and "Risks Relating to Our Business."

OVERVIEW

The telecommunications services we provide and from which we derive a large majority of our revenue are subject to federal, state and local regulation. At the federal level, the FCC generally exercises jurisdiction over our facilities and services used to provide, originate, or terminate interstate or international communications. State regulators in Texas, Oklahoma, New Mexico and Arkansas exercise jurisdiction over our facilities and services used to provide, originate or terminate intrastate communications. Local governments often regulate the public rights-of-way necessary to install and operate our networks and, in some of our states, local governments may require us to enter into franchise agreements that compensate the local government for use of their rights-of-way. State and federal regulators share responsibility for implementing and enforcing the policies of the Telecommunications Act of 1996 intended to foster competition in local telecommunications services. We believe that the competition we have experienced to date in our markets has not been substantial as compared to that experienced by other local exchange carriers. Competition in our markets may increase in the future as a result of the Telecommunications Act and subsequent decisions by regulators implementing the Telecommunications Act.

PROMOTION OF UNIVERSAL SERVICE

The universal service fund, or USF, payments we receive from the Texas and federal USF Funds are intended to support the high cost of our operations in rural markets. Texas USF support payments represented approximately 20.7% of our revenues for the year ended December 31, 2003. In 2003, we received $16.7 million, or 3.4% of our total revenues, in federal USF support. We also collect charges from our customers to support these funds.

The purpose of the TUSF is to implement a competitively neutral mechanism to assist telecommunications providers in providing basic local telecommunications services at reasonable prices to customers in high cost rural areas and to qualifying low-income and disabled customers. By order of the TPUC, the Texas USF pays eligible carriers serving areas identified as high cost, on a per-line basis. Texas USF support payments are based on actual lines in service and therefore are subject to reduction if customers discontinue service or migrate from our lines to a competitive carrier.

All customers of telecommunications services in Texas fund the Texas USF through the payment of a monthly surcharge on their bills. AT&T has challenged the TPUC rule that makes all telecommunications services offered in Texas subject to surcharge to support the Texas USF. AT&T contends that only intrastate services should be subject to surcharge to support the Texas USF. This matter is pending decision in the appellate courts. We do not believe that the outcome of this appeal will impact the amount of Texas USF we receive.

The rules governing the Texas USF provide for a review of the Texas USF every three years starting in 1999. In September 2002, the TPUC undertook its first review. Interested parties provided the TPUC with comments on whether there should be changes made to the Texas USF. In September 2003, the TPUC staff recommended no changes be made to the Texas USF at this time. The TPUC will undertake its next review of the rules in September 2005. We do not expect any material change in the Texas USF methodology or the manner in which the amount of support we receive is calculated under our current Texas regulations.

The Texas regulatory structure under which we operate, including the enabling statute for the Texas USF, will become subject to legislative review and renewal in late 2005. The current Texas USF rules will not expire with their enabling statute in 2005, but if the enabling statute changes as part of the 2005 review, the TPUC would have to amend the Texas USF rules to comply with the statute. We believe that there is strong support of the Texas USF in its current form from a variety of constituents, and we do not believe it is likely that there will be any material change in the current USF enabling statute during the Legislative review period. However, such changes are possible and may be adverse to our revenues.

The federal USF revenue we receive helps to offset interstate access charges, defrays the high fixed switching costs in areas with fewer than 50,000 access lines and provides support where our average cost per line exceeds 115% of the national average cost per line. Funding for the federal USF comes from surcharges on interstate and international telecommunications services. Providers pass these charges through to their customers on the customers' monthly bills. In May 2001, the FCC adopted a proposal to reform universal service support for rural areas. The FCC has indicated that, for the period after July 1, 2006, it will develop a comprehensive plan for high-cost support mechanisms for rural and non-rural carriers that may rely on a different cost methodology than currently is applied. We are unable to predict whether and to what extent we would be eligible to receive any federal high-cost support under such a plan. However, the federal high cost support we receive today is less than one percent of our total revenues.

Federal USF payments are only available to carriers that are designated as eligible telecommunications carriers, or ETCs, by a state regulatory body. Competitive providers that have been granted ETC status are eligible to receive the same amount of universal service support per customer as the local exchange carrier serving the same area. Under current federal rules, the payment of federal universal service funds to a competitor qualifying as an ETC in an area served by an local exchange carrier is not intended to reduce significantly any federal universal support payable to the local exchange carrier. The FCC, however, could promulgate rules that reduce universal service support for local exchange carriers under such conditions. Currently, five competitive carriers have received ETC designation in our markets in Texas and New Mexico and draw support.

The FCC has requested comment on the standards for ETC designations, as well as whether and how it might limit USF support payments in markets where competitive ETCs have been designated. A federal-state joint board recently made recommendations to the FCC on these issues, including creating tighter standards for ETC designation and limiting federal USF support to only one primary line per location. The FCC will have one year to act on these recommendations. We cannot predict the outcome of these proceedings. In addition, Congress may address universal service issues in legislation, but we cannot predict the occurrence, timing or effects of such legislation.

STATE REGULATION

We operate in Texas, Oklahoma, New Mexico and Arkansas, and we are certified in those states to provide local telecommunications services.

Intrastate Rate Regulation. State regulators in our states regulate the prices we charge for intrastate services, including our prices for local, intrastate long distance and intrastate access services paid by providers of intrastate long distance services. In Texas, most of our intrastate operations are subject to price caps, while regulations in Oklahoma and Arkansas employ rate-of-return regulation to set our prices. Our subsidiaries in New Mexico operate under an alternative regulation plan whereby prices are fixed through the term of the plan, which expires in 2006. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory Matters--State Regulation."

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

New Mexico Investment. In New Mexico, we operate under an Alternative Form of Regulation Plan, or Plan. Adopted in 2000, the Plan provides for a freeze on the prices of our intrastate telecommunications services during the term of the Plan, requires us to invest $83 million in capital in New Mexico during the term of the plan, provides for streamlined tariff approval process and prescribes quality of service standards, including penalties for failure to meet certain service levels. This Plan expires on March 31, 2006. As of December 31, 2003, we have invested approximately $47.4 million of the $83 million capital investment commitment. At this time, we believe that we can substantially complete our investment commitment by the end of the Plan within our current projected capital expenditures.

Service Quality. State regulators impose service quality reporting obligations on us and require us to adhere to prescribed service quality standards. These standards measure the performance of various parts of our business. If we fail to meet these standards, regulators may impose fines or we may have to issue credits to our customers, or both.

Competition. State regulators have a number of duties in implementing the Telecommunications Act of 1996, including mediating or arbitrating disputed issues in interconnection agreements, setting the prices of unbundled network elements, and designating ETCs.

Acquisitions. Our state regulators may review sales, acquisitions or transfers of control directly involving local exchange carriers certified to provide intrastate telecommunications services within our states. Therefore, if we seek to acquire companies that provide intrastate telecommunications services, or engage in other activities by which a change in control occurs, we may have to report or seek approval of state regulators in connection with such activities. State regulators may deny, delay or impose conditions on such transactions.

Compliance. Our state regulators also have the authority to condition, modify, cancel, terminate or revoke operating authority for failure to comply with applicable laws or rules, regulations, and policies of the state regulatory agency. Fines or other penalties may be imposed for such violations.

FEDERAL REGULATION

We must comply with the Communications Act of 1934, as amended, and FCC rules which require, among other things, that we offer interstate services at just and reasonable prices and on non-discriminatory terms and conditions. The Telecommunications Act of 1996 significantly changed and is expected to continue to change the telecommunications industry.

Rural Telephone Company. The Telecommunications Act of 1996 prescribes different regulatory requirements for local exchange carriers that meet the definition of a rural telephone company. We have certified as a rural telephone company, RLEC, in each of the states in which we operate. A wireless carrier has challenged our certification at the FCC on two occasions, and these challenges have been pending since 2000 and 2003. We do not believe that the challenges have merit, and we do not expect the FCC to conclude we fail to meet the RLEC definition.

Interconnection. A central aim of the Telecommunications Act of 1996 was to open local telecommunications marketplaces to competition while enhancing universal service. Pursuant to the Telecommunications Act, most local exchange carriers have obligations to open their networks to competitors, including:

   --  negotiate in good faith with any carrier requesting interconnection;

   -- provide interconnection for the transmission and routing of telecommunications at any technically feasible point in its network on just, reasonable and nondiscriminatory rates, terms and conditions;

   -- provide access to unbundled network elements, or UNEs, such as local loops, switches and trunks, or combinations of UNEs at nondiscriminatory, cost-based rates;

   -- offer retail local telephone services to resellers at discounted wholesale rates; and

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

   -- provide physical collocation, which allows a competitor to install and maintain its network termination equipment in an local exchange carrier's central office, or to obtain functionally equivalent forms of interconnection.

Competitors are required to compensate local exchange carriers for the cost of providing these services.

Because we qualify as a RLEC under the Telecommunications Act, we may rely on a statutory exemption from these additional interconnection requirements until we receive a bona fide request for interconnection and the applicable state regulator lifts the exemption. To lift the exemption, the state regulator must find that competitive entry would not impose an undue economic burden on us, is technically feasible and will not harm universal service. We have agreed not to exercise the rural exemption in Oklahoma, where we were classified as a non-rural carrier prior to July 1, 2003. In Texas and New Mexico, we agreed to continue providing interconnection to those competitive carriers that had interconnections agreements with GTE at the time we acquired the GTE properties and we continue to provide interconnection to these carriers today. Notwithstanding these agreements, we may request suspension or modification of certain interconnection requirements in all states, including Oklahoma, by petition to the state regulator and upon the demonstration of certain statutory factors.

Since the passage of the Telecommunications Act, we have experienced a modest amount of competition from small RLECs serving adjacent markets, other competitive local carriers, resellers and wireless service providers. Many of these competitors were already providing competitive services in our markets when we acquired the business in 2000. As of December 31, 2003, we had 33 interconnection agreements with 19 competitors and 40 resale agreements with 28 resellers. Many of these competitors have agreements in more than one of our states, and not all of these competitors currently offer competitive local services in our markets.

In Broken Arrow, Oklahoma, Cox Communications, the cable television provider, has requested interconnection with our network. Cox has requested to adopt an existing Valor interconnection agreement which may indicate that Cox, which currently provides broadband services in Broken Arrow, may intend to offer voice telecommunications services there as well.

In its Triennial Review order released in August 2003, the FCC eliminated some of the obligations imposed on local exchange carriers under prior rules, and redefined some of the standards used to determine what parts of its network an local exchange carrier must make available to competitors. The United States Court of Appeals for the District of Columbia Circuit recently overturned significant aspects of the Triennial Review Order. Further appellate and FCC proceedings are expected.

In addition, the FCC is reexamining its pricing standard for unbundled network elements and may reconsider other aspects of its new rules. Congress may consider legislation that may modify some aspects of the Telecommunications Act or these rules. We cannot predict the outcome of any of these proceedings or of any action taken by our state regulatory commissions pursuant to the new rules.

The FCC recently ruled that we and other local exchange carriers must port our telephone numbers to requesting wireless carriers, so-called wireline-to-wireless local number portability, or LNP. Local exchange carriers operating in the country's largest urban areas were required to make LNP capability available to wireless carriers by November 24, 2003. We have LNP available to wireless carriers in our Broken Arrow exchange, which is part of the Tulsa metropolitan area. Since deploying LNP, we have had only a few requests to port one of our numbers to a wireless carrier. RLECs serving rural areas have to make LNP available to wireless carriers on May 24, 2004 or six months after a bona fide request from a wireless carrier. The FCC still has under consideration a number of technical and cost recovery issues associated with deployment of LNP.

We have received bona fide requests for LNP in some of our exchanges. We estimate that upgrading our switches to provide LNP will cost approximately $3.2 million in capital expenditures. We have filed petitions before the New Mexico Public Regulation Commission, the Oklahoma Corporation Commission,

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

and the Texas Public Utility Commission, requesting that these regulators suspend our obligation to deploy LNP until at least March 31, 2005 in order to provide time for the FCC to issue orders on the open technical and cost recovery issues.

End-User and Access Charges. The FCC regulates the prices that we charge for the use of our local telephone facilities in originating or terminating interstate telecommunications services. The FCC has structured these prices as a combination of flat monthly charges paid by the end-users and usage sensitive charges or flat rated facilities charges paid by long distance carriers, also referred to as access charges. The FCC regulates the levels of interstate access charges we charge by imposing price caps on those charges. In 2000, the FCC adopted an integrated interstate access reform and universal service framework for price cap LECs called the CALLS Plan, which allowed end user rates to rise, but forced substantial decreases in access charges billed to long distance carriers. The CALLS Plan will expire in mid-2005 unless extended by the FCC.

The CALLS Plan provides for a "low-end adjustment" to increase prices to achieve a 10.25% annual return, if needed, to address a situation where a LEC's earnings drops below 10.25%. In essence, this is a protection against unreasonably low earnings. We requested and were granted low-end adjustment relief pursuant to FCC rules for our Texas study area in 2001, 2002 and 2003, and we expect to request and obtain such relief in our 2004 annual tariff filing. We also obtained a waiver in 2002 that delayed a price decrease in access charges until July 2004. We currently have pending a request to make the 2002 waiver permanent.

The FCC has made, and is continuing to consider, various changes to the existing access charge price structure. The FCC has sought comment on how it should change inter-carrier compensation, including interstate access charges, reciprocal compensation for local calling between competitors, and intrastate access charges. Specifically, the FCC proposed to adopt for all inter-carrier compensation a "bill and keep" mechanism in which carriers would exchange traffic at no charge to each other, and recover their costs from their own end users. Carrier charges would be limited to compensation for transporting traffic to another carrier's network. If implementation of such a proposal raises the prices paid by end users to the point where the prices are unaffordable, the FCC proposed that a universal service mechanism would be used to compensate a carrier for costs in excess of what could be recovered through affordable rates. The FCC stated that the proposed mechanism would not be adopted until after expiration of the CALLS plan. This matter has been pending at the FCC for three years. It is not known what kind of changes, if any, the FCC will adopt pursuant to this rulemaking, but the FCC could significantly alter inter-carrier compensation as early as 2005.

Interstate Long Distance Services. The FCC does not actively regulate the prices, terms or facilities of our interstate long distance services. However, we must comply with the general requirement that our prices and terms be just, reasonable and nondiscriminatory. Also, we must comply with FCC rules regarding unauthorized switching of a customer's long distance service provider, or slamming; the FCC has recently levied substantial fines on some carriers for slamming. In addition, our long distance carrier must post the prices, terms and conditions of its interstate service on its Internet web site and engage in other public disclosure activities.

Acquisitions. The FCC generally must approve in advance most transfers of control and assignments of operating authorizations by FCC-regulated entities. Therefore, if we seek to acquire companies that hold FCC authorizations, in most instances we will be required to seek approval from the FCC prior to completing those acquisitions. The FCC may deny, delay or impose conditions on such transactions.

Compliance and Penalties. The FCC has the authority to condition, modify, cancel, terminate or revoke operating authority for failure to comply with applicable federal laws or rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations.

Communications Assistance for Law Enforcement Act. Under the Communications Assistance for Law Enforcement Act, or CALEA, and related federal statutes, we are required to provide law enforcement

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

officials with call content and call identifying information under a valid electronic surveillance warrant and to reserve a sufficient number of circuits for use by law enforcement officials in executing court-authorized electronic surveillance. We believe we are in compliance with those laws and regulations.

LOCAL GOVERNMENT AUTHORIZATIONS

We may be required to obtain permits from municipal authorities for street opening and construction or operating franchises to install and expand fiber optic facilities in certain rural communities. Some of these franchises may require the payment of franchise fees. We have obtained such municipal franchises in some parts of Texas, Oklahoma, New Mexico and Arkansas.

POTENTIAL INTERNET REGULATORY OBLIGATIONS

In connection with our Internet access offerings, we could become subject to laws and regulations as they are adopted or applied to the Internet. To date, the FCC has treated Internet service providers, or ISPs, as enhanced service providers, rather than common carriers, and therefore ISPs are exempt from most federal and state regulation, including the requirement to pay access charges or contribute to the federal USF. As Internet services expand, federal, state and local governments may adopt rules and regulations, or apply existing laws and regulations to the Internet. The FCC is currently reviewing the appropriate regulatory framework governing broadband access to the Internet through telephone and cable television operators' communications networks. At this time, we cannot estimate what regulatory changes may occur as a result of the FCC's review, or what impact any such changes would have on our operations or revenues.

In February 2004, the FCC determined that a particular entirely Internet-based Voice over Internet Protocol, or VoIP, service is an information service and exempt from such regulatory obligations. Also in February 2004, the FCC launched a comprehensive rulemaking to determine the appropriate types of regulation, including such matters as intercarrier compensation and contributions to USF, to which ISPs offering or enabling different types of services, including VoIP, should be subject. We cannot predict the outcome of these proceedings or the effect of FCC decisions in this area on our business.

ENVIRONMENTAL REGULATIONS

Our operations are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner or operator of property, we could be subject to environmental laws that impose liability for the entire cost of cleanup at contaminated sites, regardless of fault or the lawfulness of the activity that resulted in contamination. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information with respect to our executive officers and directors and other key employees of Valor as of April 7, 2004.

NAME                          AGE                          POSITION
----                          ---                          --------
Anthony J. de Nicola........  39    Chairman, Director
Kenneth R. Cole.............  56    Vice Chairman
John J. Mueller.............  47    Chief Executive Officer and President
John A. Butler..............  42    Executive Vice President--Chief Financial Officer
William M. Ojile, Jr. ......  43    Senior Vice President--Chief Legal Officer and
                                    Secretary
W. Grant Raney..............  43    Senior Vice President--Operations, Engineering and
                                    Customer Service
Cynthia B. Nash.............  39    Senior Vice President and Chief Information Officer
Keith D. Terreri............  39    Vice President--Treasury and Corporate Development
Julie Burnett...............  49    Vice President--Marketing
Cynthia T. Cruz.............  44    Vice President--Corporate Communications
Randal S. Dumas.............  34    Vice President--Accounting and Controller
Ben Muro....................  57    Vice President--Human Resources
Sanjay Swani................  37    Director
Todd Khoury.................  38    Director

ANTHONY J. DE NICOLA has served as a director of our company since February 2004 and as Chairman since April 2004. Mr. de Nicola is currently a general partner of Welsh, Carson, Anderson & Stowe, which is one of our existing equity holders. He joined Welsh, Carson, Anderson & Stowe in 1994 and focuses on investments in the information business services and communications industries. Before joining Welsh, Carson, Anderson & Stowe, he worked for four years in the private equity group at William Blair & Company. Previously, Mr. de Nicola worked at Goldman Sachs & Co. in the Mergers and Acquisitions Department.

KENNETH R. COLE has served as our Vice Chairman since April 2004. Prior to then, Mr. Cole served as our Chief Executive Officer from January 2002 to April 2004. Mr. Cole joined our company at its inception in January 2000 as President and Chief Operating Officer. Prior to joining our company, Mr. Cole had a 26-year career at CenturyTel, Inc., culminating in his service as Chief Operating Officer from May 1999 to January 2000.

JOHN J. MUELLER has served as our Chief Executive Officer and President since April 2004 and was previously our President and Chief Operating Officer since November 2002. Mr. Mueller joined us in April 2002 as Executive Vice President and Chief Operating Officer. Prior to joining our company, Mr. Mueller spent 23 years at Cincinnati Bell Inc. including serving as General Manager--Consumer Markets from February 1999 to May 1999, President--Business Units from May 1999 to November 1999 and President of the Cincinnati Bell Telephone Company from November 1999 to October 2001.

JOHN A. BUTLER has served as our Executive Vice President and Chief Financial Officer since joining us in March 2000. Before joining our company, Mr. Butler served as Executive Vice President and Chief Financial Officer of Commonwealth Telephone Enterprises, Inc. starting in 1998. Prior to 1998, he was a director at First Union Capital Markets (Wachovia) in the Media and Communications Group. Mr. Butler has over 18 years of experience in the finance and telecommunications industries. Mr. Butler began his career at Arthur Andersen & Co. and is a licensed, certified public accountant.

WILLIAM M. OJILE, JR. has served as our Senior Vice President, Chief Legal Officer and Secretary since November 2000. Before joining our company, Mr. Ojile worked at U.S. WEST, Inc. for approximately

12 years, serving as Regional Executive Director--Public Policy from January 1998 to July 2000, and, after the merger between U.S. WEST and Qwest Communications International in July 2000, as Corporate Counsel for Qwest Communications International from July 2000 to November 2000.

W. GRANT RANEY has served as our Senior Vice President--Operations and Engineering since January 2001. In February 2000, Mr. Raney joined our company as Vice President--Operations. Prior to joining our company, from March 1999 to February 2000, Mr. Raney was Division Vice President at Spectra Communications Group, a partnership of CenturyTel, Inc. Starting March 1979 at CenturyTel, Mr. Raney has gained 25 years of experience in the telecommunications industry in a variety of roles of increasing responsibility.

CYNTHIA B. NASH has served as our Senior Vice President and Chief Information Officer since January 2004. In April 2002, Ms. Nash joined our company as our Vice President and Chief Technology Officer. Before joining our company, Ms. Nash held various positions of increasing responsibility with CenturyTel, Inc., including Vice President of Information Technology from January 2001 to April 2002, Director of the Program Management Office and Customer Care from September 2000 to January 2001, Director of Applications Development from December 1999 to September 2000 and Director of Telco Applications from September 1997 to December 1999. Ms. Nash has over 17 years of experience in the telecommunications industry.

KEITH D. TERRERI has served as our Vice President--Treasury and Corporate Department since July 2001. Prior to joining our company, Mr. Terreri was Vice President and Treasurer of RCN Corporation from December 1999 to June 2001 and Director of Finance from January 1998 to December 1999. Mr. Terreri has over 6 years experience in the telecommunications industry. Mr. Terreri began his career at Deloitte & Touche LLP and is a certified public accountant.

JULIE BURNETT has served as our Vice President--Marketing since May 2002. Prior to that, she served as our Vice President--Long Distance and Emerging Markets starting in April 2000. Prior to joining our company, Ms. Burnett worked at CenturyTel, Inc. starting in 1979, where, from November 1999 until joining our company, she was Vice President--Long Distance Operations.

CYNTHIA T. CRUZ has served as our Vice President--Corporate Communications since June 2000. Prior to joining our company, Ms. Cruz was Senior Manager, Public Affairs, for Levi Strauss & Company from 1998 to 2000.

RANDAL S. DUMAS has served as our Vice President--Controller since July 2003. He joined our company in January 2001 as Director--Accounting, and he added the responsibility of Controller in June 2002. Prior to joining our company, Mr. Dumas worked for Citizens Communications starting in 1994, where he was Revenue Accounting Manager from January 1997 to January 2000, Director of General Accounting from January to June 2000 and Director of Financial Operations from June 2000 until January 2001. Mr. Dumas is a certified public accountant.

BEN MURO has served as our Vice President--Human Resources since February 2000. Prior to joining our company, Mr. Muro was Senior Vice President of Human Resources for Parkland Health and Hospital System in Dallas from March 1991 to February 2000.

SANJAY SWANI has served as a director of our company since February 2004. Mr. Swani is currently a general partner of Welsh, Carson, Anderson & Stowe, which is one of our existing equity holders. He joined Welsh, Carson, Anderson & Stowe in 1999 and focuses on investments in the information business services and communications industries. Previously, he was a director of Fox Paine & Company, a San Francisco-based private equity firm. Mr. Swani also spent four years in the Mergers, Acquisitions & Restructuring Department and two years in the Debt Capital Markets Department of Morgan Stanley Dean Witter & Co.

TODD KHOURY has served as a director of our company since February 2004. Mr. Khoury is currently a managing director of Vestar Capital Partners, which is one of our existing equity holders. Prior to joining Vestar in 1993, Mr. Khoury was a member of the Corporate Finance Group of Salomon Brothers Inc.

Our board of directors will consist of at least      members. Within one year of
the consummation of this offering, a majority of our board of directors will be independent. The term of office for each director will be until his successor is elected or appointed, with elections for each directorship being held annually.

BOARD COMMITTEES

Prior to the consummation of this offering, we intend to establish an audit committee, a nominating committee, a compensation committee and a pension committee. Each committee will consist of three persons, at least one of whom is not an employee of, and has no business relationships with, Valor. Within one year of the consummation of this offering, all the members of our audit committee, nominating committee and compensation committee will be "independent"
as defined by the           rules.

The audit committee will be responsible for reviewing our internal accounting procedures and consulting with and reviewing the services provided by our independent accountants. The nominating committee will evaluate the qualifications of potential nominees to our board of directors and make recommendations to the board as to which candidates should be nominated for election to our board of directors. The compensation committee will be responsible for reviewing and recommending to the board of directors the compensation and benefits of all our officers and directors, including stock compensation and loans and establishing and reviewing general policies relating to the compensation and benefits of our employees. The pension committee will be responsible for reviewing the quality of services provided by our pension and savings plan advisors and administrators.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current compensation of our executive officers was determined by the compensation committee of Valor Telecommunications Southwest, LLC, which is comprised of Anthony J. de Nicola, William E. Garcia, Edward J. Lujan and Anne
K. Bingaman, with Mr. de Nicola serving as committee chairman. Prior to the consummation of this offering, we plan to form a compensation committee of our board of directors to oversee executive compensation issues. We anticipate that no member of our compensation committee will serve as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

DIRECTOR COMPENSATION

Non-employee members of our board of directors will receive compensation for
their services as directors of $          per meeting of the board of directors
that they attend. Directors will also be reimbursed for out-of-pocket expenses for attending board and committee meetings.

LIMITATIONS ON DIRECTORS' LIABILITY AND INDEMNIFICATION

Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

   -- any breach of their duty of loyalty to the corporation or its stockholders;

   -- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

   -- unlawful payments of dividends or unlawful stock repurchases or redemptions; or

   -- any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. We believe that indemnification under our amended and restated certificate of incorporation covers at least negligence and gross negligence on the part of indemnified parties. Our amended and restated certificate of incorporation also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in his or her capacity as an officer, director, employee or other agent.

The limited liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal year ended December 31, 2003, by our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 in salary and bonus during the fiscal year ended December 31, 2003, to whom we refer in this prospectus collectively as the named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                ANNUAL COMPENSATION     COMPENSATION
                                                --------------------    ------------
                                                                         SECURITIES
                                                                         UNDERLYING      ALL OTHER
                                 FISCAL YEAR     SALARY      BONUS       OPTIONS(2)     COMPENSATION
                                 -----------    --------    --------    ------------    ------------
   Kenneth R. Cole.............     2003        $525,000    $800,000            --        $30,761(3)
     Vice Chairman(1)
   John J. Mueller.............     2003        $325,000    $550,000            --        $28,238(4)
     Chief Executive Officer
        and President
   John A. Butler..............     2003        $284,625    $482,000       200,000        $22,004(5)
     Executive Vice President
        and Chief Financial
        Officer
   W. Grant Raney..............     2003        $232,875    $279,279       150,000        $18,580(6)
     Senior Vice President of
        Operations, Engineering
        and Customer Service
   William M. Ojile, Jr. ......     2003        $207,000    $225,138            --        $22,169(7)
     Senior Vice President,
        Chief Legal Officer and
        Secretary

---------------------------
(1) Mr. Cole served as our Chief Executive Officer from January 2002 through April 2004.
(2) Represents options to purchase equity interests of Valor Telecommunications Southwest LLC, or VTS, under VTS's 2000 Equity Incentive Non-Qualifying Option Plan. These options will be exchanged for IDSs as part of our reorganization.
(3) Consists of $20,003 of insurance premiums ($7,365 for medical insurance; $7,623 for life insurance; and $5,015 for Long-Term Disability), $1,758 for related medical exams, and a $9,000 company contribution to our 401(k) plan.
(4) Consists of $16,905 of insurance premiums ($8,046 for medical insurance; $1,649 for life insurance; and $7,210 for Long-Term Disability), $2,333 for related medical exams, and a $9,000 company contribution to our 401(k) plan.
(5) Consists of $10,839 of insurance premiums ($7,364 for medical insurance; $1,260 for life insurance; and $2,215 for Long-Term Disability), $2,165 for related medical exams, and a $9,000 company contribution to our 401(k) plan.
(6) Consists of $7,141 of insurance premiums ($5,064 for medical insurance; $1,033 for life insurance; and $1,044 for Long-Term Disability), $2,439 for related medical exams, and a $9,000 company contribution to our 401(k) plan.
(7) Consists of $10,710 of insurance premiums ($8,043 for medical insurance; $808 for life insurance; and $1,859 for Long-Term Disability), $2,459 for related medical exams, and a $9,000 company contribution to our 401(k) plan.

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

EMPLOYMENT AND SEVERANCE AGREEMENTS

We have entered into employment, confidentiality and non-competition agreements with Messrs. Cole, Mueller, Butler, Ojile and Raney, the material terms of which are discussed below. We also have agreements with other key employees at the director level and above that provide for an agreement not to compete with us for a maximum period of up to twelve months, in return for the payment of severance benefits for involuntary termination without cause.

Agreement with Kenneth R. Cole. We entered into an employment agreement with Kenneth C. Cole in 2000 that, as amended, will remain in effect until February 7, 2006. Mr. Cole currently receives an annual base salary of $575,000, an annual incentive bonus and medical and other benefits. Mr. Cole's annual bonus is targeted to be one times his base salary for the appropriate year. For the year ended December 31, 2003, Mr. Cole received a bonus of $800,000. Mr. Cole may work part-time under mutually agreeable wages, terms and conditions agreed for the period from February 7, 2004 until the expiration of his employment agreement.

If we terminate Mr. Cole's employment without cause or if he resigns for "Good Reason," as such term is defined in his employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for one year following the date of his termination, plus the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Cole's employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment. Mr. Cole may not solicit employees for eighteen months following termination of his employment with our company.

Agreement with John J. Mueller. We entered into an employment agreement with John J. Mueller in 2002 that will remain in effect until April 7, 2007 and can be renewed for successive one year periods thereafter. Mr. Mueller currently receives an annual base salary of $400,000, an annual incentive bonus and medical and other benefits. Mr. Mueller's annual bonus is targeted to be one times his base salary for the appropriate year. For the year ended December 31, 2003, Mr. Mueller received a bonus of $550,000.

If we terminate Mr. Mueller's employment without cause or if he resigns for "Good Reason," as such term is defined in his employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for one year following the date of his termination, plus the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Mueller's employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment. Mr. Mueller may not solicit employees for eighteen months following termination of his employment with our company.

Agreement with John A. Butler. We entered into an employment agreement with John
A. Butler in 2000. The agreement provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to review the agreement within 90 days of the expiration of the then current term. Mr. Butler currently receives an annual base salary of $315,000, an annual incentive bonus and medical and other benefits. Mr. Butler's annual bonus is targeted to be one-half his base salary for the appropriate year. For the year ended December 31, 2003, Mr. Butler received a bonus of $482,000.

If we terminate Mr. Butler's employment without cause or if he resigns for "Good Reason," as such term is defined in his employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for one year following the date of his termination, plus the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Butler's employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment. Mr. Butler may not solicit employees for one year following termination of his employment with our company.

Agreement with William M. Ojile, Jr. We entered into an employment agreement with William M. Ojile in 2000. The agreement provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to review the agreement within 90 days of the expiration of the then current term. Mr. Ojile currently receives an annual base salary of $250,000, an annual incentive bonus and medical and other benefits. Mr. Ojile's annual bonus is targeted to be one-half his base salary for the appropriate year. For the year ended December 31, 2003, Mr. Ojile received a bonus of $225,138.

If we terminate Mr. Ojile's employment without cause or if he resigns for "Good Reason," as such term is defined in his employment agreement, he will be entitled to receive severance benefits consisting of his annual base salary and continued medical and other benefits for one year following the date of his termination, plus the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Ojile's employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment. Mr. Ojile may not solicit employees for one year following termination of his employment with our company.

Agreement with W. Grant Raney. We entered into an employment agreement with W. Grant Raney in 2000. The agreement provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to review the agreement within 90 days of the expiration of the then current term. Mr. Raney currently receives an annual base salary of $257,000, an annual incentive bonus and medical and other benefits. Mr. Raney's annual bonus is targeted to be one-half his base salary for the appropriate year. For the year ended December 31, 2003, Mr. Raney received a bonus of $279,279.

Under certain circumstances, the termination of Mr. Raney's employment with our company will entitle him to receive severance benefits consisting of his annual base salary and continued medical and other benefits for one year following the date of his termination, plus the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year. Mr. Raney's employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment. Mr. Raney may not solicit employees for one year following termination of his employment with our company.

TRANSACTION BONUS

Upon the consummation of this offering, we will award           to members of
our senior management team in recognition of their efforts in connection with our reorganization and this offering. The awards will be as follows: Kenneth R.
Cole,        ; John J. Mueller,        ; John A. Butler,        ; William M.
Ojile,        ; W. Grant Raney,        ; and an aggregate of      to other
members of our management team.                One-third of each person's award
will vest on each of the first three anniversaries of the date we consummate this offering. In the event that the employment of any person who has received an award terminates prior to the time their award fully vests, any unvested will be forfeited. We anticipate the impact of the transaction bonus on
compensation expense to be approximately $     for each of years ending December
31, 2004, 2005 and 2006.

BONUS AND INCENTIVE PLANS

Long-Term Incentive Plan. Our officers, other senior executives and other key employees to be identified by the compensation committee of our board of directors will be eligible to participate in the Long-Term Incentive Plan, or the LTIP. The purpose of the LTIP will be to attract, retain, motivate and reward executives and key employees by making a significant portion of their incentive compensation directly dependent upon achieving key strategic, financial and operational objectives that are critical to our ongoing growth and profitability. The LTIP will be administered by our compensation committee, which shall also have the power to amend or terminate the LTIP at any time.

The LTIP will provide for cash payments out of an incentive pool that may be earned by and paid to selected participants based on the achievement, over multiple-year performance periods, of objective performance goals established by our compensation committee and based on certain minimum and maximum target amounts that a participant may earn through the allocation of the incentive pool, as well as require that the participants remain employed with us for some period of time in order to vest in such amounts. The performance goals will have the effect of aligning the interests of management with those of the holders of IDSs.

We intend for the LTIP to be a performance-based compensation arrangement within the meaning of Section 162(m) of the Internal Revenue Code, in order to ensure the full deductibility of all payments made under the LTIP to our executive officers and other key employees whose compensation could otherwise be subject to the limitations on deductibility under Section 162(m).

Annual Incentive Compensation Plan. We maintain an incentive compensation plan whereby certain management and supervisory personnel qualify for incentive payments if our company and executives both meet or exceed certain financial performance targets.

Individual awards are paid to participants in lump sum payments within 60 days following the end of the fiscal year, subject to withholding of applicable federal, state and local taxes. Individual awards are paid annually but we may choose to make semi-annual payments if we are meeting or exceeding financial objectives and the outlook for the remaining half of the year is favorable. Participants may also qualify for a separate mid-year award at our management's discretion. Our chief executive officer, in consultation with the board of directors, may adjust or eliminate any incentive payment that would otherwise be earned under the incentive compensation plan based on such factors as they may determine in their sole discretion. Our chief executive officer, in consultation with the board of directors, may also amend or cancel the bonus plan at any time for any reason.

In January 2004, our chief executive officer, with the approval of our compensation committee, authorized bonus amounts for fiscal year 2003 for members of our management team eligible to participate in the incentive compensation plan that qualified for payment.

Savings Plan. We sponsor the Valor Telecommunications Southwest, LLC Savings Plan, a tax qualified plan in which our eligible employees may participate. Subject to certain limitations, participants in our 401(k) plan may elect to make pre-tax contributions up to 16% of their annual base salary each year. At our discretion, we make matching contributions equal to a percentage of a participant's contributions. Matching contributions fully vest after two years of employment with our company.

Pension Plan. We also sponsor the Valor Telecommunications Enterprises, LLC Pension Plan, a defined benefit plan, in which qualified employees may participate. This plan is offered only to union employees and is not available for management. Former employees of GTE Southwest Corporation, or GTE, who participated in the pension plan of GTE and became our employees upon our acquisition of assets from GTE also participate in our pension plan. We contribute the full cost of the pension plan to a pension trust fund. The average annual compensation and accredited service determines the amount of payments an employee receives under the pension plan.

                             PRINCIPAL STOCKHOLDERS

The following table shows information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock immediately prior to completion of this offering and shows the number of and percentage owned by:

   -- each person who is known by us to own beneficially more than 5% of our capital stock;

   --  each member of our board of directors;

   --  each of our named executive officers;

   --  each of our nominees to our board of directors; and

   -- all members of our board of directors and our executive officers as a group.

Both prior to and after completion of this offering, there will be no shares of Class C common stock outstanding. Except as indicated in the footnotes to this table (1) each person has sole voting and investment power with respect to all shares attributable to such person and (2) each person's address is c/o Valor Communications Group, Inc., 201 E. John Carpenter Freeway, Suite 200, Irving, Texas 75062.

                                                                      SHARES BENEFICIALLY OWNED
                                                              -----------------------------------------
                                                                    CLASS A               CLASS B
                                                              -------------------   -------------------
                                                               NUMBER    PERCENT     NUMBER    PERCENT
                                                              --------   --------   --------   --------
Welsh, Carson, Anderson & Stowe(1)..........................
Vestar Capital Partners(2)..................................
Citicorp Venture Capital(3).................................
Kenneth R. Cole.............................................
John Mueller................................................
John Butler.................................................
William Ojile...............................................
Grant Raney.................................................
Anthony J. de Nicola(4).....................................
Sanjay Swani(5).............................................
Todd Khoury(6)..............................................
All directors and executive officers as a group (9
  persons)..................................................

---------------------------
(1) The address of Welsh, Carson, Anderson & Stowe is 320 Park Avenue, Suite 2500, New York, NY 10022.
(2) The address of Vestar Capital Partners is 245 Park Avenue, 41st Floor, New York, NY 10167.
(3) The address of Citicorp Venture Capital is 299 Park Avenue, New York, NY 10022.
(4) As a general partner of Welsh, Carson, Anderson & Stowe, Mr. de Nicola may be deemed to have an indirect beneficial ownership interest in shares owned by Welsh, Carson, Anderson & Stowe.
(5) As a general partner of Welsh, Carson, Anderson & Stowe, Mr. Swani may be deemed to have an indirect beneficial ownership interest in shares owned by Welsh, Carson, Anderson & Stowe.
(6) As a managing director of Vestar Capital Partners, Mr. Khoury may be deemed to have an indirect beneficial ownership interest in shares owned by Vestar Capital Partners.

                           RELATED PARTY TRANSACTIONS

EQUITY SPONSORS

Repurchase of Existing Subordinated Notes with Proceeds from this Offering. Upon the consummation of this offering, we will repay an aggregate of $314.3 million of subordinated notes held by affiliates of Welsh, Carson, Anderson & Stowe, or WCAS, Vestar Capital Partners, or Vestar, and Citicorp Venture Partners, or CVC. In connection with the repayment of the subordinated notes, WCAS will receive
$     million, Vestar will receive $     million and CVC will receive $
million of the proceeds from this offering. Anthony J. de Nicola and Sanjay Swani, two members of our board of directors, may receive or be deemed to have received a portion of WCAS proceeds by virtue of their affiliation with WCAS. In addition, Todd N. Khoury, a member of our board of directors, may receive or be deemed to have received a portion of the Vestar proceeds by virtue of his affiliation with Vestar.

Management Fees. Pursuant to the limited liability company operating agreement of our subsidiary, Valor Telecommunications, LLC, or VTC, each of WCAS and Vestar provides management services to us. In return for these services we paid management fees of $571,430 to an affiliate of WCAS and $428,570 to an affiliate of Vestar in each of fiscal 2000, 2001, 2002 and 2003. We will cease paying these fees upon the closing of the offering. In addition, we will use a portion
of the proceeds of this offering to pay $     million to affiliates of WCAS and
$     million to affiliates of Vestar for a one-time, non-recurring transaction fee in connection with our reorganization and this offering.

Investor Rights Agreement. We will enter into an investor rights agreement with the equity sponsors and certain other existing equity investors pursuant to which upon any sale of shares of Class B common stock following the second anniversary of the consummation of this offering, at the option of the holder of such shares, we will exchange each share of Class B common stock with the purchaser thereof for one IDS (as may be adjusted for stock splits, dividends, combinations or reclassifications).

As a condition to any sale of shares of Class B common stock involving an election to require us to issue IDSs in exchange for such shares:

   -- such sale and exchange must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

   -- such sale and exchange must occur pursuant to an effective registration statement in the United States and a receipted prospectus for all the provinces of Canada;

   -- such sale and exchange must not conflict with or cause a default under any material financing agreement;

   -- such sale and exchange must not cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed sale and exchange date;

   -- no event of default or deferral of interest has occurred and is continuing under the Indenture governing the senior subordinated notes; and

   -- the selling stockholder must have given us at least 30 but not more than 60 days advance notice of such transaction.

In the event that the IDSs are automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes, at such time we will amend our bylaws to delete the restriction that we may only issue shares of Class A common stock in offerings registered with the Securities and Exchange Commission and each share of Class B common stock will automatically be exchanged for one share of Class A common stock and one senior subordinated note.

In addition, the investor rights agreement will contain the following registration rights:

   -- our equity sponsors will collectively have demand registration rights relating to the IDSs and the shares of our Class A common stock and senior subordinated notes represented by the IDSs that they hold as well as the shares of Class B common stock they hold and the IDSs into which such shares of Class B common stock may be exchanged, subject to the requirement that the securities covered by each demand registration have
       an aggregate public offering price of at least $     million; provided
       that an equity sponsor must beneficially own more than one percent of our outstanding shares of Class A common stock, Class B common stock, senior subordinated notes, or IDSs, as the case may be, to initiate a demand for registration; provided, further, that an equity sponsor may exercise a demand right for less than an aggregate public offering price of
       $          million if such proposed offering is for all of the remaining shares of Class A common stock, Class B common stock, senior subordinated notes or IDSs held by the equity sponsor; and

   -- the equity sponsors and certain other existing equity investors will have the right to include in our future public offerings of securities the shares of our Class A common stock, senior subordinated notes or IDSs held by each of them as well as the shares of Class B common stock they hold and the IDSs into which such shares of Class B common stock may be exchanged.

The equity sponsors may only exercise their demand registration rights with respect to their Class A common stock once our Class A common stock is listed on
the             and their demand registration rights with respect to their Class
B common stock, following the second anniversary of the consummation of this offering. If the equity sponsors exercise their demand registration rights, we will file a registration statement or prospectus and undertake an offering in the United States and Canada, as requested by the equity sponsors. The registration rights are transferable by the equity sponsors and certain other existing equity investors.

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify the equity sponsors and certain other existing equity investors that have included securities in such offering against certain liabilities, including liabilities under the Securities Act and any Canadian securities laws.

Furthermore, we have agreed not to repurchase any shares of Class B common stock prior to the second anniversary of the consummation of this offering.

INDEMNIFICATION AND INSURANCE

For a description of our limitation on liability and indemnification of, and provision of insurance covering, our directors and executive officers, see "Management--Limitations on Liability and Indemnification of Officers and Directors."

                           DETAILED TRANSACTION STEPS

Immediately prior to and in connection with the consummation of this offering, we will reorganize our corporate structure. All the equity interests in our subsidiaries Valor Telecommunications, LLC, or VTC, Valor Telecommunications Southwest, LLC, or VTS, and Valor Telecommunications Southwest II, LLC, or VTS II, are currently held by the following individuals and entities to whom we refer to collectively as our "existing equity holders":

   -- affiliates of Welsh, Carson, Anderson and Stowe; affiliates of Vestar Capital Partners; and affiliates of Citicorp Venture Capital, to whom we refer collectively as our "equity sponsors";

   -- a group of individuals who assisted us in forming our company, to whom we refer collectively as our "founders"; and

   --  our management and employees.

Our existing equity holders currently own equity interests in Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC and Valor Telecommunications Southwest II, LLC. The equity interests in Valor Telecommunications, LLC are held by certain of our founders, our management through a Delaware limited partnership and our equity sponsors both directly and indirectly through various entities. The equity interests in Valor Telecommunications Southwest, LLC are held by Valor Telecommunications, LLC, our management, our equity sponsors both directly and indirectly through various entities and by certain of our founders. The equity interests in Valor Telecommunications Southwest II, LLC are held by Valor Telecommunications, LLC, and many of the same founders who hold interests in Valor Telecommunications Southwest, LLC. Valor Communications Group, Inc. is currently a wholly-owned subsidiary of Valor Telecommunications, LLC.

Immediately prior to the consummation of this offering, the following transactions will take place:

1. Our founders, our management and our equity sponsors will contribute directly or indirectly their equity interests in Valor Telecommunications, LLC to Valor Communications Group, Inc. in exchange for an aggregate of
        IDSs ,          shares of Class B common stock and $          in cash
    from the proceeds of this offering.

2. Our management, our equity sponsors and our founders who hold equity interests in Valor Telecommunications Southwest, LLC will contribute their equity interests in Valor Telecommunications Southwest, LLC to Valor
    Communications Group, Inc. in exchange for an aggregate of     IDSs,
              shares of Class B common stock and $     in cash from the proceeds
    of this offering.

3. The founders who hold equity interests in Valor Telecommunications Southwest II, LLC will contribute their equity interests in Valor Telecommunications Southwest II, LLC to Valor Communications Group, Inc. in exchange for
              IDSs and $          in cash from the proceeds of this offering.

4.  The stock of Valor Communications Group, Inc. held by Valor
    Telecommunications, LLC will be retired.

As a result of our founders, our management and our equity sponsors' contribution of their redeemable preferred interests in VTC, VTS and VTS II to
Valor, we will record an expense of approximately $     , resulting from the
excess of the fair value of the IDSs, Class B common stock and cash received over the carrying amount of the redeemable preferred interests. In addition, as a result of our management exchanging their outstanding stock options and
phantom stock units for           IDSs, we will record approximately $     in
compensation expense. As a result of this reorganization, each of Valor Telecommunications, LLC, Valor Telecommunications Southwest, LLC and Valor Telecommunications Southwest II, LLC will be either a direct or indirect wholly-owned subsidiary of Valor Communications Group, Inc.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

Our subsidiaries Valor Telecommunications, LLC, or VTC, and Valor
Telecommunications Southwest II, LLC, or VTS II, intend to enter into a $ new senior secured credit facility with a syndicate of financial institutions, to be arranged by Banc of America Securities LLC and CIBC World Markets Corp as joint lead arrangers and joint book-managers.

Each of VTC's and VTS II's respective subsidiaries, other than certain of their subsidiaries which they may acquire or organize after the date hereof, will also be co-borrowers under the new credit facility. We will guaranty the obligations of VTC and VTS II and their subsidiaries under the new credit facility.

We expect that the new credit facility will be comprised of a senior secured
revolving credit facility of up to $     million, which we refer to as the "new
revolver," and a senior secured term loan facility in an aggregate principal
amount of $     million, which we refer to as the "new term loan."

We expect that the new revolver and the new term loan will each have an approximately five-year maturity with no amortization of principal prior to maturity.

We expect that the new credit facility will have several features similar to credit facilities of this nature, including but not limited to:

Interest Rate and Fees. We expect that borrowings will bear interest, at our option, for the new revolver facility and the new term facility at either (a) the Eurodollar Rate plus an applicable margin or (b) the Base Rate plus an applicable margin, as such terms will be defined in the new credit facility.

We also expect the new revolver will provide payment to the lenders of a
commitment fee on any unused commitments equal to   % per annum.

Mandatory Prepayments. We expect that the new credit facility will require us to prepay outstanding loans under the new senior notes with, subject to certain
conditions and exceptions,    % of the cash proceeds received by us from any
loss, damage, destruction or condemnation of or any sale, transfer or other
disposition of any assets,    % of the net cash proceeds from the incurrence of
any indebtedness by us, and    % of any Distributable Cash during any Dividend
Suspension Period, and    % of Available Cash during any Interest Deferral
Period, as such terms are defined in the new credit facility.

Voluntary Prepayments. We expect that the new credit facility will provide for voluntary commitment reductions and prepayments of the new revolver and new senior notes, respectively, subject to certain conditions and restrictions.

Covenants. We expect that the new credit facility will require that we meet certain financial tests, including, without limitation, the following tests: a maximum total leverage ratio, a maximum senior leverage ratio and a minimum interest coverage ratio.

We also expect that our new credit facility will contain customary covenants and restrictions, including, among others, limitations or prohibitions on declaring and paying dividends and other distributions, redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, recapitalizations, mergers, acquisitions and asset sales and transactions with affiliates.

Collateral. We expect to give to the administrative agent on behalf of each lender a security interest in collateral consisting of, without limitation, a pledge of our intercompany debt, 100% of the capital stock of our wholly-owned domestic subsidiaries and a security interest in substantially all our other personal property. VTC, VTS II and each of their respective subsidiaries which is a co-borrower under the new credit facility will also give the administrative agent a security interest in all of such persons' collateral of such types.

Events of Default. We expect that our new credit facility will specify certain customary events of default.

                              DESCRIPTION OF IDSS

GENERAL

We are selling        IDSs in this offering. Each IDS initially represents:

   --  one share of our Class A common stock; and

   --  a    % senior subordinated note with a $     principal amount.

The ratio of Class A common stock to principal amount of senior subordinated notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our common stock. For example, if we elect to effect a two-for-one stock split, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of senior subordinated notes as it previously represented. Likewise, if we effect a recombination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a recombined or reclassified basis, as applicable, and the same principal amount of senior subordinated notes as it previously represented. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

Holders of IDSs are at all times the beneficial owners of the Class A common stock and senior subordinated notes represented by such IDSs and, through their broker or other financial institution and DTC, will each have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing the senior subordinated notes, ranking upon bankruptcy and rights to receive communications and notices as a beneficial owner of separately held Class A common stock and senior subordinated notes, as applicable, would have through its broker or other financial institution and DTC.

The IDSs will be available in book-entry form only. As discussed below under "Book-Entry Settlement and Clearance," a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs. You must rely on the procedures used by your broker or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. You should consult with your broker or financial institution to find out what those procedures are.

VOLUNTARY SEPARATION AND RECOMBINATION

Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker or other financial institution, separate the IDSs into the shares of our Class A common stock and senior subordinated notes represented thereby. Unless the IDSs have been previously automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs.

If a sufficient number of shares of our Class A common stock are held separately to meet the minimum requirements for separate trading on the for at least 30 consecutive trading days, we have agreed that we will use reasonable efforts to cause the Class A common stock to be
listed on the                     , in addition to the Class A common stock
being listed on the Toronto Stock Exchange, provided that the Class A common stock would meet the applicable exchange or quotation system listing standards.

AUTOMATIC SEPARATION

Upon the occurrence of any of the following, the IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

   --  a payment default on the senior subordinated notes continues for 90 days;

   -- exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption;

   -- the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

   -- if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

Following the automatic separation of the IDSs as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Depository Trust Company, known as DTC, will act as securities depository for the IDSs, and the senior subordinated notes and shares of Class A common stock represented by the IDSs, or the "securities." The senior subordinated notes and the shares of our Class A common stock represented by the IDSs will be represented by one or more global notes and global stock certificates. The global notes and global stock certificates will be issued in fully-registered form in the name of DTC's nominee, Cede & Co.

Book-Entry Procedures. If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants. The participant that you purchase through will receive a credit for the applicable security on DTC's records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of their purchase and sale transactions, as well as periodic statements of their holdings, from the DTC participant through which the beneficial owner entered into their purchase and sale transactions.

All interests in the securities will be subject to the operations and procedures of DTC. We provide the following summary of DTC's operations solely for your convenience. The operations and procedures of DTC may be changed at any time. We are not responsible for those procedures and operations.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

Separation and Combination. Holders of IDSs may, at any time after 45 days from the date of original issuance, through their broker or other financial institution, separate their IDSs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes, any holder of shares of our Class A common stock and senior subordinated notes may, at any time after 45 days from the date of original issuance, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form IDSs.

In addition, the IDSs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

   --  a payment default on the senior subordinated notes continues for 90 days,

   -- exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by IDSs at the time of such redemption,

   -- the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof, or

   -- if DTC is unwilling or unable to continue as securities depository with respect to the IDSs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depositary.

Following the automatic separation of the IDSs as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes, shares of Class A common stock and senior subordinated notes may no longer be combined to form IDSs.

Any voluntary or automatic separation of IDSs and any subsequent combination of IDSs from senior subordinated notes and Class A common stock are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. In any such case, the participant's account through which a separation or combination is effected will be credited and debited for the applicable securities on DTC's records. Depending on the arrangements between a holder and his or her brokerage firm, and the brokerage arrangements with the DTC participant, the transaction fee for any voluntary separation or recombination may be passed directly on to the holder.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to participants as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

We and the transfer agent and registrar will make any payments on the securities to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the transfer agent and registrar, subject to any statutory or regulatory requirements as may be in effect from time to time.

We or the transfer agent and registrar will be responsible for the payment of all amounts to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners.

DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the transfer agent and registrar. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If DTC discontinues providing its service as securities depository with respect to the shares of our Class A common stock and/or our senior subordinated notes and we are unable to obtain a successor securities depository, we will print and deliver to you certificates for the securities that have been discontinued and you will automatically take a position in any securities still subject to the depository arrangement.

Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

Except for actions taken by DTC in accordance with our instructions, neither we nor the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

   -- the accuracy of the records of DTC, its nominee or any participant or any record of beneficial ownership interest in the securities on DTC's books, or

   -- any payments, or the providing of notice, to participants or beneficial owners.

Procedures Relating to Subsequent Issuances. The indenture governing our senior subordinated notes will provide that, in the event there is a subsequent issuance of senior subordinated notes having terms identical to the senior subordinated notes represented by the IDSs except for the issuance date, if we determine that such new senior subordinated notes need to have a new CUSIP number, each holder of senior subordinated notes or IDSs (as the case may be) agrees that a portion of such holder's senior subordinated notes (whether held directly in book-entry form or held as part of IDSs) will be exchanged, without any further action of such holder, for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or IDSs (as the case may be) will own an indivisible unit composed of senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the senior subordinated notes outstanding prior to the subsequent issuance and the senior subordinated notes issued in the subsequent issuance. Accordingly, the senior subordinated notes issued in the original offering will not be able to be separated from the senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, new IDSs will be issued in exchange for the existing IDSs which will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same

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aggregate principal amount as the senior subordinated notes (or inseparable unit) represented by the IDSs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants with a position in the securities will be automatically revised to reflect the new CUSIP numbers.

Most subsequent issuances of senior subordinated notes, including subsequent issuances of senior subordinated notes which have OID and all subsequent issuances six months after the date of this offering, may require trades on the to settle up to 24 hours after the date such trades would settle absent such subsequent issuance or settle for cash, consistent with such
exchange's practices for the date of such issuance. The                     has
informed us that they will broadcast any such alternate settlement procedures in advance of any relevant trading day, consistent with their established procedures. Based upon these discussions, we do not believe that any settlement delays or cash settlement procedures, if any, associated with subsequent issuances will have a significant impact on the IDS trading market. Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

IDS TRANSFER AGENT

          is the IDS transfer agent.

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                          DESCRIPTION OF CAPITAL STOCK

GENERAL

The following is a description of terms of our amended and restated certificate of incorporation and by-laws, the forms of which have been filed with the Securities and Exchange Commission, or SEC, as exhibits to the registration statement of which this prospectus is part and which will become effective prior to the offering contemplated by this prospectus.

AUTHORIZED CAPITALIZATION

Our authorized capital stock consists of:

   --         shares of Class A common stock, par value $0.01 per share;

   --         shares of Class B common stock, par value $0.01 per share;

   --         shares of Class C common stock, par value $0.01 per share; and

   --         shares of preferred stock, par value $0.01 per share.

After this offering there will be           shares of our Class A common stock,
          shares of our Class B common stock, no shares of our Class C common stock and no shares of our preferred stock outstanding.

COMMON STOCK

Except as described below, shares of our Class A common stock, Class B common stock and Class C common stock are identical in all respects. In addition, we have entered into an agreement with our equity sponsors which, subject to certain conditions, allows them to exchange their shares of Class B common stock for IDSs, see "Related Party Transactions -- Investor Rights Agreement." There are currently no shares of our Class C common stock outstanding, and following the completion of this offering, no shares of our Class C common stock will be outstanding. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

Dividends. Holders of shares of our Class A common stock and Class C common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. See "Dividend Policy" for a complete description of the dividends we expect to declare on our shares of common stock.

Our amended and restated certificate of incorporation contains dividend provisions with respect to our shares of Class B common stock which are intended to replicate the yield on our IDS units. Any time a dividend is paid to holders of Class A common stock, holders of Class B common stock will be paid a dividend equal to the same amount per share as paid to holders of Class A common stock. In addition to any such dividend, holders of shares of our Class B common stock
will accrue dividends at a rate of   % per annum on a deemed issuance price per
share which will be equal to the public offering price of the IDSs; provided that during the continuation of any event of default under the indenture
governing the senior subordinated notes, dividends will accrue at a rate of   %
per annum. Such dividends will accrue, and to the extent not paid, accumulate, whether or not declared and whether or not we have funds legally available for the payment of dividends. Such dividends will be paid, if declared by the board, on the last day of each fiscal quarter or, to the extent not previously paid, at such time as such shares of Class B common stock are exchanged for IDSs; provided that such dividends may only be paid to the extent allowable under applicable law, the terms of our new credit facility and the indenture governing our senior subordinated notes.

Combination with Senior Subordinated Notes to Form IDSs. Only shares of our Class A common stock may be combined with senior subordinated notes to form IDSs. Our bylaws provide that we may only

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issue additional shares of our Class A common stock and IDSs pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to share equally in our assets remaining after payment of all debts and other liabilities, subject to the liquidation preference of any outstanding preferred stock.

Voting Rights. Shares of our common stock carry one vote per share. Holders of shares of our common stock have no cumulative voting rights.

Other Rights. Holders of shares of our common stock have no preemptive rights. The holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

PREFERRED STOCK

Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide shares of preferred stock into one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the General Corporation Law of the State of Delaware, or DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the IDSs and our shares of common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER AND BYLAW PROVISIONS

Provisions of Delaware law and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders. Our organizational documents prohibit stockholder action by written consent. Our amended and restated certificate of
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incorporation provides that special meetings of our stockholders may be called only by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice regarding (1) a stockholder's proposal must be delivered or mailed and received at our principal executive offices not less than 60 days not more than 90 days prior to the meeting or (2) a director nomination must be delivered or mailed and received at our principal executive offices not less than 60 nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders; provided that if less than 70 days notice or prior public announcement of the date of the meeting is given, notice regarding stockholder nominations for the election of directors or notice of other stockholder proposals must be received by our corporate secretary by the later of 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Our by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our organizational documents include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors for monetary damages for actions taken as a director. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to carry directors' and officers' insurance for our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Removal of Directors. Our organizational documents provide that directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions. The DGCL provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation or by-laws require a greater percentage. Our organizational documents provide that the following provisions in the certificate of incorporation or by-laws

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may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

   --  the prohibition on stockholder action by written consent;

   -- the ability to call a special meeting of stockholders being vested solely in our board of directors and the chairman of our board of directors;

   -- the provisions relating to advance notice requirements for stockholder proposals and directors nominations;

   --  the provisions relating to the removal of directors;

   -- the limitation on the liability of our directors to us and our stockholders and the obligation to indemnify and advance reasonable expenses to the directors and officers to the fullest extent authorized by the DGCL;

   -- the provisions granting authority to our board of directors to amend or repeal our by-laws without a stockholder vote, as described in more detail in the next succeeding paragraph; and

   --  the supermajority voting requirements listed above.

In addition, our amended and restated certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that these provisions in our amended and restated certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote.

LISTING

We will apply to list the IDSs on the                under the trading symbol
"          ." We will apply to list the IDSs on the Toronto Stock Exchange under
the trading symbol "          " and our shares of Class A common stock under the
symbol "          ."

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Class A common stock is           .

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                    DESCRIPTION OF SENIOR SUBORDINATED NOTES

The following is a description of the terms of the indenture under which our senior subordinated notes will be issued, a copy of the form of which has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part. We refer to Valor Communications Group, Inc. as the "Company" in this "Description of Senior Subordinated Notes" section.

GENERAL

The Notes are to be issued under an indenture, to be dated as of           ,
2004 (the "Indenture"), among us, the subsidiary guarantors and           , as
Trustee (the "Trustee").

The following description is a summary of the material provisions of the Indenture and the Notes. It does not purport to be complete and we urge you to read the Indenture, a copy of which will be available upon request from the Company. This description is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used in this "Description of Senior Subordinated Notes" section and not otherwise defined have the meanings set forth in "--Certain Definitions" hereafter.

The Indenture will provide for the issuance of an unlimited aggregate principal amount of additional senior subordinated notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Additional Notes will vote on all matters with the Notes offered hereby. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes issued in this offering and will be deemed to have expended Payment Blockage Periods and interest deferral periods to the same extent as the Notes issued in this offering.

The Notes will be issued only in fully-registered form, without coupons, represented by one or more global notes which will be registered in the name of Cede & Co., the nominee of DTC. See "Description of IDSs--Book-Entry Settlement and Clearance."

TERMS OF THE NOTES

  Maturity

The Notes will be unsecured senior subordinated obligations of the Company and
will mature on           , 2014. The Company may extend the maturity of the
Notes for two additional successive five-year terms if the following conditions are satisfied:

   -- during the twelve month period ending on the last day of the most recent fiscal quarter ending at least 45 days before the end of the then-current
       term, our Leverage Ratio is less than      to 1.0;

   -- no Event of Default (including certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) has occurred and is continuing with respect to the Notes; and

   -- no event of default has occurred and is continuing with respect to any other Indebtedness of the Company having a principal amount in excess of
       $     million or could occur as a result of such extension, including under any Designated Senior Indebtedness.

If the Company is going to extend the maturity of the Notes, the Company will cause a notice of such extension, including the new maturity date, to be sent to holders at least 30 and not more than 60 days prior to the previously scheduled maturity date.

Within 30 days prior to the maturity or redemption of the Notes, unless the Company has sent a notice of extension of the maturity date, the Company will use its reasonable efforts to list or quote the outstanding shares of its Class A common stock on the securities exchange(s) or automated securities quotation system(s), if any, on which the IDSs then are listed or quoted, in addition to any other securities exchange on which the Class A common stock is then listed.

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  Interest

The Notes will bear interest at a rate per year of   % from           , 2004 or
from the most recent date to which interest has been paid or provided for, payable quarterly on the last day of each March, June, September and December to Holders of record at the close of business on the 20th day or the immediately
preceding Business Day of such month, commencing           , 2004, provided that
if any such day is not a Business Day, interest shall be paid on the next Business Day.

  Interest Deferral

Prior to           , 2009, the Company will be permitted, at its election, on one or more occasions to defer interest payments on the Notes (each, an "Interest Deferral Period") by delivering to the Trustee a copy of a resolution of the Company's Board of Directors to the effect that, based upon a good-faith determination of the Company's Board of Directors, such deferral is reasonably necessary for bona-fide cash management purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness; provided, however, that no such deferral may be commenced, and any on-going deferral shall cease, if a default in payment of principal or premium, if any, on the Notes has occurred and is continuing, an Event of Default with respect to payment of interest on the Notes has occurred and is continuing, or another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default; and provided, further, that interest payments on the Notes may not be deferred under this provision for more than eight quarters in the aggregate or beyond
          , 2009.

After           , 2009 and prior to           , 2014 and during the term of each
additional five-year term of the senior subordinated notes, if any, the Company will be permitted, at its election, on two occasions to defer interest payments on the Notes (also an "Interest Deferral Period") with respect to two quarters by delivering to the Trustee a copy of a resolution of the Company's Board of Directors to the effect that, based upon a good-faith determination of the Company's Board of Directors, such deferral is reasonably necessary for bona-fide cash management purposes, or to reduce the likelihood of or avoid a default under any Designated Senior Indebtedness; provided, however, that no such deferral may be commenced, and any on-going deferral shall cease, if a default in payment of principal or premium, if any, on the Notes has occurred and is continuing, an Event of Default with respect to payment of interest on the Notes has occurred and is continuing, or another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default; and provided, further, that interest payments on the Notes may not be deferred under
this provision for more than two quarters in the aggregate or beyond           ,
2014. At the end of any such Interest Deferral Period, the Company may not defer interest on the Notes unless and until all deferred interest is paid in full.

Deferred interest on the Notes will bear interest at a rate per annum of      %,
compounded quarterly, until paid in full. At the end of any Interest Deferral Period, the Company must pay all deferred interest and accrued interest thereon and thereafter, the Company will be obligated to resume quarterly payments of interest on the Notes.

During any Interest Deferral Period and so long as any deferred interest or interest on deferred interest remains outstanding, the Company will not be permitted to make any payment of dividends on the common stock.

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OPTIONAL REDEMPTION

The Notes will be redeemable at the Company's option as provided in the Indenture.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal and regulatory requirements). If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, so long as the Company has deposited with the depositary funds sufficient to pay the principal of, plus accrued and unpaid interest (including any deferred interest and accrued interest thereon) on, the Notes to be redeemed.

A full or partial redemption of the Notes will result in an automatic separation of the IDSs. See "Description of IDSs--Automatic Separation."

RANKING

The Indebtedness evidenced by the Notes will be unsecured senior subordinated Indebtedness of the Company, will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company, including the Credit Facilities, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company and will rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The indebtedness evidenced by each Guarantee will be unsecured senior subordinated indebtedness of the applicable Guarantor, will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor's guarantee of the Credit Facilities, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of such Guarantor and will rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

As of December 31, 2003, on a pro forma basis, (i) the Company would have had
$     Senior Indebtedness outstanding, (ii) the Company would have had no Pari
Passu Indebtedness outstanding other than the Notes, (iii) the Guarantors would
have had $     million in Senior Indebtedness outstanding under the Credit
Facilities, all of which would have been Secured Indebtedness, and (iv) the Guarantors would have had no Pari Passu Indebtedness outstanding other than the Guarantees. Although the Indenture will contain limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below.

As a holding company, the Company has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of December 31, 2003, on a pro forma basis, the total
liabilities of the Company's subsidiaries were approximately $     million,
including trade payables. Although the
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Indenture will limit the Incurrence of Indebtedness by and the issuance of
Preferred Stock of certain of the Company's subsidiaries, such limitation is subject to a number of significant qualifications.

"Senior Indebtedness" with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all other Indebtedness of the Company or such Guarantor, including principal, interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company at the rate specified in the applicable Senior Indebtedness, whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior, or are subordinated, in right of payment to the Notes or such Guarantor's Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable, (i) any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company, (ii) any liability for federal, state, local or other taxes owed or owing by the Company or such Guarantor, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company or such Guarantor which is Pari Passu Indebtedness, (v) any obligations with respect to any Capital Stock, and (vi) any Indebtedness Incurred in violation of the Indenture.

Only Senior Indebtedness or Secured Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness of the Company and the relevant Guarantor, respectively.

The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under "--Defeasance" below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Facilities) (collectively, "pay the Notes") if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due, or
(ii) any other default on any Designated Senior Indebtedness occurs and results in such Designated Senior Indebtedness becoming due or being declared due and payable prior to the date on which it would otherwise become due and payable in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each series of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such defaulted Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such defaulted Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions

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described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such defaulted Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such defaulted Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or bankruptcy reorganization of, insolvency, receivership or similar proceeding relating to the Company or its property or an assignment for the benefit of its creditors or any marshalling of the Company's assets or liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the Senior Indebtedness before the Noteholders are entitled to receive any payment, and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear (except that Holders of Notes may receive and retain (i) Permitted Junior Securities, and (ii) payments made from the trust described under "--Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement). If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of each series of Designated Senior Indebtedness (or their respective Representative) of such occurrence. If any Designated Senior Indebtedness is outstanding, the Company may not make any payments then due on the Notes until five Business Days after the holders or the Representative of such Designated Senior Indebtedness receive notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders.

The Indenture will contain identical subordination provisions relating to each Guarantor's obligations under its Guarantee.

GUARANTEES

Each of the Company's direct and indirect Wholly Owned Subsidiaries organized under the laws of any state of the United States of America on the Issue Date and certain future Subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee on an unsecured senior subordinated basis (as described under "--Ranking" above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the "Guaranteed Obligations"). Such Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee will be limited in amount to an amount not to exceed the

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maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations under or with respect to the Credit Agreement) without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that has Total Assets of more than $500,000 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee, payment of the Notes on an unsecured senior subordinated basis. See "Certain Covenants--Future Guarantors" below.

Each Guarantee is a continuing guarantee and shall, until released in accordance with the next succeeding paragraph, (i) remain in full force and effect until payment in full of all the Guaranteed Obligations, (ii) be binding upon each such Guarantor and its successors, and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

The Guarantee of a Guarantor will be released: (i) in connection with any transaction permitted by the Indenture after which the Guarantor ceases to be a Restricted Subsidiary of the Company; provided that the sale or other disposition, if any, complies with the "Asset Sale" provisions of the Indenture; or (ii) upon satisfaction and discharge or defeasance of the Notes as provided below under "Defeasance" and "Satisfaction and Discharge."

CHANGE OF CONTROL

Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes of any series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date): (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Permitted Holders of a beneficial ownership of more than 50% of the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction), (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation, in each case other than creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. In order to exercise this repurchase right, a Holder must separate its IDSs into the shares of Class A common stock and Notes represented thereby.

In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer or
(ii) obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

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

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under "--Optional Redemption," the Company shall mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes; (4) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (5) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

COVENANTS RELATING TO IDSS

Recombination of Notes and Class A Common Stock into IDSs. The Indenture will provide that as long as any Notes are outstanding, any Holder of Notes and shares of Class A common stock may, at any time and from time to time, recombine these securities to form IDSs unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the senior subordinated notes for 90 days, or the redemption or maturity of any senior subordinated notes.

Procedures Relating to Subsequent Issuance. The Indenture will provide that, in the event there is a subsequent issuance of Additional Notes, each Holder of the Notes or the IDSs (as the case may be) agrees that a portion of such Holder's Notes (whether held directly in book-entry form or held as part of IDSs) will be exchanged, without any further action of such Holder, for a portion of the Additional Notes purchased by the Holders of such Additional Notes, such that, following any such additional issuance and exchange, each Holder of the Notes or the IDSs (as the case may be) owns an indivisible unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. See "Material United States Federal Income Tax Consequences to United States Holders--Senior Subordinated Notes--Additional Issuances." There is a possibility that holders of Additional Notes having original issue discount may not be able to collect the unamortized portion of the original issue discount in the event of an acceleration of the senior subordinated notes or bankruptcy of the Company as described under "Risk Factors--Risks Relating to the IDSs, the Shares of Class A Common Stock and Senior Subordinated Notes Represented by the IDSs, the Senior

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Subordinated Notes Offered Separately (and not in the Form of IDS), and our New
Credit Facility--Subsequent issuances of senior subordinated notes may cause you to recognize taxable gain and/or original issue discount and may reduce your recovery in the event of bankruptcy." Any such automatic exchange should not impair the rights any holder would otherwise have to assert a claim against us or the underwriters, with respect to the full amount of Notes purchased by such holder.

CERTAIN COVENANTS

The Indenture will contain the following material covenants:

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The Indenture will provide that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Guarantor may issue shares of Preferred Stock if the Leverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued
would have been no more than      to 1.0 determined on a pro forma basis
(including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

     (a) the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Facilities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of the greater of the Borrowing Base or
           $     million then classified as having been Incurred pursuant to this clause (a) outstanding at any one time;

     (b) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

     (c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

     (d) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness classified as having been Incurred pursuant to this clause (d), does not exceed
           the greater of   % of Total Assets at the time of Incurrence or
           $     million;

     (e) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

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     (f)   Indebtedness arising from agreements of the Company or a Restricted
           Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

     (g) Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

     (h) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

     (i) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that (i) any such Indebtedness is made pursuant to an intercompany note and (ii) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

     (j)   Hedging Obligations that are incurred not for speculative purposes
           (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or
           (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

     (k) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (l) Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and classified as having been Incurred pursuant to this clause (1), does
           not exceed $     million at any one time outstanding; provided,
           however, that Indebtedness of Foreign Subsidiaries, which when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries then outstanding and classified as having been
           Incurred pursuant to this clause (1), does not exceed $     million
           (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

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     (m)  any guarantee by the Company or a Restricted Subsidiary of
          Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of any Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

     (n) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, "Refinancing Indebtedness"); provided, however, that such Refinancing
           Indebtedness:

         (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

         (ii) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

         (iii) to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Notes or the Guarantees, is pari passu with the Notes or the Guarantees, as applicable;

         (iv) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

         (v) shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company;

     and provided further that subclauses (i), (ii), (iii), and (v) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

     (o) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness, Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of this covenant or (ii) the Leverage Ratio would be less than immediately prior to such acquisition;

     (p) Contribution Indebtedness; and

     (q) Indebtedness represented by the issuance of Additional Notes in connection with the issuance of shares of Class A common stock of the Company provided that the ratio of the aggregate principal amount of such Additional Notes to the number of such additional shares shall not exceed the equivalent ratio with respect to the IDSs outstanding prior to such issuance, and, in each case, the related Guarantees.

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For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (q) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that the Company or Restricted Subsidiary would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Limitation on Restricted Payments. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

     (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary; or

     (iii) make any Restricted Investment (all such payments and other actions set forth in this clause (iii) and in clauses (i) and (ii) above being collectively referred to as "Restricted Payments"),

unless, at the time of such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clause (1), (6) and (10) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

        (i) % of the Adjusted EBITDA of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are
             available at the time of such Restricted Payment less   times the
             Consolidated Interest Expense of the Company for such period, plus

        (ii) % of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred

              Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness, Disqualified Stock and Designated Preferred Stock or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries), plus

        (iii) % of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

        (iv) % of the aggregate amount received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of or on account of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from payments of interest on and repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or
             (C) a distribution or dividend from an Unrestricted Subsidiary, plus

        (v) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Board of Directors) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed.

The Fair Market Value of property other than cash covered by clauses (ii), (iii) and (iv) above shall be determined in good faith by the Company and (A) in the
event of property with a Fair Market Value in excess of $     million, shall be
set forth in an Officers' Certificate or (B) in the event of property with a
Fair Market Value in excess of $     million, shall be set forth in a resolution
approved by at least a majority of the Board of Directors.

The foregoing provisions will not prohibit:

     (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

     (2) (a) the repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock") and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

     (3) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in
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          accordance with the covenant entitled "--Limitation on Incurrence of
          Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

     (4) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the
          Company would have had a Leverage Ratio of at least           to 1.00
          and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

     (5) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (5) that are at that time outstanding, not to exceed
          $     million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

     (6) the payment of dividends on the shares of the Company's Capital Stock up to an aggregate amount in any fiscal quarter not to exceed the Quarterly Base Dividend Level; provided, that the Company may not pay any dividends pursuant to this clause (6) or clause (10) below if interest on the Notes is being deferred or, after the end of any Interest Deferral Period, so long as any deferred interest and interest on deferred interest has not been paid in full;

     (7)  Investments that are made with Excluded Contributions;

     (8) other Restricted Payments in an aggregate amount not to exceed $ million;

     (9) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

     (10) other Restricted Payments in an aggregate amount not to exceed the Base Dividend Restricted Payments Basket;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (5), (6), (8) and (10), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Anti-Layering. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or

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otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

     (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Facilities and the other Senior Credit Documents;

     (2)   the Indenture and the Notes;

     (3)   applicable law or any applicable rule, regulation or order;

     (4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

     (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

     (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (9) customary provisions contained in leases, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

     (10) other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

     (11)  any encumbrances or restrictions of the type referred to in clauses
           (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment

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           restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Asset Sales. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

     (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

     (b) any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days of the receipt thereof (to the extent of the Cash Equivalents received); and

     (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that
          time outstanding, not to exceed the greater of   % of Total Assets or
          $     million (with the Fair Market Value of each item of Designated
          Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

     (i) to repay Obligations under the Credit Facilities or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or a Restricted Subsidiary;

     (ii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; and/or

     (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the application of any such Net Proceeds, the Company or such Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture will provide that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."
When the aggregate amount of Excess Proceeds exceeds $     million, the Company
shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will
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commence an Asset Sale Offer with respect to Excess Proceeds within thirty
Business Days after the date that Excess Proceeds exceed $     million by
mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder's registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Transactions with Affiliates. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate
Transaction") involving aggregate consideration in excess of $     million,
unless:

     (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of
          $     million, the Company delivers to the Trustee a resolution
          adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

     (i) transactions between or among the Company and/or any of its Restricted Subsidiaries;

     (ii) Permitted Investments and Restricted Payments permitted by the provisions of the Indenture described above under the covenant "--Limitation on Restricted Payments";

     (iii) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

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     (iv)   transactions in which the Company or any of its Restricted
            Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

     (v) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Company (or a committee thereof) in good faith;

     (vi) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

     (vii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; and

     (viii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Liens. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

The Indenture will provide that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of Indebtedness subordinated on right of payment to such Guarantor's Guarantee) the Indebtedness so secured or until such time as such Indebtedness is no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

Reports and Other Information. The Indenture will provide that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will file with the Commission, documents and reports that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, the Company shall not be so obligated to file such documents and other reports with the Commission if the Commission does not permit such filing, in which event the

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Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act.

Future Guarantors. The Indenture will provide that the Company will cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that has Total Assets of more than $500,000 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

The Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company"); (ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (B) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; (v) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company's obligations under the Indenture and the Notes; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States or changing the form of organization of the Company to a corporation, partnership or limited liability company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture will further provide that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

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(i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor"); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and (iv) the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing clause (iii), a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or changing the form of organization of the Guarantor to a corporation, partnership or limited liability company so long as the amount of Indebtedness of the Guarantor is not increased thereby.

DEFAULTS

An Event of Default will be defined in the Indenture as

     (i) a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under--Ranking" above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on (x)
                      , 2009, and (y) any interest payment date after , 2009, at a time when interest deferral would be prohibited under the Indenture shall immediately constitute an Event of Default (without regard to the length of time for which such default continues),

     (ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above,

     (iii) the failure by the Company to comply with its obligations under the covenant described under "--Merger, Consolidation or Sale of All or Substantially All Assets" above,

     (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" above (other than a failure to purchase Notes),

     (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

     (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such
            Indebtedness unpaid or accelerated exceeds $     million or its
            foreign currency equivalent (the "cross acceleration provision"),

     (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"),

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     (viii)  the rendering of any judgment or decree for the payment of money
             (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $ million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"),

     (ix) any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 Business Days, or

     (x)   the Company pays any dividend on shares of the Company's common stock
           (A) during any interest deferral period or so long as any deferred interest and accrued interest thereon has not been paid in full, or
           (B) when, based on the then-available financial statements presented to the board of directors, such dividend exceeds the amount available to be paid pursuant to clause (c) or clauses (1) through (10) of the "Limitation on Restricted Payments" covenant.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not

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complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding of all series affected by such amendment and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of all series affected by such amendment then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder,
(vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (viii)(A) make any change to the provisions of the indenture that prohibit the payment of dividends while interest is being deferred, while any previously deferred interest remains unpaid or during the continuance of any Default or Event of Default or (B) waive an Event of Default under clause (x) of "Defaults" (in each case except in connection with an offer by the Company to purchase all of the Notes, in which case a majority in principal amount of Notes will be sufficient), (ix) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (x) modify the Guarantees in any manner adverse to the Holders.

Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section l63(f)(2)(B) of the Internal Revenue Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

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to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 or to make certain changes to the Indenture to provide for the issuance of Additional Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Under the terms of the Credit Agreement, we will not be permitted to effect any amendment or modification if the effect would be to (i) increase the interest rate applicable to the Notes or any deferred interest on the Notes, (ii) change to an earlier date the scheduled dates of payment on any component of principal, interest or other amounts on the Notes, (iii) increase principal repayments or amortization payments on the Notes, (iv) alter the redemption, prepayment or subordination provisions of the Notes, (v) add to or alter the covenants (including, without limitation, the financial covenants), defaults and Events of Defaults set forth in the Indenture in a manner that would make such provisions more onerous or restrictive to the Company, or (vi) otherwise increase the obligations of the Company or any Guarantor in respect of the Notes, the deferred interest on the Notes or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Company, any Guarantor or the lenders of the Senior Lender Indebtedness.

DEFEASANCE

The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants" and "Change of Control," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clause (iv) of the first paragraph under "Merger, Consolidation or Sale of All or Substantially All Assets" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) with respect only to Significant Subsidiaries or (viii) with respect only to Significant Subsidiaries under "-- Defaults" above or because of the failure of the Company to comply with clause (iv) of the first paragraph under "-- Merger, Consolidation or Sale of All or Substantially All Assets" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (i) delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit
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and defeasance had not occurred (and, in the case of legal defeasance only, such
Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law) and (ii) so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture or any other material agreement binding on the Company (except for violations of the Indenture as a result of the borrowing of funds to be applied to such payments), including the Credit Facilities.

SATISFACTION AND DISCHARGE

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

     (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

CONCERNING THE TRUSTEE

          is to be the Trustee under the Indenture.

GOVERNING LAW

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

"Acquired Indebtedness" means, with respect to any specified Person:

     (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; and

     (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

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in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such person, as applicable.

"Adjusted EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

     (i) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income, plus

     (ii) Consolidated Interest Expense (plus amortization of deferred financing fees) of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

     (iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income, plus

     (iv) any non-recurring fees, expenses or charges deducted in such period in computing Consolidated Net Income, plus

     (v) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of, or cash reserve for, anticipated cash charges for any future period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"Asset Sale" means:

     (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Company or any Restricted Subsidiary not in the ordinary course of business (each referred to in this definition as a "disposition"); or

     (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

        (1) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

        (2) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "--Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

        (3) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Limitation on Restricted Payments";

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        (4)  any disposition of assets with an aggregate Fair Market Value of
             less than $          million;

        (5) any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

        (6) any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

        (7) sales of assets received by the Company upon the foreclosure on a Lien;

        (8) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

        (9)  licenses of intellectual property;

        (10)  any disposition of Designated Noncash Compensation; and

        (11) sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract.

"Base Dividend Restricted Payments Basket" shall initially equal $0, provided, however, that if during any fiscal quarter the Company has paid dividends on the Company's Common Stock in an aggregate amount that is less than the Quarterly Base Dividend Level for such quarter, an amount equal to the difference between
(i) the Quarterly Base Dividend Level for such quarter and (ii) the aggregate amount of dividends actually paid on the Company's Common Stock during such quarter shall be added to the Base Dividend Restricted Payments Basket as of the last day of such fiscal quarter.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Borrowing Base" means the product of (i) Adjusted EBITDA for the most recent four fiscal quarters for which internal financial statements are available and
(ii) three.

"Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

"Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

"Capital Expenditures" means any expenditure required to be classified as a capital expenditure in accordance with GAAP.

"Capital Stock" means:

     (i) in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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"Cash Equivalents" means:

     (i) U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

     (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

     (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least "A" or the equivalent thereof by Moody's or S&P;

     (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
            (iii) above;

     (v) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

     (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (v) above;

     (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; and

     (viii) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

"Company" means Valor Communications Group, Inc. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes.

"Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

"Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of: (i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations (or any financing lease which has substantially the same economic effect as a Capitalized Lease Obligation) and net payments and receipts (if any) pursuant to Hedging Obligations and excluding amortization of deferred financing fees), (ii) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and (iii) the earned discount or yield with respect to the sale of receivables.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

     (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

     (ii) any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

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     (iii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

     (iv) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

     (v) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded; and

     (vi) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period.

"Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who:

     (i) was a member of the Company's Board of Directors on the date of the Indenture; or

     (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Company's Board of Directors at the time of the nomination or election.

"Contribution Indebtedness" means Indebtedness of the Company in an aggregate principal amount not greater than the amount of all Specified Cash Contributions, provided that such Contribution Indebtedness (i) has a Stated Maturity later than the Stated Maturity of the Notes, (ii) is Incurred substantially concurrently with such Specified Cash Contributions, and (iii) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the Incurrence date thereof.

"Credit Agreement" means the credit agreement to be dated as of           ,
2004, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time
(whether or not terminated and whether    with the original lenders or
otherwise), among the Company, the Subsidiaries of the Company named therein,
the financial institutions from time to time a party thereto and      , as
Administrative Agent, Fronting Bank and Swingline Lender, including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount of available borrowings thereunder (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

"Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such

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valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

"Designated Preferred Stock" means Preferred Stock of the Company (other than Disqualified Stock) that is issued (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under "--Limitation on Restricted Payments."

"Designated Senior Indebtedness" means (i) the Senior Lender Indebtedness and
(ii) any other Senior Indebtedness of the Company with a principal amount in excess of $25 million.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event;

     (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

     (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

     (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the first anniversary of the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding clause (iii) of this definition, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Excess Cash" shall mean, with respect to any period, Adjusted EBITDA minus the sum of (i) cash interest expense, (ii) cash income tax expense and (iii) Capital Expenditures (except to the extent financed with an incurrence of indebtedness), in each case, for such period.

"Excluded Contributions" means the net proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock incentive plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Company, the proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the "--Limitation on Restricted Payments" covenant.

"Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

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"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

"guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

"Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

"Guarantor" means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

"Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

"IDS" means the Company's Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

"Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

"Indebtedness" means, with respect to any Person:

     (i) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

     (3) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor or an accrued expense;

     (4)  in respect of Capitalized Lease Obligations; or

     (5)  representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

     (ii) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

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     (iii)  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and
            (b) the amount of such Indebtedness of such other Person; provided, further, that any obligation of the Company or any Restricted Subsidiary in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

"Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

"Investment Grade Securities" means:

     (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

     (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

     (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold cash.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Limitation on Restricted Payments":

     (i) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

     (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

"Issue Date" means the date on which the Notes are authenticated.
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"Leverage Ratio" means, with respect to any Person for any period, the ratio of
Net Debt of such Person at the end of such period to the Adjusted EBITDA of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness or issues or redeems Preferred Stock subsequent to the end of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made (the "Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the end of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated interest coverage obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

"LTIP" means any long-term incentive or similar compensation plan maintained by the Company or its Restricted Subsidiaries.

"Moody's" means Moody's Investors Service, Inc.

"Net Debt" means, with respect to the Company, on a consolidated basis at any time, the actual outstanding amount of funded indebtedness, plus, without duplication, the principal component of all Capitalized Lease Obligations and, without duplication, other Indebtedness of the Company and its Restricted Subsidiaries at such time, less (i) any early termination payments that would be owed to the Company and its Subsidiaries if all outstanding Hedging Obligations were terminated, and (ii) the amount of cash and Cash Equivalents of the Company and its Subsidiaries on the balance sheet as of the date of determination.

"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or other dividends.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale
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and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to clause (i) of the second paragraph of the covenant described under "--Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

"Notes" means the   % senior subordinated notes of the Company, including any
Additional Notes unless expressly provided otherwise.

"Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

"Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

"Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

"Pari Passu Indebtedness" means (i) with respect to the Company, the Notes and any other Indebtedness of the Company, other than Senior Indebtedness, Secured Indebtedness or Subordinated Indebtedness of the Company and (ii) with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Senior Indebtedness, Secured Indebtedness and Subordinated Indebtedness of such Guarantor.

"Permitted Asset Swap" means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of
(i) assets used or useful in a Similar Business and (ii) any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

"Permitted Holders" means Welsh, Carson Anderson & Stowe and Vestar Capital Partners and their respective Affiliates.

"Permitted Investments" means:

     (i)     any Investment in the Company or any Restricted Subsidiary;

     (ii)    any Investment in Cash Equivalents or Investment Grade Securities;

     (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or
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             conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

     (iv) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "--Asset Sales" or any other disposition of assets not constituting an Asset Sale;

     (v)    any Investment existing on the Issue Date;

     (vi) advances to employees not in excess of $10 million outstanding at any one time in the aggregate;

     (vii) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     (viii)  Hedging Obligations;

     (ix) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause
             (ix) that are at that time outstanding, not to exceed the greater
             of   % of Total Assets or $     million at the time of such
             Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

     (x) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

     (xi) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the "--Limitation on Restricted Payments" covenant;

     (xii) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "--Transactions with Affiliates" (except transactions described in clauses (ii), (iii) and (vi) of such paragraph);

     (xiii) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

     (xiv) Guarantees issued in accordance with "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

     (xv) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

     (xvi) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business.

"Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the
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

same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

"Permitted Liens" means, with respect to any Person:

     (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (c) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

     (d) Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

     (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (f) Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

     (g) Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

     (h)   Liens existing on the Issue Date;

     (i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

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     (j)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided further, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (k) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

     (l) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

     (m) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (n) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (o) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

     (p)   Liens in favor of the Company;

     (q) Liens on equipment of the Company granted in the ordinary course of business to the Company's client at which such equipment is located;

     (r) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

     (s) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

     (t) Liens to secure Indebtedness permitted by clause (1) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

     (u) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g),
           (h), (i), (j), (k), (1) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and
           (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (1) or (t) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

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"Person" means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

"Quarterly Base Dividend Level" means, for any fiscal quarter,   % of the
Company's Excess Cash for the 12-month period ending on the last day of the Company's then most recently ended fiscal quarter for which internal financial statements are available at the time such dividend is declared and paid divided by four (4).

"Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

"Secured Indebtedness" means any Indebtedness of the Company or any Subsidiary secured by a Lien.

"S&P" means Standard and Poor's Ratings Group.

"Senior Credit Documents" means the collective reference to the Credit Facilities, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

"Senior Lender Indebtedness" means any and all amounts payable under or in respect of the Credit Facilities, the Senior Credit Documents with respect thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Similar Business" means a business, the majority of whose revenues are derived from providing telecommunications services.

"Specified Cash Contributions" means the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company which are designated as "Specified Cash Contributions" pursuant to an Officers' Certificate.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

"Subordinated Indebtedness" means, any Indebtedness of the Company or any Guarantor, the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee.
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"Subsidiary" means, with respect to any Person:

     (i) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

     (ii)  any partnership, joint venture or limited liability company of which
           (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

"Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

"Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, "Trustee" as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

"Trust Officer" means (i) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (ii) who shall have direct responsibility for the administration of the Indenture.

"Unrestricted Subsidiary" means:

     (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

     (ii)  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "--Limitation on Restricted Payments."

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x)(1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio test described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (2) the Leverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and (y) no Default shall have occurred and be continuing. Any such

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designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

"Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

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                         IDSS ELIGIBLE FOR FUTURE SALE

Future sales or the availability for sale of substantial amounts of IDSs or shares of our common stock or a significant principal amount of our senior subordinated notes in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our
securities. Upon completion of this offering, we will have      IDSs
outstanding, in respect of           shares of our Class A common stock in the
aggregate and $     million aggregate principal amount of our senior
subordinated notes. All of these IDSs and securities represented thereby will be freely tradable without restriction or further registration under the Securities Act or securities legislation in all the provinces of Canada, unless the IDSs or securities represented thereby are owned by "affiliates" as that term is defined in Rule 144 under the Securities Act. Upon completion of this offering, the existing equity holders will own, as part of the IDSs, shares of Class A common
stock representing an aggregate      % ownership interest in us after the
offering, or      % if the underwriters' over-allotment option is exercised in
full. In addition, our equity sponsors will hold      shares of Class B common
stock, which following the second anniversary of the consummation of this offering may be exchanged, subject to certain conditions, for
IDSs in connection with the sale of such Class B common stock. The existing equity holders will have demand and piggyback registration rights for their shares of Class A common stock, which may be sold in the form of IDSs as well as for their shares of Class B common stock and the IDSs for which they may be exchanged. In addition, certain members of management will have piggyback registration rights for their IDSs. See "Related Party Transactions--Registration Rights." Collectively, our existing equity holders
will be issued           IDSs in this offering. Registration rights may not be
exercised during the lock-up period.

We may issue shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock or senior subordinated notes, which may be in the form of IDSs, or other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or senior subordinated notes and IDSs, if applicable, or other securities in connection with any such acquisitions and investments.

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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion, insofar as it relates to matters of United States federal income tax law (and, to the extent specified, United States federal estate tax law) or legal conclusions with respect thereto, constitutes the opinion of our counsel, Kirkland & Ellis LLP, as to the material United States federal income tax considerations to a United States holder or, as the case may be, a non-United States holder, in each case as defined below, arising from the purchase, ownership and disposition of IDSs, senior subordinated notes or Class A common stock. This discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. No statutory, administrative or judicial authority directly addresses the treatment of IDSs or instruments similar to IDSs for United States federal income tax purposes, and we have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that discussed below could adversely affect the amount, timing and character of income and gain realized by a holder in respect of an investment in IDSs, senior subordinated notes or Class A common stock. In the case of non-United States holders, a different treatment could subject such holders to the same United States federal withholding tax or estate tax consequences with respect to the senior subordinated notes as they will be subject to with respect to the Class A common stock. Payments to non-United States holders will not be grossed up for or in respect of any such tax. In addition, a different treatment could result in our losing all or part of the deduction for interest that we pay on the senior subordinated notes.

This discussion deals only with holders that purchase IDSs or senior subordinated notes at their original issuance at their original issue price and that will hold IDSs, senior subordinated notes and Class A common stock as "capital assets" (within the meaning of Section 1221 of the Code). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders, in light of their personal investment circumstances or status, such as banks, insurance companies, certain other financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, and taxpayers subject to the alternative minimum tax. This discussion also does not address IDSs, senior subordinated notes or Class A common stock held as part of a hedge, straddle, integrated, synthetic security or conversion transaction, or situations in which the "functional currency" of a United States holder (as defined below) is not the United States dollar. Moreover, except to the extent specified with respect to United States federal estate tax, the effect of any applicable United States federal estate or gift, state, local or non-United States tax laws is not discussed.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. INVESTORS CONSIDERING THE PURCHASE OF IDSS, SENIOR SUBORDINATED NOTES OR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The term "United States holder" means a holder of IDSs, senior subordinated notes or Class A common stock that is, for United States federal income tax purposes:

          (1) An individual who is a citizen or resident of the United States;

          (2) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or of any political subdivision thereof; or

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          (3) an estate or trust, the income of which is subject to United
     States federal income taxation regardless of its source.

The term "non-United States holder" means a holder of IDSs, senior subordinated notes or Class A common stock that is, for United States federal income tax purposes:

          (1) a nonresident alien individual;

          (2) a foreign corporation; or

          (3) a foreign estate or trust.

In the case of a holder of IDSs, senior subordinated notes or Class A common stock that is classified as a partnership for United States federal income tax purposes, the tax treatment of the IDSs, senior subordinated notes or Class A common stock to a partner of the partnership generally will depend upon the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding IDSs, senior subordinated notes or Class A common stock, then you should consult your own tax advisors.

UNITED STATES HOLDERS

  IDSS

  Allocation of Purchase Price

Your acquisition of an IDS should be treated as an acquisition of separate securities, the share of our Class A common stock and the senior subordinated note represented by the IDS, rather than as a purchase of a single integrated security, and, by purchasing the IDS, you will agree to that treatment. If that treatment is not respected, then the acquisition of IDSs may be treated as an acquisition only of our stock, in which case the senior subordinated notes would be treated in effect as stock rather than as debt for United States federal income tax purposes. See "--Senior Subordinated Notes--Characterization." The remainder of this discussion assumes that the acquisition of IDSs will be treated as an acquisition of shares of our Class A common stock and the senior subordinated notes, rather than as a purchase of a single integrated security.

The purchase price of each IDS will be allocated between the share of Class A common stock and the senior subordinated note comprising the IDS in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in each of the share of Class A common stock and the senior subordinated note. We will report the initial fair market
value of each share of Class A common stock as $     and the initial fair market
value of each $     principal amount of senior subordinated notes as $     , and
by purchasing an IDS, you will agree to that allocation. If this allocation is not respected by the IRS or the courts, then it is possible that the senior subordinated notes will be treated as having been issued with original issue discount or amortizable bond premium. You generally would have to include original issue discount in income in advance of the receipt of cash attributable to that income, and would be able to elect to amortize bond premium over the remaining term of the senior subordinated notes. The remainder of this discussion assumes that the allocation of the purchase price of the IDSs described above will be respected.

  Separation and Recombination

If you separate your IDSs into the shares of Class A common stock and senior subordinated notes represented thereby or recombine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form IDSs, then you will not recognize gain or loss upon the separation or recombination. You will continue to take into account items of income or deduction otherwise includible or deductible with respect to the shares of Class A common stock and the senior subordinated notes, and your tax basis in and holding period with respect to the shares of Class A common stock and the senior subordinated notes will not be affected by the separation or recombination.

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  SENIOR SUBORDINATED NOTES

  Characterization

Our counsel, Kirkland & Ellis LLP, is of the opinion that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes, and based upon that opinion, we believe that the senior subordinated notes should be so treated. In addition, the lead underwriters have received an opinion from their counsel, Skadden, Arps, Slate, Meagher & Flom LLP, to the effect that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes. These opinions are based on certain representations and determinations, which are discussed in more detail in the following paragraphs. These opinions are not binding on the IRS or the courts, which could disagree. We will treat the senior subordinated notes as debt for United States federal income tax purposes, and, by acquiring senior subordinated notes, directly or in the form of an IDS, you agree likewise to treat the senior subordinated notes as our indebtedness for all purposes.

The determination as to whether an instrument is treated as debt or as equity for United States federal income tax purposes is based on all of the facts and circumstances. There is no clear statutory definition of debt and the characterization of an instrument as debt or as equity is governed by principles developed in the case law, which analyzes numerous factors that are intended to identify the formal characteristics of, and the economic substance of, the holder's interest in the issuer. Our determination that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes, and the opinions of counsel to this effect referred to above, rely upon certain representations and determinations made by us, the lead underwriters and independent appraisal firms, including representations and determinations substantially to the effect that:

   -- after 45 days from the closing of this offering, an investor holding IDSs may separate the Class A common stock and senior subordinated notes composing the IDSs without material market impediment;

   -- the term, interest rate and other material provisions of the senior subordinated notes, including, inter alia, restrictions on incurrence of debt and payment of dividends, are commercially reasonable and are substantially similar to those terms to which an unrelated third party lender not otherwise owning equity in Valor, bargaining at arm's length with Valor, would reasonably agree;

   -- taking this offering and our reorganization into account, on a pro forma basis, the aggregate amount of our indebtedness in relation to the aggregate fair market value of our equity is commercially reasonable under the circumstances and is comparable to similarly situated corporate bond issuers;

   -- taking this offering and our reorganization into account, on a pro forma basis, the ratio of (i) the sum of all of our outstanding indebtedness to
       (ii) the fair market value of our equity does not exceed approximately to 1; and

   -- based on our detailed financial forecasts (and assuming without verifying that those forecasts are correct), Valor should be able to repay the principal amount of the senior subordinated notes at their maturity and it is likely that such repayment would be made with accumulated cash and/or by refinancing with short term (five years or less) unsubordinated debt, or a combination thereof.

In light of the representations and determinations described above and their relevance to several of the factors analyzed in the case law, and taking into account the facts and circumstances relating to the issuance of the senior subordinated notes (including the separate issuance of senior subordinated notes in this offering), we (and our counsel) are of the view that the senior subordinated notes should be treated as separate from the Class A common stock and as debt for United States federal income tax purposes. However, there is no authority that directly addresses the tax treatment of instruments with terms substantially similar to the senior subordinated notes or offered under circumstances such as this offering (that is, senior subordinated notes offered as a unit with common stock). In light of this absence of direct authority, neither we nor our counsel can conclude with certainty that the senior subordinated notes will be treated as debt for United States federal income tax purposes. The consequences to United States holders and non-United States holders described

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below assume that the senior subordinated notes will be respected as debt.
However, no ruling on this issue has been requested from the IRS and, thus, there can be no assurance that the classification of the senior subordinated notes as debt will not be challenged by the IRS or will be sustained if challenged.

If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then stated interest paid on the senior subordinated notes generally would be treated as a dividend to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, but those dividends likely would not qualify for the special 15% rate described below. We would not be permitted to deduct interest on the senior subordinated notes for United States federal income tax purposes. In addition, as discussed below under "--Non-United States Holders--Class A Common Stock," non-United States holders could be subject to withholding or estate taxes with respect to the senior subordinated notes in the same manner as they will be with respect to the Class A common stock. Our inability to deduct interest on the senior subordinated notes could materially increase our taxable income and, thus, our United States federal income tax liability. This would reduce our after-tax cash flow and could materially and adversely impact our ability to make interest and dividend payments on the senior subordinated notes and the Class A common stock.

In addition, there can be no assurance that the IRS will not challenge the determination that the interest rate on the senior subordinated notes represents an arm's length interest rate. If the IRS were successful in such a challenge, then any excess of the interest paid on the senior subordinated notes over the deemed arm's length amount would not be deductible by us and could be recharacterized as a dividend payment instead of an interest payment for United States federal income tax purposes. In such case, our taxable income and, thus, our United States federal income tax liability could be materially increased. In addition, as discussed below under "--Non-United States Holders--Class A Common Stock," non-United States holders could be subject to withholding taxes with respect to the excess amount paid on the senior subordinated notes in the same manner as they will be with respect to dividends paid on the Class A common stock. If the interest rate paid on the senior subordinated notes were determined to be less than the arm's length rate, then the senior subordinated notes could be treated as issued with original issue discount, which original issue discount you would be required to include in income over the term of the senior subordinated notes.

  Payments of Interest; Deferral of Interest

Subject to the discussion of deferred interest immediately below, stated interest on the senior subordinated notes will be taxable to you as ordinary income, at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes.

Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, referred to as OID. Although there is no authority that directly describes when a contingency such as the interest deferral option described in "Description of the Senior Subordinated Notes--Terms of the Notes--Interest Deferral" should be considered "remote", based on our financial forecasts, we believe that the likelihood of deferral of interest payments on the senior subordinated notes is remote within the meaning of the Treasury regulations relating to OID. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, the option to defer interest should not cause the senior subordinated notes to be considered to be issued with OID at the time of their original issuance.

Under the Treasury regulations, if the option to defer any payment of interest on the senior subordinated notes were determined not to be a "remote" contingency, or if, as discussed above, the interest rate on the senior subordinated notes was determined to be less than the arm's length interest rate by more than a de minimis amount, or if any payment of interest actually were deferred, then the senior subordinated notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. At such time, all stated interest on the senior subordinated notes thereafter would be treated as OID as long as the senior subordinated notes remained outstanding. In such event:

   -- you would be required to include the yield on the senior subordinated notes in income as OID on an economic accrual basis over the term of the senior subordinated notes, possibly before the receipt of the cash attributable to the OID, and without regard to your overall method of tax accounting;
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   --  actual payments of stated interest would not be reported as taxable income;

   -- any amount of OID included in your gross income (whether or not during a deferral period) with respect to the senior subordinated notes would increase your tax basis in the senior subordinated notes; and

   -- the amount of payments in respect of such accrued OID would reduce your tax basis in the senior subordinated notes.

Consequently, during a deferral period, a United States holder would be required to continue to include OID in gross income as it accrued, even though we would not make any actual cash payments on the senior subordinated notes.

No rulings or other interpretations have been issued by the IRS that address the meaning of the term "remote" as used in the Treasury regulations relating to OID, and it is possible that the IRS could take a position contrary to our position.

  Sale, Exchange or Retirement

Upon the sale, exchange, retirement or other taxable disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note that constitutes a portion of the IDS. Upon the sale, exchange, retirement or other taxable disposition of a senior subordinated note, you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to, or received for, the senior subordinated note (less amounts received in respect of accrued and unpaid interest, which will be treated as a payment of interest for United States federal income tax purposes) and your adjusted tax basis in the senior subordinated note. As described above under "--United States Holders--IDSs--Allocation of Purchase Price," your tax basis in the senior subordinated note generally will be the portion of the purchase price of your IDS allocable to the senior subordinated note or your purchase price of the note, as the case may be. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if you have held the IDSs for more than one year. The deductibility of capital losses is subject to limitations.

  Additional Issuances

The indenture governing the senior subordinated notes will permit us, from time to time, to issue additional senior subordinated notes having terms that are substantially identical to those of the senior subordinated notes offered hereby. Such subsequently issued senior subordinated notes may be issued with OID if they are issued at a discount to their face value (for example, as a result of changes in prevailing interest rates). The United States federal income tax consequences to you of the subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) are unclear. The indenture governing the senior subordinated notes and the agreements with DTC will provide that, in the event that there is a subsequent issuance of senior subordinated notes having terms substantially identical to the senior subordinated notes offered hereby, each holder of senior subordinated notes or IDSs, as the case may be, agrees that a portion of such holder's senior subordinated notes will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, immediately following each such subsequent issuance and exchange, each holder of subsequently issued senior subordinated notes, held either as part of IDSs or separately, and each holder of existing senior subordinated notes or IDSs, as the case may be, will own an inseparable unit composed of notes of each separate issuance in the same proportion as each other holder. Because a subsequent issuance will affect the senior subordinated notes in the same manner, regardless of whether those senior subordinated notes are held as part of IDSs or separately, the combination of senior subordinated notes and shares of Class A common stock to form IDSs, or the separation of IDSs, should not affect your tax treatment.

The aggregate stated principal amount of senior subordinated notes owned by each holder will not change as a result of such subsequent issuance and exchange. However, under applicable law, it is possible that the holders of subsequently issued senior subordinated notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the senior subordinated notes or a bankruptcy proceeding occurring prior to the maturity

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of the senior subordinated notes. Whether the receipt of subsequently issued senior subordinated notes in exchange for previously issued senior subordinated notes in this automatic exchange constitutes a taxable exchange for United States federal income tax purposes depends on whether the subsequently issued senior subordinated notes are viewed as differing materially from the senior subordinated notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued senior subordinated notes would be viewed as differing materially from the previously issued senior subordinated notes for this purpose. Consequently, it is unclear whether an exchange of senior subordinated notes for subsequently issued senior subordinated notes results in a taxable exchange for United States federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange.

If the IRS successfully asserted that an automatic exchange following a subsequent issuance of senior subordinated notes is a taxable exchange, then an exchanging holder generally would recognize gain or loss in an amount equal to the difference between the fair market value of the subsequently issued senior subordinated notes received and such holder's adjusted tax basis in the senior subordinated notes exchanged. See "--Senior Subordinated Notes--Sale, Exchange or Retirement." It is also possible that the IRS might successfully assert that any such loss should be disallowed under the wash sale rules, in which case the holder's basis in the subsequently issued senior subordinated notes would be increased to reflect the amount of the disallowed loss. In the case of a taxable exchange, a holder's initial tax basis in the subsequently issued senior subordinated notes received in the exchange would be the fair market value of such senior subordinated notes on the date of exchange (adjusted to reflect any disallowed loss) and a holder's holding period in such senior subordinated notes would begin on the day after such exchange.

Regardless of whether the exchange is treated as a taxable event, such exchange may result in an increase in the amount of OID, if any, that you are required to accrue with respect to senior subordinated notes. Following any subsequent issuance of senior subordinated notes with OID (or any issuance of senior subordinated notes thereafter) and resulting exchange, we (and our agents) will report any OID on any subsequently issued senior subordinated notes ratably among all holders of senior subordinated notes and IDSs, and each holder of senior subordinated notes and IDSs will, by purchasing senior subordinated notes or IDSs, as the case may be, agree to report OID in a manner consistent with this approach. Consequently, holders that acquire senior subordinated notes in this offering may be required to report OID as a result of a subsequent issuance (even though they purchased senior subordinated notes having no OID). This will generally result in such holders reporting more interest income over the term of the senior subordinated notes than they would have reported had no such subsequent issuance and exchange occurred, and any such additional interest income will be reflected as an increase in the tax basis of the senior subordinated notes, which will generally result in a capital loss (or reduced capital gain) upon a sale, exchange or retirement of the senior subordinated notes. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued senior subordinated notes (and their transferees). In such case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the senior subordinated notes held by such holder will have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and senior subordinated notes and could adversely affect the market for IDSs and senior subordinated notes.

It is possible that senior subordinated notes that we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have "significant OID" and thus be classified as "applicable high yield discount obligations." If any senior subordinated notes were so classified, then a portion of the OID on those senior subordinated notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equityholders.

Due to the complexity and uncertainty surrounding the United States federal income tax treatment of subsequent issuances and exchanges of senior subordinated notes, prospective investors are urged to consult their tax advisors regarding the applicable tax consequences to them in light of their particular circumstances.

  CLASS A COMMON STOCK

  Dividends

The gross amount of dividends paid to you on our Class A common stock will be treated as dividend income to you, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). To the extent, if any, that the amounts of dividends paid to you on a share of our Class A common stock exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your tax basis in the shares of Class A common stock and thereafter as capital gain. Pursuant to recently enacted legislation, if you are an individual, then dividends that we pay to you through 2008 will be subject to tax at long-term capital gain rates (up to 15%), provided that certain holding period and other requirements are satisfied.

 Sale or Exchange

Upon the sale, exchange or other taxable disposition of an IDS, you will be treated as having sold, exchanged or disposed of the share of Class A common stock constituting a portion of the IDS. Upon the sale, exchange or other taxable disposition of a share of our Class A common stock (other than, in some circumstances, a sale of shares to us), you will recognize gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your share of Class A common stock and your tax basis in the share of Class A common stock. As described above under "--United States Holders--IDSs-- Allocation of Purchase Price," your tax basis in the share of Class A common stock generally will be the portion of the purchase price of your IDS allocable to the share of Class A common stock. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the Class A common stock for more than one year. The deductibility of capital losses is subject to limitations.

  INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

In general, we, our paying agents and certain other intermediaries must report certain information to the IRS with respect to payments of principal and interest on the senior subordinated notes, payments of dividends on the Class A common stock, and payments of the proceeds of the sale of senior subordinated notes, Class A common stock or IDSs to certain non-corporate United States holders. The payor (which may be us or an intermediary) will be required to impose backup withholding tax, currently at a rate of 28%, if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or otherwise to establish an exemption from backup withholding tax, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in Section 3406(c) of the Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. Any amounts withheld under the backup withholding tax rules from a payment to a United States holder will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

The following discussion applies only to non-United States holders, and assumes that no item of income, gain, deduction or loss derived by the non-United States holder in respect of the senior subordinated notes, Class A common stock or IDSs at any time is effectively connected with the conduct of a United States trade or business. Special rules may apply to certain non-United States holders, such as:

   --  United States expatriates,

   --  controlled foreign corporations,

   --  passive foreign investment companies,

   --  foreign personal holding companies,

   -- corporations that accumulate earnings to avoid United States federal income tax,

   -- investors in pass-through entities that are subject to special treatment under the Code, and

   -- non-United States holders that are engaged in the conduct of a United States trade or business.

Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  SENIOR SUBORDINATED NOTES

  Characterization

As discussed above under "--United States Holders--Senior Subordinated Notes--Characterization," we believe that the senior subordinated notes should be treated as debt for United States federal income tax purposes. However, no ruling on this issue has been requested from the IRS and thus there can be no assurance that this position will be sustained if challenged by the IRS. If the senior subordinated notes were treated as equity rather than as debt for United States federal income tax purposes, then the senior subordinated notes would be treated in the same manner as shares of Class A common stock are treated, as described below under "--Non-United States Holders--Class A Common Stock--Dividends," and, in particular, payments of interest on the senior subordinated notes would be subject to United States federal withholding tax at rates up to 30%. Payments to non-United States holders will not be grossed-up on account of any such taxes. The remainder of this discussion assumes that the characterization of the senior subordinated notes as debt for United States federal income tax purposes will be respected.

  Stated Interest

Generally, subject to the discussion of backup withholding tax below, interest paid on the senior subordinated notes to a non-United States holder will be exempt from United States withholding tax under the "portfolio interest exemption;" provided that (i) the holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the holder is not a controlled foreign corporation related to us actually or constructively through stock ownership, (iii) the holder is not a bank that acquired the senior subordinated notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (a) the holder provides an applicable IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and regulations or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the senior subordinated notes and provides a statement to us or our agent under penalties of perjury in which it certifies that an applicable Form W-8 (or a suitable substitute) has been received by it from the non-United States holder or qualifying intermediary and furnishes a copy to us or our agent. The statement requirement referred to in the preceding sentence may be satisfied with other documentary evidence in the case of a senior subordinated note held in an offshore account or through certain foreign intermediaries.

  Sale, Exchange or Retirement

Upon the sale, exchange, retirement or other taxable disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the senior subordinated note that constitutes a portion of the IDS. Any gain realized upon the sale, exchange, retirement or other disposition of senior subordinated notes generally will not be subject to United States federal income tax, unless you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met.

 United States Federal Estate Tax

Senior subordinated notes beneficially owned by an individual who at the time of death is a non-United States holder should not be subject to United States federal estate tax, provided that any payment of interest to such individual on the notes would be eligible for exemption from the United States federal withholding tax under the rules described above under "--Non-United States Holders--Senior Subordinated Notes--Stated Interest" without regard to the statement requirement described therein.

  CLASS A COMMON STOCK

  Dividends

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you wish to claim the benefit of an applicable treaty rate for dividends (and to avoid backup withholding tax as discussed below), you will be required to:

   -- complete the applicable IRS Form W-8 (or suitable substitute form) and certify, under penalties of perjury, that you are not a United States person, or

   -- if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

Special certification and other requirements apply to certain non-United States holders that are entities rather than individuals. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

 Sale or Exchange

Upon the sale, exchange or other taxable disposition of an IDS, you will be treated as having sold, exchanged or disposed of the share of Class A common stock constituting a portion of the IDS. You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock, unless:

   -- if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or

   -- we are or have been a United States real property holding corporation for United States federal income tax purposes.

We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

  United States Federal Estate Tax

Shares of our Class A common stock held by an individual non-United States holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

The amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS. Copies of the information returns reporting such interest, dividends and withholding of tax may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding tax may be required with respect to payments made by us or any paying agent to you, unless the statement described in "Non-United States Holders--Senior Subordinated Notes--Stated Interest" has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a United States person).

Information reporting and, depending on the circumstances, backup withholding tax will apply to the proceeds of a sale of IDSs, senior subordinated notes or Class A common stock within the United States or conducted through United States-related financial intermediaries unless the statement described in "Non-United States Holders--Senior Subordinated Notes--Stated Interest" has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a United States person) or you otherwise establish an exemption. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is furnished to the IRS.

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

                          CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the IDSs by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to
Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

  General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries or other interested parties of a Plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the IDSs or the separate senior subordinated notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

  Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 406 of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Whether or not our underlying assets are deemed to include "plan assets," as described below, the acquisition and/or holding of the IDSs or the separate senior subordinated notes by a Plan with respect to which we, the underwriter, the trustee or the guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the IDSs or the separate senior subordinated notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that and or all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the IDSs or the separate senior subordinated notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

  Representation

Accordingly, by acceptance of the IDSs or the separate senior subordinated notes, each purchaser and subsequent transferee of the IDSs or the separate senior subordinated notes, as applicable, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the IDSs or the separate senior subordinated notes constitutes assets of any Plan or (ii) the purchase and holding of the IDSs or the separate senior subordinated notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the IDSs or the separate senior subordinated notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the IDSs or the separate senior subordinated notes.

  Plan Asset Issues

ERISA and the Code do not define "plan assets." However, regulations (the "Plan Asset Regulations") promulgated under ERISA by the DOL generally provide that when a Plan acquires an equity interest in an entity that is an "operating company", or the equity interest is a "publicly-offered security" (in each case as defined in the Plan Asset Regulations), such equity interest will be deemed a "plan asset," but the underlying assets of the entity will not be deemed "plan assets." The Plan Asset Regulations define an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Therefore, we anticipate that shares of our common stock would be considered an equity interest and our notes should be treated as indebtedness. Under the Plan Asset Regulations, an "operating company" is defined as "an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital." We believe that we are an "operating company" for purposes of the Plan Asset Regulations, although no assurance can be given in this regard.

Alternatively, under the Plan Asset Regulations, a "publicly offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c)(i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under
Section 12(b) or 12(g) of the Exchange Act. In connection with this offering, we are effecting such a registration of the IDSs and the separate senior subordinated notes under the Securities Act and Securities Exchange Act. The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. It is anticipated that the IDSs and the separate senior subordinated notes will be "widely held" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the IDSs and the separate senior subordinated notes will be "freely transferable" within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

  Plan Asset Consequences

If we cease to be an operating company for purposes of the Plan Asset Regulations and the IDSs or the separate senior subordinated notes cease to be publicly-offered securities within the meaning of the Plan Asset Regulations, our assets could be deemed to be "plan assets" under ERISA, unless, at such time, another exemption is available under the Plan Asset Regulations. This would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and
(ii) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

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

                                  UNDERWRITING

We and the selling securityholders will enter into an underwriting agreement,
dated           , 2004 (the "U.S. Underwriting Agreement") with the underwriters named in the table below (the "U.S. Underwriters"). CIBC World Markets Corp., Merrill Lynch, Pierce Fenner & Smith Incorporated and Lehman Brothers Inc. are acting as representatives of the U.S. Underwriters (the "U.S. Representatives").
We will also enter into an underwriting agreement, dated           , 2004 (the
"Canadian Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), with CIBC World Markets Inc. and Merrill Lynch Canada Inc. (collectively, the "Canadian IDS Underwriters" and, together with the U.S. Underwriters, the "Underwriters"). CIBC World Markets Inc. and Merrill Lynch Canada Inc. are acting as representatives of the Canadian IDS Underwriters (the "Canadian Representatives" and, together with the U.S. Representatives, the "Representatives"). Subject to the terms and conditions described in the Underwriting Agreements, we will agree to sell to the IDS Underwriters (as defined below), and the selling securityholders have agreed to sell to the U.S. Underwriters (such underwriters, the "U.S. IDS Underwriters" and, together with the Canadian IDS Underwriters, the "IDS Underwriters") and the IDS Underwriters severally have agreed to purchase from us, and the U.S. IDS Underwriters severally have agreed to purchase from the selling securityholders, the number of IDSs listed opposite their names below. In addition, subject to the terms and conditions described in the U.S. Underwriting Agreement, certain U.S. Underwriters (such U.S. Underwriters, the "Note Underwriters") severally
have also agreed to purchase $     million aggregate principal amount of our   %
senior subordinated notes due 2014 (not in the form of IDSs). (References to Underwriters in the table below include, where applicable, in respect of the offering under the Canadian Underwriting Agreement, the respective affiliated Canadian IDS Underwriter.)

                                                  NUMBER OF   NUMBER OF
                                                    IDSS        IDSS
                                                    UNDER       UNDER       TOTAL        SENIOR
                                                    U.S.      CANADIAN    NUMBER OF   SUBORDINATED
   UNDERWRITERS                                   OFFERING    OFFERING      IDSS         NOTES
   ------------                                   ---------   ---------   ---------   ------------
   CIBC World Markets Corp. ....................
   Merrill Lynch, Pierce Fenner & Smith
               Incorporated.....................
   Lehman Brothers Inc. ........................
   Banc of America Securities LLC...............
   J.P. Morgan Securities Inc. .................
                                                  --------    --------    --------      --------
     Total......................................
                                                  ========    ========    ========      ========

The offering of the IDSs is conditioned upon the offering of our      % senior
subordinated notes due 2014 (not in the form of IDSs). Under the Underwriting Agreements, we and, in the case of the U.S. Underwriting Agreement, the selling securityholders, will agree to sell and the Underwriters will agree to purchase
the IDSs offered under this offering at a price of $     and the Note
Underwriters will agree to purchase the senior subordinated notes offered under
this offering at a price of $     , in each case payable in cash to us and the
selling securityholders, as the case may be, against delivery.

The offerings in the United States and Canada are conditioned upon each other. The IDS Underwriters will agree to purchase all of the IDSs and the Note Underwriters will agree to purchase all of the senior subordinated notes sold separately under the respective Underwriting Agreements if any of the IDSs or senior subordinated notes sold separately thereunder, as applicable, are purchased. Under each Underwriting Agreement, if an Underwriter defaults in its commitment to purchase the IDSs or senior subordinated notes sold separately, as applicable, the commitments of non-defaulting Underwriters thereunder may be increased or the applicable Underwriting Agreement may be terminated, depending on the circumstances. Under the Underwriting Agreements, the Underwriters will purchase IDSs and the senior subordinated notes sold separately directly from us or, in the case of the U.S. Underwriting Agreement, the selling securityholders, as applicable.

The IDSs and senior subordinated notes sold separately should be ready for
delivery on or about           , 2004, but in any event no later than
          , 2004 against payment in immediately available funds. The Underwriters are offering the IDSs and senior subordinated notes sold separately, as applicable, in their respective jurisdictions subject to various parallel conditions and may reject all or part of any order. The Underwriting Agreements provide that the obligations of the Underwriters to purchase the IDSs or senior subordinated notes sold separately, as applicable, in this offering are subject to approval of legal matters by counsel and to other conditions. The U.S. Representatives have advised us that the U.S. Underwriters and the Note Underwriters propose to offer the IDSs and the senior subordinated notes sold separately, respectively, directly to the public at the public offering price that appears on the cover page of this prospectus. The Canadian Representatives have advised us that the Canadian IDS Underwriters propose to offer IDSs directly to the public at the public offering price that appears on the cover page of the Canadian prospectus. In addition, the Representatives may offer some of the IDSs to other securities dealers at such price less a concession of
$     per IDS (or C$     per IDS, in the case of the Canadian offering). The IDS
Underwriters may also allow, and such dealers may reallow, a concession not in
excess of $     per IDS (or C$     per IDS, in the case of the Canadian
offering) to other dealers. In addition, the Note Underwriters may offer some of the senior subordinated notes sold separately to other securities dealers at the price that appears on the cover page of this prospectus less a concession of
$     per senior subordinated note and such dealers may reallow a concession not
in excess of $     per senior subordinated note. After the IDSs and the senior subordinated notes sold separately are released for sale to the public, the Representatives and the Note Underwriters, as applicable, may change the offering price and other selling terms at various times. The IDSs and senior subordinated notes sold separately are being offered in the United States in U.S. dollars and the IDSs are being offered in Canada in Canadian dollars, at the same offering price and underwriting discounts and commissions calculated based on the noon buying rate on the date of this prospectus as quoted by the Federal Reserve Bank of New York.

The selling securityholders have granted the U.S. IDS Underwriters an over-allotment option, exercisable for 30 days from the date of this prospectus,
to purchase up to           additional IDSs at the public offering price that
appears on the cover page of this prospectus, less the underwriting discount. No over-allotment option has been granted to the Canadian IDS Underwriters or to the Note Underwriters. The U.S. IDS Underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with the U.S. offering. The U.S. IDS Underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional IDSs proportionate to the U.S. IDS Underwriters' initial amount reflected in the foregoing table.

Pursuant to both the Underwriting Agreements and the agreement between the U.S. IDS Underwriters and the Canadian IDS Underwriters relating to the two offerings, each of the U.S. IDS Underwriters has agreed that, as part of the distribution of the IDSs offered by this prospectus and subject to certain exceptions, it will not offer, sell and deliver the IDSs to investors in Canada, and each of the Canadian IDS Underwriters has agreed that it will not sell or deliver IDSs in the United States or to any U.S. persons. For such purposes, "United States" means the United States, its territories, possessions and other areas subject to its jurisdiction, and "U.S. persons" means (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the Unites States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Subject to applicable law, the IDS Underwriters may offer the IDSs outside of the United States and Canada.

The following table shows the underwriting discounts and commissions that we and the selling securityholders will pay to the Underwriters in connection with the offerings. These amounts are shown assuming both no exercise and, in the case of the U.S. offering, full exercise of the U.S. IDS Underwriters' option to purchase additional IDSs:

                                                                                                       CANADIAN
                                                           U.S. OFFERING                               OFFERING
                                     ----------------------------------------------------------   -------------------
                                                                          SENIOR SUBORDINATED
                                               IDS OFFERING                 NOTES OFFERING
                                     --------------------------------   -----------------------
                                                  TOTAL       TOTAL
                                                 WITHOUT    WITH FULL
                                                EXERCISE    EXERCISE
                                                OF OVER-    OF OVER-     PER SENIOR
                                                ALLOTMENT   ALLOTMENT   SUBORDINATED
UNDERWRITING DISCOUNT TO BE PAID BY  PER IDS     OPTION      OPTION         NOTE        TOTAL     PER IDS     TOTAL
-----------------------------------  --------   ---------   ---------   ------------   --------   --------   --------
Valor Communications Group, Inc. ..  $          $           $             $            $          C$         C$
Selling Securityholders...........
                                     --------   --------    --------      --------     --------   --------   --------
Total.............................   $          $           $             $            $          C$         C$
                                     ========   ========    ========      ========     ========   ========   ========

We estimate that our total expenses of this offering, excluding the underwriting
discount, will be approximately $          .

We and the selling security holders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We, our executive officers and all significant existing equity investors will agree to a 180-day "lock up," subject to certain exceptions, with respect to all IDSs and shares of our common stock, including securities that are convertible into such securities and securities that are exchangeable or exercisable for such securities, which we may issue or they own prior to this offering or purchase in or after this offering, as the case may be. This means that for a period of 180 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of any of these securities or request or demand that we file a registration statement related to any of these securities without the prior written consent of the Representatives, subject to specified exceptions.

The Representatives have informed us that they do not expect discretionary sales by the IDS Underwriters to exceed 5% of the IDSs offered by both offerings.

There is no established trading market for the shares of our common stock, the senior subordinated notes or the IDSs. The offering price for the IDSs will be determined by us and the Representatives, and the offering price of the senior subordinated notes sold separately will be determined by us and the Note Underwriters based, in each case, on the following factors:

   --  prevailing market and general economic conditions;

   --  our financial information;

   --  our history and prospects;

   --  the history of and prospects for the industry in which we compete;

   -- an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues; and

   -- the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

We will apply to list the IDSs on the      under the trading symbol "     " and
on the Toronto Stock Exchange under the trading symbol "     ". We will apply to
list our shares of class A common stock on the Toronto Stock Exchange under the
trading symbol "     ". The Note Underwriters have advised us that they intend
to make a market in the senior subordinated notes as permitted by applicable law.

Rules of the SEC may limit the ability of (i) the U.S. IDS Underwriters to bid for or purchase IDSs and (ii) the Note Underwriters to bid for or purchase the senior subordinated notes sold separately, before the distribution of the IDSs or the senior subordinated notes sold separately, as applicable, is completed. However, the U.S. IDS Underwriters or the Note Underwriters, as applicable, may engage in the following activities in accordance with the rules:

   -- Stabilizing transactions--The Representatives and the Note Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the IDSs or the senior subordinated notes sold separately, so long as stabilizing bids do not exceed a specified maximum.

   -- Over-allotment and syndicate covering transactions--The U.S. IDS Underwriters and the Note Underwriters may sell more IDSs or senior subordinated notes, as applicable, in connection with this offering than the number of such securities that they have committed to purchase. This over-allotment creates a short position for the applicable Underwriters. This short sales position may involve, in the case of the U.S. IDS Underwriters, either "covered" short sales or "naked" short sales and, in the case of the Note Underwriters, "naked" short sales. Covered short sales are short sales made in an amount not greater than the U.S. IDS Underwriters' over-allotment option to purchase additional IDSs in this offering described above. The U.S. IDS Underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing IDSs in the open market. To determine how they will close the covered short position, the U.S. IDS Underwriters will consider, among other things, the price of IDSs available for purchase in the open market as compared to the price at which they may purchase IDSs through the over-allotment option. Naked short sales are, in the case of the U.S. IDS Underwriters, short sales in excess of the over-allotment option and, in the case of the Note Underwriters, in excess of the principal amounts of senior subordinated notes to be purchased by the Note Underwriters. The U.S. IDS Underwriters and the Note Underwriters must close out any naked short position by purchasing IDSs or senior subordinated notes, as applicable, in the open market. A naked short position is more likely to be created if such Underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the IDSs or senior subordinated notes, as applicable, that could adversely affect investors who purchase IDSs or senior subordinated notes, as applicable, in this offering.

   -- Penalty bids--If the U.S. Representatives purchase IDSs in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the U.S. IDS Underwriters and selling group members who sold those IDSs as part of the U.S. offering. If the U.S. Representatives purchase senior subordinated notes in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the Note Underwriters and selling group members who sold those senior subordinated notes as part of the U.S. offering.

In accordance with policy statements of the L'Agence nationale d'encadrement du secteur financier and the Ontario Securities Commission, the Canadian IDS Underwriters may not, throughout the period of distribution, bid for or purchase the IDSs. Such restriction is subject to certain exceptions, provided that the bid or purchase was not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of the IDSs, including: (1) a bid or purchase permitted under the by-laws and rules of the Toronto Stock Exchange relating to market stabilization and passive market activities; and (2) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of the distribution. Under the first mentioned exemption, in connection with this offering, the Canadian IDS Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the IDSs at a level other than that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Similar to other purchase transactions, the purchases by the U.S. IDS Underwriters or the Note Underwriters to cover their short sales or to stabilize the market price of the IDSs or the senior subordinated notes sold separately, as applicable, or the imposition of penalty bids may have the effect of raising or maintaining the market price of the IDSs or the senior subordinated notes sold separately, as applicable, or preventing or mitigating a decline in the market price of the IDSs or the senior subordinated notes sold separately, as applicable. As a result, the price of the IDSs or the senior subordinated notes sold separately, as applicable, may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the IDSs or the senior subordinated notes sold separately, as applicable, if it discourages resales of such securities.

Neither we nor the relevant Underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the IDSs or the senior subordinated notes sold separately, as applicable. If such transactions are commenced, they may be discontinued without notice at any
time. These transactions with respect to the IDSs may occur on the           ,
the Toronto Stock Exchange or otherwise.

We were advised by the U.S. Representatives that the Notes Underwriters currently intend to facilitate a secondary market in the senior subordinated notes sold separately and, upon the separation of the IDSs, the notes and the Class A common stock, which means that they will make commercially reasonable attempts to match buyers of such securities with sellers of such securities, in each case, as between persons the Notes Underwriters have knowledge that they are potential buyers or sellers of securities, considering, when doing so, any relevant credit issues they deem appropriate. However, the Notes Underwriters are not obligated to facilitate a secondary market and may discontinue any such facilitation, if commenced, at any time and without notice. Moreover, if and to the extent that the Notes Underwriters facilitate any market for such securities, there can be no assurance that such market would provide sufficient liquidity for any holder of any such securities.

A prospectus in electronic format may be made available on the websites maintained by one or more of the U.S. Underwriters. The Representatives may agree to allocate a number of IDSs to U.S. IDS Underwriters for sale to their online brokerage account holders. The Representatives will allocate IDSs to U.S. IDS Underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by an Underwriter or syndicate member is not part of this prospectus.

An automatic exchange described elsewhere in this prospectus should not impair the rights any holder would otherwise have to assert a claim against us, the selling securityholders or the underwriters, with respect to the full amount of notes purchased by such holder.

Banc of America Securities LLC and CIBC World Markets Corp. are the joint lead arrangers and joint book-managers of the new credit facility. In addition, Banc of America Securities LLC acted as the collateral agent and administrative agent and CIBC World Markets Corp. acted as syndication agent under our existing senior credit facilities. The underwriters have provided, and may continue to provide, from time to time investment banking, commercial banking, advisory and other services to us and the existing equity investors for customary fees and expenses in the ordinary course of their business.

                                 LEGAL MATTERS

The validity of the issuance of the IDSs offered hereby and the shares of our common stock and senior subordinated notes represented thereby, the validity of the separate issuance of senior subordinated notes not in the form of IDSs and the validity of the issuance of the subsidiary guarantees by the Delaware subsidiary guarantors, will be passed upon for us by Kirkland & Ellis LLP, New York, New York. The validity of the issuance of the subsidiary guarantees by the Texas subsidiary guarantors will be passed upon for us by Cynthia Ayers, Esq., Senior Attorney for Valor. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

The financial statements as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" as of January 1, 2002 and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, as of January 1, 2001) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                      WHERE CAN YOU FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 with the SEC regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act of 1934 and, under that Act, we will file reports, proxy statements and other information with the Commission. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov.

Upon completion of this offering, Valor will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and, in accordance with the requirements of the Securities Exchange Act of 1934, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and web site of the SEC referred to above.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

                        VALOR COMMUNICATIONS GROUP, INC.
                    201 E. John Carpenter Freeway, Suite 200
                              Irving, Texas 75062
                                 (972) 373-1000

                         VALOR TELECOMMUNICATIONS, LLC

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report................................  F-2
Consolidated Balance Sheets as of December 31, 2002 and
  2003......................................................  F-3
Consolidated Statements of Operations and Comprehensive Loss
  for the years ended December 31, 2001, 2002 and 2003......  F-4
Consolidated Statements of Cash Flows for the years ended
  December 31, 2001, 2002 and 2003..........................  F-5
Consolidated Statements of Changes in Common Owners' Equity
  for the years ended December 31, 2001, 2002 and 2003......  F-6
Notes to Consolidated Financial Statements..................  F-7

                         VALOR TELECOMMUNICATIONS, LLC

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Valor Telecommunications, LLC
Irving, TX

We have audited the accompanying consolidated balance sheets of Valor Telecommunications, LLC and subsidiaries (the "Company") as of December 31, 2002 and 2003 and the related consolidated statements of operations and comprehensive income (loss), changes in common owners' equity, and cash flows for the three years ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2003, and the results of its operations and its cash flows for the three years ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" and effective January 1, 2001, the Company changed its method of accounting for derivative financial instruments to conform to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 2, 2004

                         VALOR TELECOMMUNICATIONS, LLC

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                                 2002          2003
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $    1,289    $    1,414
  Accounts receivable:
     Customers, net of allowance for doubtful accounts of
      $3,997 and $2,672, respectively.......................      31,501        26,550
     Carriers and other, net of allowance for doubtful
      accounts of $793 and $652, respectively...............      36,294        34,223
  Materials and supplies, at average cost...................       1,990         1,922
  Other current assets......................................       7,893         9,052
                                                              ----------    ----------
     TOTAL CURRENT ASSETS...................................      78,967        73,161
                                                              ----------    ----------
NET PROPERTY, PLANT AND EQUIPMENT...........................     779,758       769,570
INVESTMENTS AND OTHER ASSETS
  Goodwill..................................................   1,057,007     1,057,007
  Other.....................................................     146,672       139,305
                                                              ----------    ----------
     TOTAL OTHER ASSETS.....................................   1,203,679     1,196,312
                                                              ----------    ----------
     TOTAL ASSETS...........................................  $2,062,404    $2,039,043
                                                              ==========    ==========
                                LIABILITIES AND EQUITY
CURRENT LIABILITIES
  Current maturities of long-term debt......................  $   25,152    $   37,318
  Accounts payable..........................................      21,126        14,458
  Notes payable.............................................       1,175         6,687
  Accrued expenses and other current liabilities:
     Taxes..................................................      12,843        11,983
     Salaries and benefits..................................      11,891        14,372
     Interest...............................................       3,591         3,190
     Other..................................................      15,684        14,405
  Advance billings and customer deposits....................      16,820        16,958
                                                              ----------    ----------
     TOTAL CURRENT LIABILITIES..............................     108,282       119,371
                                                              ----------    ----------
LONG-TERM DEBT..............................................   1,519,133     1,426,655
DEFERRED CREDITS AND OTHER LIABILITIES......................      49,032        48,072
REDEEMABLE PREFERRED INTERESTS..............................     370,231       370,231
                                                              ----------    ----------
     TOTAL LIABILITIES......................................   2,046,678     1,964,329
                                                              ----------    ----------
MINORITY INTERESTS..........................................      21,284        24,852
COMMITMENTS AND CONTINGENCIES (SEE NOTE 12)
COMMON OWNERS' EQUITY
  Class A common interests, no par or stated value,
     500,000,000 interests authorized, 65,568,694 issued and
     65,534,944 outstanding.................................      64,633        64,633
  Class B common interests, no par or stated value,
     5,184,255 interests authorized, 5,056,755 issued and
     outstanding............................................           -             -
  Class C interests, no par or stated value, 50,000,000
     interests authorized, 46,000,000 issued and
     outstanding............................................      46,000        46,000
  Treasury stock............................................         (34)          (34)
  Accumulated other comprehensive loss......................      (4,558)       (7,371)
  Accumulated deficit.......................................    (111,599)      (53,366)
                                                              ----------    ----------
     Total common owners' equity............................      (5,558)       49,862
                                                              ----------    ----------
TOTAL LIABILITIES AND EQUITY................................  $2,062,404    $2,039,043
                                                              ==========    ==========

          See accompanying notes to consolidated financial statements

                         VALOR TELECOMMUNICATIONS, LLC

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
             (Dollars in thousands, except per owner unit amounts)

                                                                YEARS ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2001        2002        2003
                                                            ---------   ---------   ---------
OPERATING REVENUES........................................  $ 424,916   $ 479,883   $ 497,334
                                                            ---------   ---------   ---------
OPERATING EXPENSES
  Cost of service (exclusive of depreciation and
     amortization shown separately below).................    105,357     113,891     106,527
  Selling, general and administrative.....................    105,418     133,468     126,896
  Depreciation and amortization...........................    110,843      73,273      81,638
                                                            ---------   ---------   ---------
     Total operating expenses.............................    321,618     320,632     315,061
                                                            ---------   ---------   ---------
OPERATING INCOME..........................................    103,298     159,251     182,273
OTHER INCOME (EXPENSE)
  Interest expense........................................   (133,156)   (127,365)   (119,185)
  Loss on interest rate hedging arrangements..............    (14,292)    (12,348)     (2,113)
  Earnings from unconsolidated cellular partnerships......          -       2,757       3,258
  Other income and expense, net...........................        358        (268)        (62)
                                                            ---------   ---------   ---------
     Total other income (expense).........................   (147,090)   (137,224)   (118,102)
                                                            ---------   ---------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES, MINORITY INTEREST AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE.................................    (43,792)     22,027      64,171
Income tax expense........................................          -       1,649       2,478
                                                            ---------   ---------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY
  INTEREST AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE...............................................    (43,792)     20,378      61,693
Minority interest.........................................      3,595        (615)     (3,568)
                                                            ---------   ---------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE................    (40,197)     19,763      58,125
Discontinued operations...................................     (8,443)     (3,461)        108
                                                            ---------   ---------   ---------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE....................................    (48,640)     16,302      58,233
Cumulative effect of change in accounting principle.......     (4,715)          -           -
                                                            ---------   ---------   ---------
NET (LOSS) INCOME.........................................    (53,355)     16,302      58,233
OTHER COMPREHENSIVE LOSS:
Minimum pension liability adjustment......................          -      (4,558)     (2,813)
                                                            ---------   ---------   ---------
COMPREHENSIVE (LOSS) INCOME...............................  $ (53,355)  $  11,744   $  55,420
                                                            =========   =========   =========
EARNINGS PER OWNERS' UNIT:
Basic and diluted (loss) income from continuing
  operations:
  Class A and B common interests..........................  $    (.58)  $     .22   $     .73
  Class C interests.......................................  $       -   $     .09   $     .15
Basic and diluted net (loss) income:
  Class A and B common interests..........................  $    (.77)  $     .17   $     .73
  Class C interests.......................................  $       -   $     .09   $     .15

          See accompanying notes to consolidated financial statements

                         VALOR TELECOMMUNICATIONS, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                YEARS ENDED DECEMBER 31,
                                                           ----------------------------------
                                                             2001        2002         2003
                                                           --------    ---------    ---------
OPERATING ACTIVITIES
  Net (loss) income......................................  $(53,355)   $  16,302    $  58,233
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
  Depreciation and amortization..........................   110,843       73,273       81,638
  Deferred income taxes..................................         -           93          450
  Loss (income) from discontinued operations.............     8,443        3,461         (108)
  Cumulative effect of change in accounting principle....     4,715            -            -
  Amortization of debt issuance costs....................     5,735        6,801        8,105
  Non-cash interest expense..............................    29,025       32,612       17,788
  Non-cash unrealized loss (gain) on interest rate
     hedging arrangements................................     9,892        2,748       (8,487)
  Earnings from unconsolidated cellular partnerships.....         -       (2,757)      (3,258)
  Provision for doubtful accounts receivable.............    11,378       11,393        3,298
  Minority interest......................................    (3,595)         615        3,568
  Changes in current assets and current liabilities:
     Accounts receivable.................................       206       (5,147)       3,786
     Accounts payable....................................   (15,818)       3,235       (6,668)
     Accrued interest....................................   (17,196)      (1,466)        (401)
     Other current assets and current liabilities, net...     2,885        6,669        3,316
  Other, net.............................................     7,143        2,551        4,805
                                                           --------    ---------    ---------
  Net cash provided by operating activities from
     continuing operations...............................   100,301      150,383      166,065
                                                           --------    ---------    ---------
INVESTING ACTIVITIES
  Acquisition, net of cash acquired......................         -     (128,135)           -
  Additions to property, plant and equipment.............  (107,869)     (89,527)     (69,850)
  Distributions from unconsolidated cellular
     partnerships........................................         -        1,939        3,507
  Other, net.............................................     1,255       (1,050)          44
                                                           --------    ---------    ---------
  Net cash used in investing activities from continuing
     operations..........................................  (106,614)    (216,773)     (66,299)
                                                           --------    ---------    ---------
FINANCING ACTIVITIES
  Proceeds from issuance of debt.........................    51,500      116,500       61,500
  Repayments of long-term debt...........................   (53,743)     (77,304)    (161,549)
  Notes payable, net.....................................    10,197      (11,497)       1,742
  Proceeds from issuance of common interests.............         -       46,000            -
  Proceeds from issuance of minority interests...........       163          110            -
  Payments of debt issuance costs........................         -       (2,794)      (1,158)
                                                           --------    ---------    ---------
  Net cash provided by (used in) financing activities
     from continuing operations..........................     8,117       71,015      (99,465)
                                                           --------    ---------    ---------
Net increase in cash and cash equivalents from continuing
  operations.............................................     1,804        4,625          301
Net cash used in discontinued operations (See Note 4)....    (8,373)      (3,662)        (176)
                                                           --------    ---------    ---------
Net (decrease) increase in cash and cash equivalents.....    (6,569)         963          125
Cash and cash equivalents at beginning of year...........     6,895          326        1,289
                                                           --------    ---------    ---------
Cash and cash equivalents at end of year.................  $    326    $   1,289    $   1,414
                                                           ========    =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITY:
Cash paid for interest...................................  $126,850    $ 102,895    $ 109,368
Income taxes paid........................................         -        1,780        2,390
Debt issued for capitalized leases.......................     1,995        3,057        1,949
Note payable issued for insurance policies...............         -        2,475        3,770
Minimum pension liability adjustment.....................         -        4,650        3,054

          See accompanying notes to consolidated financial statements

                         VALOR TELECOMMUNICATIONS, LLC

                       CONSOLIDATED STATEMENTS OF CHANGES
                            IN COMMON OWNERS' EQUITY
                FOR YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003

         OWNER UNITS                                                                  OWNERS' INTERESTS
  --------------------------                                                --------------------------------------
  CLASS A  CLASS B                                                          CLASS A   CLASS B             TREASURY
  COMMON   COMMON    CLASS C                                                COMMON    COMMON    CLASS C    STOCK
  -------  -------   -------                                                -------   -------   -------   --------
                                                                                    (Dollars in thousands)
   65,535   3,984         -    Balance, January 1, 2001...................  $64,633   $    -    $     -     $(34)
        -       -         -    Net loss...................................        -        -          -        -
  -------   -----    ------                                                 -------   ------    -------     ----
   65,535   3,984         -    Balance, December 31, 2001.................  $64,633   $    -    $     -     $(34)
        -   1,073    46,000    Issuance of common interests...............        -        -     46,000        -
        -       -         -    Minimum pension liability, net of tax......        -        -          -        -
        -       -         -    Net income.................................        -        -          -        -
  -------   -----    ------                                                 -------   ------    -------     ----
   65,535   5,057    46,000    Balance, December 31, 2002.................  $64,633   $    -    $46,000     $(34)
        -       -         -    Minimum pension liability, net of tax......        -        -          -        -
        -       -         -    Net income.................................        -        -          -        -
  -------   -----    ------                                                 -------   ------    -------     ----
   65,535   5,057    46,000    Balance, December 31, 2003.................  $64,633   $    -    $46,000     $(34)
  =======   =====    ======                                                 =======   ======    =======     ====

         OWNER UNITS
  --------------------------                                               ACCUMULATED OTHER                  COMMON
  CLASS A  CLASS B                                                           COMPREHENSIVE     ACCUMULATED   OWNERS'
  COMMON   COMMON    CLASS C                                                     LOSS            DEFICIT      EQUITY
  -------  -------   -------                                               -----------------   -----------   --------
                                                                                     (Dollars in thousands)
   65,535   3,984         -    Balance, January 1, 2001..................       $     -         $ (74,546)   $ (9,947)
        -       -         -    Net loss..................................             -           (53,355)    (53,355)
  -------   -----    ------                                                     -------         ---------    --------
   65,535   3,984         -    Balance, December 31, 2001................       $     -         $(127,901)   $(63,302)
        -   1,073    46,000    Issuance of common interests..............             -                 -      46,000
        -       -         -    Minimum pension liability, net of tax.....        (4,558)                -      (4,558)
        -       -         -    Net income................................             -            16,302      16,302
  -------   -----    ------                                                     -------         ---------    --------
   65,535   5,057    46,000    Balance, December 31, 2002................       $(4,558)        $(111,599)   $ (5,558)
        -       -         -    Minimum pension liability, net of tax.....        (2,813)                -      (2,813)
        -       -         -    Net income................................             -            58,233      58,233
  -------   -----    ------                                                     -------         ---------    --------
   65,535   5,057    46,000    Balance, December 31, 2003................       $(7,371)        $ (53,366)   $ 49,862
  =======   =====    ======                                                     =======         =========    ========

          See accompanying notes to consolidated financial statements

                         VALOR TELECOMMUNICATIONS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands except per owner unit amounts)

1.  BACKGROUND AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Valor Telecommunications, LLC (VTC) and its majority-owned subsidiaries (collectively, the Company). All significant intercompany transactions have been eliminated. The parent of VTC is Valor Communications Group, Inc. (Valor). Valor is a holding company and has no direct operations. Valor's principle assets are the direct and indirect equity interests of its subsidiaries.

The Company was created in 1999 for the purpose of acquiring three groups of rural local telephone exchange properties clustered in New Mexico, Oklahoma, Arkansas and Texas from GTE Southwest Corporation (GTE). The Company purchased all of the GTE access lines in Oklahoma and New Mexico, and approximately 15% of GTE's access lines in Texas. A portion of the access lines acquired in Texas is physically located in Texarkana, Arkansas. In addition to local exchange services, the Company also offers long distance and Internet access service through other subsidiaries. On January 31, 2002, the Company acquired Kerrville Communications Corporation, Inc. (KCC), a local telephone company serving Kerrville, Texas, and has included the operating results of KCC in its consolidated results since the date of acquisition.

VTC's lead equity investor is Welsh, Carson, Anderson & Stowe (WCAS), one of the largest private equity firms in the country. Other equity sponsors include Vestar Capital Partners, (Vestar) and Citicorp Venture Capital (CVC) (collectively, the Sponsors). WCAS, Vestar and CVC made their equity investment into VTC, which has as its primary asset, its membership interest in two majority-owned subsidiaries, Valor Telecommunications Southwest, LLC (Southwest) and Valor Telecommunications Southwest II, LLC (Southwest II). A group of prominent Hispanic investors made a direct equity investment in Southwest and Southwest II. WCAS and the other Sponsors also made a Senior Subordinated Debt investment in Southwest. See Note 8 for additional information.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION--Revenue is recognized when evidence of an arrangement exists, the earnings process is complete and collectibility is reasonably assured. The prices for most services are filed in tariffs with the appropriate regulatory bodies that exercise jurisdiction over the various services.

Basic local services, enhanced calling features such as caller ID, special access circuits, long distance flat rate calling plans, and most data services are billed one month in advance. Revenue for these services is recognized in the month services are rendered. The portion of advance-billed revenue associated with services that will be delivered in a subsequent period is deferred and recorded as a current liability under "Advance billings and customer deposits" in the Consolidated Balance Sheets.

Amounts billed to customers for activating service are deferred and recognized over the average life of the customer. The costs associated with activating such services are deferred and recognized as an operating expense over the same period. Costs in excess of revenues are recognized as expense in the period in which activation occurs.

                         VALOR TELECOMMUNICATIONS, LLC

Revenues for providing usage based services, such as per-minute long distance service and access charges billed to long distance companies for originating and terminating long distance calls on the Company's network, are billed in arrears. Revenues for these services are recognized in the month services are rendered.

Universal Service revenues are government-sponsored support received in association with providing service in mostly rural, high-cost areas. These revenues are typically based on information provided by the Company and are calculated by the government agency responsible for administering the support program. Revenues are recognized in the period the service is provided.

CASH AND CASH EQUIVALENTS--For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

PROPERTY, PLANT AND EQUIPMENT--Telephone property, plant and equipment are recorded at original cost of acquisition or construction and related costs, including payroll and other direct and indirect costs related to construction activity. Major replacements and improvements are capitalized. Repairs are charged to operating expense as incurred. Depreciation on telephone plant is based on the estimated remaining lives of the various classes of depreciable property and is calculated using straight-line composite rates. This method provides for the recovery of the remaining net investment in telephone plant, less salvage value, over the remaining asset lives. The composite depreciation rates range from 2.5% to 33%. Normal retirements are charged to accumulated depreciation, and any gain or loss on dispositions is amortized over the remaining asset lives of the remaining net investment in telephone plant.

Non-telephone property is depreciated on a straight-line basis. When these assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed and any gains or losses on disposition are recognized in income.

Property, plant and equipment, as well as other long-lived assets, are evaluated for impairment in accordance with Statement of Financial Accounting Standards
(SFAS) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" whenever events or circumstances indicate that the carrying value may not be recoverable.

INCOME TAXES--VTC has elected to be taxed as a partnership for federal income tax purposes. VTC is not an operating entity itself, but is the direct majority interest owner of Southwest and Southwest II. Since VTC has elected partnership tax treatment, there are no federal income taxes to be reflected in the financial statements for this entity's operations.

Southwest is taxed as a partnership for federal income tax purposes. Therefore, the taxable income or loss from this entity flows directly into the VTC tax return via the Form K-1 received from Southwest. For Southwest, each legal operating entity owned directly or indirectly by Southwest is legally formed as either a limited liability company or a limited partnership.

However, each of these entities is considered a disregarded entity (a division of a corporation) for federal income tax purposes and for state income tax purposes in each state in which the entity operates, except for Texas. Since Southwest has elected partnership tax treatment, there are no federal income taxes to be reflected in the financial statements for this entity.

Southwest II has elected to be taxed as a corporation for federal income tax purposes. Each legal operating entity owned directly or indirectly by Southwest II is legally formed as either a limited liability company, a limited partnership, or a corporation. However, each of these entities is treated for federal income tax purposes either as a corporation or a disregarded entity. Operations for all entities directly or

                         VALOR TELECOMMUNICATIONS, LLC
indirectly owned by Southwest II are included in a consolidated federal income tax return filed by Southwest II.

The financial statement provision for Southwest II's income taxes includes federal income taxes currently payable and those deferred due to temporary differences between the financial statement and tax bases of assets and liabilities. These differences result from the use of different accounting methods for financial and tax reporting purposes with respect principally to depreciable assets, materials and supplies, revenue recognition, income tax related regulatory liabilities and pension cost.

The Second Amended and Restated Limited Liability Company Agreement for VTC dated January 31, 2002, requires profits and losses to be allocated to the members of VTC based upon specific ordering rules. For the years ended December 31, 2001, 2002 and 2003, tax losses are allocated based on the owner's respective capital account ratio. This capital account ratio is adjusted to reflect changes in the capital accounts on specific dates due to additional capital contributions, interest transfers, and taxable income or loss allocable to each partner for the applicable time period.

As noted above, in most states VTC will be treated as a partnership for state income tax purposes just as it is for federal income tax purposes. Therefore, for these states, there are no state income taxes to be reflected in the financial statements. However, those operating legal entities which are organized as limited liability companies and have operations in Texas are subject to Texas Franchise Tax on a separate legal entity basis. For the years ended December 31, 2001 and 2002, there are no amounts to report as state income tax for Texas Franchise Tax. For the year ended December 31, 2003, Southwest paid state income tax for Texas Franchise Tax in the amount of $3.

SEGMENT REPORTING--The Company has two operating segments, rural local exchange carrier, or RLEC, and Other.

As an RLEC, the Company provides regulated telecommunications services to customers in its service areas. These services include local calling services to residential and business customers, as well as providing interexchange carriers
(IXC) with call origination and termination services, on both a flat-rate and usage-sensitive basis, allowing them to complete long distance calls for their customers who reside in the Company's service areas.

In Other, the Company provides unregulated telecommunications services to customers throughout its RLEC service areas. These services include long distance and Internet services. Long distance is provided through resale agreements with national long distance carriers.

The Company has considered the aggregation criteria in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" and determined that these operating segments are similar in respect to:

   --  The nature of the services;

   --  Their processes;

   --  The type or class of customer for these services;

   --  The methods used to provide these services; and

   --  The nature of the overall regulatory environment.

                         VALOR TELECOMMUNICATIONS, LLC

Based on the above criteria, the Company believes the economic characteristics of the two operating segments, as well as their expected future performance, to be similar, and accordingly, has aggregated the two operating segments into a single reportable segment.

EQUITY METHOD INVESTMENTS--Investments in companies in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the company are accounted for under the equity method.

STOCK COMPENSATION--The Company accounts for its employee stock compensation plan in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" as allowed by SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, the Company measures compensation using the intrinsic value based method as prescribed by APB Opinion No. 25, but is required to make pro forma disclosures in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 and SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure--an Amendment of SFAS No. 123" had been adopted. Under the intrinsic value method, compensation is measured as the difference between the market value of the stock on the grant date, less the amount required to be paid for the stock. The difference, if any, is charged to expense over the vesting period of the options. No stock-based employee compensation cost is reflected in net income (loss), since options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. See Note 15 for additional information. If compensation cost for the options had been determined in accordance with SFAS No. 123, the Company's net income (loss) and per owner unit amounts would have been as follows:

                                                                   2001      2002      2003
                                                                 --------   -------   -------
   Net (loss) income as reported:..............................  $(53,355)  $16,302   $58,233
   Deduct: Total stock-based employee compensation expense
     determined under fair value based method..................      (361)     (417)     (447)
   Add: Total stock-based employee compensation expense
     determined under intrinsic value based method.............
                                                                 --------   -------   -------
   Pro forma net (loss) income.................................  $(53,716)  $15,885   $57,786
                                                                 ========   =======   =======
   Earnings per owners' unit:
     Basic and diluted net (loss) income as reported:
        Class A and B common interests.........................  $   (.77)  $   .17   $   .73
        Class C interests......................................  $      -   $   .09   $   .15
     Basic and diluted net (loss) income pro forma:
        Class A and B common interests.........................  $   (.77)  $   .17   $   .72
        Class C interests......................................  $      -   $   .09   $   .15

REGULATORY ACCOUNTING--Certain of the Company's operating subsidiaries, specifically the telephone operations of Southwest II, prepare their financial statements in accordance with the provisions of SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation". The provisions of SFAS No. 71 require, among other things, that regulated enterprises reflect rate actions of regulators in their financial statements, when appropriate. These rate actions can provide reasonable assurance of the existence of an asset, reduce or eliminate the value of an asset, or impose a liability on a regulated enterprise. The Company periodically reviews its position as to the applicability of SFAS No. 71 based on the current regulatory and competitive environment.

DERIVATIVE FINANCIAL INSTRUMENTS--Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB

                         VALOR TELECOMMUNICATIONS, LLC

Statement No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133, as amended, requires that all derivative instruments, such as interest rate swap and interest rate collar agreements, be recognized on the balance sheet at fair value, regardless of the purpose or intent of holding them. In addition, SFAS No. 133 provides that for derivative instruments that qualify for hedge accounting, changes in the fair value will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in owners' equity as a component of accumulated other comprehensive income
(loss) until the hedged item is recognized in earnings, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

During 2000, the Company entered into an interest rate swap and interest rate collar agreement, which did not meet the criteria for hedge accounting upon adoption of SFAS No. 133 on January 1, 2001. The transitional unrealized loss of $4,715 is reflected as a "Cumulative effect of change in accounting principle" in the Consolidated Statements of Operations, while all settlements and subsequent adjustments to fair value are recorded in "Loss on interest rate hedging arrangements". See Note 8 for additional information.

The Company does not have any other derivative financial instruments, nor does it use such instruments for speculative purposes.

GOODWILL AND INTANGIBLES--In June 2001, the Financial Accounting Standards Board
(FASB) issued two new statements, SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method be used for all business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The Company adopted SFAS No. 142, on January 1, 2002. See Note 7 for additional information.

ASSET RETIREMENT OBLIGATIONS--On January 1, 2003, the Company adopted SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred and capitalize the expected retirement costs as part of the book value of the long-lived asset. The Company generally has had no legal obligation to remove assets and therefore, has not accrued a liability for anticipated removal costs. Removal costs are expensed as they are incurred. The telephone operations of the Company's subsidiary, Southwest II, are subject to SFAS No. 71 and therefore, have historically included a component for removal costs in excess of the related estimated salvage value even though there is no legal obligation to remove the assets. Notwithstanding the adoption of SFAS No. 143, SFAS No. 71 requires the Company to continue to reflect this accumulated liability for removal costs in excess of salvage value even though there is no legal obligation to remove the assets. As a result, the adoption of SFAS No. 143 did not have a material effect on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS--In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted

                         VALOR TELECOMMUNICATIONS, LLC
this Statement on January 1, 2003. The adoption of this standard did not have a material impact on the Company's financial position or the results of operations.

Financial Accounting Standards Board Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others--an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FIN No. 34" was issued in November 2002 and became effective for disclosures made in December 31, 2002 financial statements. The interpretation requires expanded disclosures of guarantees. In addition, the interpretation requires recording the fair value of guarantees upon issuance or modification after January 1, 2003. While the Company has various guarantees included in contracts in the normal course of business, these guarantees do not represent significant commitments or contingent liabilities related to the indebtedness of others.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (ARB 51)", which clarifies the consolidation accounting guidance in ARB 51, "Consolidated Financial Statements," as it applies to certain entities in which equity investors who do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entities to finance their activities without additional subordinated financial support from other parties. Such entities are known as variable interest entities (VIEs). FIN No. 46 requires that the primary beneficiary of a VIE consolidates the VIE. FIN No. 46 also requires new disclosures for significant relationships with VIEs, whether or not consolidation accounting is used or anticipated. In December 2003, the FASB revised and re-released FIN No. 46 as "FIN No. 46(R)." The provisions of FIN No. 46(R) are effective for periods ending after March 15, 2004. However, the Company has elected to adopt FIN No. 46(R) as of December 31, 2003. The adoption of FIN No. 46(R) did not have a material impact on the Company's financial position or the results of operations.

In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. This Statement is effective for periods beginning after June 15, 2003. The Company has included the redeemable preferred interests as part of total liabilities at December 31, 2002 and 2003.

In January 2004, FASB Staff Position (FSP) No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" was issued. FSP No. 106-1 permits the deferral of recognizing the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) in the accounting for post-retirement health care plan under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and in providing disclosures related to the plan required by SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits." The deferral of the accounting for the Act continues to apply until authoritative guidance is issued on the accounting for the federal subsidy provided by the Act or until certain other events requiring plan remeasurement. We have elected the deferral provided by this FSP and are evaluating the magnitude of the potential favorable impact of this FSP on our results of operations and financial position. See Note 11 for further discussion of postretirement benefits.

3.  ACQUISITION

On January 31, 2002, the Company purchased all the outstanding common stock, preferred stock and common stock equivalents of KCC in a transaction accounted for as a purchase business combination. As

                         VALOR TELECOMMUNICATIONS, LLC
a result of this acquisition, the Company also acquired a 32% general partner interest in CGKC&H Rural Cellular Limited Partnership (CGKC&H) and CGKC&H #2 Rural Cellular Limited Partnership (CGKC&H #2) which provide wireless telephone service to certain rural service areas in Texas.

The purchase price allocation in accordance with SFAS No. 141, "Business Combinations", for the January 31, 2002 purchase business combination is as follows:

   Consideration given--cash paid to former owners.............  $126,375
   Consideration received--fair value of net tangible assets
     and identified intangible assets purchased................   (55,712)
   Transaction costs--cash paid for transaction costs..........     2,471
                                                                 --------
   Goodwill....................................................  $ 73,134
                                                                 ========

The following unaudited financial information assumes that the KCC acquisition that was consummated during the year ended December 31, 2002 had occurred on January 1, 2001. The pro forma information is not necessarily indicative of the operating results that would have occurred if the acquisitions had been consummated as of January 1, 2001 nor is it necessarily indicative of future operating results.

                                                                   2001        2002
                                                                 --------    --------
   Revenue.....................................................  $451,948    $482,195
   (Loss) income before cumulative effect of a change in
     accounting principle......................................   (44,072)     16,587
   Net (loss) income...........................................   (48,486)     16,587
   Basic and diluted net (loss) income per owners' unit:
     Class A and B common interests............................  $  (0.77)   $   0.17
     Class C interests.........................................  $   0.11    $   0.10

4.  DISCONTINUED OPERATIONS

As a result of the Company's sale of its competitive local exchange business in Texas in 2002, the results of such operations have been reflected as discontinued operations in the Company's financial statements in accordance with SFAS No. 144.

The following table provides the components of the Company's discontinued operations for the years ended December 31, 2001, 2002 and 2003:

                                                                 2001       2002       2003
                                                                -------    -------    -------
   Revenue....................................................  $   570    $   563    $     -
   Net (loss) income..........................................  $(8,443)   $(3,461)   $   108

In connection with the discontinued operations in 2002, the Company recorded a liability of approximately $2,000 related to certain employee termination benefits and other exit costs, including a non-cancelable lease. As of December 31, 2002 and 2003, approximately $400 and $100, respectively, of the $2,000 had not been paid. These amounts have been classified as current liabilities in the Consolidated Balance Sheets. Income from discontinued operations of $108 in 2003 represents a revision to the estimates made in 2002 for recording certain employee termination benefits and other exit costs.

                         VALOR TELECOMMUNICATIONS, LLC

5.  OTHER CURRENT ASSETS

Other current assets consist of the following:

                                                                   DECEMBER 31,
                                                                 ----------------
                                                                  2002      2003
                                                                 ------    ------
   Deferred service activation costs...........................  $5,058    $5,208
   Other.......................................................   2,835     3,844
                                                                 ------    ------
   Total.......................................................  $7,893    $9,052
                                                                 ======    ======

6.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                            WEIGHTED
                                                            AVERAGE          DECEMBER 31,
                                                              LIFE      ----------------------
                                                            IN YEARS      2002         2003
                                                            --------    ---------    ---------
   Land...................................................      -       $   4,723    $   4,686
   Buildings and leasehold improvements...................     29          81,688       83,858
   Central office equipment...............................      9         269,820      301,737
   Outside communications plant...........................     18         514,414      540,202
   Furniture, vehicles and other equipment................      6          43,486       50,269
   Construction in progress...............................      -          10,380        9,436
                                                                        ---------    ---------
                                                                          924,511      990,188
   Less accumulated depreciation..........................               (144,753)    (220,618)
                                                                        ---------    ---------
   Property, plant and equipment, net.....................              $ 779,758    $ 769,570
                                                                        =========    =========

The above table references the weighted average depreciable life of the Company's property, plant and equipment. For the majority of its property, plant and equipment, the Company calculates depreciation expense based on its estimate of the useful life of the assets. Certain of the Company's total property, plant and equipment are accounted for under the requirements of SFAS No. 71. SFAS No. 71 allows the Company to depreciate its assets over useful lives as prescribed by regulatory authorities, which can exceed the actual useful lives of the assets.

Included in the furniture, vehicles and other equipment amount at December 31, 2002 and 2003 is $5,024 and $6,918, respectively, for vehicles under capital leases. The related accumulated depreciation for these leases is $1,039 and $2,389 at December 31, 2002 and 2003, respectively.

Depreciation expense, excluding discontinued operations, was $56,943, $73,273 and $81,638 for the years ended December 31, 2001, 2002 and 2003, respectively, and is included in "Depreciation and amortization" in the Company's Consolidated Statements of Operations. Depreciation expense for 2001, 2002 and 2003 includes $128, $911 and $1,350, respectively, related to assets acquired under capital lease obligations.

                         VALOR TELECOMMUNICATIONS, LLC

7.  INVESTMENTS AND OTHER ASSETS

Investments and other assets consist of the following:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                    2002         2003
                                                                 ----------   ----------
   Goodwill....................................................  $1,057,007   $1,057,007
   RTFC equity certificates....................................      61,822       62,318
   Unamortized debt issuance costs.............................      61,311       54,364
   Investment in cellular partnerships.........................      18,234       17,986
   Other.......................................................       5,305        4,637
                                                                 ----------   ----------
   Total.......................................................  $1,203,679   $1,196,312
                                                                 ==========   ==========

The Company's goodwill represents the excess price paid by the Company over the fair value of the tangible and intangible assets and liabilities of the telephone operating properties purchased in Oklahoma, New Mexico, Arkansas and Texas, on the date of acquisition net of accumulated amortization of $74,429. In accordance with SFAS No. 142, the goodwill balance is no longer amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test.

The Company will evaluate the carrying value of goodwill in the third quarter of each year. As part of the evaluation, the Company compares the carrying value of the goodwill with its fair value to determine whether an impairment exists. The Company discounts future cash flow projections to determine if the goodwill can be recovered. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Upon completion of its initial assessments and its annual assessment in the third quarters of 2002 and 2003, the Company determined that no write-down in the carrying value of the goodwill was required.

The following financial information is presented as if SFAS No. 142 was adopted at the beginning of the year ended January 1, 2001:

                                                                   2001      2002      2003
                                                                 --------   -------   -------
   Reported net (loss) income..................................  $(53,355)  $16,302   $58,233
   Goodwill amortization.......................................    53,900         -         -
                                                                 --------   -------   -------
   Adjusted net income.........................................  $    545   $16,302   $58,233
                                                                 --------   -------   -------
   EARNINGS PER OWNERS' UNIT:
   Basic and diluted net (loss) income as reported:
     Class A and B common interests............................  $   (.77)  $   .17   $   .73
     Class C interests.........................................  $      -   $   .09   $   .15
   Basic and diluted net income adjusted:
     Class A and B common interests............................  $    .01   $   .17   $   .73
     Class C interests.........................................  $      -   $   .09   $   .15

In accordance with the terms of the Rural Telephone Finance Cooperative (RTFC) loans, the Company was required to purchase an equity certificate in RTFC equal to 10% of the total amount borrowed from the RTFC. RTFC provided a loan to finance the purchase of the equity certificate. The funds invested in this equity certificate will be refunded to the Company upon repayment of the outstanding loan balance. The RTFC certificate is not marketable and is carried at cost. As a member of RTFC, the Company receives non-cash patronage capital certificates based on RTFC earnings. During the year ended December 31, 2002 and 2003, the Company recorded patronage capital certificates with a present value of

                         VALOR TELECOMMUNICATIONS, LLC

$324 and $430, respectively. These non-cash patronage capital certificates will accrue interest on a monthly basis and will be redeemed for approximately $1,234 and $1,360 in the years 2017 and 2018, respectively.

As a result of amending the terms of its revolving credit facility in 2003, the Company expensed $555 of its debt issuance costs related to the original debt due to the reduced borrowing capacity of the facility upon execution of the amendment. In addition, the Company deferred an additional $1,158 of new debt issuance costs incurred as a result of this same amendment. See Note 8 for additional information. Debt issuance costs are amortized utilizing the effective interest rate method over the term of the related debt.

Investments in cellular partnerships represent the Company's 32% ownership in both CGKC&H and CGKC&H #2. The Company accounts for its investments using the equity method of accounting. Income taxes on the Company's equity in earnings of the partnerships are included in the Company's provision for federal income taxes.

The Company leases telecommunications equipment to customers usually over five-year terms. These long-term receivables are included in "Investments and other assets" on the Consolidated Balance Sheets. Future minimum rentals to be received under sales-type leases in effect at December 31, 2002 and 2003 are as follows:

   YEAR                                                          2002    2003
   ----                                                          -----   -----
   2003........................................................  $ 168   $   -
   2004........................................................    141     198
   2005........................................................     86     130
   2006........................................................     71     107
   2007........................................................     58      92
   2008........................................................      -      62
   Thereafter..................................................     68      23
                                                                 -----   -----
   Total minimum lease payments................................    592     612
   Less current portion........................................   (168)   (198)
                                                                 -----   -----
   Long-term portion...........................................  $ 424   $ 414
                                                                 =====   =====

8.  LONG-TERM DEBT

Long-term debt outstanding is as follows:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                    2002         2003
                                                                 ----------   ----------
   6.2%* Senior Credit Facilities, due in installments through
     2013......................................................  $1,244,016   $1,145,383
   10.0% Senior Subordinated Debt, due 2010....................     296,469      314,257
   5.4%* Leases, due in installments through 2008..............       3,800        4,333
                                                                 ----------   ----------
   Total long-term debt........................................   1,544,285    1,463,973
   Less current maturities.....................................     (25,152)     (37,318)
                                                                 ----------   ----------
   Long-term debt, excluding current maturities................  $1,519,133   $1,426,655
                                                                 ==========   ==========

---------------------------
* weighted average interest rate at December 31, 2003

The Senior Credit Facilities consist of revolving credit agreements (collectively, the Revolver) and Tranches A, B, C and D. These Tranches are related borrowings with varying interest rates, due dates and payment schedules. The Senior Credit Facilities are charged interest based upon the following:
$553,821

                         VALOR TELECOMMUNICATIONS, LLC
for Tranches A, B and the Revolver are charged interest based upon the applicable Eurodollar rate plus 2.0% to 4.0%, or at applicable base rate plus 0.75% to 3.0%, with the interest rate spread adjusted based upon certain financial ratios; $591,562 for Tranches C and D are charged interest at the RTFC's current standard long-term variable rate plus 1.18%. As a member of RTFC, the Company receives cash distributions based on RTFC earnings. During the year ended December 31, 2002 and 2003, the Company recorded $2,879 and $3,173, respectively, of cash distributions from the RTFC as a reduction of interest expense.

At December 31, 2002 and 2003, the weighted average interest rate of the Senior Credit Facilities was 6.9% and 6.2%, respectively.

On October 3, 2003, the Company amended the Amended and Restated Credit Agreement dated August 31, 2000 (the Credit Agreement). Included in the revisions to the Credit Agreement was a reduction of the amount available for borrowings under the Revolver and an increase in permitted investments. In addition, there were revisions related to the use of additional borrowings and the maintenance of certain financial ratios. The amount of borrowing available to the Company under the Revolving credit facility (Revolver) is generally based upon achieving certain levels of operating performance. At December 31, 2003, the Company had an aggregate of $150,900 in available borrowings under the Revolver, for which the Company pays a commitment fee of 0.375% to 0.500% based upon certain financial tests.

Borrowings under the Senior Credit Facilities are collateralized by the operating assets of Southwest and Southwest II. These agreements limit, among other things, additional borrowings, transactions with affiliates, capital expenditures and the payment of dividends by those operating companies. The agreements also require maintenance of certain financial ratios including debt to cash flow ratios, interest coverage and fixed charge coverage.

The Company is allowed to pay cash interest on the Senior Subordinated Debt at a rate of 10% per year unless prohibited by the terms of the Senior Credit Facilities. The Senior Credit Facilities contain provisions requiring the Company to achieve a pro forma fixed charge coverage equal to or greater than one to one for that particular measurement period prior to paying cash interest on the Senior Subordinated Debt. If the Company is prohibited from paying cash interest, the debt accrues interest at 12.0% and the Company converts this non-cash interest into additional note principal. Once the required pro forma fixed charge is achieved, the interest rate drops to 10% for that particular semi-annual interest period and the Company is allowed to make a cash interest payment. During the years ended December 31, 2001, 2002 and 2003, the Company converted $29,025, $32,612 and $17,788, respectively, of interest into additional note principal. For the measurement period ending September 30, 2003, the Company achieved the required pro forma fixed charge coverage. As a result, the interest rate on the Senior Subordinated Debt decreased to 10.0% and the semi-annual interest of $15,713 due December 31, 2003 was paid in cash. If the pro forma fixed charge coverage is less than one to one during the measurement period prior to the semi-annual interest payment date, the interest rate returns to 12.0% and the Company is required to convert the interest into additional note principal for that semi-annual period.

The approximate annual debt maturities for the five years subsequent to December 31, 2003 are as follows: $37,318 in 2004; $47,786 in 2005; $64,656 in 2006;
$226,596 in 2007; and $292,408 in 2008.

During the year ended December 31, 2001, 2002 and 2003, the Company capitalized $3,372, $1,116 and $997, respectively, of interest expense related to construction projects.

During 2000, the Company entered into two interest rate hedge contracts, an interest rate swap and an interest rate collar agreement, to adjust the interest rate profile of its debt obligations. In addition, the

                         VALOR TELECOMMUNICATIONS, LLC

Company's credit arrangements include provisions that require interest rate protection (hedge agreements) for a portion of its variable rate debt. The Company entered into interest rate hedging agreements with certain financial institutions to reduce the financial impact of changes in interest rates on its debt. The Company's interest rate swap and collar agreement do not qualify for hedge accounting under SFAS No. 133, therefore, they are carried at fair market value and are included in "Deferred credits and other liabilities" on the Consolidated Balance Sheets. The transitional unrealized loss on the interest rate hedging arrangements at January 1, 2001 is reflected as the "Cumulative effect of change in accounting principle" on the Consolidated Statement of Operations. Changes in the fair market value and settlements are recorded as "Loss on interest rate hedging arrangements" each reporting period.

The swap agreement effectively converts a portion of the Company's variable-rate debt to fixed-rate debt, thereby reducing the risk of incurring higher interest costs due to rising interest rates. The interest rate collar includes a floor and a cap. For any reset that the three month London InterBank Offered Rate (LIBOR) is less than or equal to 5.43% (Floor Knock-in), the LIBOR that the Company pays for that three month period is 6.76% (Cap). For any reset that the three month LIBOR is greater than 6.76%, but less than 8.25%, the rate that the Company pays is 6.76%.

As a further hedge against rising interest rates, the Company selected fixed rate options available under certain of the Senior Credit Facilities. For the year ended December 31, 2000, the Company fixed $275,000 of the Tranche C debt for a period of five years at the rate of 9.28%. During the year ended December 31, 2002, the Company fixed $44,000 under Tranche B for a period of three years at the rate of 8.39%. During the year ended December 31, 2003, the Company fixed $210,000 of the Tranche C debt for three years at a rate of 6.68% and $61,111 of the Tranche D debt for a period of four years at a rate of 6.38%.

The counterparties to the hedge agreements are major financial institutions. These financial institutions have been accorded high ratings by major rating agencies. While the Company may be exposed to credit losses due to non-performance of the counterparties, the Company considers the risk to be remote. The Company does not utilize derivative financial instruments for trading or speculative purposes.


   INTEREST RATE SWAP
     Notional amount...........................................      $100,000
     Receive rate..............................................   3 month LIBOR
     Pay rate..................................................       6.19%
     Maturity..................................................  November 9, 2004
   INTEREST RATE COLLAR
     Notional amount...........................................      $100,000
     Maturity..................................................  November 9, 2004
     Cap rate..................................................       6.76%
     Cap knock-out rate........................................       8.25%
     Floor knock-in rate.......................................       5.43%

                         VALOR TELECOMMUNICATIONS, LLC

9.  DEFERRED CREDITS AND OTHER LIABILITIES

Deferred credits and other liabilities were composed of the following:

                                                                  2002       2003
                                                                 -------    -------
   Accrued pension costs (see Note 11).........................  $10,230    $15,074
   Accrued postretirement medical and life benefit costs (see
     Note 11)..................................................   10,198     11,205
   Interest rate swap (see Note 8).............................    8,159      4,189
   Interest rate collar (see Note 8)...........................    9,195      4,678
   Deferred revenue............................................    4,591      3,558
   Deferred federal income taxes (see Note 10).................    4,882      5,354
   Deferred investment tax credit (see Note 10)................      305        259
   Other.......................................................    1,472      3,755
                                                                 -------    -------
   Total.......................................................  $49,032    $48,072
                                                                 =======    =======

Deferred revenue represents revenues billed to customers for activating services. This revenue is recognized over the average life of the customers along with the costs associated with activating such services. See Note 2 for additional information.

10.  INCOME TAXES

Southwest II has elected to be taxed as a corporation for federal income tax purposes. Each legal operating entity owned directly or indirectly by Southwest II is legally formed as either a limited liability company, a limited partnership, or a corporation. However, each of these entities is treated for federal income tax purposes either as a corporation or a disregarded entity (a division of a corporation). Operations for all entities directly or indirectly owned by Southwest II are included in a consolidated federal income tax return filed by Southwest II. Since Southwest II is the only operating entity organized as a corporation for tax purposes, the income tax expense and the deferred tax liabilities reported in the consolidated results of operations are computed based solely on the Southwest II operations.

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". The Company records its net deferred income tax liability for all temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, computed based on provisions of the enacted tax law.

                         VALOR TELECOMMUNICATIONS, LLC

The components of the Company's net deferred tax liability are as follows at December 31, 2002 and 2003:

                                                                   DECEMBER 31,
                                                                 ----------------
                                                                  2002      2003
                                                                 ------    ------
   Deferred tax assets:
     Capitalized costs on self constructed assets..............  $1,366    $1,474
     Reserves and accruals.....................................     313       421
     Other.....................................................   1,913       984
                                                                 ------    ------
                                                                  3,592     2,879
                                                                 ------    ------
   Deferred tax liabilities:
     Property and equipment....................................   6,823     7,466
     Other.....................................................   1,651       767
                                                                 ------    ------
                                                                  8,474     8,233
                                                                 ------    ------
     Net deferred tax liability................................  $4,882    $5,354
                                                                 ======    ======

Income tax expense for the years ended December 31, was as follows:

                                                                  2001      2002      2003
                                                                 ------    ------    ------
   Current expense.............................................  $    -    $1,556    $2,028
   Deferred expense............................................       -        93       450
                                                                 ------    ------    ------
   Total income tax expense....................................  $    -    $1,649    $2,478
                                                                 ======    ======    ======

There was no income tax expense associated with the discontinued operations.

The differences between the federal income tax statutory rate and the Company's effective income tax rate is as follows:

                                                                 2001     2002     2003
                                                                 -----    -----    -----
   Statutory federal income tax rate...........................   34.0%    34.0%    34.0%
   Income not subject to federal income taxes..................  (34.0)   (25.3)   (29.6)
   Other--net..................................................    0.0      0.5     (0.3)
                                                                 -----    -----    -----
   Effective income tax rate...................................    0.0%     9.2%     4.1%
                                                                 =====    =====    =====

Prior to 1988, KCC purchased assets that entitled it to an investment tax credit as a reduction against its federal income tax liability. For financial reporting purposes, this credit was deferred and is being amortized to income over the useful lives of the assets acquired. Amortization of deferred amounts was approximately $41 and $46 in 2002 and 2003, respectively.

11.  PENSION AND EMPLOYEE BENEFITS

The Company sponsors a qualified pension plan and a postretirement benefit plan for the union employees. The pension plan is noncontributory. The Company's postretirement health care plans are generally contributory and include a limit on the Company's share of the cost for recent and future retirees. The Company accrues the costs, as determined by an actuary, of the pension and the postretirement benefits over the period from the date of hire until the date the employee becomes fully eligible for benefits.

                         VALOR TELECOMMUNICATIONS, LLC

The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of plan assets for the years ended December 31, 2001, 2002 and 2003 and a statement of funded status as of December 31, 2001, 2002 and 2003:

                                       PENSION BENEFITS          OTHER POSTRETIREMENT BENEFITS
                                 -----------------------------   -----------------------------
                                  2001       2002       2003      2001       2002       2003
                                 -------   --------   --------   -------   --------   --------
   CHANGE IN PROJECTED BENEFIT
     OBLIGATION:
   Benefit obligation at
     January 1.................  $33,095   $ 34,541   $ 45,168   $ 7,997   $  9,188   $ 12,751
   Benefit obligation assumed
     as part of the KCC
     acquisition...............        -      3,449          -         -          -          -
   Service cost................    1,676      2,363      3,027       210        349        394
   Interest cost...............    2,471      2,764      2,883       603        739        882
   Actuarial loss..............    2,583      6,058      8,601       407      2,177      1,602
   Effect of special
     termination benefits......        -        669          -         -        532          -
   Benefits paid...............   (5,284)    (4,676)    (3,697)      (29)      (234)      (243)
                                 -------   --------   --------   -------   --------   --------
   Projected benefit obligation
     at December 31............  $34,541   $ 45,168   $ 55,982   $ 9,188   $ 12,751   $ 15,386
                                 =======   ========   ========   =======   ========   ========
   CHANGE IN PLAN ASSETS:
   Fair value of plan assets at
     January 1.................  $32,273   $ 25,479   $ 21,649   $     -   $      -   $      -
   Plan assets acquired as part
     of the KCC acquisition....        -      3,505          -         -          -          -
   Actual return on plan
     assets....................   (1,510)    (2,975)     4,096         -          -          -
   Employer contributions......        -        316      2,700        29        234        243
   Benefits paid...............   (5,284)    (4,676)    (3,697)      (29)      (234)      (243)
                                 -------   --------   --------   -------   --------   --------
   Fair value of plan assets at
     December 31...............  $25,479   $ 21,649   $ 24,748   $     -   $      -          -
                                 =======   ========   ========   =======   ========   ========
   Funded status as of December
     31........................  $(9,062)  $(23,519)  $(31,234)  $(9,188)  $(12,751)  $(15,386)
   Unrecognized net actuarial
     loss......................    6,233     17,939     23,864       378      2,553      4,181
   Adjustment required to
     recognize additional
     minimum liability.........        -     (4,650)    (7,704)        -          -          -
                                 -------   --------   --------   -------   --------   --------
   Accrued benefit cost........  $(2,829)  $(10,230)  $(15,074)  $(8,810)  $(10,198)  $(11,205)



                                 =======   ========   ========   =======   ========   ========

The accumulated benefit obligation for the pension plan was $23,499, $31,869 and $39,813 as of December 31, 2001, 2002 and 2003, respectively.

The accrued benefit cost is reflected in "Deferred credits and other liabilities" on the Company's Consolidated Balance Sheet (see Note 9). The Company's investment policy is to invest 55-75% of the pension assets in equity funds with the remainder being invested in fixed income funds and cash equivalents. Effective January 1, 2003, the Company selected a new Trustee and Investment Manager for the pension plan.

                         VALOR TELECOMMUNICATIONS, LLC

The following table shows the asset allocations at December 31, 2002 and 2003, by asset category:

   ASSET CATEGORY                                                2002   2003
   --------------                                                ----   ----
   Broad Market Stock Index Fund...............................    -     61%
   International Stock Index Fund..............................    -     11
   Bond Index Fund.............................................    -     28
   Domestic Equity Mutual Funds................................   45%     -
   International Equity Mutual Funds...........................   11      -
   Fixed Income Mutual Funds...................................   44      -
                                                                 ---    ---
   Total.......................................................  100%   100%
                                                                 ===    ===

The following table provides an estimate of the benefit payments expected to be paid during the years ended December 31:

                                                                                        OTHER
                                                                                    POSTRETIREMENT
   YEAR                                                          PENSION BENEFITS      BENEFITS
   ----                                                          ----------------   --------------
   2004........................................................      $ 1,574            $  579
   2005........................................................      $ 2,246            $  703
   2006........................................................      $ 2,953            $  842
   2007........................................................      $ 3,210            $  953
   2008........................................................      $ 3,709            $1,044
   2009-2013...................................................      $28,270            $6,544

The Company expects to contribute $4,694 to its pension plan and $579 to its other postretirement benefits plan in 2004.

The following table provides the components of net periodic benefit cost for the years ended December 31, 2001, 2002 and 2003:

                                               PENSION BENEFITS          OTHER POSTRETIREMENT BENEFITS
                                          ---------------------------   -------------------------------
                                           2001      2002      2003      2001       2002        2003
                                          -------   -------   -------   -------   ---------   ---------
   Service cost.........................  $ 1,676   $ 2,363   $ 3,027    $210      $  349      $  394
   Interest cost........................    2,471     2,764     2,883     603         739         882
   Expected return on plan assets.......   (2,724)   (2,693)   (2,159)      -           -           -
   Amortization of loss.................        -        20       738       -          31         155
   Special termination benefits.........        -       669         -       -         532           -
   Early retirement window true-up......        -         -         -       -           -        (180)
   Settlement loss......................      640         -         -       -           -           -
                                          -------   -------   -------    ----      ------      ------
   Net periodic benefit cost............  $ 2,063   $ 3,123   $ 4,489    $813      $1,651      $1,251
                                          =======   =======   =======    ====      ======      ======

The weighted-average assumptions used in measuring the Company's benefit obligations as of December 31, 2002 and 2003, respectively, are as follows:

                                                                                       OTHER
                                                                                  POSTRETIREMENT
                                                              PENSION BENEFITS       BENEFITS
                                                              -----------------   ---------------
                                                               2002      2003      2002     2003
                                                              -------   -------   ------   ------
   Discount rate............................................   6.50%     6.05%     6.50%    6.05%
   Expected return on plan assets...........................   8.50%     8.50%        -        -
   Rate of compensation increase............................   4.50%     4.50%        -        -

                         VALOR TELECOMMUNICATIONS, LLC

The assumed health care cost trend rate is 10.0% and 9.0% in 2003 and 2004, respectively, and is assumed to decrease gradually to an ultimate rate of 5.0% in the year 2008.

A one percentage point change in the assumed health care cost trend rate would have the following effects on the Company's other postretirement benefits:

                                                                 1% INCREASE   1% DECREASE
                                                                 -----------   -----------
   Effect on 2003 service and interest costs...................      $ 2          $ (3)
   Effect on postretirement benefit obligations as of December
     31, 2003..................................................      $30          $(36)

The Company also sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees. Under the plan, the Company provides matching contributions based on qualified employee contributions. Matching contributions charged to expense were $1,634, $2,026 and $1,840 during the years ended December 31, 2001, 2002 and 2003, respectively.

12.  COMMITMENTS AND CONTINGENCIES

The Company has operating leases covering primarily buildings and land. Total rental expense was $4,136, $4,020 and $4,578 in 2001, 2002 and 2003,
respectively. At December 31, 2003, rental commitments under noncancelable leases are as follows:

                                                                 AGGREGATE
   YEAR                                                           AMOUNTS
   ----                                                          ---------
   2004........................................................   $ 2,257
   2005........................................................     2,244
   2006........................................................     2,156
   2007........................................................     1,820
   2008........................................................     1,824
   Thereafter..................................................     2,873
                                                                  -------
   Total.......................................................   $13,174
                                                                  =======

The Company has various commitments for capital expenditures of $35,852 at December 31, 2003, of which $15,803 is related to the 2004 capital budget. Capital expenditures were $107,869, $89,527 and $69,850, for the years ended December 31, 2001, 2002 and 2003, respectively. Additionally, the Company has unfulfilled contractual commitments for miscellaneous services at December 31, 2003 of $87,852. These commitments extend through December 31, 2006.

In the normal course of business, there are various legal proceedings outstanding, including both commercial and regulatory litigation. In the opinion of management, these proceedings will not have a material adverse effect on the results of operations or financial condition of the Company.

The Company has a collective bargaining agreement with the Local 6171 and Local 7019 of the Communications Workers of America. This agreement provides for annual or semi-annual wage increases for these employees and an annual incentive compensation bonus depending on performance results. The current contracts will expire on February 28, 2005 and February 14, 2006.

13.  REDEEMABLE PREFERRED INTERESTS

The Company has two classes of Redeemable Preferred Interests: Class A and Class
B. The carrying amount of the Redeemable Preferred Interests equals approximately the amount of cash that would be

                         VALOR TELECOMMUNICATIONS, LLC
paid under the conditions specified in the Partnership Agreement if settlement of the Redeemable Preferred Interests had occurred at December 31, 2003 and 2002.

Information about the Redeemable Preferred Interests is as follows:

                                                                     DECEMBER 31,
                                                                 --------------------
                                                                   2002        2003
                                                                 --------    --------
   Class A: 500,000,000 interests authorized, 370,231,350
     interests outstanding at December 31, 2003 and 2002.......  $370,231    $370,231
   Class B: 29,305,106 interests authorized, 28,582,606
     interests outstanding at December 31, 2003 and 2002.......         -           -
                                                                 --------    --------
        Total Redeemable Preferred Interests...................  $370,231    $370,231
                                                                 ========    ========

In 1999, VTC authorized the issuance of 353,119,750 Class A preferred interests and 22,505,106 Class B preferred interests. On January 1, 2002, the LLC agreement for VTC was amended to reflect total authorized Class A preferred interests of 500,000,000 and total authorized Class B preferred interests of 29,305,106.

The Class A and Class B preferred interests have no stated or par value. 365,733,249 of the Class A preferred interests were issued for aggregate proceeds of $365,542 or approximately $1 per preferred interest. The balance of 4,498,101 Class A preferred interests were issued to the founders of the Company in connection with the Company's formation in 1999. Additionally, 22,505,106 Class B preferred interests were issued to the founders of the Company in connection with the Company's formation in 1999. No cash proceeds were received for the issuance of the founder's interests. No cash proceeds were received by the Company for the issuance of the Class B preferred interests.

Changes in the number of Class B interests outstanding are as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                                 -------------------------
                                                                    2002          2003
                                                                 -----------   -----------
   Interests outstanding, beginning............................   22,505,106    28,582,606
   Interests issued pursuant to Valor Telecom Executive
     Incentive Plan (see Note 15)..............................    6,077,500             -
                                                                 -----------   -----------
   Total Class B preferred interests outstanding...............   28,582,606    28,582,606
                                                                 ===========   ===========

These Class A and Class B Preferred Interests are not entitled to receive dividends and have no voting rights. These interests are redeemable in whole or in part at the option of the Company and all interests may be redeemed by September 3, 2011, subject to the restrictions set forth in the Senior Credit Agreement and the Partnership Agreement, at an amount up to the "Preferred Appreciation Amount" plus the "Class A Preferred Capital Amount" (both defined below). Currently, restrictions in the Senior Credit Agreement prevent any distribution to the holders of the preferred interests in regards to redemption or liquidation.

Upon the occurrence of a liquidation event, the entire net assets of the Company available to be distributed among the holders of common and preferred interests, other than those net assets attributable to Southwest II, shall be distributed first, ratably among the holders of the Class A preferred interests, based on, and up to the maximum amount of the "Class A Preferred Capital Amount" which is defined in the Partnership Agreement as $1.00 per interest. The second order of distribution provides that to the extent there are any net assets remaining after the first order of distribution, there shall be a ratable distribution among the holders of the Class A common interests, based on, and up to the maximum amount of the "Class A Common Capital Amount" which is defined in the Partnership Agreement as $1.00 per interest.

                         VALOR TELECOMMUNICATIONS, LLC

Next, to the extent there are any net assets remaining after the second order of distribution, there shall be a ratable allocation among the holders of the Class A preferred interests and the Class B preferred interests, based on, and up to the maximum amount of, the "Preferred Appreciation Amount". The "Preferred Appreciation Amount", per preferred interest holder, is defined as an appreciation amount calculated as interest on the "Class A Preferred Capital Amount", or $1 per interest, at a rate of 20% per year, compounded quarterly.

The sum of the "Preferred Appreciation Amount" and the "Class A Preferred Capital Amount" is $757,855 at December 31, 2003.

14.  COMMON OWNERS' EQUITY

The outstanding Class A common interests, Class B common interests, and Class C interests have no stated or par value. Each of the Class A common interests and Class C interests are entitled to one vote. Dividends may be paid based on certain restrictions related to the preferred interests. Any dividends must be paid in equal amounts on the Class A and Class B common interests out of proceeds associated with operations from sources other than Southwest II. Dividends paid on the Class C interests must arise from proceeds attributable to the Southwest II operations.

In the event of a liquidation of the Southwest operations, the holders of the Class A common interests are entitled to $1.00 per interest, (or, if less, the amount of the related capital contribution paid for such interest), after the effects of distributions (other than dividends) and share ratably with the Class B common interest holders in the remaining net assets available for distribution.

In the event of a liquidation of the Southwest II operations, the holders of the Class C interests are entitled to $1.00 per interest, (or, if less, the amount of the related capital contribution paid for such interest), after the effects of distributions (other than dividends) and share ratably in the remaining net assets available for distribution.

                         VALOR TELECOMMUNICATIONS, LLC

15.  STOCK OPTIONS

EQUITY INCENTIVE NON-QUALIFYING STOCK OPTIONS

In 1999, Southwest (a majority-owned subsidiary of the Company) reserved 9,000,000 Class B common interests for issuance to employees of the Company in accordance with the Valor Telecommunications Southwest, LLC 2000 Equity Incentive Non-Qualifying Option Agreement (the Plan). The vesting period for these options ranges from immediate to 5 years and the options expire 10 years after the date of grant. The weighted average remaining life of the options outstanding at December 31, 2003 is 6.8 years. The options are granted at the $1.00 stated price of the Class B common interests. The stated price is equivalent to the estimated fair value of the interests.

   STOCK OPTIONS                                                  NUMBER OF OPTIONS*
   -------------                                                  ------------------
   Options outstanding, January 1, 2001........................          4,120
   Options granted.............................................            264
   Forfeited options...........................................           (124)
                                                                        ------
   Options outstanding, December 31, 2001......................          4,260
   Options granted.............................................            862
   Forfeited options...........................................           (405)
                                                                        ------
   Options outstanding, December 31, 2002......................          4,717
   Options granted.............................................            465
   Forfeited options...........................................            (60)
                                                                        ------
   Options outstanding, December 31, 2003......................          5,122
                                                                        ======
   Exercisable options at December 31, 2001....................          1,538
                                                                        ======
   Exercisable options at December 31, 2002....................          2,323
                                                                        ======
   Exercisable options at December 31, 2003....................          3,383
                                                                        ======

---------------------------
* Number of options expressed in thousands.

The fair value for each of the Company's options was estimated at the date of grant using a Black-Scholes option pricing model and the following weighted average assumptions for 2001, 2002 and 2003:

                                                                 2001   2002   2003
                                                                 ----   ----   ----
   Dividend yield..............................................     0%     0%     0%
   Volatility factor...........................................     0      0      0
   Risk-free interest rate.....................................  5.14%  5.19%  4.05%
   Expected life in years......................................    10     10     10

In 2000, the Company granted an Equity Incentive Non-Qualifying Stock Option to one of its key executives in the amount of 300,000 Class A Common Interests and 1,700,000 Class A Preferred Interests of VTC. The options vested immediately and was granted at a $1.00 stated price. The stated price is equivalent to the estimated fair value of the interests. This option was exercisable at December 31, 2001, 2002 and 2003.

PHANTOM STOCK UNITS

The Valor Telecom Executive Incentive Plan was implemented on April 1, 2002, and allows for awards of up to 1,200,000 Class B Common Interests and 6,800,000 Class B Preferred Interests (collectively, Phantom Stock Units) to selected executive employees of VTC and its subsidiaries. These interests allow

                         VALOR TELECOMMUNICATIONS, LLC
the selected executives to participate in the appreciation on a pro-rata basis with the Class A Preferred Interests and Class A Common Interests held by the Equity Sponsors and Individual Investors. In accordance with Financial Accounting Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans", the amount by which the market value of these Phantom Stock Units exceeds the value specified under the plan is charged to compensation expense over the vesting period. Certain of the awards vested 20% immediately and 20% on January 1 for each of the following 4 years. The remaining awards vest evenly over 5 years from the date the award was granted. Unvested units are subject to cancellation upon expiration or termination of employment. For the years ended December 31, 2002 and 2003 the Phantom Stock Units were deemed to have no value and thus no compensation expense was recorded during those periods. VTC issued 1,072,500 Class B Common and 6,077,500 Class B Preferred units to the Executive Incentive Plan in 2002. These units were granted to Executives as follows:

                                                                    PHANTOM STOCK
                                                                   NUMBER OF UNITS
                                                                     IN THOUSANDS
                                                                 --------------------
                                                                 CLASS B     CLASS B
                                                                 COMMON     PREFERRED
                                                                 -------    ---------
   Units outstanding, January 1, 2002..........................       -           -
   Units granted...............................................   1,073       6,078
   Forfeited units.............................................       -           -
                                                                  -----       -----
   Units outstanding, December 31, 2002........................   1,073       6,078
   Units granted...............................................       -           -
   Forfeited units.............................................       -           -
                                                                  -----       -----
   Units outstanding, December 31, 2003........................   1,073       6,078
                                                                  =====       =====
     Vested units at December 31, 2002.........................     180       1,020
                                                                  =====       =====
     Vested units at December 31, 2003.........................     395       2,236
                                                                  =====       =====

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND CASH EQUIVALENTS--The carrying amount approximates fair value because of the short maturity of these instruments.

RTFC EQUITY CERTIFICATE--It is not practicable to estimate the fair value of this investment because there is no quoted market price

DEBT--The fair value of long-term debt was estimated based on the Company's current incremental borrowing rate for debt of the same remaining maturities.

INTEREST RATE SWAP AND COLLAR AGREEMENT--The Company's interest rate swap and collar agreements do not qualify for hedge accounting under SFAS No. 133, therefore, they are carried at fair market value.

                         VALOR TELECOMMUNICATIONS, LLC

The estimated fair value of the Company's financial instruments is as follows:

                                                                  CARRYING
   DECEMBER 31, 2002                                               AMOUNT      FAIR VALUE
   -----------------                                             ----------    ----------
   Financial liabilities:
   Long-term debt, including current maturities................  $1,544,285    $1,623,474
   Interest rate swap agreement................................  $    8,159    $    8,159
   Interest rate collar agreement..............................  $    9,195    $    9,195

                                                                  CARRYING
   DECEMBER 31, 2003                                               AMOUNT      FAIR VALUE
   -----------------                                             ----------    ----------
   Financial liabilities:
   Long-term debt, including current maturities................  $1,463,973    $1,522,847
   Interest rate swap agreement................................  $    4,189    $    4,189
   Interest rate collar agreement..............................  $    4,678    $    4,678

17.  OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of trade receivables, cash and cash equivalents and derivatives.

The Company places its cash and temporary cash investments with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. The Company also periodically evaluates the credit worthiness of the institutions with which it invests. The Company does, however, maintain unsecured cash and cash equivalent balances in excess of federally insured limits.

18.  RELATED PARTY TRANSACTIONS

The Company had the following transactions with related parties:

                                                                   YEAR ENDED DECEMBER 31
                                                                -----------------------------
                                                                 2001       2002       2003
                                                                -------    -------    -------
   Issuance of additional note principal in lieu of cash
     interest payments to the Sponsors for Subordinated
     Debt.....................................................  $29,025    $32,612    $17,788
   Interest paid to the Sponsors for Subordinated Debt........        -          -     15,713
   Management fees paid to the Sponsors for advisory
     services.................................................    1,000      1,000      1,000
   Fees paid to investors for transaction advisory services...        -      1,300          -
   Various professional fees paid to certain Sponsors and
     Individual Investors.....................................      295        282        228
   Revenue earned from wireless affiliates....................        -        472        489

The Company had the following balances with related parties:

                                                                     DECEMBER 31
                                                                 --------------------
                                                                   2002        2003
                                                                 --------    --------
   Senior Subordinated Debt owed to the Sponsors...............  $296,469    $314,257
   Receivable from wireless affiliates for management services
     and facility leases.......................................     1,000         342
   Payable to the Sponsors for management fees.................       500         500

Under the terms of the CGKC&H partnership agreement, the general partners have designated the Company to act as the operating partner of CGKC&H. The agreement provides that the Company is to be

                         VALOR TELECOMMUNICATIONS, LLC
reimbursed for all reasonable and necessary expenses incurred on behalf of CGKC&H. During 2002 and 2003, the Company was reimbursed approximately $987 and $958, respectively, from CGKC&H for these services.

19.  RESTRUCTURING CHARGES

In December 2002, the Company eliminated 81 positions as a result of a restructuring of the Company's workforce. The Company recorded $1,768 of expense primarily for termination benefits for employees whose jobs were eliminated. The Company had a subsequent restructuring of December 2003 resulting in the elimination of 15 additional positions. The Company recorded $141 of expense for termination benefits for these 15 employees. As of December 31, 2003, approximately $184 of the obligation for termination benefits remains and the Company expects this amount to be paid in 2004. The following table provides a reconciliation of the changes in the termination benefits obligation for the years ended December 31, 2003 and 2002:

                                                              2002            2003            TOTAL
           LIABILITY FOR TERMINATION BENEFITS             RESTRUCTURING   RESTRUCTURING   RESTRUCTURING
           ----------------------------------             -------------   -------------   -------------
Termination benefits recorded in 2002...................     $1,768           $ --           $1,768
Payments in 2002........................................       (297)            --             (297)
                                                             ------           ----           ------
Balance, December 31, 2002..............................      1,471             --            1,471
Termination benefits recorded in 2003...................         --            141              141
Payments in 2003........................................     (1,405)           (23)          (1,428)
                                                             ------           ----           ------
Balance, December 31, 2003..............................     $   66           $118           $  184
                                                             ======           ====           ======

20.  GUARANTOR SUBSIDIARIES

The subordinated notes expected to be issued in connection with Valor's proposed issuance of income deposit securities will be guaranteed by all of the Valor's existing subsidiaries (the "guarantor subsidiaries"). Existing subsidiaries include VTC, Southwest including its operating entities, and Southwest II including its operating entities. Valor has no independent assets or operations. Separate financial information has not been presented for the guarantor subsidiaries because the guarantor subsidiaries will effectively comprise all of Valor's assets and operations.

--------------------------------------------------------------------------------

                        VALOR COMMUNICATIONS GROUP, INC.

                                      IDSS

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

                                          , 2004

                               CIBC WORLD MARKETS

                              MERRILL LYNCH & CO.

                                LEHMAN BROTHERS

                         BANC OF AMERICA SECURITIES LLC

                                    JPMORGAN

--------------------------------------------------------------------------------

UNTIL           , 2004, ALL DEALERS THAT BUY, SELL OR TRADE OUR IDSS, WHETHER OR
NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         VALOR TELECOMMUNICATIONS, LLC

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                                  ADDITIONS
                                 ----------------------------------------------------------------------------
                                 BALANCE AT BEGINNING   CHARGED TO COSTS AND   CHARGED TO OTHER                 BALANCE AT END OF
DESCRIPTION                           OF PERIOD               EXPENSES             ACCOUNTS       DEDUCTIONS         PERIOD
-----------                      --------------------   --------------------   ----------------   -----------   -----------------
YEAR ENDED DECEMBER 31, 2001
Allowance for doubtful
  accounts -- customers........      $(7,049,640)           $(11,078,719)        $(1,398,667)     $15,229,114      $(4,297,912)
Allowance for doubtful
  accounts -- carriers and
  other........................         (400,000)               (300,000)           (100,000)              --         (800,000)
                                     -----------            ------------         -----------      -----------      -----------
    Total......................      $(7,449,640)           $(11,378,719)        $(1,498,667)     $15,229,114      $(5,097,912)
                                     ===========            ============         ===========      ===========      ===========
YEAR ENDED DECEMBER 31, 2002
Allowance for doubtful
  accounts -- customers........      $(4,297,912)           $ (6,064,222)        $   (52,377)     $ 6,417,285      $(3,997,226)
Allowance for doubtful
  accounts -- carriers and
  other........................         (800,000)             (5,329,090)           (200,000)       5,536,105         (792,985)
                                     -----------            ------------         -----------      -----------      -----------
    Total......................      $(5,097,912)           $(11,393,312)        $  (252,377)     $11,953,390      $(4,790,211)
                                     ===========            ============         ===========      ===========      ===========
YEAR ENDED DECEMBER 31, 2003
Allowance for doubtful
  accounts -- customers........      $(3,997,226)           $ (3,160,384)                         $ 4,485,432      $(2,672,178)
Allowance for doubtful
  accounts -- carriers and
  other........................         (792,985)               (137,789)                 --          278,914         (651,860)
                                     -----------            ------------         -----------      -----------      -----------
    Total......................      $(4,790,211)           $ (3,298,173)        $         0      $ 4,764,346      $(3,324,038)
                                     ===========            ============         ===========      ===========      ===========

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Valor Communications Group, Inc. in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

   SEC registration fee........................................  $110,863
   NASD filing fee.............................................    30,500
            listing fee........................................         *
   Toronto Stock Exchange listing fee (IDSs)...................   160,500
   Toronto Stock Exchange listing fee (Common Stock)...........   160,500
   Transfer agent's fee........................................    30,000
   Trustee's fee...............................................    15,000
   Printing and engraving costs................................         *
   Legal fees and expenses.....................................         *
   Accounting fees and expenses................................         *
   Miscellaneous...............................................         *
        Total..................................................         *

---------------------------

* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware. The General Corporation Law of the State of Delaware ("DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. The certificates of incorporation of the Delaware registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

Valor Communications Group, Inc. maintains insurance to protect itself and its directors and, officers and those of its subsidiaries against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

Texas. Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a director of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with any action, suit or proceeding in which he was, is, or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation's best interests; and, in all other cases, that such conduct was at least not opposed to the corporation's best interests. If a director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

The TBCA further provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, and to those who are not or were not officers, employees or agents but who are or were serving at the request of the corporation, to the same extent that it may indemnify and advance expenses to directors.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

The registrant was formed in February 2004 and has not issued any securities. Simultaneously with the consummation of the offering of the securities being
registered hereby, the registrant will issue an aggregate of      shares of its
Class B common stock in connection with its reorganization. This issuance will be made in reliance upon Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder and will not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who will receive such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any share certificates issued. All recipients have adequate access through their relationship with us to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are filed as part of this Registration Statement.

    1.1     Form of Underwriting Agreement.*
    3.1     Amended and Restated Certificate of Incorporation of Valor
            Communications Group, Inc.*
    3.2     Certificate of Formation of Valor Telecommunications, LLC.*
    3.3     Certificate of Formation of Valor Telecommunications of
            Texas, LP.*
    3.4     Certificate of Formation of Valor Telecommunications
            Equipment, LP.*
    3.5     Certificate of Formation of Valor Telecommunications
            Services, LP.*
    3.6     Certificate of Formation of Valor Telecommunications
            Investments, LLC.*
    3.7     Certificate of Formation of Valor Telecommunications
            Enterprises, LLC.*
    3.8     Certificate of Formation of Valor Telecommunications LD,
            LP.*
    3.9     Certificate of Formation of Southwest Enhanced Network
            Services, LP.*
    3.10    Certificate of Formation of Western Access Services, LLC.*
    3.11    Certificate of Formation of Western Access Services of
            Arizona, LLC.*
    3.12    Certificate of Formation of Western Access Services of
            Arkansas, LLC.*
    3.13    Certificate of Formation of Western Access Services of
            Colorado, LLC.*
    3.14    Certificate of Formation of Western Access Services of
            Oklahoma, LLC.*

   .15  3   Certificate of Formation of Western Access Services of New Mexico, LLC.*
    3.16    Certificate of Formation of Western Access Services of Texas, LP.*
    3.17    Certificate of Formation of Valor Telecommunications Corporate Group,
            LP.*
    3.18    Certificate of Formation of Valor Telecommunications Southwest II, LP.*
    3.19    Certificate of Formation of Valor Telecommunications Enterprises II,
            LLC.*
    3.20    Certificate of Incorporation of Kerrville Communications Corporation.*
    3.21    Certificate of Formation of Kerrville Communications Management, LLC.*
    3.22    Certificate of Formation of Kerrville Communications Enterprises, LLC.*
    3.23    Certificate of Formation of Advanced Tel-Com Systems, LP.*
    3.24    Certificate of Formation of Kerrville Telephone, LP.*
    3.25    Certificate of Formation of Kerrville Cellular, LP.*
    3.26    Certificate of Formation of KCC TelCom, LP.*
    3.27    Certificate of Formation of Kerrville Cellular Management, LLC.*
    3.28    Certificate of Formation of Kerrville Cellular Holdings, LLC.*
    3.29    Certificate of Formation of Kerrville Mobile Holdings, Inc.*
    3.30    Certificate of Formation of Kerrville Wireless Holdings, LP.*
    3.31    By-Laws of Valor Communications Group, Inc.*
    3.32    Second Amended and Restated Limited Liability Agreement of Valor
            Telecommunications, LLC, dated January 31, 2002, by and among the members named therein.*
    3.33    Limited Partnership Operating Agreement of Valor Telecommunications of
            Texas, LP.*
    3.34    Limited Partnership Operating Agreement of Valor Telecommunications
            Equipment, LP.*
    3.35    Limited Partnership Operating Agreement of Valor Telecommunications
            Services, LP.*
    3.36    Limited Liability Company Operating Agreement of Valor
            Telecommunications Investments, LLC.*
    3.37    Limited Liability Company Operating Agreement of Valor
            Telecommunications Enterprises, LLC.*
    3.38    Limited Partnership Operating Agreement of Valor Telecommunications LD,
            LP.*
    3.39    Limited Partnership Operating Agreement of Southwest Enhanced Network
            Services, LP.*
    3.40    Limited Liability Company Operating Agreement of Western Access
            Services, LLC.*
    3.41    Limited Liability Company Operating Agreement of Western Access Services
            of Arizona, LLC.*
    3.42    Limited Liability Company Operating Agreement of Western Access Services
            of Arkansas, LLC.*
    3.43    Limited Liability Company Operating Agreement of Western Access Services
            of Colorado, LLC.*
    3.44    Limited Liability Company Operating Agreement of Western Access Services
            of Oklahoma, LLC.*
    3.45    Limited Liability Company Operating Agreement of Western Access Services
            of New Mexico, LLC*
    3.46    Limited Partnership Operating Agreement of Western Access Services of
            Texas, LP.*

    3.47    Limited Partnership Operating Agreement of Valor
            Telecommunications Corporate Group, LP.*
    3.48    Amended and Restated Limited Liability Agreement of Valor
            Telecommunications Southwest II, LLC, dated January 31,
            2002, by and among the members named therein.*
    3.49    Limited Liability Company Operating Agreement of Valor
            Telecommunications Enterprises II, LLC.*
    3.50    By-laws of Kerrville Communications Corporation.*
    3.51    Limited Liability Company Operating Agreement of Kerrville
            Communications Management, LLC.*
    3.52    Limited Liability Company Operating Agreement of Kerrville
            Communications Enterprises, LLC.*
    3.53    Limited Partnership Operating Agreement of Advanced Tel-Com
            Systems, LP.*
    3.54    Limited Partnership Operating Agreement of Kerrville
            Telephone, LP.*
    3.55    Limited Partnership Operating Agreement of Kerrville
            Cellular, LP.*
    3.56    Limited Partnership Operating Agreement of KCC TelCom, LP.*
    3.57    Limited Liability Company Operating Agreement of Kerrville
            Cellular Management, LLC.*
    3.58    Limited Liability Company Operating Agreement of Kerrville
            Cellular Holdings, LLC.*
    3.59    Bylaws of Kerrville Mobile Holdings, Inc.*
    3.60    Limited Liability Company Operating Agreement of Kerrville
            Wireless Holdings, LP.*
    4.1     Form of Indenture, among Valor Communications Group, Inc.,
            the guarantors thereto and         , as Trustee.*
    4.2     Form of Senior Subordinated Note (included in Exhibit 4.1).*
    4.3     Form of Registration Rights Agreement.*
    4.4     Form of stock certificate for common stock.*
    4.5     Form of global IDS.*
    5.1     Opinion of Kirkland & Ellis LLP.*
    5.2     Opinion of Cynthia Ayers, Esq.*
    8.1     Opinion of Kirkland & Ellis LLP.*
   10.1     Valor Communications Group, Inc. 2004 Long-Term Incentive
            Plan.*
   10.2     Valor Communications Group, Inc. Annual Incentive
            Compensation Plan.*
   10.3     Valor Telecommunications Southwest, LLC Savings Plan.*
   10.4     Valor Telecommunications Enterprises, LLC Pension Plan.*
   10.5     Telecommunications Services Agreement, dated as of September
            30, 2000, by and between Valor Telecommunications
            Enterprises, LLC and MCI Worldcom Network Services, Inc.
            (the "Telecommunications Services Agreement").+
   10.6     Amendment No. 1 to the Telecommunications Services
            Agreement, dated as of September 4, 2001, by and between
            Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.7     Amendment No. 2 to the Telecommunications Services
            Agreement, dated as of September 18, 2001, by and between
            Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+

   .8  10   Amendment No. 3 to the Telecommunications Services Agreement, dated as of January 2,
            2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.9     Amendment No. 4 to the Telecommunications Services Agreement, dated as of March 5,
            2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.10    Amendment No. 5 to the Telecommunications Services Agreement, dated as of May 28,
            2002, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.11    Amendment No. 6 to the Telecommunications Services Agreement, dated as of March 26,
            2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.12    Amendment No. 7 to the Telecommunications Services Agreement, dated as of May 8,
            2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.13    Amendment No. 8 to the Telecommunications Services Agreement, dated as of July 16,
            2003, by and between Valor Telecommunications, LLC and MCI Worldcom Network
            Services, Inc.+
   10.14    Amendment No. 9 to the Telecommunications Services Agreement, dated as of November
            4, 2003, by and between Valor Telecommunications, LLC and MCI Worldcom Network
            Services, Inc.+
   10.15    Amendment No. 10 to the Telecommunications Services Agreement, dated as of December
            16, 2003, by and between Valor Telecommunications Enterprises, LLC and MCI Worldcom
            Network Services, Inc.+
   10.16    Master Services Agreement, dated as of December 9, 1999 by and between Valor
            Telecommunications Enterprises, LLC (as successor to Valor Telecommunications South-
            west, LLC, as successor to dba Communications, LLC and Alltel Information Services,
            Inc. (the "Master Services Agreement")+
   10.17    First Amendment to Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor
            Telecommunications Southwest, LLC, as successor to dba Communications, LLC and
            Alltel Information Services, Inc.+
   10.18    Second Amendment to the Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor
            Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and
            Alltel Information Services, Inc.+
   10.19    Third Amendment to the Master Services Agreement, dated as of July 1, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor
            Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and
            Alltel Information Services, Inc.+
   10.20    Fourth Amendment to the Master Services Agreement, dated as of July 24, 2000, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor
            Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and
            Alltel Information Services, Inc.+
   10.21    Fifth Amendment to the Master Services Agreement, dated as of January 18, 2001, by and between Valor Telecommunications Enterprises, LLC (as successor to Valor
            Telecommunications Southwest, LLC, as successor to dba Communications, LLC) and
            Alltel Information Services, Inc.+

   10.22    Sixth Amendment to the Master Services Agreement, dated as of January 2001 to the Master Services Agreement by and
            between Valor Telecommunications Enterprises, LLC and Alltel
            Information Services, Inc.+
   10.23    Seventh Amendment, dated as of April 1, 2002 to the Master
            Services Agreement, by and between Valor Telecommunications
            Enterprises, LLC (as successor to Valor Telecommunications
            Southwest, LLC, as successor to dba Communications LLC) and
            Alltel Information Services, Inc.+
   10.24    Eighth Amendment, dated as of April 1, 2002 to the Master
            Services Agreement, dated as of December 9, 1999 by and
            between Valor Telecommunications Enterprises, LLC and Alltel
            Information Services, Inc.+
   10.25    Sprint Wholesale Services Data and Private Line Agreement,
            dated as of February 20, 2003, between Sprint Communications
            Company L.P. and Valor Telecommunications Enterprises, LLC.+
   10.26    Wholesale Solutions Switched Services Agreement, dated as of
            August 11, 2003, by and between Sprint Communications
            Company L.P. and Valor Telecommunications Enterprises, LLC.+
   10.27    First Amendment to Wholesale Solutions Switched Services
            Data and Private Line Agreement, dated as of October 3,
            2003, between Sprint Communications Company L.P. and Valor
            Telecommunications Enterprises, LLC.+
   10.28    Employment Agreement, dated as of June 18, 2000, by and
            between Valor Telecommunications, LLC and Kenneth R. Cole.
   10.29    Amendment One to Employment Agreement, dated as of January
            2, 2002, by and between Valor Telecommunications, LLC and
            Kenneth R. Cole.
   10.30    Employment Agreement, dated as of January 2, 2002, by and
            between Valor Telecommunications, LLC and John J. Mueller.
   10.31    Employment Agreement, dated as of March 20, 2000, by and
            between Valor Telecommunications, LLC and John A. Butler.
   10.32    Employment Agreement, dated as of November 13, 2000, by and between Valor Telecommunications, LLC and William M. Ojile,
            Jr.
   10.33    Amendment One to Employment Agreement, dated as of January
            2, 2002, by and between Valor Telecommunications, LLC and
            William M. Ojile, Jr.*
   10.34    Employment Agreement, dated as of February 28, 2000, by and between Valor Telecommunications, LLC and W. Grant Raney.
   10.35    Amendment One to Employment Agreement, dated as of January
            2, 2002, by and between Valor Telecommunications, LLC and W.
            Grant Raney.
   23.1     Consent and report on schedule of Deloitte & Touche LLP.
   23.2     Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*
   23.3     Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).*
   24.1     Powers of Attorney (included on signature page).
   25.1     Form T-1 Statement of Eligibility under Trust Indenture Act
            of 1939, as amended, of   as Trustee.*

---------------------------

* To be filed by amendment.

+ A request for confidential treatment was filed for portions of this document.
  Confidential portions have been omitted and filed separately with the Securities and Commission as required by Rule 406.

(b)  Financial Statement Schedules

ITEM 17.  UNDERTAKINGS

1. The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3.  The undersigned registrant hereby undertakes that

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR COMMUNICATIONS GROUP, INC.

                                          By: /s/ JOHN J. MUELLER
                                            ------------------------------------
                                              Name: John J. Mueller
                                              Title:   President and Chief
                                                       Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Communications Group, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                 /s/ JOHN BUTLER                        Executive Vice President and Chief Financial
 ------------------------------------------------        Officer (Principal Financial and Accounting
                   John Butler                                            Officer)


             /s/ ANTHONY J. DE NICOLA                               Chairman and Director
 ------------------------------------------------
               Anthony J. de Nicola


               /s/ KENNETH R. COLE                               Vice Chairman and Director
 ------------------------------------------------
                 Kenneth R. Cole

                    SIGNATURE                                               TITLE
                    ---------                                               -----


                 /s/ SANJAY SWANI                                         Director
 ------------------------------------------------
                   Sanjay Swani


                 /s/ TODD KHOURY                                          Director
 ------------------------------------------------
                   Todd Khoury

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS, LLC

                                          By: /s/ JOHN J. MUELLER
                                            ------------------------------------
                                              Name: John J. Mueller
                                              Title:   Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                           Chief Executive Officer and Manager
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller

                /s/ JOHN A. BUTLER                      Executive Vice President and Chief Financial
 ------------------------------------------------        Officer (Principal Financial and Accounting
                  John A. Butler                                          Officer)

               /s/ ANNE K. BINGAMAN                                        Manager
 ------------------------------------------------
                 Anne K. Bingaman

             /s/ ANTHONY J. DE NICOLA                                      Manager
 ------------------------------------------------
               Anthony J. de Nicola

                 /s/ SEAN TRAYNOR                                          Manager
 ------------------------------------------------
                   Sean Traynor

                 /s/ SANJAY SWANI                                          Manager
 ------------------------------------------------
                   Sanjay Swani

                /s/ MICHAEL SMALL                                          Manager
 ------------------------------------------------
                  Michael Small

                 /s/ TODD KHOURY                                           Manager
 ------------------------------------------------
                   Todd Khoury

                /s/ FEDERICO PENA                                          Manager
 ------------------------------------------------
                  Federico Pena

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS OF TEXAS, LP

                                          By: Valor Telecommunications
                                              Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:   Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications of Texas, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS EQUIPMENT, LP

                                          By: Valor Telecommunications
                                              Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:   Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Equipment, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS SERVICES, LP

                                          By: Valor Telecommunications
                                              Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Services, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS INVESTMENTS,
                                          LLC

                                          By: Valor Telecommunications
                                              Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Investments, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                        SIGNATURE                                           TITLE
                        ---------                                           -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS ENTERPRISES,
                                          LLC

                                          By: Valor Telecommunications
                                              Southwest, LLC
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Enterprises, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS LD, LP

                                          By: Valor Telecommunications
                                          Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications LD, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          SOUTHWEST ENHANCED NETWORK SERVICES,
                                          LP

                                          By: Valor Telecommunications
                                          Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Southwest Enhanced Network Services, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          WESTERN ACCESS SERVICES, LLC

                                          By: Valor Telecommunications
                                          Enterprises, LLC
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          WESTERN ACCESS SERVICES OF ARIZONA,
                                          LLC

                                          BY: WESTERN ACCESS SERVICES, LLC
                                          ITS: SOLE MEMBER

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Arizona, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          WESTERN ACCESS SERVICES OF ARKANSAS,
                                          LLC

                                          BY: WESTERN ACCESS SERVICES, LLC
                                          ITS: SOLE MEMBER

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Arkansas, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          WESTERN ACCESS SERVICES OF COLORADO,
                                          LLC

                                          By: Western Access Services, LLC
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Colorado, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          WESTERN ACCESS SERVICES OF OKLAHOMA,
                                          LLC

                                          By: Western Access Services, LLC
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Oklahoma, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)


                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                         WESTERN ACCESS SERVICES OF NEW MEXICO,
                                         LLC

                                         By: Western Access Services, LLC
                                         Its: Sole Member

                                         By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                             Name: William M. Ojile, Jr.
                                             Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of New Mexico, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                            and
                  John A. Butler                                          Treasurer
                                                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          WESTERN ACCESS SERVICES OF TEXAS, LP

                                          By: Western Access Services, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Western Access Services of Texas, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS CORPORATE
                                          GROUP, LP

                                          By: Valor Telecommunications
                                          Enterprises, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Corporate Group, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          VALOR TELECOMMUNICATIONS SOUTHWEST II,
                                          LP

                                          By: /s/ JOHN J. MUELLER
                                            ------------------------------------
                                              Name: John J. Mueller
                                              Title:  Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Southwest II, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                 Chief Executive Officer and Director
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                              Treasurer
------------------------------       (Principal Financial and Accounting Officer)
        John A. Butler




   /s/ ANTHONY J. DE NICOLA                            Director
------------------------------
     Anthony J. de Nicola




       /s/ SANJAY SWANI                                Director
------------------------------
         Sanjay Swani




     /s/ JOHN J. MUELLER                               Director
------------------------------
       John J. Mueller




       /s/ TODD KHOURY                                 Director
------------------------------
         Todd Khoury

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                        VALOR TELECOMMUNICATIONS ENTERPRISES II,
                                        LLC

                                        By: Valor Telecommunications Southwest
                                            II, LLC
                                        Its: Sole Member

                                        By: /s/ WILLIAM M. OJILE, JR.
                                           -------------------------------------
                                            Name: William M. Ojile, Jr.
                                            Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Valor Telecommunications Enterprises II, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

                    SIGNATURE                                               TITLE
                    ---------                                               -----

               /s/ JOHN J. MUELLER                          President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                 John J. Mueller


                /s/ JOHN A. BUTLER                    Executive Vice President, Chief Financial Officer
 ------------------------------------------------                       and Treasurer
                  John A. Butler                        (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE COMMUNICATIONS CORPORATION

                                          By: /s/ JOHN J. MUELLER
                                            ------------------------------------
                                              Name: John J. Mueller
                                              Title:  Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Communications Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                 Chief Executive Officer and Director
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                        Treasurer and Director
------------------------------       (Principal Financial and Accounting Officer)
        John A. Butler

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE COMMUNICATIONS MANAGEMENT,
                                          LLC

                                          By: Kerrville Communications
                                          Corporation
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Communications Management, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                     Executive Vice President and
------------------------------                 Chief Financial Officer
        John A. Butler               (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE COMMUNICATIONS ENTERPRISES,
                                          LLC

                                          By: Kerrville Communications
                                          Corporation
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Communications Enterprises, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                     Executive Vice President and
------------------------------                 Chief Financial Officer
        John A. Butler               (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          ADVANCED TEL-COM SYSTEMS, LP

                                          By: Kerrville Communications
                                          Management, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Advanced Tel-Com Systems, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                              Treasurer
------------------------------       (Principal Financial and Accounting Officer)
        John A. Butler

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE TELEPHONE, LP

                                          By: Kerrville Communications
                                          Management, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Telephone, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                              Treasurer
------------------------------       (Principal Financial and Accounting Officer)
        John A. Butler

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE CELLULAR, LP

                                          By: Kerrville Communications
                                          Management, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Cellular, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                     Executive Vice President and
------------------------------                 Chief Financial Officer
        John A. Butler               (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KCC TELCOM, LP

                                          By: Kerrville Communications
                                          Management, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of KCC TelCom, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                              Treasurer
------------------------------       (Principal Financial and Accounting Officer)
        John A. Butler

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE CELLULAR MANAGEMENT, LLC

                                          By: Kerrville Cellular, LP
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Cellular Management, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462
(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                     Executive Vice President and
------------------------------                 Chief Financial Officer
        John A. Butler               (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE CELLULAR HOLDINGS, LLC

                                          By: Kerrville Cellular, LP
                                          Its: Sole Member

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Cellular Holdings, LLC) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                     Executive Vice President and
------------------------------                 Chief Financial Officer
        John A. Butler               (Principal Financial and Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE MOBILE HOLDINGS, INC.

                                          By: /s/ JOHN J. MUELLER
                                            ------------------------------------
                                              Name: John J. Mueller
                                              Title:  Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Mobile Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                 Chief Executive Officer and Director
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                        Treasurer and Director
------------------------------       (Principal Financial and Accounting Officer)
        John A. Butler

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas on April 5, 2004.

                                          KERRVILLE WIRELESS HOLDINGS, LP

                                          By: Kerrville Cellular Management, LLC
                                          Its: General Partner

                                          By: /s/ WILLIAM M. OJILE, JR.
                                            ------------------------------------
                                              Name: William M. Ojile, Jr.
                                              Title:  Secretary

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Mueller, John A. Butler and William Ojile Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Kerrville Wireless Holdings, LP) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 (b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on April 5, 2004.

          SIGNATURE                                     TITLE
          ---------                                     -----



     /s/ JOHN J. MUELLER                       Chief Executive Officer
------------------------------              (Principal Executive Officer)
       John J. Mueller




      /s/ JOHN A. BUTLER                     Executive Vice President and
------------------------------                 Chief Financial Officer
        John A. Butler               (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  1.1     Form of Underwriting Agreement.*
  3.1     Amended and Restated Certificate of Incorporation of Valor
          Communications Group, Inc.*
  3.2     Certificate of Formation of Valor Telecommunications, LLC.*
  3.3     Certificate of Formation of Valor Telecommunications of
          Texas, LP.*
  3.4     Certificate of Formation of Valor Telecommunications
          Equipment, LP.*
  3.5     Certificate of Formation of Valor Telecommunications
          Services, LP.*
  3.6     Certificate of Formation of Valor Telecommunications
          Investments, LLC.*
  3.7     Certificate of Formation of Valor Telecommunications
          Enterprises, LLC.*
  3.8     Certificate of Formation of Valor Telecommunications LD,
          LP.*
  3.9     Certificate of Formation of Southwest Enhanced Network
          Services, LP.*
  3.10    Certificate of Formation of Western Access Services, LLC.*
  3.11    Certificate of Formation of Western Access Services of
          Arizona, LLC.*
  3.12    Certificate of Formation of Western Access Services of
          Arkansas, LLC.*
  3.13    Certificate of Formation of Western Access Services of
          Colorado, LLC.*
  3.14    Certificate of Formation of Western Access Services of
          Oklahoma, LLC.*
  3.15    Certificate of Formation of Western Access Services of New
          Mexico, LLC.*
  3.16    Certificate of Formation of Western Access Services of
          Texas, LP.*
  3.17    Certificate of Formation of Valor Telecommunications
          Corporate Group, LP.*
  3.18    Certificate of Formation of Valor Telecommunications
          Southwest II, LLC.*
  3.19    Certificate of Formation of Valor Telecommunications
          Enterprises II, LLC.*
  3.20    Certificate of Incorporation of Kerrville Communications
          Corporation.*
  3.21    Certificate of Formation of Kerrville Communications
          Management, LLC.*
  3.22    Certificate of Formation of Kerrville Communications
          Enterprises, LLC.*
  3.23    Certificate of Formation of Advanced Tel-Com Systems, LP.*
  3.24    Certificate of Formation of Kerrville Telephone, LP.*
  3.25    Certificate of Formation of Kerrville Cellular, LP.*
  3.26    Certificate of Formation of KCC TelCom, LP.*
  3.27    Certificate of Formation of Kerrville Cellular Management,
          LLC.*
  3.28    Certificate of Formation of Kerrville Cellular Holdings,
          LLC.*
  3.29    Certificate of Formation of Kerrville Mobile Holdings, Inc.*
  3.30    Certificate of Formation of Kerrville Wireless Holdings,
          LP.*
  3.31    By-Laws of Valor Communications Group, Inc.*
  3.32    Second Amended and Restated Limited Liability Agreement of
          Valor Telecommunications, LLC, dated January 31, 2002, by
          and among the members named therein.*
  3.33    Limited Partnership Operating Agreement of Valor
          Telecommunications of Texas, LP.*
  3.34    Limited Partnership Operating Agreement of Valor
          Telecommunications Equipment, LP.*
  3.35    Limited Partnership Operating Agreement of Valor
          Telecommunications Services, LP.*
  3.36    Limited Liability Company Operating Agreement of Valor
          Telecommunications Investments, LLC.*
  3.37    Limited Liability Company Operating Agreement of Valor
          Telecommunications Enterprises, LLC.*
  3.38    Limited Partnership Operating Agreement of Valor
          Telecommunications LD, LP.*
  3.39    Limited Partnership Operating Agreement of Southwest
          Enhanced Network Services, LP.*

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
  3.40    Limited Liability Company Operating Agreement of Western
          Access Services, LLC.*
  3.41    Limited Liability Company Operating Agreement of Western
          Access Services of Arizona, LLC.*
  3.42    Limited Liability Company Operating Agreement of Western
          Access Services of Arkansas, LLC.*
  3.43    Limited Liability Company Operating Agreement of Western
          Access Services of Colorado, LLC.*
  3.44    Limited Liability Company Operating Agreement of Western
          Access Services of Oklahoma, LLC.*
  3.45    Limited Liability Company Operating Agreement of Western
          Access Services of New Mexico, LLC*
  3.46    Limited Partnership Operating Agreement of Western Access
          Services of Texas, LP.*
  3.47    Limited Partnership Operating Agreement of Valor
          Telecommunications Corporate Group, LP.*
  3.48    Amended and Restated Limited Liability Agreement of Valor
          Telecommunications Southwest II, LLC, dated January 31,
          2002, by and among the members named therein.*
  3.49    Limited Liability Company Operating Agreement of Valor
          Telecommunications Enterprises II, LLC.*
  3.50    By-laws of Kerrville Communications Corporation.*
  3.51    Limited Liability Company Operating Agreement of Kerrville
          Communications Management, LLC.*
  3.52    Limited Liability Company Operating Agreement of Kerrville
          Communications Enterprises, LLC.*
  3.53    Limited Partnership Operating Agreement of Advanced Tel-Com
          Systems, LP.*
  3.54    Limited Partnership Operating Agreement of Kerrville
          Telephone, LP.*
  3.55    Limited Partnership Operating Agreement of Kerrville
          Cellular, LP.*
  3.56    Limited Partnership Operating Agreement of KCC TelCom, LP.*
  3.57    Limited Liability Company Operating Agreement of Kerrville
          Cellular Management, LLC.*
  3.58    Limited Liability Company Operating Agreement of Kerrville
          Cellular Holdings, LLC.*
  3.59    Bylaws of Kerrville Mobile Holdings, Inc.*
  3.60    Limited Liability Company Operating Agreement of Kerrville
          Wireless Holdings, LP.*
  4.1     Form of Indenture, among Valor Communications Group, Inc.,
          the guarantors thereto and         , as Trustee.*
  4.2     Form of Senior Subordinated Note (included in Exhibit 4.1).*
  4.3     Form of Registration Rights Agreement.*
  4.4     Form of stock certificate for common stock.*
  4.5     Form of global IDS.*
  5.1     Opinion of Kirkland & Ellis LLP.*
  5.2     Opinion of Cynthia Ayers, Esq.*
  8.1     Opinion of Kirkland & Ellis LLP.*
 10.1     Valor Communications Group, Inc. 2004 Long-Term Incentive
          Plan.*
 10.2     Valor Communications Group, Inc. Annual Incentive
          Compensation Plan.*
 10.3     Valor Telecommunications Southwest, LLC Savings Plan.*
 10.4     Valor Telecommunications Enterprises, LLC Pension Plan.*
 10.5     Telecommunications Services Agreement, dated as of September
          30, 2000, by and between Valor Telecommunications
          Enterprises, LLC and MCI Worldcom Network Services, Inc.
          (the "Telecommunications Services Agreement").+

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 10.6     Amendment No. 1 to the Telecommunications Services
          Agreement, dated as of September 4, 2001, by and between
          Valor Telecommunications Enterprises, LLC and MCI Worldcom
          Network Services, Inc.+
 10.7     Amendment No. 2 to the Telecommunications Services
          Agreement, dated as of September 18, 2001, by and between
          Valor Telecommunications Enterprises, LLC and MCI Worldcom
          Network Services, Inc.+
 10.8     Amendment No. 3 to the Telecommunications Services
          Agreement, dated as of January 2, 2002, by and between Valor
          Telecommunications Enterprises, LLC and MCI Worldcom Network
          Services, Inc.+
 10.9     Amendment No. 4 to the Telecommunications Services
          Agreement, dated as of March 5, 2002, by and between Valor
          Telecommunications Enterprises, LLC and MCI Worldcom Network
          Services, Inc.+
 10.10    Amendment No. 5 to the Telecommunications Services
          Agreement, dated as of May 28, 2002, by and between Valor
          Telecommunications Enterprises, LLC and MCI Worldcom Network
          Services, Inc.+
 10.11    Amendment No. 6 to the Telecommunications Services
          Agreement, dated as of March 26, 2003, by and between Valor
          Telecommunications Enterprises, LLC and MCI Worldcom Network
          Services, Inc.+
 10.12    Amendment No. 7 to the Telecommunications Services
          Agreement, dated as of May 8, 2003, by and between Valor
          Telecommunications Enterprises, LLC and MCI Worldcom Network
          Services, Inc.+
 10.13    Amendment No. 8 to the Telecommunications Services
          Agreement, dated as of July 16, 2003, by and between Valor
          Telecommunications, LLC and MCI Worldcom Network Services,
          Inc.+
 10.14    Amendment No. 9 to the Telecommunications Services
          Agreement, dated as of November 4, 2003, by and between
          Valor Telecommunications, LLC and MCI Worldcom Network
          Services, Inc.+
 10.15    Amendment No. 10 to the Telecommunications Services
          Agreement, dated as of December 16, 2003, by and between
          Valor Telecommunications Enterprises, LLC and MCI Worldcom
          Network Services, Inc.+
 10.16    Master Services Agreement, dated as of December 9, 1999 by and between Valor Telecommunications Enterprises, LLC (as
          successor to Valor Telecommunications Southwest, LLC, as
          successor to dba Communications, LLC and Alltel Information
          Services, Inc. (the "Master Services Agreement")+
 10.17    First Amendment to Master Services Agreement, dated as of
          April 1, 2000, by and between Valor Telecommunications
          Enterprises, LLC (as successor to Valor Telecommunications
          Southwest, LLC, as successor to dba Communications, LLC and
          Alltel Information Services, Inc.+
 10.18    Second Amendment to the Master Services Agreement, dated as of April 1, 2000, by and between Valor Telecommunications
          Enterprises, LLC (as successor to Valor Telecommunications
          Southwest, LLC, as successor to dba Communications, LLC) and
          Alltel Information Services, Inc.+
 10.19    Third Amendment to the Master Services Agreement, dated as of July 1, 2000, by and between Valor Telecommunications
          Enterprises, LLC (as successor to Valor Telecommunications
          Southwest, LLC, as successor to dba Communications, LLC) and
          Alltel Information Services, Inc.+
 10.20    Fourth Amendment to the Master Services Agreement, dated as of July 24, 2000, by and between Valor Telecommunications
          Enterprises, LLC (as successor to Valor Telecommunications
          Southwest, LLC, as successor to dba Communications, LLC) and
          Alltel Information Services, Inc.+

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 10.21    Fifth Amendment to the Master Services Agreement, dated as of January 18, 2001, by and between Valor Telecommunications
          Enterprises, LLC (as successor to Valor Telecommunications
          Southwest, LLC, as successor to dba Communications, LLC) and
          Alltel Information Services, Inc.+
 10.22    Sixth Amendment to the Master Services Agreement, dated as of January 2001 to the Master Services Agreement by and
          between Valor Telecommunications Enterprises, LLC and Alltel
          Information Services, Inc.+
 10.23    Seventh Amendment, dated as of April 1, 2002 to the Master
          Services Agreement, by and between Valor Telecommunications
          Enterprises, LLC (as successor to Valor Telecommunications
          Southwest, LLC, as successor to dba Communications LLC) and
          Alltel Information Services, Inc.+
 10.24    Eighth Amendment, dated as of April 1, 2002 to the Master
          Services Agreement, dated as of December 9, 1999 by and
          between Valor Telecommunications Enterprises, LLC and Alltel
          Information Services, Inc.+
 10.25    Sprint Wholesale Services Data and Private Line Agreement,
          dated as of February 20, 2003, between Sprint Communications
          Company L.P. and Valor Telecommunications Enterprises, LLC.+
 10.26    Wholesale Solutions Switched Services Agreement, dated as of
          August 11, 2003, by and between Sprint Communications
          Company L.P. and Valor Telecommunications Enterprises, LLC.+
 10.27    First Amendment to Wholesale Solutions Switched Services
          Agreement, dated as of October 3, 2003, between Sprint
          Communications Company L.P. and Valor Telecommunications
          Enterprises, LLC.+
 10.28    Employment Agreement, dated as of June 18, 2000, by and
          between Valor Telecommunications, LLC and Kenneth R. Cole.
 10.29    Amendment One to Employment Agreement, dated as of January
          2, 2002, by and between Valor Telecommunications, LLC and
          Kenneth R. Cole.
 10.30    Employment Agreement, dated as of January 2, 2002, by and
          between Valor Telecommunications, LLC and John J. Mueller.
 10.31    Employment Agreement, dated as of March 20, 2000, by and
          between Valor Telecommunications, LLC and John A. Butler.
 10.32    Employment Agreement, dated as of November 13, 2000, by and between Valor Telecommunications, LLC and William M. Ojile,
          Jr.
 10.33    Amendment One to Employment Agreement, dated as of January
          2, 2002, by and between Valor Telecommunications, LLC and
          William M. Ojile, Jr.*
 10.34    Employment Agreement, dated as of February 28, 2000, by and between Valor Telecommunications, LLC and W. Grant Raney.
 10.35    Amendment One to Employment Agreement, dated as of January
          2, 2002, by and between Valor Telecommunications, LLC and W.
          Grant Raney.
 23.1     Consent and report on schedule of Deloitte & Touche LLP.
 23.2     Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*
 23.3     Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).*
 24.1     Powers of Attorney (included on signature page).
 25.1     Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of as Trustee.*

---------------------------

* To be filed by amendment.

+ A request for confidential treatment was filed for portions of this document.
  Confidential portions have been omitted and filed separately with the Securities and Commission as required by Rule 406.